Exhibit 4.12

Exhibit C – Federal Supply Agreement(1)

[***]

(1) [***] indicates that text has been deleted which is the subject of a confidential treatment request.  The text has been filed separately with the SEC.

Exhibit E – Middle East Supply Agreement(1)

[***]

(1) [***] indicates that text has been deleted which is the subject of a confidential treatment request.  The text has been filed separately with the SEC.

Exhibit I – Alcatel Sublicense(1)

[***]

(1) [***] indicates that text has been deleted which is the subject of a confidential treatment request.  The text has been filed separately with the SEC.

Exhibit L – Transition Services Agreement(1)

[***]

(1) [***] indicates that text has been deleted which is the subject of a confidential treatment request.  The text has been filed separately with the SEC.

EXECUTION COPY

CONFIDENTIAL

ASSET PURCHASE AND SALE AGREEMENT(1)

BY AND AMONG

MARCONI CORPORATION PLC,

MARCONI COMMUNICATIONS, INC.,

MARCONI INTELLECTUAL PROPERTY (RINGFENCE) INC.,

MARCONI COMMUNICATIONS CANADA INC.,

MARCONI COMMUNICATIONS DE MEXICO S.A. DE C.V.,

MARCONI COMMUNICATIONS EXPORTEL, S.A. DE C.V.,

ADMINISTRATIVA MARCONI COMMUNICATIONS S.A. DE C.V.,

MARCONI POLSKA SP ZOO,

MARCONI COLOMBIA, S.A.,

EMERSUB XCII, INC.,

EMERSON ELECTRIC CANADA LIMITED,

EMERSON MEXICO CORPORATE SERVICES,
S. DE R.L. DE C.V.

AND

EMERSON ELECTRIC CO.

Dated as of July 6, 2004

SALE OF

OUTSIDE PLANT, POWER
AND SERVICES BUSINESS
AND
TEST SYSTEMS BUSINESS

(1) [***] indicates that text has been deleted which is the subject of a confidential treatment request.  The text has been filed separately with the SEC.

ARTICLE I	DEFINITIONS
1.1	Definitions
1.2	Interpretation
ARTICLE II	SALE AND PURCHASE OF ASSETS; ASSUMPTION OF ASSUMED OBLIGATIONS
2.1	Purchase and Sale of Assets
2.2	Assignment of Permits and Contracts
2.3	Certain Provisions Regarding Assignments
2.4	Excluded Assets
2.5	Assumed Obligations
2.6	Retained Obligations
2.7	Applicable Purchaser
2.8	Prorations
ARTICLE III	PURCHASE PRICE; ADJUSTMENT; ALLOCATION
3.1	Payment of Purchase Price
3.2	Purchase Price Adjustment
3.3	Allocation of Consideration for Assets
ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF MARCONI AND THE SELLERS
4.1	Due Organization
4.2	Due Authorization
4.3	Consents and Approvals; Authority Relative to this Agreement
4.4	Management Accounts
4.5	No Adverse Effects or Changes
4.6	Title to Assets
4.7	Assets
4.8	Owned Real Property and Leased Real Property
4.9	Equipment; Leased Personal Property
4.10	Customers and Distributors; Suppliers
4.11	Proceedings

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4.12	Intellectual Property
4.13	Contracts
4.14	Permits
4.15	Insurance
4.16	Finders’ Fees
4.17	Employee Benefit Plans and Employment Agreements
4.18	Employment and Labor Matters
4.19	Taxes
4.20	No Defaults or Violations
4.21	Environmental Matters
4.22	Effect of Transactions
4.23	Solvency
4.24	Products; Product Liabilities.
ARTICLE V	REPRESENTATIONS AND WARRANTIES OF EMERSON AND THE PURCHASERS
5.1	Due Incorporation
5.2	Due Authorization
5.3	Consents and Approvals; Authority Relative to this Agreement
5.4	Proceedings.
5.5	Financing.
5.6	Independent Investigation.
5.7	Taxes
5.8	Controlled Group Representation
ARTICLE VI	COVENANTS
6.1	Access to Information
6.2	Preservation of Business
6.3	Consents and Approvals
6.4	Marconi Name
6.5	Brokers
6.6	Preservation of Books and Records; Access and Assistance

6.7	Insurance
6.8	Confidentiality
6.9	Guarantees
6.10	Taxes
6.11	Agreement Not to Compete
6.12	Access Non-Compete Restrictions
6.13	CSC
6.14	Notices of Certain Events
6.15	Release of Liens
6.16	Quarterly Management Accounts
6.17	Employee IP Agreements
ARTICLE VII	CONDITIONS PRECEDENT TO OBLIGATIONS OF EMERSON AND THE PURCHASERS
7.1	Warranties True
7.2	Compliance with Agreements and Covenants
7.3	Certificate of Compliance
7.4	HSR Act
7.5	Mexican FCC Filing Requirement
7.6	No Injunctions or Other Legal Restraints
7.7	Absence of Proceedings
7.8	Related Agreements
7.9	Release of Liens
7.10	Required Consents
7.11	Title Insurance
7.12	Additional Governmental Consents
7.13	No Divestiture of Assets
ARTICLE VIII	CONDITIONS PRECEDENT TO OBLIGATIONS OF MARCONI AND THE SELLERS
8.1	Warranties True
8.2	Compliance with Agreements and Covenants

8.3	Certificate of Compliance
8.4	HSR Act
8.5	Mexican FCC Filing Requirement
8.6	No Injunctions or Other Legal Restraints
8.7	Absence of Proceedings
8.8	Related Agreements
8.9	Purchase Price
8.10	Consent of PBGC
8.11	Additional Governmental Consents
ARTICLE IX	CLOSING
9.1	Closing
9.2	Deliveries by the Sellers
9.3	Deliveries by the Purchasers
ARTICLE X	TERMINATION
10.1	Termination
10.2	Effect of Termination
ARTICLE XI	EMPLOYEES AND EMPLOYEE BENEFITS
11.1	Scope of Article XI
11.2	Offers of Employment
11.3	Liabilities for Seller Benefit Plans
11.4	Service Credit
11.5	Individual Agreements and Continuation of Benefits
11.6	Certain Compensation and Benefits
11.7	Welfare Benefits
11.8	Vacation
11.9	Defined Benefit Plans
11.10	Savings Plan
11.11	Workers and Unemployment Compensation
11.12	Wages
11.13	WARN Act

11.14	Nonqualified Plans
11.15	Payroll Taxes
11.16	Cooperation
ARTICLE XII	INDEMNIFICATION
12.1	Survival
12.2	Indemnification by Marconi
12.3	Indemnification by Emerson
12.4	Limitations on Liability of Marconi and Emerson
12.5	Materiality
12.6	Claims
12.7	Notice of Third Party Claims; Assumption of Defense
12.8	Settlement or Compromise
12.9	Time Limits
12.10	Net Losses and Subrogation
12.11	Purchase Price Adjustments
ARTICLE XIII	MISCELLANEOUS
13.1	Expenses
13.2	Amendment
13.3	Notices
13.4	Payments in Dollars
13.5	Waivers
13.6	Assignment
13.7	No Third Party Beneficiaries
13.8	Publicity
13.9	Further Assurances
13.10	Severability
13.11	Entire Understanding
13.12	Language
13.13	Applicable Law
13.14	Remittances

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13.15	Bulk Sales
13.16	Jurisdiction of Disputes; Waiver of Jury Trial
13.17	Schedules
13.18	Disclaimer of Warranties
13.19	Interest Calculation
13.20	Counterparts

EXHIBITS

Exhibit Canada	Canadian Employee Benefit Plans and Arrangements
Exhibit Mexico	Mexican Employee Benefit Plans and Arrangements
Exhibit Costa Rica	Costa Rican Benefit Plans and Arrangements
Exhibit A	Assignment and Assumption Agreement
Exhibit B	Bill of Sale
Exhibit C	Federal Supply Agreement
Exhibit D	License Agreement
Exhibit E	Middle East Supply Agreement
Exhibit F	Patent Assignment
Exhibit G	Release Agreement
Exhibit H-1	Form of U.S. Special Warranty Deed
Exhibit H-2	Form of Canadian Special Warranty Deed
Exhibit I	Alcatel Sublicense
Exhibit J	Title Commitments
Exhibit K	Trademark Assignment
Exhibit L	Transition Services Agreement
Exhibit M	Bill of Sale for CSC Assets

SCHEDULES

Schedule 1.1A	Non-Applicable Mexican Employees
Schedule 1.1B	Current MCI Employees
Schedule 1.1C	Global Patent Licenses
Schedule 1.1D	Marconi Guarantees
Schedule 1.1E	Permitted Liens
Schedule 1.1F	Purchasers’ Knowledge
Schedule 1.1G	Retained IT Assets
Schedule 1.1H	Sellers’ Knowledge
Schedule 1.1I	Shared Contracts
Schedule 1.1J	Transferred IT Assets
Schedule 1.1K	Transferred IT Contracts
Schedule 1.1L	Transferred Owned Real Property
Schedule 1.1M	Transferred Patents
Schedule 1.1N	Transferred Real Property Leases
Schedule 1.1O	Transferred Technology
Schedule 1.1P	Transferred Registered Trademarks
Schedule 2.2(l)	Other Contracts
Schedule 3.2(g)	Calculation Principles
Schedule 4.3(a)	Seller Governmental Consents
Schedule 4.3(b)	Seller Other Consents
Schedule 4.4(a)	Annual Management Accounts
Schedule 4.4(b)(i)	Deviations from UK GAAP
Schedule 4.4(b)(ii)	Exceptions to Annual Balance Sheet and June Balance Sheet

Schedule 4.4(c)	Calculation of Benchmark Amount
Schedule 4.5	No Adverse Effects or Changes
Schedule 4.6	Title to Assets
Schedule 4.7	Sufficiency of Assets
Schedule 4.8	Real Property
Schedule 4.9	Equipment; Leased Personal Property
Schedule 4.10(a)	Material Customers
Schedule 4.10(b)	Certain Customers
Schedule 4.10(c)	Material Suppliers
Schedule 4.10(d)	Material Distributors
Schedule 4.11	Proceedings
Schedule 4.12(a)	List of Patents and Trademarks
Schedule 4.12(b)(i)	Administrative Actions
Schedule 4.12(b)(ii)	Delinquencies in Prosecution, Filing, Maintenance and Renewal Fees
Schedule 4.12(c)	Ownership of Transferred Intellectual Property
Schedule 4.12(d)	Inbound Licenses
Schedule 4.12(e)	Infringements, Claims and Liens
Schedule 4.13	Contracts
Schedule 4.14	Permits
Schedule 4.15	Insurance
Schedule 4.17(a)	Employee Benefit Plans and Employment Agreements
Schedule 4.17(b)	Compliance with Laws; Liabilities
Schedule 4.17(c)	Post-Employment Liabilities and Plans
Schedule 4.17(e)	Contingent Entitlements
Schedule 4.18	Employment and Labor Matters
Schedule 4.19	Taxes
Schedule 4.20	No Defaults or Violations
Schedule 4.21	Environmental Matters
Schedule 4.22	Effect of Transactions
Schedule 4.24	Recalls
Schedule 5.3	Purchaser Consents; Authority
Schedule 6.2	Preservation of Business
Schedule 6.13	CSC Third Party Agreements
Schedule 7.10	Required Consents
Schedule 11.7	Recipients of Retiree Medical Benefits under Supplement A to the Marconi Total Rewards Plan
Schedule 11.9	Current MCI Employees and Former MCI Employees Entitled to Accrued Benefits under the US Qualified Plan and the Social Security Supplement under the US Qualified Plan

ASSET PURCHASE AND SALE AGREEMENT

THIS ASSET PURCHASE AND SALE AGREEMENT is made as of the 6th day of July    , 2004 by and among Emersub XCII, Inc., a corporation incorporated under the laws of Delaware (the “U.S. Purchaser”), Emerson Electric Canada Limited, a corporation organized under the laws of Ontario (“Canadian Purchaser”), Emerson Mexico Corporate Services, S. de R.L. de C.V., a corporation incorporated under the laws of Mexico (“Mexican Purchaser”), Emerson Electric Co., a corporation organized under the laws of Missouri (“Emerson”), Marconi Corporation plc, a public limited liability company incorporated in England and Wales (registered no. 0067307) (“Marconi”), Marconi Communications, Inc., a corporation incorporated under the laws of Delaware (“MCI”),  Marconi Intellectual Property (Ringfence) Inc., a corporation incorporated under the laws of Delaware (“Marconi IP”), Marconi Communications Canada Inc., a corporation incorporated under the laws of New Brunswick (“Marconi Canada”), Marconi Communications de Mexico S.A. de C.V., a corporation incorporated under the laws of Mexico (“Marconi Mexico”), Marconi Communications Exportel, S.A. de C.V., a corporation incorporated under the laws of Mexico (“Marconi Exportel”), Administrativa Marconi Communications S.A. de C.V., a corporation incorporated under the laws of Mexico (“Marconi Administrativa”), Marconi Polska Sp zoo, a corporation incorporated under the laws of Poland (“Marconi Polska”), and Marconi Colombia, S.A., a corporation incorporated under the laws of Colombia (“Marconi Colombia”).  Certain capitalized terms used herein are defined in Article I.

W I T N E S S E T H:

WHEREAS, the Purchasers (as defined below) desire to purchase from the Sellers (as defined below), and the Sellers desire to sell to the Purchasers, certain assets used in the conduct of the Business (as defined below) by the Sellers, and the Purchasers desire to assume from the Sellers, and the Sellers desire to assign to the Purchasers, certain obligations and liabilities relating to the Business, all upon the terms and subject to the conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, Emerson, Marconi, the Purchasers and the Sellers hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1           Definitions.  The following terms shall have the following meanings for the purposes of this Agreement:

“Access Asset Purchase Agreement” shall mean the Asset Purchase and Sale Agreement, dated as of January 5, 2004, by and among MCI, Marconi IP, Marconi, AFC and Advanced Fibre Communications North America, Inc.

“Access Cross License Agreement” shall mean the Cross License Agreement, effective as of February 20, 2004, by and among Marconi IP, MCI, Marconi, Marconi UK Intellectual

Property Limited, Marconi Communications Spa and Marconi Communications GmbH, on the one hand, and Advanced Fibre Access Corporation, and, with respect to Section 6.15 thereof only, AFC, on the other hand.

“Access Non-Compete Restrictions” shall have the meaning set forth in Section 6.12.

“Access Transition Services Agreement” shall mean the Transition Services Agreement, dated as of January 5, 2004, by and between Advanced Fibre Access Corporation, AFC and MCI.

“Accounting Firm” shall have the meaning set forth in Section 3.2(c).

“Accounts Payable” shall have the meaning set forth in Section 2.5(d).

“Accounts Receivable” shall mean all accounts receivable, trade receivables, notes or other receivables (excluding any receivables relating to any Benefit Plan and any receivables relating to any benefit plan set forth on the Employee Exhibits) owned by the Sellers to the extent arising out of or from the operation of the Business, including receivables from suppliers but excluding receivables to the extent relating to Excluded Assets. “Accrued Compensation and Benefits” shall mean (a) payroll and bonuses (other than bonuses under the Marconi AIP) earned but not yet paid (it being understood that payroll and bonuses will be deemed “earned” in accordance with the applicable plan or policy), (b) vacation pay earned but not yet paid and (c) the Included AIP Amount; provided, however, that Accrued Compensation and Benefits shall not include any amounts specified in paragraphs (a), (b) or (c) for which a Purchaser is not assuming liability under this Agreement.

“Adjusted Purchase Price” shall have the meaning set forth in Section 3.2(f).

“AFC” shall mean Advanced Fibre Communications, Inc., a corporation incorporated under the laws of Delaware.

“Affiliate” shall mean, with respect to any specified Person, any other Person which, directly or indirectly, controls, is under common control with, or is controlled by, such specified Person. The term “control” as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of such corporation, or with respect to any Person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person.

“Agreement” shall mean this Asset Purchase and Sale Agreement, including all Exhibits and Schedules hereto, as it may be amended, modified or supplemented from time to time in accordance with its terms.

“Annual Balance Sheet” shall have the meaning set forth in Section 4.4(a).

“Annual Income Statement” shall have the meaning set forth in Section 4.4(a).

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“Annual Management Accounts” shall have the meaning set forth in Section 4.4(a).

“Antitrust Division” shall mean the Antitrust Division of the United States Department of Justice.

“Applicable Accounting Principles” shall have the meaning set forth in Section 4.4(b).

“Assets” shall mean the assets described in Section 2.1, the Transferable Permits and the Purchased Contracts, but excluding the Excluded Assets.

“Asset Allocation Statement” shall have the meaning set forth in Section 3.3(b).

“Assignment and Assumption Agreement” shall mean the assignment and assumption agreement substantially in the form set forth in Exhibit A.

“Assumed Obligations” shall have the meaning set forth in Section 2.5.

“BBRS” shall mean the Broadband Routing and Switching business units of MCI and any of its Affiliates.

“BBRS Business” shall mean the business of designing, developing, manufacturing, marketing and selling (a) broadband routing and switching equipment and systems and associated administrative and management software, and the provision of related technical services, field support services, repair and replacement services, installation services and ongoing maintenance services for such equipment, systems and software, and, for purposes of the foregoing, “broadband routing and switching equipment and systems” includes multi-service switch routers providing ATM switching, IP switching, IP routing, frame relay switching, Ethernet switching, MPLS switching and similar products and technologies, (b) conferencing equipment and systems and associated administrative and management software, including the collaborative conferencing technology marketed under the name “ViPr”, and the provision of related technical services, field support services, repair and replacement services, installation services and ongoing maintenance services for such equipment, systems and software and (c) integrated access devices (“IADs”) and associated administrative and management software, and the provision of related technical services, field support services, repair and replacement services, installation services and ongoing maintenance services for such IADs and software.

“Benchmark Amount” shall mean $46,300,000.

“Benefit Plans” shall mean, collectively, the Business Plans and the Seller Benefit Plans.

“Bill of Sale” shall mean the bill of sale substantially in the form set forth in Exhibit B.

“Business” shall mean, collectively, the OPPS Business and the Test Systems Business.

“Business Day” shall mean any day of the year other than (a) any Saturday or Sunday or (b) any other day on which banks located in London, England or New York, New York generally are closed for business.

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“Business Material Adverse Effect” shall mean an effect on the business, operations, results of operations or condition (financial or otherwise) of the Business as a whole which is or would reasonably be expected to be material and adverse, excluding effects directly or indirectly resulting from (a) matters generally affecting the economy of the United States of America, Canada, Mexico and/or any country in which the Business sells products or services which do not have a material disproportionate effect on the Business, (b) general industry developments which do not have a material disproportionate effect on the Business, (c) the disclosure of the transactions contemplated by this Agreement or (d) changes in Law which do not have a material disproportionate effect on the Business.

“Business Plans” shall mean the plans, programs, arrangements and agreements which cover only Current MCI Employees or Former MCI Employees and are identified on Schedule 4.17(a) as a Business Plan.

“Business Portion” shall have the meaning set forth in Section 2.3(c).

“Calculation Principles” shall have the meaning set forth in Section 3.2(g).

“Canadian Benefit Plans” shall mean benefit plans, programs, policies and arrangements relating to Current Canadian Employees and Former Canadian Employees, which plans, programs, policies and arrangements are listed in the applicable Schedule to Exhibit Canada.

“Canadian Purchaser” shall have the meaning set forth in the Preamble.

“Claims Proceeds” shall have the meaning set forth in Section 6.2(c)(iv).

“Clearance Certificate” shall have the meaning set forth in Section 13.15.

“Closing” shall mean the consummation of the transactions contemplated herein in accordance with Article IX.

“Closing Date” shall mean the date on which the Closing occurs or is to occur.

“Closing Working Capital” shall have the meaning set forth in Section 3.2(a).

“COBRA” shall mean all continuation group health coverage in accordance with the provisions of Section 4980B or Part 6 of Subtitle B of Title 1 of ERISA.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Commercial Agreements” shall mean, collectively, (a) the Supply Agreements and (b) the Transition Services Agreement.

“Confidentiality Agreement” shall mean the confidentiality agreement dated as of April 6, 2004 entered into by Emerson in favor of MCI, Marconi and their respective Affiliates.

“Confidential Information” shall have the meaning set forth in Section 6.8(b).

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“Consent” shall mean a consent, authorization or approval of a Person, or a filing or registration with a Person.

“Contract” shall mean a contract, lease, license, sales order, purchase order, agreement, indenture, mortgage, note, bond, warrant or other similar instrument.

“Contractors” shall have the meaning set forth in Section 11.3.

“Coverage End Date” shall have the meaning set forth in Section 11.7.

“CSC” shall mean Computer Sciences Corp., a Nevada corporation.

“CSC Assets” shall have the meaning set forth in Section 6.13(b)(i).

“CSC International” shall mean CSC International Systems Management Inc., a Nevada corporation.

“CSC Outsourcing Arrangement” shall mean the series of agreements pursuant to which the Sellers or certain of the Sellers’ Affiliates have agreed to (a) outsource the provision of certain information technology services to CSC International, including information technology services for the Business, and (b) transfer certain of their equipment, contracts and other assets to CSC International and British Telecommunications PLC for the purpose of facilitating such outsourcing arrangement, including certain information technology assets formerly used in support of the Business.

“CSC Person” shall have the meaning set forth in Section 6.13(b)(ii).

“CSC Personnel” shall have the meaning set forth in Section 6.13(b)(ii).

“CSC Third Party Agreement” shall have the meaning set forth in Section 6.13(b)(iii).

“Current Canadian Employee” shall mean a Current Employee who is employed by Marconi Canada and who is listed on the applicable Schedule to Exhibit Canada.  The applicable Schedule to Exhibit Canada indicates which Current Canadian Employees are on long-term disability and such individual’s expected return date.  The applicable Schedule shall be updated as of the close of business on the fifth Business Day prior to the Closing.

“Current Employee” shall mean any individual who is employed by any Seller or any Affiliate of any Seller immediately prior to the Closing Date primarily in connection with the Business, including any such individual on leave of absence, maternity or paternity leave, vacation, sick leave, short term or long term disability, military leave, jury duty or bereavement leave.  All individuals employed by Marconi Canada shall be deemed employed primarily in connection with the Business.  Except for the individuals set forth on Schedule 1.1A, all individuals employed by Marconi Mexico, Marconi Exportel and Marconi Administrativa shall be deemed employed primarily in connection with the Business.

“Current MCI Employee” shall mean a Current Employee who is employed by MCI or any Affiliate of MCI incorporated or organized under the laws of a state of the United States.

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All such Persons are set forth on Schedule 1.1B.  Schedule 1.1B indicates which Current MCI Employees are currently on long-term disability and such individual’s expected return date.  Schedule 1.1B shall be updated as of the close of business on the fifth Business Day prior to the Closing.

“Current Mexican Employee” shall mean a Current Employee who is employed by Marconi Mexico, Marconi Exportel or Marconi Administrativa and who is listed on the applicable Schedule to Exhibit Mexico.  The applicable Schedule to Exhibit Mexico indicates which Current Mexican Employees are on long-term disability and such individual’s expected return date.  The applicable Schedule shall be updated as of the close of business on the fifth Business Day prior to the Closing.

“Dollars” or numbers preceded by the symbol “$” shall mean amounts in United States Dollars.

“Emerson” shall have the meaning set forth in the Preamble.

“Employees” shall mean, collectively, Current Employees and Former Employees.

“Employee Exhibits” shall mean, collectively, Exhibit Canada, Exhibit Mexico and Exhibit Costa Rica.

“End Date” shall have the meaning set forth in Section 6.13(b)(ii).

“Enforceability Limitations” shall mean limitations on enforcement and other remedies imposed by or arising under or in connection with applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors’ rights generally from time to time in effect or general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing with respect to those jurisdictions that recognize such concepts).

“Environmental Law” shall mean any Law, as in effect on the date hereof, including common law, that imposes liability or standards of conduct concerning, or otherwise regulates the condition of or protects, the environment, including ambient air, water, groundwater, soil or land, the effect of the environment on human health and safety, or otherwise relates to the generation, treatment, storage, disposal, cleanup, transport or handling of any pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

“Environmental Permit” shall mean any Permit required by or pursuant to any applicable Environmental Law.

“Environmental Warranty” shall mean a representation or warranty in Section 4.21.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

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“ERISA Affiliate” shall mean, with respect to any Person, any corporation, trade or business that, together with such Person, is treated as a single employer under Section 414 of the Code.

“Evolutions” shall mean, with respect to products, materials and services provided or performed by a business, modifications, enhancements, versions, derivatives, future implementations of and improvements to, such products, materials and services; provided, however, that no modifications, enhancements, versions, derivatives, future implementations of and improvements to, such products, materials and services shall be deemed an Evolution of a product, material or service if it does not perform substantially the same functions as such original product, material or service.

“Excluded Assets” shall have the meaning set forth in Section 2.4.

“Excluded Current Assets” shall mean, collectively, (a) any prepaid expenses or fees in connection with the CSC Outsourcing Arrangement, (b) the deposit paid by MCI in connection with MCI’s car leasing arrangement with PHH FleetAmerica Corporation, (c) the $212,000 Letter of Credit for the benefit of Ohio Bureau of Workers’ Compensation issued by Bank One on behalf of MCI and (d) any deposit or prepayment related to an Excluded Liability.

“Federal Supply Agreement” shall mean the Supply Agreement between Marconi Federal and the U. S. Purchaser substantially in the form set forth in Exhibit C.

“Final Transfer Date” shall have the meaning set forth in Section 11.9.

“Five-Year Pre-Closing Environmental Liability” or “5-Year PEL” shall mean [***].

“Former Canadian Employee” shall mean a Former Employee who was employed by Marconi Canada.

“Former Employee” shall mean any person who is not employed by any Seller or any Affiliate of any Seller immediately prior to the Closing Date and whose last day of employment with the Sellers and their Affiliates was primarily in connection with the Business.

“Former MCI Employee” shall mean a Former Employee who was employed by MCI, any Affiliate of MCI incorporated or organized under the laws of a state of the United States or a predecessor of such an entity.

“Former Mexican Employee” shall mean a Former Employee who was employed by Marconi Mexico, Marconi Exportel or Marconi Administrativa.

“FTC” shall mean the Federal Trade Commission.

“Global Patent Licenses” shall mean the patent licenses set forth on Schedule 1.1C.

“Governmental Authority” shall mean any federal, state, provincial, local or foreign government or subdivision thereof, or any entity, body or authority exercising executive,

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legislative, judicial, regulatory or administrative functions of or pertaining to any federal, state, provincial, local or foreign government, including the Pension Benefit Guaranty Corporation.

“Group Contract” shall mean any Contract under which (a) the Business and (b) at least one other business unit of any Seller or any of their respective Affiliates purchase or sell goods or services on a joint basis or otherwise have rights or obligations.

“Hazardous Substance” shall mean any pollutant, contaminant or chemical, any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including asbestos, asbestos-containing material, petroleum, its derivatives, by-products and other hydrocarbons, and any substance, waste or material regulated under any Environmental Law.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“HSR Compliance” shall mean, with respect to a Person, filings by such Person under, and compliance by such Person with, the HSR Act, including forbearance by such Person from consummating the transactions contemplated by this Agreement before any applicable waiting period under the HSR Act shall have expired or been earlier terminated without action by the Antitrust Division or the FTC to prevent consummation of the transactions contemplated by this Agreement.

“Inbound Licenses” shall have the meaning set forth in Section 4.12(d).

“Included AIP Amount” shall mean the total bonuses accrued under the Marconi AIP in accordance with past practices of the Business.

“Indemnified Person” shall mean the Person or Persons entitled to, or claiming a right to, indemnification under Article XII.

“Indemnifying Person” shall mean the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification under Article XII.

“Indentures” shall mean, collectively, (a) the Indenture, dated as of May 19, 2003, between Marconi, the Initial Guarantors named therein and Law Debenture Trust Company of New York with respect to certain Guaranteed Senior Secured Notes due 2008; and (b) the Security Trust and Intercreditor Deed, dated as of May 19, 2003, between Marconi, The Law Debenture Trust Company of New York, JPMorgan Chase Bank, HSBC Bank plc, the New Bonding Facility Banks named therein, The Bank of New York, the Intra-Group Creditors named therein and the Intra Group Borrowers named therein.

“Information and Records” shall have the meaning set forth in Section 2.1(e).

“Initial Transfer Date” shall have the meaning set forth in Section 11.9.

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“Intellectual Property” shall mean intellectual property rights, whether protected, created or arising under the laws of the United States or any other jurisdiction anywhere in the world, including:

(a)           patent registrations and applications;

(b)           copyrights (including registrations and applications for registration);

(c)           trade names, trademarks, service names and service marks (including registrations and applications for registration) and all goodwill associated therewith;

(d)           Technology;

(e)           domain names; and

(f)            all other proprietary rights.

“Inventory” shall mean all supplies, materials and other inventories of raw materials, works-in-progress, finished goods and products sold prior to the Closing and returned after the Closing, in each case, owned by the Sellers (wherever located), to the extent used in or held for use in the Business, including any inventories on consignment with contract manufacturers or customers in connection with the Business. “Investment Canada Act” shall mean the Canadian Investment Canada Act, R.S., 1985, c.28 (1st Supp.), as amended.

“June Balance Sheet” shall have the meaning set forth in Section 4.4(b).

“June Income Statement” shall have the meaning set forth in Section 4.4(b).

“Law” shall mean any law, statute, regulation, ordinance, rule, order, decree or governmental requirement enacted, promulgated or imposed by any Governmental Authority, including the federal or any state constitution.

“LIBOR Rate” shall have the meaning set forth in Section 3.2(f).

“License Agreement” shall mean the License Agreement substantially in the form set forth in Exhibit D pursuant to which the Purchasers grant in favor of the Sellers and their Affiliates a non-exclusive, royalty-free and worldwide license to use the Transferred Patents and the Transferred Technology.

“Lien” shall mean any lien, mortgage, pledge or security interest.

“Loan Transfer End Date” shall have the meaning set forth in Section 11.10.

“Loss” or “Losses” shall mean any and all losses, liabilities, claims, damages, reasonable costs, charges, fees and reasonable expenses (including reasonable expenses of investigation and reasonable attorney’s fees and expenses in connection with any suit, action or proceeding).

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“Management Accounts” shall have the meaning set forth in Section 4.4(b).

“Marconi” shall have the meaning set forth in the Preamble.

“Marconi AIP” shall mean the OPP&S Annual Incentive Plan for the 2004/2005 financial year, as in effect on the date hereof.

“Marconi Administrativa” shall have the meaning set forth in the Preamble.

“Marconi Canada” shall have the meaning set forth in the Preamble.

“Marconi Colombia” shall have the meaning set forth in the Preamble.

“Marconi Exportel” shall have the meaning set forth in the Preamble.

“Marconi Federal” shall mean Marconi Communications Federal, Inc., a corporation incorporated under the laws of Delaware.

“Marconi 401(k) Plan” shall have the meaning set forth in Section 11.10.

“Marconi Guarantee” shall mean any guarantee, indemnity, performance bond, letter of credit, deposit or other security or contingent obligation in the nature of a financial obligation, including letters of comfort or support, that is (a) entered into or granted by any Seller or any Affiliate of any Seller in relation to or arising out of any obligations or liabilities of any Seller in connection with the Business and (b) set forth on Schedule 1.1D.

“Marconi IP” shall have the meaning set forth in the Preamble.

“Marconi Mexico” shall have the meaning set forth in the Preamble.

“Marconi Middle East” shall mean Marconi Middle East, a corporation incorporated under the laws of Saudi Arabia.

“Marconi Name” shall mean the business name, brand name, trade name, trademark, service mark, and domain name “Marconi,” any business name, brand name, trade name, trademark, service mark and domain name that includes the word “Marconi”, any portion thereof, any and all other derivatives thereof and the Marconi logo (i.e., the script “M”).

“Marconi Polska” shall have the meaning set forth in the Preamble.

“MCI” shall have the meaning set forth in the Preamble.

“Mexican Benefit Plans” shall mean benefit plans, programs, policies and arrangements relating to Current Mexican Employees and Former Mexican Employees, which plans, programs, policies and arrangements are listed in the applicable Schedule to Exhibit Mexico.

“Mexican Competition Law” shall mean the Mexican Ley Federal de Competencia Económica and its regulation.

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“Mexican FCC” shall mean the Mexican Federal Competition Commission.

“Mexican FCC Filing Requirement” shall mean, with respect to a Person, filings by such Person with the Mexican FCC as required under the Mexican Competition Law.

“Mexican Purchaser” shall have the meaning set forth in the Preamble.

“Middle East Supply Agreement” shall mean the Supply Agreement between Marconi Middle East and the U.S. Purchaser substantially in the form set forth in Exhibit E.

“Net Accounts Payable” shall mean the aggregate amount of the Accounts Payable, less the amount of any Accounts Payable erroneously billed or overbilled.

“Net Accounts Receivable” shall mean the aggregate amount of the Accounts Receivable, less reserves established in accordance with the Calculation Principles.

“Net Inventory” shall mean the aggregate amount of the Inventory (other than supplies), less reserves established in accordance with the Calculation Principles.

“Non-Business Portion” shall have the meaning set forth in Section 2.3(c).

“Notice of Acceptance” shall have the meaning set forth in Section 3.2(b)(i).

“Notice of Disagreement” shall have the meaning set forth in Section 3.2(b)(ii).

“OPPS” shall mean the Outside Plant, Power and Services business units of the Sellers.

“OPPS Business” shall mean the business, as conducted by the Sellers through their Network Components business unit prior to the date hereof and at any time until the Closing Date, of (a) providing configuration, design, implementation and support services for network systems, and the provision of related technical services, field support services, repair and replacement services and ongoing maintenance services, solely to the extent that such services have been provided by the services segment of the OPPS Business prior to the date hereof (excluding in each case any services business conducted prior to the date hereof by any Other Marconi Business), (b) designing, developing, manufacturing, marketing and selling enclosures for housing both active and passive electronic systems and active and passive communications systems, and the provision of related technical services, field support services, repair and replacement services and ongoing maintenance services for such enclosures, (c) designing, developing, manufacturing, marketing and selling connection and protection products for the Local Loop and Central Office, and the provision of related technical services, field support services, repair and replacement services and ongoing maintenance services for such connection and protection products, and (d) designing, developing, manufacturing, marketing and selling power systems and power products for network systems, and the provision of related technical services, field support services, repair and replacement services and ongoing maintenance services for such power systems and power products.

“Other Current Liabilities” shall mean the aggregate of (a) advances from customers, (b) unpaid services and materials for previously invoiced projects, (c) accrued distributor

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commissions and incentives, (d) freight accruals, and (e) other miscellaneous accrued fees and costs, consistent with past practices of the Business (but excluding (i) intercompany payables, (ii) lease accruals related to the Business’ facility located in Mayfield Heights, Ohio and (iii) the liabilities, costs and expenses under the following benefit plans and arrangements: (A) Marconi USA Employees’ Retirement Plan, (B) RELTEC Corporation Retirement Plan, (C) Reliance Comm/Tec Corporation Supplemental Retirement Plan, effective August, 1995, (D) Reliance Comm/Tec Corporation Special Retirement Program for Elected Officers effective August, 1995, (E) the Retiree Medical Plan, (F) pension and other obligations described in paragraphs 1 and 2 of Schedule Mexico-1, (G) Pension Plan for the Salaried and Management Employees of Marconi Communications Canada Inc. and (H) Pension Plan for the Hourly Employees of Marconi Communications Canada Inc.).

“Other Marconi Business” shall mean the BBRS Business, the Wireless Software and Services Business or any other business of MCI or any of its Affiliates (excluding the Business).

“Patent Assignment” shall mean the patent assignment by Marconi IP in favor of the U.S. Purchaser substantially in the form of Exhibit F.

“Permit” shall mean any permit, license, approval or other authorization affecting the Business required or granted by any Governmental Authority.

“Permitted Liens” shall mean:  (a) Liens for Taxes that are not yet delinquent or that are being contested in good faith by appropriate proceedings for which adequate reserves have been established in the Management Accounts or on the Statement of Working Capital, as applicable; (b) workers’, mechanics’, materialmen’s, repairmen’s, suppliers’, carriers’ or similar Liens arising in the ordinary course of business with respect to obligations that are not yet delinquent or that are being contested in good faith by appropriate proceedings; (c) covenants, zoning restrictions, easements, licenses, or other restrictions on the use of real property or other irregularities in title (including leasehold title) thereto that do not or would not reasonably be expected to materially impair the use of such real property, leases or leasehold estates; (d) Liens that do not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the Business; (e) with respect to the transferred leases of personal property only, Liens arising from leases of personal property, (f) with respect to the Transferred Personal Property and Transferred Patents only, those Liens set forth on Schedule 4.6 (other than items 1 of Schedule 4.6) and (g) with respect to the Transferred Real Property only, those Liens set forth on Schedule 1.1E.

“Person” shall mean any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other entity.

“Personnel” shall mean all former and current employees, agents, consultants and independent contractors that have contributed to or participated in the conception or development of Transferred Technology or Transferred Patents.

“Pre-Closing Insurance Claims” shall have the meaning set forth in Section 6.2(c)(ii).

“Prepaids and Other Current Assets” shall mean all prepaid expenses and other current assets of the Business as determined and accounted for in accordance with the Applicable

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Accounting Principles, including (a) all non-trade receivables (including receivables from vendors), (b) prepaid maintenance and support fees, (c) all petty cash located at the operating facilities of the Business, (d) multiple billing shipped but not invoiced products, and (e) security deposits but specifically excluding (i) the Excluded Current Assets and (ii) all prepaid expenses and assets under the following benefit plans and arrangements: (A) Marconi USA Employees’ Retirement Plan, (B) RELTEC Corporation Retirement Plan, (C) Reliance Comm/Tec Corporation Supplemental Retirement Plan, effective August, 1995, (D) Reliance Comm/Tec Corporation Special Retirement Program for Elected Officers effective August, 1995, (E) the Retiree Medical Plan, (F) pension and other obligations described in paragraphs 1 and 2 of Schedule Mexico-1, (G) Pension Plan for the Salaried and Management Employees of Marconi Communications Canada Inc. and (H) Pension Plan for the Hourly Employees of Marconi Communications Canada Inc.

“Prevented Mexican Transactions” shall have the meaning set forth in Section 6.3(f).

“Proceeding” shall mean an action, suit, arbitration, proceeding or other litigation.

“Prohibited Transaction” shall mean a transaction with respect to any Benefit Plan which is subject to Title I of ERISA, which transaction is prohibited by Section 406 of ERISA or Section 4975 of the Code, excluding transactions effected pursuant to and in compliance with a statutory or administrative exemption.

“Proposed Adjustments” shall have the meaning set forth in Section 3.2(b)(ii).

“Purchase Price” shall have the meaning set forth in Section 3.1(a).

“Purchase Price Allocation Statement” shall have the meaning set forth in Section 3.3(a).

“Purchased Contracts” shall mean the Contracts and contractual rights described in Section 2.2.

“Purchaser” shall mean, individually, U.S. Purchaser, Canadian Purchaser or Mexican Purchaser, and the term “Purchasers” shall mean all such entities collectively.  For the avoidance of doubt, the term “Purchaser” does not include Emerson.

“Purchaser Benefit Plans” shall have the meaning set forth in Section 11.3.

“Purchaser Defined Benefit Plan” shall have the meaning set forth in Section 11.9.

“Purchaser 401(k) Plan” shall have the meaning set forth in Section 11.10.

“Purchaser Indemnified Party” shall have the meaning set forth in Section 12.2.

“Purchasers’ knowledge,” or any similar expression with regard to the knowledge or awareness of or receipt of notice by the Purchasers, shall mean the actual knowledge of any of the Persons listed on Schedule 1.1F.

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“Registered Transferred Intellectual Property” shall have the meaning set forth in Section 4.12(a).

“Related Agreement” shall mean any Contract that is to be entered into at the Closing or otherwise pursuant to this Agreement on or prior to the Closing Date, including the Assignment and Assumption Agreement, the Bill of Sale, the License Agreement, the Patent Assignment, the Release Agreement, the Special Warranty Deeds, the Supply Agreements, the Sublicense, the Trademark Assignment and the Transition Services Agreement; provided, however, that, solely for purposes of Article XII of this Agreement, the term “Related Agreement” shall not include the Commercial Agreements.  The Related Agreements executed by a specified Person shall be referred to as “such Person’s Related Agreements,” “its Related Agreements” or other similar expression.

“Release Agreement” shall mean the Release Agreement between The Law Debenture Trust Corporation p.l.c., Marconi, MCI and Marconi IP substantially in the form attached hereto as Exhibit G.

“Relevant Assurance” shall have the meaning set forth in Section 6.3(a).

“RELTEC Plan” shall have the meaning set forth in Section 11.9.

“Required Consents” shall have the meaning set forth in Section 7.10.

“Response Action” shall mean any action required by Environmental Law or ordered by a Governmental Authority or a judgment or settlement in connection with a Proceeding (including for these purposes only any administrative action) brought by an unaffiliated third party to investigate, abate, remediate, remove, mitigate or otherwise address actual or potential violation of or liability under an Environmental Law.

“Restricted Assets” shall have the meaning set forth in Section 2.3(a).

“Restricted Business” shall mean the businesses, as conducted by the Sellers through their Network Components business unit prior to the date hereof, set forth in (i) clauses (b), (c) and (d) of the definition of the OPPS Business, other than the provision of services as described in such clauses and (ii) clause (a) of the definition of the Test Systems Business.

“Restricted Services” shall mean the engineering or installation of power equipment by the Sellers through their Network Components business unit prior to the date hereof.

“Retained IT Assets” shall mean the information technology assets, systems, networks and Contracts of any Seller that are used to administer payroll, employee benefits, financial accounting, tax and other administrative functions and that are set forth on Schedule 1.1G.

“Retained Obligations” shall have the meaning set forth in Section 2.6.

“Retiree Medical Plan” shall mean Supplement A to the Marconi Total Rewards Plan.

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“Seller” shall mean, individually, MCI, Marconi IP, Marconi Canada, Marconi Mexico, Marconi Exportel, Marconi Administrativa, Marconi Polska or Marconi Colombia, and the term “Sellers” shall mean all such entities collectively.  For the avoidance of doubt, the term “Seller” shall not include Marconi.

“Seller Benefit Plans” shall mean the plans, programs, arrangements and agreements set forth on Schedule 4.17(a) that are identified on such Schedule as a Seller Benefit Plan.

“Seller Indemnified Party” shall have the meaning set forth in Section 12.3.

“Seller Material Adverse Effect” shall mean a material and adverse effect on the ability of Marconi or the Sellers (a) to perform their obligations under this Agreement and their Related Agreements or (b) to consummate the transactions required to be effected by them as contemplated hereby and thereby.

“Sellers’ knowledge,” or any similar expression with regard to the knowledge or awareness of or receipt of notice by Marconi or any Seller, shall mean the actual knowledge of any of the Persons listed on Schedule 1.1H.

“Shared Contracts” shall mean those Group Contracts set forth on Schedule 1.1I.

“Special Warranty Deeds” shall mean the special warranty deeds, limited warranty deeds and transfers/deeds of land to be delivered at the Closing by the applicable Seller for each Transferred Owned Real Property owned by such Seller substantially in the forms set forth in Exhibits H-1 through H-2.

“Statement of Working Capital” shall have the meaning set forth in Section 3.2(a).

“Sublicense” shall mean the Sublicense Agreement substantially in the form set forth in Exhibit I.

“Subsidiary” of a Person shall mean any Person controlled by such Person.  The term “control” as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of such corporation, or with respect to any Person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person.

“Supplemental Plans” shall have the meaning set forth in Section 11.14.

“Supply Agreements” shall mean, collectively, (a) the Federal Supply Agreement and (b) the Middle East Supply Agreement.

“Tax Return” shall mean any report, return or other information required to be supplied to a Governmental Authority in connection with any Taxes.

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“Tax Statute of Limitations Date” shall mean the close of business on the 45th day after the expiration of the applicable statute of limitations with respect to any Tax, including any extensions thereof (or if such date is not a Business Day, the next Business Day).

“Tax Warranty” shall mean a representation or warranty in Section 4.19.

“Taxes” shall mean all taxes, charges, fees, duties, levies or other assessments (including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, goods and services, value added, stamp, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, payroll, unemployment, pension plan premiums or contributions and Social Security taxes or contributions) which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto (or to the nonpayment thereof).

“Technology” shall mean trade secrets, confidential information, inventions, discoveries, know-how, formulae, practices, processes, procedures, ideas, specifications, engineering data, software, firmware, programs and source disks, source codes, databases and data collections.

“Test Systems Business” shall mean the business, as conducted by the Sellers through their Network Components business unit prior to the date hereof and at any time until the Closing Date, of (a) designing, developing, manufacturing, selling and installing hardware and software test systems used by telephone service providers exclusively for the purpose of maintaining copper line service to subscribers and qualifying copper lines for application of broadband technology including (i) interfacing the system’s remote measurement units with access and switching network elements deployed within a service provider’s network to perform fault analysis of the copper transport facility used for its subscriber loops, (ii) providing analysis of the loop to determine the suitability for transport of broadband services such as DSL, (iii) remote control and monitoring of test results through telephone/cell phone or cell phone displays and the internet and (iv) auxiliary hardware used in applications to facilitate connection to the network element’s test access port and (b) providing related installation, turn-up and custom engineering services for such hardware and software test systems (excluding in each case any services business conducted prior to the date hereof by any Other Marconi Business).

“Title and Authorization Warranty” shall mean a representation or warranty in Section 4.1, 4.2, 4.6, 5.1 or 5.2.

“Title Commitments” shall mean those certain commitments for title insurance for the Transferred Owned Real Property set forth on Exhibit J.

“Trademark Assignment” shall mean the Trademark Assignment by the Sellers in favor of the U.S. Purchaser substantially in the form of Exhibit K.

“Transferable Permits” shall have the meaning provided in Section 2.2.

“Transferred Copyrights” shall mean all unregistered copyrights owned by a Seller and used exclusively in the conduct of the Business.

“Transferred Employee” shall have the meaning set forth in Section 11.2.

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“Transferred Intellectual Property” shall mean, collectively, the Transferred Trademarks, the Transferred Copyrights, the Transferred Technology and the Transferred Patents.

“Transferred IT Assets” shall mean the information technology assets, systems and networks of any Seller that are (a) used to administer payroll, employee benefits, financial accounting, tax and other administrative functions and (b) set forth on Schedule 1.1J.

“Transferred IT Contracts” shall mean (a) all Contracts for the provision of software, systems, networks and services relating to the administration of payroll, employee benefits, financial accounting, tax and other administrative functions that are used primarily in the conduct of the Business and are set forth on Schedule 1.1K and (b) those certain rights under each Shared Contract set forth on Schedule 1.1I under the heading “Shared IT Contracts” to the extent used in the conduct of the Business.

“Transferred Owned Real Property” shall mean the real properties set forth on Schedule 1.1L and the buildings, fixtures and improvements erected thereon.

“Transferred Patents” shall mean all patents and patent applications which are owned by any Seller and currently used (or held for use) exclusively in the conduct of Business including (a) the patents and patent applications set forth on Schedule 1.1M, (b) any and all foreign counterparts to the foregoing and (c) all rights to sue for past infringement of any of the foregoing.

“Transferred Personal Property” shall mean all personal property and interests therein, including equipment, machinery, furniture, office equipment, communications equipment, vehicles, tools, spare and replacement parts, fuel, computer hardware and other items of tangible personal property that is (a) owned by any Seller and (b) located at the Transferred Real Property.

“Transferred Real Property” shall mean (a) the Transferred Owned Real Property and (b) the premises that is subject to the Transferred Real Property Leases.

“Transferred Real Property Leases” shall mean the real property leases set forth on Schedule 1.1N.

“Transferred Technology” shall mean the Technology owned by any Seller that (a) is described on Schedule 1.1O, (b) arose solely from the conduct of the Business or (c) is currently used exclusively in the Business.

“Transferred Trademarks” shall mean all (a) registered trade names, trademarks and service marks (and applications for registration of the same) which are owned by any Seller and set forth on Schedule 1.1P and (b) any other trade names, trademarks, service names and service marks which are owned by any Seller and currently used (or held for use) exclusively in the conduct of the Business.

“Transition Period” shall have the meaning set forth in Section 6.13(a).

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“Transition Services Agreement” shall mean the transition services agreement between MCI and the U.S. Purchaser substantially in the form set forth in Exhibit L.

“UKLA” shall mean the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 of England.

“Union Contracts” shall mean, collectively, (a) the Agreement between Marconi Canada (St. Thomas, Ontario) and Communications, Energy and Paperworkers Union of Canada (CEP) and its Local 573 (December 7, 2003 – December 6, 2006), (b) the Labor Contract between Marconi Mexico and Trade Union of Workers From the Metallurgy Industry and Similars in the State of Mexico (2004) and (c) the Labor Contract between Marconi Exportel and Union Trade of Workers from the Metallurgy Industry and Similars in the State of Mexico (2003-2005).

“Unresolved Adjustments” shall have the meaning set forth in Section 3.2(c).

“U.S. Purchaser” shall have the meaning set forth in the Preamble.

“US Qualified Plan” shall have the meaning set forth in Section 11.9.

“Vacation Policy” shall have the meaning set forth in Section 11.8.

“WARN Act” shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar Law.

“Welfare Plan” shall mean the Marconi Total Rewards Plan.

1.2                                 Interpretation.  The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement.  The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement.  The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively.  Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement.  Reference to a Person in a particular capacity excludes such Person in any other capacity or individually.  Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof.  Underscored references to Articles, Sections, paragraphs, clauses, Exhibits or Schedules shall refer to those portions of this Agreement.  The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section, paragraph or clause of, or Exhibit or Schedule to, this Agreement.

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ARTICLE II

SALE AND PURCHASE OF ASSETS; ASSUMPTION OF ASSUMED OBLIGATIONS

2.1                                 Purchase and Sale of Assets.  Except as provided in Sections 2.3 and 2.4 and subject to the other terms and conditions of this Agreement, at the Closing, each Seller shall sell, assign, convey, transfer and deliver to the applicable Purchaser, and the applicable Purchaser shall purchase and acquire from such Seller, and take assignment and delivery from such Seller of, all of such Seller’s right, title and interest in, to and under the following assets:

(a)                                  Transferred Owned Real Property.  The Transferred Owned Real Property;

(b)                                 Transferred Personal Property.  The Transferred Personal Property;

(c)                                  Inventory.  The Inventory;

(d)                                 Accounts Receivable.  The Accounts Receivable;

(e)                                  Information and Records.  All books, records, files and papers, whether in hard copy, computer format or other electronic format, to the extent used or held for use in the Business, including sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers and lists of present and former customers (the “Information and Records”); provided, that, notwithstanding anything to the contrary in this Section 2.1(e), the term “Information and Records” shall be deemed not to include (i) any information or records which constitute “Technology” (except to the extent transferred pursuant to Section 2.1(g)), (ii) any Proceeding files or Contract files other than files related to the Purchased Contracts or (iii) the portion of any information or records related to an Excluded Asset or Retained Obligation; and further provided, that (A) the Sellers shall be entitled to retain copies of the Information and Records; and (B) if any particular record of any Seller contains both information to be transferred to the Purchasers pursuant to this Section 2.1(e) and other information, then such Seller can, at its option, either (1) provide a copy of such record to the Purchasers subject to the Purchasers’ obligations contained herein to keep such other information confidential or (2) create a new record that separates out the information to be transferred to the Purchasers pursuant to this Section 2.1(e) and provide a copy of such new record to the Purchasers;

(f)                                    Trademarks.  The Transferred Trademarks;

(g)                                 Technology.  The Transferred Technology;

(h)                                 Patents.  The Transferred Patents;

(i)                                     Copyrights.  The Transferred Copyrights;

(j)                                     Goodwill.  All of the customer relationships and related goodwill of each Seller to the extent resulting from the conduct of the Business by such Seller, together

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with the right to represent to third parties that the applicable Purchaser is the successor to the Assets (it being understood, for the avoidance of doubt, that such goodwill shall not include any goodwill associated with the Marconi Name or with any Other Marconi Business);

(k)                                  Credits.  All credits to the extent used or held for use in, or that primarily arose or primarily arise out of, the operation of the Business or any Asset or any Assumed Obligation;

(l)                                     Prepaids and Other Current Assets.  The Prepaids and Other Current Assets;

(m)                               Rights of Setoff. All rights, claims, causes of action or rights of set-off against third parties, other than employees of the Sellers and their Affiliates who are not Transferred Employees, arising from the Assets, including unliquidated rights under manufacturers’ and vendors’ warranties (but excluding rights, claims, causes of action or rights of set-off against third parties to the extent arising (i) under any insurance policies of any Seller or any of its Affiliates (other than pursuant to Section 6.7) or (ii) from any Excluded Asset or Retained Obligation);

(n)                                 Transferred IT Assets.  The Transferred IT Assets;

(o)                                 Claims Proceeds.  All Claims Proceeds except as provided in Sections 6.2(c)(ii) and 6.2(c)(iv); and

(p)                                 Other Assets.  All other assets of every kind and description not of a type specifically identified in this Section 2.1, wherever located, real, personal or mixed, tangible or intangible, known or unknown, which are owned, held or used primarily in or arising exclusively from the conduct of the Business as the same shall exist on the Closing Date, including (i) all assets reflected on the Annual Balance Sheet and not disposed of in the ordinary course of business or otherwise as permitted by this Agreement and (ii) all assets acquired after the date of the Annual Balance Sheet by any Seller primarily in connection with the Business, but excluding, in any case, the Excluded Assets.

2.2                                 Assignment of Permits and Contracts.  Except as provided in Sections 2.3 and 2.4 and subject to the other terms and conditions of this Agreement, at the Closing, each Seller shall assign and transfer to the applicable Purchaser, and the applicable Purchaser shall take assignment of, all of such Seller’s right, title and interest in and to (i) all Permits and all pending applications or renewals thereof related exclusively to the Business, to the extent such Permits, applications and renewals are transferable (collectively, the “Transferable Permits”), and (ii) the following Contracts and contractual rights:

(a)                                  Transferred Real Property Leases.  The Transferred Real Property Leases;

(b)                                 Personal Property Leases.  All leases of personal property that is used primarily in the conduct of the Business;

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(c)                                  Customer Contracts.  All sale orders and other Contracts for the provision of goods or services to customers to the extent relating to the conduct of the Business, including the portion of each Shared Contract set forth on Schedule 1.1I under the heading “Shared Customer Contracts” to the extent relating to the conduct of the Business after the Closing;

(d)                                 Vendor Contracts.  All purchase orders and other Contracts for the purchase of goods or services to the extent relating to the conduct of the Business, including the portion of each Shared Contract set forth on Schedule 1.1I under the heading “Shared Vendor Contracts” to the extent relating to the conduct of the Business after the Closing;

(e)                                  Distributor Contracts.  All Contracts with sales representatives, manufacturer’s representatives, distributors, dealers, brokers, sales agencies, advertising agencies or other Persons engaged in sales, distribution or promotional activities to the extent relating to the Business, and all Contracts pursuant to which the Business acts in one of the foregoing specified capacities on behalf of any Person, including the portion of each Shared Contract set forth on Schedule 1.1I under the heading “Shared Distributor Contracts” to the extent relating to the conduct of the Business after the Closing;

(f)                                    Intellectual Property Licenses.  Other than the Transferred IT Contracts, (i) all agreements for the license to any Seller of Intellectual Property to the extent relating to the conduct of the Business, including those certain rights under each Shared Contract set forth on Schedule 1.1I under the heading “Shared Intellectual Property Licenses” to the extent used in the conduct of the Business;

(g)                                 Access Cross License Agreement.  The rights granted to the Sellers under the Access Cross License Agreement solely to the extent applicable to the products, materials and services of the Business as existing on the Closing Date and Evolutions of such products, materials and services, subject to the provisions of Section 6.12;

(h)                                 Non-Disclosure Obligations.  All non-disclosure, confidentiality and similar obligations owed to any Seller to the extent related to the Business;

(i)                                     Transferred IT Contracts.  The Transferred IT Contracts;

(j)                                     Claims.  All warranties, indemnities, claims and rights against third parties, other than employees of the Sellers and their Affiliates who are not Transferred Employees, in each case to the extent arising from the conduct of the Business by any Seller (other than (i) those warranties, indemnities, claims and rights arising under any Excluded Asset, any Retained Obligation or any rights of subrogation under a Seller Benefit Plan and (ii) except as expressly set forth herein, under any insurance policy);

(k)                                  Employee Non-Compete Obligations.  All rights with respect to any obligation of any Employee owed to any Seller to refrain from competing with the Business; and

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(l)                                     Other Contracts.  (i) All Contracts set forth on Schedule 2.2(l), (ii) those certain rights under each Shared Contract set forth on Schedule 1.1I under the heading “Other Shared Contracts” to the extent pertaining to the conduct of the Business and (iii) all other Contracts of every kind and description of a type not specifically identified in this Section 2.2 to the extent relating to the Business or any Asset other than any Contracts included in the Excluded Assets.

Notwithstanding the foregoing, the transfer of the Assets pursuant to this Agreement shall not include the assumption of any liability related to the Assets unless the Purchasers expressly assume that liability pursuant to Section 2.5.

2.3                                 Certain Provisions Regarding Assignments.

(a)                                  Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign or transfer any Contract or other Asset or any claim, right, benefit or obligation thereunder or resulting therefrom if (i) an assignment or transfer thereof, without the Consent of a third party thereto, would constitute a breach or violation thereof or would in any way adversely affect the rights (upon transfer) of the applicable Purchaser under such Contract or other Asset or result in the loss or cancellation thereof or require a payment thereunder by reason of the assignment or transfer thereof and (ii) such Consent is not obtained at or prior to the Closing (any such Contract or other Asset is to be referred to herein as a “Restricted Asset”) (it being understood that this Section 2.3(a) shall in no way limit any party’s obligations under Section 6.3(c)).

(b)                                 If the parties are not successful in obtaining a Consent at or prior to the Closing, then (i) the applicable Seller shall continue to keep the applicable Restricted Asset in effect in accordance with its terms and shall provide the applicable Purchaser with the benefits of the Restricted Asset in question accruing after the Closing Date to the extent that such Seller may provide such benefits (A) in a manner not in violation of the terms of such Restricted Asset (subject to Section 2.3(d) below) and (B) without incurring any material expense or otherwise taking any material actions or measures (such as hiring additional employees) and (ii) if such Seller provides such benefits to such Purchaser, such Purchaser shall perform at its sole expense the obligations of such Seller to be performed after the Closing under the Restricted Asset in question.  Once a Consent for the sale, assignment, assumption, transfer, conveyance and delivery of a Restricted Asset is obtained, the applicable Seller shall promptly assign, transfer and deliver such Restricted Asset to applicable Purchaser, and such Purchaser shall assume the obligations under such Restricted Asset that relate to the period from and after the date of assignment, transfer and delivery of such Restricted Asset to such Purchaser.  The terms of this Section 2.3(b) shall not apply with respect to Shared Contracts, it being understood that the treatment of Shared Contracts is addressed in Section 2.3(c).

(c)                                  Prior to the Closing, each Seller shall use its reasonable efforts, and each Purchaser shall use its reasonable efforts to cooperate with each Seller (and, if necessary and desirable, to work with the third parties to the Shared Contracts) in an effort to (i) divide, modify and/or replicate (in whole or in part) the respective rights and obligations

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under and in respect of the Shared Contracts and (ii) if possible, novate the respective rights and obligations under and in respect of the Shared Contracts, such that, effective as of the Closing, (A) the applicable Purchaser is the beneficiary of the post-Closing rights and is responsible for the post-Closing obligations related to that portion of the Shared Contract included in the Purchased Contracts (the “Business Portion”) (so that, subsequent to the Closing, the applicable Seller shall have no post-Closing rights or post-Closing obligations with respect to the Business Portion of the Shared Contract) and (B) the applicable Seller is the beneficiary of the rights and is responsible for the obligations related to the Shared Contract other than the Business Portion (the “Non-Business Portion”) (so that, subsequent to the Closing, the applicable Purchaser shall have no rights or obligations with respect to the Non-Business Portion of the Shared Contract).  If the parties are not able to enter into an arrangement to formally divide, modify and/or replicate one or more Shared Contracts prior to the Closing as contemplated by the previous sentence, then (i) the applicable Purchaser shall be entitled to the benefits of the Business Portion of any such Shared Contract accruing after the Closing Date to the extent that the applicable Seller may provide such benefits (A) in a manner not in violation of the terms of such Shared Contract (and subject to Section 2.3(d) below) and (B) without incurring any material expense or otherwise taking any material actions or measures (such as hiring additional employees) and (ii) if the applicable Seller provides such benefits to the applicable Purchaser, such Purchaser shall perform at its sole expense the obligations of the applicable Seller to be performed after the Closing under the Business Portion of such Shared Contract.

(d)                                 In order to effect the parties’ intent as set forth in Sections 2.3(b) and (c) above, if any Consent with respect to a Restricted Asset is not obtained or any division, modification or replication with respect to a Shared Contract is not procured prior to the Closing, the applicable Seller and the applicable Purchaser shall cooperate (at their own expense) in any lawful arrangement reasonably acceptable to such Seller and such Purchaser under which such Purchaser shall obtain the economic claims, rights and benefits under the Restricted Asset or Shared Contract with respect to which the Consent has not been obtained in accordance with this Agreement.  Such reasonable arrangement may include subcontracting, sublicensing or subleasing to such Purchaser any and all rights of the applicable Seller under such Restricted Asset or Business Portion of a Shared Contract.  To the extent a Purchaser receives the economic claims, rights and benefits under a Restricted Asset or Shared Contract as set forth above, such Purchaser shall be responsible for the Assumed Obligations, if any, arising under such Restricted Asset or Business Portion of a Shared Contract.

(e)                                  Notwithstanding anything to the contrary contained in this Section 2.3 or elsewhere in this Agreement, in the case of a Transferred Real Property Lease that is a Restricted Asset, (i) if the applicable Seller is permitted to sublease the applicable premises to the applicable Purchaser without the consent of the landlord under the terms of the lease, such Seller shall sublease the premises to such Purchaser for the rent under the lease without markup or profit of any kind until the earlier to occur of (A) the date on which the landlord’s consent is obtained and the lease assigned to such Purchaser and (B) one day before the expiration of the lease and all renewal options under the lease that such Purchaser timely requests such Seller to exercise; or (ii) if the applicable Seller is

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not permitted to sublease the premises to the applicable Purchaser without the landlord’s consent under the terms of the lease, such Seller shall retain the operations of the Business conducted on the premises and the Employees located at the premises (provided that for all other purposes of this Agreement such Employees and the Assets located at such premises shall be treated as having been transferred to the Purchasers as provided in this Agreement) and shall conduct such operations on the premises for the benefit and at the expense and direction of such Purchaser until the earlier to occur of (A) the date on which the landlord’s consent is obtained and the lease assigned to such Purchaser and (B) the expiration of the lease and all renewal options under the lease that such Purchaser timely requests such Seller to exercise, and during such time such Seller shall turn over to the Purchaser all income received from such operations and such Purchaser shall pay all expenses of such operations.  During the continuance of any sublease under clause (i) above or any operation under clause (ii) above, the applicable Seller shall take any action to extend, terminate, amend or otherwise deal with the lease reasonably requested by the applicable Purchaser at such Purchaser’s expense and shall consult with such Purchaser prior to taking any such action not so requested by such Purchaser.

2.4                                 Excluded Assets.  Notwithstanding the provisions of Sections 2.1 and 2.2, no Seller shall sell, assign, convey, transfer or deliver to any Purchaser, and no Purchaser shall purchase, acquire or take assignment or delivery of, any of the following assets or Contracts, or any right, title or interest therein (collectively, the “Excluded Assets”):

(a)                                  Cash.  All cash, certificates of deposit, bank deposits, negotiable instruments, marketable securities and other cash equivalents, together with all accrued but unpaid interest thereon, except for petty cash located at the operating facilities of the Business;

(b)                                 Marconi Name.  The Marconi Name and all goodwill associated therewith;

(c)                                  Tax Refunds; Tax Returns.  All claims for and rights to receive refunds, rebates, or similar payments of Taxes to the extent such Taxes were paid by or on behalf of any Seller or any Affiliates of any Seller and to the extent not reflected on the final Statement of Working Capital, all Tax Returns, and all notes, worksheets, files or documents relating thereto;

(d)                                 Corporate Records.  All minute books and corporate records of the Sellers or any of their Affiliates;

(e)                                  Employee Records.  All personnel, employee compensation, medical and benefits and labor relations records relating to employees or past employees of the Sellers or any of their Affiliates; provided, however, copies of the information relating to Current Employees or Former Employees with respect to whom a liability is being expressly assumed by the Purchasers under this Agreement shall be subject to the provisions of Section 11.16;

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(f)                                    Sale Documents.  All books and records prepared or received in connection with the proposed sale of the Business, including offers received from prospective purchasers, and the right, title and interest of the Sellers under this Agreement;

(g)                                 Group Contracts.  All Group Contracts other than the respective Business Portions of the Shared Contracts;

(h)                                 Retained Real Properties.  Any real property owned, leased, or occupied by any Seller or any Affiliate of any Seller other than the Transferred Real Property;

(i)                                     Disposed Assets.  All assets sold or otherwise disposed of, and rights expiring or terminated, in the ordinary course of business and not in violation of any provisions of this Agreement during the period from the date of this Agreement until the Closing Date;

(j)                                     Insurance.  Any insurance policies or insurance coverage relating to the Assets or the Business except as otherwise provided in Section 2.1(o);

(k)                                  Intercompany Agreements.  All Contracts between any Seller (on the one hand) and any Affiliate of any Seller (on the other hand), other than Contracts referred to in Section 2.2(l);

(l)                                     Intercompany Accounts Receivable.  All accounts receivable payable by or accounts payable to any Affiliate of any Seller other than those accounts receivable and accounts payable incurred in the ordinary course of business;

(m)                               Global Patent Licenses.  The Global Patent Licenses;

(n)                                 Intellectual Property. All right, title and interest in or to any Intellectual Property or other intangible property or rights owned by, or leased or licensed to any Seller or any Affiliate of any Seller, other than as expressly set forth in Sections 2.1 and 2.2;

(o)                                 Non-Disclosure Obligations. All non-disclosure, confidentiality and similar rights or obligations to the extent related to any Other Marconi Business;

(p)                                 Employee Non-Compete Obligations. All rights with respect to any obligation of any Person to refrain from competing with any Other Marconi Business;

(q)                                 CSC Assets.  The CSC Assets;

(r)                                    Retained IT Assets.  The Retained IT Assets;

(s)                                  Assets Used by Certain Employees. All owned, leased or licensed tangible and intangible assets (including office equipment, furniture and information technology hardware and software) that are primarily or exclusively used by employees of the Sellers who (i) provide administrative support for the Business and/or (ii) are located at

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Transferred Real Property, but who are not a Current MCI Employee, a Current Canadian Employee or a Current Mexican Employee;

(t)                                    Excluded Current Assets.  The Excluded Current Assets; and

(u)                                 Other Assets. All other assets (real or personal, tangible or intangible) and Contracts of the Sellers not included in the Assets.

None of the Excluded Assets shall be included in the term “Assets,” “Purchased Contracts,” “Transferable Permits” or any other term defined in Sections 2.1 or 2.2.

2.5                                 Assumed Obligations.  At the Closing, subject to the provisions of Section 2.6, the Purchasers shall assume, and shall agree to pay, perform and discharge when due, only the following obligations and liabilities of the Sellers (the “Assumed Obligations”):

(a)                                  Purchased Contracts.  All obligations and liabilities arising under the Purchased Contracts, including the Business Portion of the Shared Contracts;

(b)                                 Product and Service Claims.  All obligations and liabilities arising with respect to the products or services of the Business, whether sold or provided prior to or after the Closing, and whether arising under warranty, contract, equity, tort, strict liability, product liability, statute or otherwise, including all obligations and liabilities arising with respect to any pending recalls of products that have been sold by the Business;

(c)                                  Employee and Benefit Obligations.  All obligations and liabilities to or with respect to the Employees and all obligations and liabilities under or with respect to employee benefit plans, programs, policies and arrangements, in each case to the extent expressly set forth in Article XI and the Employee Exhibits;

(d)                                 Accounts Payable.  All obligations and liabilities with respect to accounts payable of the Business as of the Closing (including unbilled accounts payable) to the extent set forth on the final Statement of Working Capital, other than accounts payable related to Excluded Assets (collectively, the “Accounts Payable”);

(e)                                  Permits.  All obligations and liabilities with respect to the Transferable Permits to the extent accruing from and after the Closing Date;

(f)                                    Access Transition Services Agreement.  The obligations of MCI to provide services under the Access Transition Services Agreement to the extent set forth in the Access Transition Services Agreement after the Closing Date;

(g)                                 Union Contracts.  The obligations and liabilities of the Sellers under the Union Contracts to the extent pertaining to the Employees;

(h)                                 Environmental Liabilities.  All obligations and liabilities of or relating to the Business, the Assets, or the Transferred Real Property and arising under

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Environmental Law, as in effect on the date hereof or at any time thereafter, except for any 5-Year PEL; and

(i)                                     Other Assumed Obligations.  All other obligations and liabilities specifically assumed by the Purchasers under this Agreement.

2.6                                 Retained Obligations.  Notwithstanding any other provision of this Agreement, except to the extent expressly assumed by the Purchasers in Section 2.5, the Purchasers shall not assume or otherwise be liable in respect of any of the obligations and liabilities of any Seller or any Affiliates of any Seller of whatever nature, whether presently in existence or arising hereafter, and all obligations and liabilities of the Sellers and their Affiliates to the extent relating to, or arising out of, the operation or conduct of the Business prior to the Closing, except those so expressly assumed by the Purchasers, shall be retained by the Sellers and their Affiliates (the “Retained Obligations”).  The Retained Obligations shall include the following:

(a)                                  Taxes.  Any liabilities of any Seller for (i) Taxes imposed on the Assets or the Business (including any payments made pursuant to a tax indemnity or similar provision of a Purchased Contract) for taxable periods (or portions thereof) ending on or before the Closing Date, (ii) Taxes of any kind of any Seller, or any member of any consolidated, affiliated, combined or unitary group of which any Seller is or has been a member or (iii) Taxes in the nature of import duties imposed with respect to any Asset imported into its country of use or location on or prior to the Closing Date regardless of whether such Asset was properly documented as permanently imported into such country, together with all penalties and interest related thereto, in each case other than Taxes described in Sections 6.10(b) and (c) hereof which shall be paid in the manner set forth therein;

(b)                                 Employee Liabilities.  Any obligations and liabilities of any Seller to or with respect to the Employees and obligations and liabilities under or with respect to employee benefit plans, programs, policies and arrangements, all except as expressly provided in Article XI and the Employee Exhibits;

(c)                                  Excluded Assets.  Any obligations and liabilities of any Seller to the extent (i) arising out of or related to the Excluded Assets, (ii) arising out of the distribution to, or ownership or operation by, any Seller of any Excluded Asset or (iii) associated with the realization by any Seller of the benefits of any Excluded Asset;

(d)                                 Other Business.  Any liability of any Seller to the extent arising out of the operation or conduct by any Seller or any of its Affiliates of any business other than the Business;

(e)                                  Purchased Contracts.  Subject to Section 2.5(b), any liability of any Seller to the extent arising out of any actual or alleged breach of, or nonperformance under, any Contract (including any Purchased Contract or Shared Contract) prior to the Closing;

(f)                                    Proceedings.  Subject to Sections 2.5(b) and 2.5(h), any liability of any Seller to the extent arising out of any Proceeding (i) pending as of the Closing Date, (ii) based on any act or omission by any Seller occurring on or prior to the Closing or (iii)

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based on any actual or alleged violation by any Seller of any Law prior to the Closing, except to the extent arising out of or in connection with the waiver contained in Section 13.15 hereof (it being understood and agreed that this Section 2.6(f) is not intended to cover Proceedings related to environmental matters (including Proceedings related to violations of Environmental Laws) as the liabilities and obligations being retained by the Sellers with respect to environmental matters are addressed elsewhere in this Agreement);

(g)                                 Indebtedness.  Any liability or indebtedness of any Seller for borrowed money and any liabilities of any Seller relating to guarantees other than the Marconi Guarantees;

(h)                                 Injury/Disability.  Except to the extent expressly assumed by a Purchaser pursuant to Article XI or an Employee Exhibit, any liability of any Seller or any Affiliate of any Seller to the extent arising out of or related to any injury, disease or disability arising or occurring on or prior to the Closing Date, or exposure or alleged exposure on or prior to the Closing Date to any materials or chemicals in the work place by any Person (including any Transferred Employee or any other employee heretofore employed in the Business);

(i)                                     Affiliates.  Any liability of any Seller or any Affiliate of any Seller to each other or to their respective Affiliates existing as of the Closing Date, other than such liabilities referred to in Sections 2.2(k), 2.5(a) and 2.5(b);

(j)                                     5-Year PELs.  The 5-Year PELs;

(k)                                  Accounts Payable.  Any accounts payable of any Seller or any of its Affiliates to the extent of the amount not reflected in the final Statement of Working Capital;

(l)                                     Infringement.  Any liability of any Seller or any of their Affiliates for infringement or misappropriation of Intellectual Property or Technology arising out of the operation of the Business or products manufactured or sold and services provided by or on behalf of any Seller or any of its Affiliates on or prior to the Closing Date; and

(m)                               Excluded Contracts.  Any liabilities of any Seller or any Affiliate of any Seller under or with respect to any Contract that is not a Purchased Contract.

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2.7                                 Applicable Purchaser.  For purposes this Article II, unless otherwise provided in the Asset Allocation Statement, (a) all Assets and Assumed Obligations primarily related to the Business’ operations in Mexico shall be transferred to and assumed by the Mexican Purchaser, (b) all Assets and Assumed Obligations primarily related to the Business’ operations in Canada shall be transferred to and assumed by the Canadian Purchaser and (c) all other Assets and Assumed Obligations shall be transferred to and assumed by the U.S. Purchaser.

2.8                                 Prorations.

(a)                                  Except as otherwise provided in Section 6.10(b), each Seller and each Purchaser agree that all fees and charges in respect of Purchased Contracts and Transferable Permits that are payable on an annual, quarterly, monthly or other periodic basis, and which are paid in respect of any period beginning before the Closing Date and ending after the Closing Date, will be prorated as of the Closing Date, with the applicable Seller liable to the extent such items relate to any time period up to and including the Closing Date and the applicable Purchaser liable to the extent such items relate to periods subsequent to the Closing Date.

(b)                                 Marconi agrees to furnish the Purchasers with such documents and other records as the Purchasers reasonably request in order to confirm all adjustment and proration calculations made pursuant to this Section 2.8.  Final payments with respect to prorations contemplated by this Section 2.8 that are not ascertainable on or before the Closing Date shall be settled between the parties as soon as practicable after such prorations are ascertainable.  Notwithstanding the foregoing, no amounts reflected on the final Statement of Working Capital shall be taken into account in the calculation of the amounts payable by either party under this Section 2.8.

ARTICLE III

PURCHASE PRICE; ADJUSTMENT; ALLOCATION

3.1                                 Payment of Purchase Price.

(a)                                  The total consideration for the Assets shall consist of (i) the assumption by the Purchasers of the Assumed Obligations and (ii) the payment at the Closing by Emerson (on behalf of the Purchasers) of $375,000,000 (the “Purchase Price”).  The Purchase Price shall be paid to the Sellers as set forth on the Purchase Price Allocation Statement unless the Purchase Price Allocation Statement has not been agreed to prior to Closing in which case the Purchase Price shall be paid to MCI for itself and as agent for the Sellers.

(b)                                 All payments made hereunder shall be made in accordance with Section 13.4 and to such account or accounts as the receiving party shall designate in writing to the paying party.

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3.2                                 Purchase Price Adjustment.

(a)                                  The U.S. Purchaser shall, as soon as practicable, and in any event no later than ninety (90) days after the Closing Date, (i) prepare the initial draft of a statement (the “Statement of Working Capital”) setting forth, as of 12:01 a.m. (central standard time) on the Closing Date, the amount equal to (A) the aggregate of the Net Accounts Receivable, the Net Inventory and the Prepaids and Other Current Assets less (B) the aggregate of the Net Accounts Payable, the Accrued Compensation and Benefits and the Other Current Liabilities (such net amount being the “Closing Working Capital”) and (ii) deliver the same to MCI, together with a certificate from the U.S. Purchaser’s independent auditors to the effect that the initial draft Statement of Working Capital has been prepared in accordance with Section 3.2(g).

(b)                                 MCI and MCI’s independent auditors shall review the initial draft Statement of Working Capital during the sixty (60) day period commencing on the date that MCI receives the initial draft Statement of Working Capital.  At or prior to the end of such sixty (60) day period, MCI shall either:

(i)                                     deliver a notice to the U.S. Purchaser confirming that no adjustments are proposed by MCI to the initial draft Statement of Working Capital or the U.S. Purchaser’s calculation of Closing Working Capital (a “Notice of Acceptance”); or

(ii)                                  deliver a notice to the U.S. Purchaser to the effect that MCI disagrees with the initial draft Statement of Working Capital and/or the U.S. Purchaser’s calculation of Closing Working Capital (a “Notice of Disagreement”), specifying the nature of such disagreement and the adjustments that MCI seeks to the initial draft Statement of Working Capital and/or the calculation of Closing Working Capital (collectively, the “Proposed Adjustments”).

(c)                                  To the extent that there are any Proposed Adjustments, the U.S. Purchaser will, no later than thirty (30) days after receipt of the Proposed Adjustments, notify MCI which, if any, of the Proposed Adjustments it accepts or rejects.  MCI and the U.S. Purchaser shall seek in good faith to resolve any differences that remain in relation to the Proposed Adjustments and to reach agreement in writing on any Proposed Adjustments not accepted by the U.S. Purchaser.  If any of the Proposed Adjustments are not so resolved (the “Unresolved Adjustments”) within sixty (60) days after the U.S. Purchaser’s receipt of MCI’s notice of the Proposed Adjustments, the Unresolved Adjustments may be submitted at the request of either MCI or the U.S. Purchaser to the Chicago office of Ernst & Young LLP or another internationally recognized independent public accounting firm as shall be agreed upon by MCI and the U.S. Purchaser in writing (the “Accounting Firm”) for arbitration.  The scope of the review by the Accounting Firm shall be limited to a determination of (i) whether the portions of the initial draft Statement of Working Capital and the calculation of Closing Working Capital related to the Unresolved Adjustments were prepared in accordance with Section 3.2(g) and (ii) based on its determinations of the matters described in clause (i), a final calculation of the Closing Working Capital.  The Accounting Firm is not to make or be asked to make any determination other than as set forth in the previous sentence.  MCI and the U.S.

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Purchaser shall use reasonable efforts to cause the Accounting Firm to render its written decision resolving the matters submitted to it as promptly as practicable and, if at all possible, within thirty (30) days after such submission of the Unresolved Adjustments.  Judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced.  The fees and expenses of the Accounting Firm incurred pursuant to this Section 3.2(c) shall be borne equally by MCI, on the one hand, and the U.S. Purchaser, on the other hand, or otherwise as the Accounting Firm may decide.  The fees and disbursements of the U.S. Purchaser’s independent auditors incurred in connection with the preparation and certification of the draft Statement of Working Capital and their review of any Proposed Adjustments or Unresolved Adjustments shall be borne by the U.S. Purchaser, and the fees and disbursements of MCI’s independent auditors incurred in connection with their review of the draft Statement of Working Capital, the working papers of the U.S. Purchaser’s independent auditors and any Proposed Adjustments or Unresolved Adjustments shall be borne by MCI.

(d)                                 The Statement of Working Capital shall become final and binding on all parties upon the earliest of (i) the date that a Notice of Acceptance is delivered to the U.S. Purchaser pursuant to Section 3.2(b)(i) (in which case the final Closing Working Capital shall be as set forth in the Statement of Working Capital delivered pursuant to Section 3.2(a)), (ii) the date that is one (1) day after the sixty (60) day review period specified in Section 3.2(b) has ended if no Notice of Disagreement has been delivered by MCI to the U.S. Purchaser pursuant to Section 3.2(b)(ii) during such sixty (60) day period (in which case the final Closing Working Capital shall be as set forth in the Statement of Working Capital delivered pursuant to Section 3.2(a)), (iii) the date of an agreement in writing by MCI and the U.S. Purchaser that the Statement of Working Capital, together with any modifications thereto agreed by MCI and the U.S. Purchaser, are final and binding (in which case the final Closing Working Capital shall be as so agreed upon by the parties) and (iv) the date on which the Accounting Firm finally resolves in writing any disputed matters (in which case the final Closing Working Capital shall be as determined by the Accounting Firm pursuant to Section 3.2(c)).

(e)                                  The U.S. Purchaser shall provide MCI and its independent auditors with reasonable access to the books, records, working papers and senior management and employees of the Business and shall cause its independent auditors to provide reasonable access to their working papers prepared for the purpose of the certificate rendered under Section 3.2(a) as MCI and its independent auditors may request in connection with the finalization of the Statement of Working Capital or calculation of Closing Working Capital.

(f)                                    In the event the final Closing Working Capital (as provided in Section 3.2(d)) is greater than or less than the Benchmark Amount, the Purchase Price shall be increased by the amount by which the final Closing Working Capital (as provided in Section 3.2(d)) exceeds the Benchmark Amount, or decreased by the amount by which the final Closing Working Capital (as provided in Section 3.2(d)) is less than the Benchmark Amount.  The Purchase Price as so increased or decreased shall hereafter be referred to as the “Adjusted Purchase Price.”  If the Purchase Price is less than the

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Adjusted Purchase Price, Emerson (on behalf of the Purchasers) shall, within two (2) Business Days after the Statement of Working Capital becomes final and binding on the parties (as provided in Section 3.2(d)), make payment by wire transfer in immediately available funds to one or more accounts designated by MCI (in accordance with the Purchase Price Allocation Statement) of the amount of such difference together with a sum equivalent to interest thereon at a rate equal to the LIBOR Rate, accrued from the Closing Date to and including the date of payment and calculated on the basis of the actual number of days elapsed divided by 360.  If the Purchase Price is more than the Adjusted Purchase Price, MCI shall, within two (2) Business Days after the Statement of Working Capital becomes final and binding on the parties (as provided in Section 3.2(d)), make payment by wire transfer in immediately available funds to an account designated by the Purchasers of the amount of such difference together with a sum equivalent to interest thereon at a rate equal to the LIBOR Rate, accrued from the Closing Date to and including the date of payment and calculated on the basis of the actual number of days elapsed divided by 360.  “LIBOR Rate” shall mean the rate of interest announced publicly by the British Bankers Association as its three (3) month LIBOR rate for U.S. dollars on the Business Day immediately following the day on which the Statement of Working Capital becomes final and binding on the parties (as provided in Section 3.2(d)).  The parties agree that any amounts paid pursuant to this Section 3.2(f) shall be allocated in a manner that is consistent with the allocation of the Purchase Price as set forth on the Purchase Price Allocation Statement and the Asset Allocation Statement.

(g)                                 The Statement of Working Capital shall be prepared in the same way and using the same accounting policies, principles, bases and methods as used in the preparation of the Annual Management Accounts, subject to the Calculation Principles referred to below.  Notwithstanding the generality of the foregoing sentence, the Statement of Working Capital shall be prepared in accordance with the rules of calculation specified on Schedule 3.2(g) (the “Calculation Principles”).

3.3                                 Allocation of Consideration for Assets.

(a)                                  The Purchase Price shall be allocated among the Sellers as set forth on a purchase price allocation statement (the “Purchase Price Allocation Statement”), which Purchase Price Allocation Statement shall be mutually agreed upon by MCI and the U.S. Purchaser at or prior to the Closing to the extent reasonably possible.  If the Purchase Price Allocation Statement is not mutually agreed upon prior to the Closing the matter shall be submitted to the Accounting Firm to resolve the disputed items.  Upon resolution of the disputed items, the allocation reflected on the Purchase Price Allocation Statement shall be adjusted to reflect such resolution.  The fees and expenses of the Accounting Firm shall be borne 50% by the U.S. Purchaser, on the one hand, and 50% by MCI, on the other hand.

(b)                                 The Purchase Price (plus Assumed Liabilities, to the extent properly taken into account under Section 1060 of the Code) shall be allocated among the Assets, in accordance with Section 1060 of the Code and any applicable provision of non-U.S. Law, as set forth on an asset allocation statement (the “Asset Allocation Statement”), which Asset Allocation Statement shall be mutually agreed upon by MCI and the U.S.

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Purchaser within 120 days after the Closing to the extent reasonably possible.  If the Asset Allocation Statement is not mutually agreed upon within such period, the U.S. Purchaser and MCI shall submit such dispute to the Accounting Firm to resolve the disputed items.  Upon resolution of the disputed items, the allocation reflected on the Asset Allocation Statement shall be adjusted to reflect such resolution.  The fees and expenses of the Accounting Firm shall be borne 50% by the U.S. Purchaser, on the one hand, and 50% by MCI, on the other hand.

(c)                                  Following the Closing, each of the U.S. Purchaser and MCI and their respective Affiliates shall file all necessary Tax Returns and other forms (including Internal Revenue Service Form 8594) to report the transactions contemplated herein for U.S. federal, state, local and non-United States income Tax purposes in accordance with the Purchase Price Allocation Statement and the Asset Allocation Statement, and shall not take any position inconsistent with such allocations.  Any adjustment to the Purchase Price for the Assets shall be allocated as provided in Treasury Regulation Section 1.1060-1 and applicable non-U.S. law, and, in the event of such adjustment, the U.S. Purchaser and MCI agree to revise and amend the Purchase Price Allocation Statement, the Asset Allocation Statement and the applicable Tax Returns and other forms as required by applicable Law.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF MARCONI AND THE SELLERS

Marconi and the Sellers, jointly and severally, represent and warrant to the Purchasers as follows:

4.1                                 Due Organization.  Marconi and each Seller (a) is duly organized, validly existing and, solely with respect to those entities that are domiciled in jurisdictions that recognize the concept of good standing, in good standing under the laws of the jurisdiction of its organization, (b) has the requisite power and authority to own, operate and lease its properties and to conduct its business as presently conducted, and (c) other than such jurisdictions in which the failure to be qualified or in good standing would not reasonably be expected to have a Seller Material Adverse Effect or a Business Material Adverse Effect, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction that recognizes the concept of good standing and, other than with respect to Marconi, in which its ownership of Assets and its historic conduct of the Business makes such qualification necessary.

4.2                                 Due Authorization.  Marconi and each Seller has full corporate power and authority to execute, deliver and perform this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by Marconi and each Seller of this Agreement and its Related Agreements and the consummation by Marconi and such Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, including the approval of the board of directors and (if required) shareholders of Marconi and such Seller.  Marconi and each Seller has duly and validly executed and delivered this Agreement and, at or prior to the Closing, Marconi and such Seller will have duly and validly executed and delivered each of its Related

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Agreements.  Assuming the due authorization, execution and delivery of this Agreement and its Related Agreements by Emerson and each Purchaser, this Agreement constitutes, and each Related Agreement will after the Closing constitute, legal, valid and binding obligations of Marconi and each Seller party thereto, enforceable against it in accordance with their respective terms, subject to the Enforceability Limitations.

4.3                                 Consents and Approvals; Authority Relative to this Agreement.

(a)                                  Other than any Consent of or with any Governmental Authority the failure of which to be obtained would not reasonably be expected to have a Business Material Adverse Effect or a Seller Material Adverse Effect, and except (i) for the HSR Compliance and the Mexican FCC Filing Requirement by the parties hereto, (ii) as set forth on Schedule 4.3(a) and (iii) for Consents relating to Environmental Permits, no Consent of or with any Governmental Authority is necessary in connection with (A) the execution, delivery or performance of this Agreement by Marconi or any Seller or any of the applicable Related Agreements by Marconi or any Seller or (B) the consummation of any of the transactions contemplated hereby or thereby by Marconi or any Seller.

(b)                                 Other than, in the case of clauses (A), (B) and (C) below, any such items that would not reasonably be expected to have a Business Material Adverse Effect or a Seller Material Adverse Effect, and except (i) for the HSR Compliance and the Mexican FCC Filing Requirement by the parties hereto, (ii) as set forth on Schedule 4.3(b) and (iii) for Consents relating to Environmental Permits, the execution, delivery and performance of this Agreement and of the applicable Related Agreements by Marconi or any Seller, and the consummation of the transactions contemplated hereby and thereby by Marconi or any Seller, do not and will not: (A) violate any Law applicable to or binding on Marconi or any Seller or any Assets; (B) constitute a breach or default of, or permit cancellation of, or result in the creation of any Lien upon any of the assets of Marconi or any Seller, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which Marconi or any Seller is a party or by which Marconi or any Seller or any of its respective assets is bound; (C) permit the acceleration of the maturity of any indebtedness of Marconi or any Seller or any of their respective Affiliates or indebtedness secured by any of their respective assets; or (D) violate or conflict with any provision of the certificate of incorporation or by-laws (or similar organizational documents) of Marconi or any Seller.

4.4                                 Management Accounts.

(a)                                  Schedule 4.4(a) sets forth the statement of assets and liabilities to be transferred pursuant to this Agreement as of March 31, 2004 (the “Annual Balance Sheet”) and the statement of operating profit of the Business for the year ended March 31, 2004 (the “Annual Income Statement” and, together with the Annual Balance Sheet, the “Annual Management Accounts”).

(b)                                 Except as set forth on Schedule 4.4(b)(i), the Annual Management Accounts have been prepared on the basis of accounting principles generally accepted in

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the United Kingdom at the time prepared (as modified by the exceptions set forth on Schedule 4.4(b)(i), the “Applicable Accounting Principles”).  The statement of assets and liabilities to be transferred pursuant to this Agreement as of June 30, 2004 (the “June Balance Sheet”) and the statement of operating profit of the Business for the three months ended June 30, 2004 (the “June Income Statement”, collectively with the June Balance Sheet and the Annual Management Accounts, the “Management Accounts”) to be delivered by MCI pursuant to Section 6.16 will be prepared on the basis of the Applicable Accounting Principles.  Except as set forth on Schedule 4.4(b)(ii), having regard to the purpose for which such unaudited Management Accounts have been or will be prepared, as applicable, (i) the Annual Balance Sheet fairly presents in all material respects as of March 31, 2004, the assets and liabilities of the Business to be transferred pursuant to this Agreement and (ii) the June Balance Sheet, when delivered, will fairly present in all material respects as of June 30, 2004 the assets and liabilities of the Business to be transferred pursuant to this Agreement, in each case in accordance with the Applicable Accounting Principles.  The Annual Income Statement fairly presents in all material respects the operating profit of the Business for the year ended March 31, 2004 and the June Income Statement, when delivered, will fairly present in all material respects the operating profit of the Business for the three months ended June 30, 2004, in each case in accordance with the Applicable Accounting Principles.

(c)                                  Schedule 4.4(c) sets forth a calculation of the Benchmark Amount extracted from the Annual Management Accounts as of March 31, 2004 and prepared in accordance with the principles, practices, methods and rules described in Section 3.2(g).

4.5                                 No Adverse Effects or Changes.  Except (i) with respect to the Excluded Assets and the Retained Obligations, (ii) as set forth on Schedule 4.5 and (iii) as otherwise contemplated by this Agreement, from March 31, 2004 until the date of this Agreement, the Business has been conducted in the ordinary course and in substantially the same manner as previously conducted, and there has not been (in relation to the Business):

(a)                                  any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or would reasonably be expected to have a Business Material Adverse Effect;

(b)                                 any material change in any method of accounting or accounting practice by any Seller with respect to the Business except for any such change after March 31, 2004 required by reason of a change in Applicable Accounting Principles;

(c)                                  any (i) bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan or fund entered into, adopted, amended or terminated for the benefit or welfare of any Current MCI Employee or Former MCI Employee, or (ii) increase in the compensation or benefits of any Current MCI Employee or Former MCI Employee or any Contract entered into to do any of the foregoing, except, in each case, for increases in compensation in the ordinary course of business consistent with past practice with respect to Current MCI Employees other than senior management, or as required by Law;

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(d)                                 any capital expenditure, or commitment for a capital expenditure, by any Seller or its Affiliates for additions or improvements to any Transferred Real Property;

(e)                                  any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Business, which employees were not subject to a collective bargaining agreement as of March 31, 2004, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to employees of the Business;

(f)                                    any acquisition by merger or consolidation with, or by the purchase of a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or any acquisition otherwise of any assets (other than Inventory) by any Seller or any Affiliate of any Seller the value of which exceeds $250,000 in the aggregate that relates to the Business;

(g)                                 any acceleration of the delivery of products or services under any Contract for the sale or distribution of any products manufactured or services performed by the Business other than at the request of the customer; or

(h)                                 any damage, destruction or other casualty loss (whether or not covered by insurance) or condemnation affecting any material Asset.

4.6                                 Title to Assets.  Except as set forth on Schedule 4.6, one or more of the Sellers has good title to, or a valid leasehold interest in, and is the lawful owner of, each of the Assets, free and clear of any Lien (other than Permitted Liens).  Except as set forth on Schedule 4.6 and subject to obtaining and making all applicable Consents, (a) each Seller (as applicable) has the right to sell, convey, transfer, assign and deliver the Assets owned by it to the applicable Purchaser, and (b) at the Closing, such Seller shall convey to the applicable Purchaser good title to, or a valid leasehold interest in, such Assets, free and clear of any Lien (other than Permitted Liens).  This Section 4.6 does not apply to (i) Transferred Owned Real Property and (ii) Intellectual Property, it being agreed that the sole and exclusive representations and warranties regarding Intellectual Property are set forth in Section 4.12.

4.7                                 Assets.  Except as set forth on Schedule 4.7, the Assets, together with (a) the rights and services to be provided by the Sellers (and their Affiliates) to the Purchasers under the Transition Services Agreement, (b) the Intellectual Property licensed under the Global Patent Licenses, (c) the Intellectual Property licensed under the Access Cross License Agreement, (d) the Group Contracts (including the CSC Outsourcing Arrangement), (e) the Intellectual Property licensed under the Inbound Licenses, (f) the so-called “shrink-wrap” or “click-wrap” license agreements referenced at Section 4.12(d) and (g) the administrative and support services provided by the Sellers and their Affiliates to the Business, (i) are adequate to conduct the Business as currently conducted and (ii) constitute all the properties, assets and rights currently used by the Sellers or their Affiliates to operate the Business.

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4.8                                 Owned Real Property and Leased Real Property.

(a)                                  Schedule 4.8 includes a list of all real property owned by a Seller (under the heading “Owned Real Property”) and all real property leased by a Seller (with annual aggregate lease payments in excess of $10,000) (under the heading “Leased Real Property”), in each case, used solely or primarily in connection with the operation of the Business.  The Owned Real Property and the Leased Real Property set forth on Schedule 4.8 is the only real property currently used or held for use by the Sellers in connection with the Business.

(b)                                 Except as set forth on Schedule 4.8, (i) the continued use, occupancy and operation of the Transferred Real Property as currently used, occupied and operated do not constitute a material violation of any applicable building, zoning, subdivision and other land use laws, regulations and ordinances and (ii) to the Sellers’ knowledge, the plants included in the Transferred Owned Real Property currently have access to (A) public or private roads for ingress to an egress from all such plants and (B) public or private water supply, storm and sanitary sewer facilities, telephone, gas, and electrical connections, in each case over public roads or property or valid easements over private roads or property, and in each case as is reasonably necessary for the conduct of the Business as presently conducted.

(c)                                  Except as set forth in Schedule 4.8, with respect to each Transferred Real Property Lease, (i) the Transferred Real Property Lease is valid, binding, in effect and enforceable in accordance with its terms; (ii) such Transferred Real Property Lease has not been amended, extended or otherwise modified; (iii) MCI has made available to the Purchasers copies of such Transferred Real Property Lease and all amendments, extensions and other modifications thereof (and not withheld any such documents or parts thereof for confidentiality or otherwise); (iv) as to the tenant, there does not exist under such Transferred Real Property Lease any material default or material event of default or event which with notice or lapse of time or both would constitute a material default or material event of default; (v) the transactions contemplated by this Agreement will not, under the terms of the Transferred Real Property Lease, (A) result in any default or event of default under the Transferred Real Property Lease, (B) give the landlord under the Transferred Real Property Lease a right to terminate the Transferred Real Property Lease or (C) require any payment to the landlord under the Transferred Real Property Lease; and (vi) the landlord under such Transferred Real Property Lease is not an Affiliate of any Seller.

4.9                                 Equipment; Leased Personal Property.  Schedule 4.9 includes an accurate and complete list as of March 31, 2004 of all of the equipment included in the Assets having an individual book value in excess of $10,000.  Schedule 4.9 also sets forth an accurate and complete list of each lease included in the Purchased Contracts to which any Seller is a party with respect to personal property having aggregate remaining minimum lease payments in excess of $10,000.  MCI has made available to the Purchasers true and complete copies of all the personal property leases set forth on Schedule 4.9.

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4.10                           Customers and Distributors; Suppliers.

(a)                                  Except for the customers named in Schedule 4.10(a), the Business does not have any customer to which it made more than two percent (2%) of its sales during the full fiscal year ended March 31, 2004 or during the period from March 31, 2004 to the date hereof.  Except as set forth in Schedule 4.10(a) and except for fluctuations in volume in the ordinary course of business, since March 31, 2004 there has not been (i) to the Sellers’ knowledge, any material adverse change in the relationship of the Business with any customer named in Schedule 4.10(a) or (ii) except for changes in prices in the ordinary course of business, any change in any material term (including credit terms) of the sales agreements with any such customer.  Except as set forth on Schedule 4.10(a), since January 1, 2004, no Seller or any Affiliate of any Seller has received any written complaint concerning the products and services of the Business from a purchaser thereof, nor has any Seller or any Affiliate of any Seller had any such products returned by a purchaser thereof, other than complaints and returns that, individually or in the aggregate, do not constitute a Business Material Adverse Effect.

(b)                                 MCI has made available to the Purchasers complete and correct copies of all Purchased Contracts to the extent relating to the sale of products or services by the Business to each of the customers referred to on Schedule 4.10(b).

(c)                                  Except for the suppliers set forth on Schedule 4.10(c), the Business has not purchased from any single supplier goods or services for which the aggregate purchase price exceeds five percent (5%) of the total cost of goods and services purchased by the Business during the full fiscal year ended March 31, 2004 or during the period from March 31, 2004 to the date hereof.  Except as set forth on Schedule 4.10(c) and except for fluctuations in volume in the ordinary course of business, since March 31, 2004, there  has not been (i) to the Sellers’ knowledge, any material adverse change in the relationship of the Business with any supplier set forth on Schedule 4.10(c) or (ii) except for changes in prices in the ordinary course of business, any change in any material term (including credit terms) of the supply agreements with any such supplier. MCI has made available to the Purchasers complete and correct copies of all Purchased Contracts to the extent relating to the purchase of products or services by the Business from the suppliers set forth on Schedule 4.10(c).

(d)                                 Schedule 4.10(d) sets forth a list of each material distributor or sales representative of the products of the Business and (i) indicates whether such distributor or sales representative has a written contract or oral arrangement with the Business and (ii) only with respect to such oral arrangements, contains a description of the terms of such oral arrangement with the Business with respect to territory, exclusivity and the term of the arrangement.  To the Sellers’ knowledge, no Seller has entered into any arrangements that would contractually prevent the Purchasers from distributing or selling any products of the Business anywhere in the world other than arrangements whereby a Seller has agreed not to sell any products of the Business in a particular territory in connection with such Seller’s appointment of an exclusive representative or distributor for such territory.

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4.11                           Proceedings.

(a)                                  Except as set forth on Schedule 4.11, there are no Proceedings pending, or, to the Sellers’ knowledge, threatened against any Seller (in relation to the Business) or affecting any Asset before any court or any other Governmental Authority that, individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff’s demands, would reasonably be expected to have a Business Material Adverse Effect.  Except as set forth on Schedule 4.11, the operation of the Business by each Seller is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority, the failure to comply with which would be reasonably expected to have a Business Material Adverse Effect.  Except as set forth on Schedule 4.11, no Seller (in relation to its conduct of the Business) has entered into any agreement which is a Purchased Contract to settle or compromise any Proceeding pending or threatened against it which has (i) involved any obligation other than the payment of money prior to the Closing Date or (ii) any continuing obligation the failure to comply with which would reasonably be expected to have a Business Material Adverse Effect.

(b)                                 There are no Proceedings pending or, to the Sellers’ knowledge, threatened, by or against Marconi or any Seller or any of their respective Affiliates with respect to this Agreement or the Related Agreements, or in connection with the transactions contemplated hereby or thereby.

4.12                           Intellectual Property.

(a)                                  Schedule 4.12(a) sets forth an accurate and complete list of all registrations and applications for registration for the Transferred Patents and Transferred Trademarks (the “Registered Transferred Intellectual Property”) including a list of all jurisdictions in which such Transferred Patents and Transferred Trademarks are registered or registrations applied for and all registration and application numbers.  There are no registered copyrights (or applications therefor) owned by any Seller and used (or held for use) in the conduct of the Business.  Except as set forth on Schedule 4.12(a), the Transferred Intellectual Property, together with (a) the Intellectual Property rights to be provided by the Sellers (and their Affiliates) to the Purchasers under the Transition Services Agreement, (b) the Intellectual Property licensed under the Global Patent Licenses, (c) the Intellectual Property licensed under the Access Cross License Agreement, (d) the Intellectual Property rights granted under the CSC Outsourcing Arrangement, (e) the Intellectual Property licensed under the Inbound Licenses and (f) the so-called “shrink-wrap” or “click-wrap” license agreements referenced at Section 4.12(d), is sufficient for the conduct of the Business by the Purchasers following the Closing in substantially the same manner as currently conducted.

(b)                                 With respect to all Registered Transferred Intellectual Property, Schedule 4.12(b)(i) lists all administrative actions that must be taken by the Purchasers within one hundred eighty (180) days after the Closing Date, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates, for the purposes of maintaining, perfecting or

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preserving or renewing such Registered Transferred Intellectual Property.  Except as set forth in Schedule 4.12(b)(ii), all of the Transferred Intellectual Property is in full force and effect, and the Sellers and their respective Affiliates, to the extent applicable, have, in a timely manner (including extensions), taken those necessary administrative actions (including the payment of any applicable fees) that would reasonably be expected to ensure that all applications filed by or on behalf of the Sellers and their respective Affiliates for the Transferred Intellectual Property remain in full force and effect.

(c)                                  Except as set forth in Schedule 4.12(c), the Sellers are and the applicable Purchaser or the applicable Purchaser’s designated Affiliate will be, the sole and exclusive owner of, and the Sellers have, and on the Closing Date the applicable Purchaser will have, in connection with the Business, all rights that accrue to a sole and exclusive owner, without payment to any other Person, to all of the Transferred Intellectual Property.  The consummation of the transactions contemplated by this Agreement do not and will not conflict with, alter or impair any such sole and exclusive ownership rights.

(d)                                 Schedule 4.12(d) sets forth an accurate and complete list of all licenses, sublicenses and other agreements pursuant to which the Sellers or any of their Affiliates are authorized or licensed to use any third party Intellectual Property or third party Technology that is used in connection with the Business as currently conducted, except for so-called “shrink-wrap” or “click-wrap” license agreements relating to off-the-shelf computer software licensed in the ordinary course of business which are not material to the Business (“Inbound Licenses”).

(e)                                  Except as set forth in Schedule 4.12(e), to the Sellers’ knowledge, the conduct of the Business as currently conducted and as conducted on the Closing Date does not violate, conflict with or infringe or misappropriate the Intellectual Property of any other Person that would result in any material liability or have any Business Material Adverse Effect.  Except as set forth in Schedule 4.12(e), (i) no claims are pending or, to the Sellers’ knowledge, threatened, against any of the Sellers or any of their Affiliates by any Person with respect to the ownership, validity (excluding administrative actions received in the normal course of business in connection with pending patent applications), enforceability or use in the Business of any Intellectual Property and (ii) during the past three (3) years, the Sellers and their Affiliates have not received any written or, to the Sellers’ knowledge, oral communication alleging that the Sellers or any of their Affiliates have in the conduct of the Business violated any rights relating to the Intellectual Property of any Person.  During the past two (2) years, neither the Sellers nor their Affiliates have received any written or, to the Sellers’ knowledge, oral communication from any Person asserting any ownership interest in, or requesting that the Sellers obtain a license to, any of the Transferred Intellectual Property.  Schedule 4.12(e) contains a complete and accurate list of any pending challenges or adversarial proceedings before any patent or trademark authority to which the Sellers and any of their Affiliates is a party (including any pending applications for reexamination of a patent) with respect to the Transferred Patents or Transferred Trademarks, a description of the subject matter of each proceeding, and the current status of each proceeding, including interferences, priority contests, opposition and protests.  Except as set forth in Schedule

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4.12(e), to the Sellers’ knowledge, no third party is infringing, misappropriating or violating any of the Transferred Intellectual Property.

(f)                                    The Sellers have used all reasonable efforts to maintain all material Transferred Technology that constitutes confidential or trade secret information in confidence in accordance with protection procedures customarily used in the industry to protect rights of like importance.  Since January 1, 2001, no claim has been asserted or, to the Sellers’ knowledge, has been threatened, against any of the Sellers or any of their Affiliates asserting that any Personnel owns the Transferred Intellectual Property.  To the Sellers’ knowledge, none of the current officers and employees of the Sellers (in connection with the Business) has any patents issued or applications pending for any device, process, design or invention of any kind that was conceived or developed within the scope of such officers’ or employees’ employment by the Sellers or their Affiliates in the furtherance of the Business, which patents or applications have not been assigned to Sellers or such Affiliates, with such assignment duly recorded in the United States Patent and Trademark Office.

(g)                                 Neither (i) the execution and delivery of this Agreement by the Sellers, (ii) the execution and delivery of the License Agreement by the Sellers nor (iii) the consummation of the transactions contemplated hereby or thereby by the Sellers as applicable, will result in (A) a loss of, or encumbrance or lien on, any of the Transferred Intellectual Property (B) the grant, assignment, or transfer to any other person or entity of any license or other right or interest under, to, or in any of the Transferred Intellectual Property or (C) the Purchasers being obligated under the terms of the applicable license agreement to pay any royalties to any third party licensor in excess of those payable by the Sellers prior to the Closing, other than an increase in payments due to a change in product sales, gross revenues or the number of users where such amounts are calculated on a per seat basis.

4.13                           Contracts.  Schedule 4.13 is an accurate and complete list of all the Purchased Contracts of the following types:

(a)                                  any collective bargaining agreement;

(b)                                 any Contract with a sales representative, manufacturer’s representative, distributor, dealer, broker, sales agency, advertising agency or other Person currently engaged in sales, distribution or promotional activities for or on behalf of the Business, or any Contract to act in one of the foregoing specified capacities on behalf of any Person;

(c)                                  any Contract pursuant to which any Seller has made or will make loans or advances, or has incurred, or is obligated to incur, indebtedness for borrowed money or has become a guarantor or surety or pledged its credit for or otherwise become responsible with respect to any undertaking of another Person (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

(d)                                 any Contract with (i) any Affiliate of any Seller (including any Contract between one or more Sellers but excluding any Contract with any Benefit Plan, any

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Canadian Benefit Plan or any Mexican Benefit Plan) or (ii) any officer or director of any Seller (other than employment agreements or similar arrangements relating to their employment);

(e)                                  any Contract (including a purchase order) with any supplier with whom the Sellers have entered into Contracts (including purchase orders) which, individually or in the aggregate, have a commitment of more than $100,000 on an annual basis;

(f)                                    any Contract involving a partnership, joint venture or other cooperative undertaking;

(g)                                 any Contract relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

(h)                                 any Contract involving any restrictions with respect to the geographical area of operations or scope or type of business of any Seller; or

(i)                                     any Contract granting to any Person a right of first refusal or option to purchase or acquire any Assets.

MCI has made available to the Purchasers true and complete copies of each Contract that is listed on Schedule 4.13.  Except as set forth on Schedule 4.13, all Contracts listed on Schedule 4.13 are valid and binding agreements and are in full force and effect (in accordance with their terms) and are enforceable against the applicable Seller and, to the Sellers’ knowledge, against the other party thereto, in accordance with their terms, subject to the Enforceability Limitations.  This Section 4.13 shall not apply to the Transferred Real Property Leases.

4.14                           Permits.  Except as set forth on Schedule 4.14(a), each Seller possesses or has applied for all material Permits required by applicable Law, as in effect on the date hereof, for such Seller to conduct the Business as currently conducted.  Schedule 4.14(b) is an accurate and complete list of all Permits (other than Environmental Permits) held by the Sellers affecting or relating to the Business, and (a) all such Permits are valid and in full force and effect (in accordance with their terms) and (b) no Seller is in material default, and no condition exists that with notice or lapse of time or both would constitute a material default by any Seller, under such Permits.  This Section 4.14 does not relate to matters specifically covered by other representations and warranties specified in this Article IV, including any representations and warranties with respect to compliance with Laws or compliance with Environmental Laws or possession of Environmental Permits, each of which matters are addressed solely and exclusively in Section 4.20 and 4.21, respectively.

4.15                           Insurance.  The Sellers currently maintain policies of fire and casualty, liability and other forms of insurance (and/or participate in insurance arrangements made by one or more of their Affiliates) with respect to the Business in such amounts, with such deductibles and against such risks and losses as are, in the Sellers’ judgment, reasonable for the Business.  To the Sellers’ knowledge, all such policies are in full force and effect, and, except as set forth on Schedule 4.15, no written notice of cancellation or termination has been received by any Seller  with respect to any such policy.

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4.16                           Finders’ Fees.  Except for J.P. Morgan Securities, Inc., whose fees will be paid by the Sellers, there is no investment banker, broker, finder or other intermediary performing similar functions which has been retained by or is authorized to act on behalf of the Sellers who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

4.17                           Employee Benefit Plans and Employment Agreements.

(a)                                  General.  Except as listed on Schedule 4.17(a), no Seller is a party to or a participant in:

(i)                                     any “employee benefit plan” (as defined in section 3(3) of ERISA);

(ii)                                  any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any Current MCI Employee or Former MCI Employee, which does not constitute an employee benefit plan and which is not an individual agreement with a Current MCI Employee or a Former MCI Employee;

(iii)                               any written employment agreement or any written severance agreement with any Current MCI Employee that provides for a severance payment in excess of six (6) months’ base annual salary; or

(iv)                              any written agreement with any Contractor.

Nothing in this Section 4.17(a) shall require that Schedule 4.17(a) include (A) any plans, policies, programs, arrangements or agreements unless the plan, policy, program, arrangement or agreement is sponsored by any Seller and covers or has been entered into with any Current MCI Employee or Former MCI Employee (other than those specified in clause (B)) or unless the plan, policy, program, arrangement, or agreement covers other persons with respect to which a liability is expressly being assumed by the Purchasers pursuant to Article XI, (B) any individual agreement with a Current MCI Employee providing for the payment of certain amounts to such Current MCI Employee based on the transactions contemplated by this Agreement and for which liability is not assumed by the Purchasers pursuant to Article XI or (C) any agreement with any Contractor which is not assumed by the Purchasers pursuant to Article XI.  Canadian Benefit Plans and applicable representations with respect thereto are set forth on Exhibit Canada.  Mexican Benefit Plans and applicable representations with respect thereto are set forth on Exhibit Mexico.  Costa Rican Benefit Plans and applicable representations with respect thereto are set forth on Exhibit Costa Rica.  Except as set forth on Schedule 4.17(a), MCI has made available to the Purchasers true and complete copies of each Benefit Plan listed on Schedule 4.17(a).

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(b)                                 Compliance With Laws; Liabilities.  Except as set forth on Schedule 4.17(b):

(i)                                     All Benefit Plans comply, and have been administered in compliance, in all material respects, with the terms thereof and with all requirements of Law applicable thereto.

(ii)                                  Each Benefit Plan which is an employee pension benefit plan (as defined in section 3(2) of ERISA) and which is intended to be qualified under section 401 (a) of the Code is the subject of a favorable determination letter issued by the Internal Revenue Service and, to the Sellers’ knowledge, is qualified under section 401(a) of the Code, and no event has occurred since the date of the last determination letter that is reasonably likely to adversely affect such determination.  MCI has made available to the Purchasers a copy of the most recent determination letter from the Internal Revenue Service relating to each such Benefit Plan.

(iii)                               None of MCI or any of its ERISA Affiliates has engaged in any Prohibited Transaction which has or will cause the U.S. Purchaser or any of its ERISA Affiliates to incur any material liability under ERISA, the Code or otherwise and, to the knowledge of MCI, no other person has engaged in any Prohibited Transaction.

(iv)                              No “accumulated funding deficiency,” as defined in Section 412 of the Code, has been incurred with respect to any Benefit Plan subject to such Section 412, whether or not waived.

(v)                                 No material “reportable event,” within the meaning of Section 4043 of ERISA and no event described in Section 4062 or 4063 of ERISA, has occurred in connection with any Benefit Plan for which Purchaser or any of its ERISA Affiliates may be liable.

(vi)                              None of the Sellers or any of their ERISA Affiliates has (A) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (B) incurred, or reasonably expects to incur prior to the Closing Date, (1) any liability under Title IV of ERISA arising in connection with the termination of any Benefit Plan which is subject to Title IV of ERISA, or (2) any liability under Section 4971 of the Code, that in any case could become a liability of the U.S. Purchaser or any of its ERISA Affiliates after the Closing Date.

(vii)                           None of the Benefit Plans is a “multiemployer plan” (within the meaning of Section 3(37) of ERISA) and none of MCI nor any of its ERISA Affiliates has any liability with respect to any such multiemployer plan that could become a liability of Purchaser or any of its ERISA Affiliates after the Closing Date.

(c)                                  Post-Employment Liabilities and Plans.  Except as set forth on Schedule 4.17(c), no Current MCI Employee or Former MCI Employee is entitled to post-employment or post-retirement health or medical or life insurance benefits under any Benefit Plan other than as required by Section 4980B of the Code or similar provisions of

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applicable state law.  Each Benefit Plan listed on Schedule 4.17(c) provides by its current terms that it may be amended or terminated.

(d)                                 Deductibility.  None of the payments under the Benefit Plans could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G or 162(m) of the Code.

(e)                                  Contingent Entitlements.  Except as set forth on Schedule 4.17(e), no Current MCI Employee or Former MCI Employee will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby.

(f)                                    Termination of Contractor Agreements.  Each of the agreements or arrangements with Contractors that are assumed by the Purchasers pursuant to Article XI may be terminated by the Purchasers upon not more than 30 days notice without any material liability.

4.18                           Employment and Labor Matters.  MCI has made available to the Purchasers an accurate and complete list as of June 1, 2004 of the names and titles of all Employees of the Sellers (involved primarily in the Business), which list shall be updated as of the close of business on the fifth Business Day prior to the Closing.  Except as set forth on Schedule 4.18, there is, and since January 1, 2003 there has been, no labor strike, material labor dispute, material labor slow-down, material work stoppage or other material labor difficulty pending or, to the Sellers’ knowledge, threatened, against any Seller and primarily relating to the  Business.  Except as set forth on Schedule 4.18, no Current Employee is covered by any collective bargaining agreement, and, to the Sellers’ knowledge, no representation petition has been filed by any Current Employee or is pending before the National Labor Relations Board, or since January 1, 2003, no union organizing campaign has been in progress or has been threatened.  To the Sellers’ knowledge, there is no pending or threatened liability pursuant to WARN or any similar state or local law with respect to the Business.  MCI has complied in all material respects with WARN or any similar state or local law in connection with its operation of the Business.

4.19                           Taxes.  Except as set forth on Schedule 4.19, all Tax Returns with respect to (a)  the Business or (b) the Assets or, in each case, the income attributable thereto, that are required by applicable Law to be filed on or before the Closing Date by the Sellers have been filed or will be filed in a timely manner (within any applicable extension periods).  The information provided on such Tax Returns is or will be correct and complete in all material respects and all Taxes shown to be due on such Tax Returns have been timely paid in full or will be timely paid in full.  There are no material Liens for Taxes with respect to any of the Assets (other than Permitted Liens).  Marconi Canada is resident in Canada for the purposes of the Income Tax Act (Canada).  No agreements relating to Taxes exist between the Sellers or any of their Affiliates and any Governmental Authority, which agreement could have an effect on the Business, the Assets, the Purchasers or any of their Affiliates after the Closing Date.  None of the Assets is subject to a tax benefit transfer lease executed in accordance with Section 168(f)(8) of the Code.  None of the Assets is “tax-exempt use property” within the meaning of Section 168(h) of the Code.  No Seller or any Affiliate of any Seller has received an audit adjustment relating to the amount paid

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or received for goods or services provided by or to another Seller or Affiliate of any Seller with respect to the Business or the Assets.

4.20                           No Defaults or Violations.  Except as set forth on Schedule 4.20:

(a)                                  since January 1, 2003, no Seller has breached in any material respect the provisions of, and no Seller is in material default under the terms of, any material Contract (relating primarily to the Business) (including the Transferred Real Property Leases) to which it is a party and, to the Sellers’ knowledge, no other party to any such material Contract has, since January 1, 2003, breached in any material respect the provisions thereof, or is in material default thereunder, except, in each case, (i) where such breach or default has been remedied and (ii) for product change notices issued in the ordinary course of business pursuant to industry standards;

(b)                                 excluding (i) matters relating to Taxes (as the sole and exclusive representations and warranties regarding Taxes are set forth in Section 4.19), (ii) environmental matters (as the sole and exclusive representations and warranties regarding environmental matters are set forth in Section 4.21), (iii) matters relating to Intellectual Property (as the sole and exclusive representations and warranties regarding Intellectual Property are set forth in Section 4.12), (iv) matters relating to Permits (as the sole and exclusive representations and warranties regarding Permits are set forth in Section 4.14), and (v) employee benefits (as the sole and exclusive representations and warranties regarding employee benefits are set forth in Section 4.17), the Sellers are, and since January 1, 2003 the Sellers have been  (solely in relation to the Business), in compliance with all Laws applicable to or binding on them or any of the Assets, except where the failure to so comply would not reasonably be expected to have a Business Material Adverse Effect; and

(c)                                  since January 1, 2002, no Seller (solely in relation to the Business) has received any written notice from a Governmental Authority that alleges that any Seller is not in compliance with any Law applicable to the conduct of the Business, except for instances of noncompliance that would not reasonably be expected to have a Business Material Adverse Effect.

4.21                           Environmental Matters.  Except as set forth on Schedule 4.21(a):

(a)                                  to the Sellers’ knowledge, the Sellers (solely in relation to the Assets, the Business and the Transferred Real Property) are in compliance with all applicable Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Business Material Adverse Effect;

(b)                                 the Sellers are in possession of all Environmental Permits required for their operation of the Business as currently conducted and, to the Sellers’ knowledge, are in compliance with all of the requirements and limitations included in such Environmental Permits except where the failure to possess such Environmental Permits or to so comply would not reasonably be expected to have a Business Material Adverse

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Effect, and a true, accurate and complete list of such Environmental Permits is set forth on Schedule 4.21(b);

(c)                                  in the ordinary course of the conduct of the Business, the Sellers receive, store and use Hazardous Substances at the Transferred Real Property, but, to the Sellers’ knowledge, there are no Hazardous Substances in, on, at or under any of the Transferred Real Property or the Assets the amount and location of which would reasonably be expected to result in a material violation of or liability under Environmental Law;

(d)                                 no written notice, that is either unresolved or is resolved but was received after January 1, 2003, from any Governmental Authority or other party has been received by any Seller claiming that (i) the operation of the Business, the Assets or the Transferred Real Property is in violation of or has potential liability under any Environmental Law or Environmental Permit, or (ii) any Seller is responsible or potentially responsible for the investigation or cleanup of any Hazardous Substances at any Transferred Real Property or in connection with Hazardous Materials generated at the Transferred Real Property, except, in each case, for such violations, investigations or cleanups that would not reasonably be expected to have a Business Material Adverse Effect;

(e)                                  no Seller (solely in relation to the Business, the Assets or the Transferred Real Property) is the subject of any pending, or, to the Sellers’ knowledge, threatened litigation or proceeding in any forum, judicial or administrative, involving a demand for damages, injunctive relief, penalties or other potential remedy with respect to liability under or violations of any Environmental Law, except for such violations that would not reasonably be expected to have a Business Material Adverse Effect;

(f)                                    the Sellers (solely in relation to the Business, the Assets or the Transferred Real Property) have timely filed all reports and notifications required to be filed by them with respect to their properties and facilities and have generated and maintained all required records and data under all applicable Environmental Laws, except where the failure to so file, generate or maintain would not reasonably be expected to have a Business Material Adverse Effect; and

(g)                                 to the Sellers’ knowledge, MCI has made available to the Purchasers all Phase I and Phase II Environmental Site Assessments for the Transferred Owned Real Property.

Notwithstanding any other provision of this Agreement, the representations and warranties set forth in this Section 4.21 are the only representations and warranties relating to Environmental Laws or Environmental Permits made by Marconi and the Sellers under this Agreement.

4.22                           Effect of Transactions.  Except as set forth on Schedule 4.22, to the Sellers’ knowledge, no executive officer, people manager or engineer of the Business intends to terminate his or her employment with the Business.  Except as set forth on Schedule 4.22, to the Sellers’ knowledge, no customer identified on Schedule 4.10(a) or supplier identified on Schedule 4.10(c) intends to terminate, or otherwise change in a manner materially adverse to the

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Business, its relationship with the Business on account of the ownership of the Business by the Purchasers or the consummation of any transactions contemplated hereby.

4.23                           Solvency.  On the Closing Date and immediately after the consummation of the transactions contemplated hereby and under the Related Agreements:  (a) neither Marconi nor MCI shall intend, whether by virtue of the transactions contemplated hereby and under the Related Agreements or otherwise, to hinder, defraud, or delay any of its present or future creditors, (b) MCI shall be solvent (as such term is determined for purposes of Section 548 of Title 11 of the United States Code and under any applicable state Uniform Fraudulent Transfer Act or Uniform Fraudulent Conveyance Act), (c) MCI shall not be engaged in business or a transaction, and shall not be about to be engaged in business or a transaction, for which any property remaining with MCI shall be an unreasonably small capital, and (d) MCI shall not intend to incur, and shall not believe that it is about to incur, debts that would be beyond MCI’s ability to pay as such debts matured.

4.24                           Products; Product Liabilities.

(a)                                  In each of fiscal year 2003 and 2004, the aggregate amount of charges to the Sellers’ reserve in connection with product liability or warranty matters of the Business in the United States and Canada did not exceed 1.5% of the aggregate equipment revenues for the Business in the United States and Canada in such fiscal year.

(b)                                 Except as set forth in Schedule 4.24, (i) since January 1, 2001, there has been no material safety recall of any product manufactured by the Business and (ii) since January 1, 2004, to the Seller’s knowledge, no such safety recall has been threatened.

(c)                                  Since January 1, 2001, no asbestos or asbestos containing materials have been used in the products of the Business.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF EMERSON AND THE PURCHASERS

Emerson and the Purchasers, jointly and severally, represent and warrant to the Sellers as follows:

5.1                                 Due Incorporation.  Emerson and each Purchaser is duly organized, validly existing and, solely with respect to those entities that are domiciled in jurisdictions that recognize the concept of good standing, in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to own, operate and lease its assets and to conduct its business as presently conducted.

5.2                                 Due Authorization.  Emerson and each Purchaser has full corporate power and authority to execute, deliver and perform this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by Emerson and each Purchaser of this Agreement and its Related Agreements and the consummation by Emerson and such Purchaser of the transactions contemplated hereby and

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thereby have been duly authorized by all necessary corporate action, including the approval of the board of directors of Emerson and such Purchaser and (if required) shareholders of Emerson and such Purchaser.  Emerson and each Purchaser has duly and validly executed and delivered this Agreement and, at or prior to the Closing, will have duly and validly executed and delivered each of its Related Agreements.  Assuming the due authorization, execution and delivery of this Agreement and the Related Agreements by Marconi and each Seller (as applicable), this Agreement constitutes, and each of the Related Agreements will after the Closing constitute, Emerson’s and each Purchaser’s legal, valid and binding obligation, enforceable against it in accordance with their respective terms, subject to Enforceability Limitations.  The Canadian Purchaser is a “WTO Investor” within the meaning of the Investment Canada Act.

5.3                                 Consents and Approvals; Authority Relative to this Agreement.

(a)                                  Except for the HSR Compliance, the Mexican FCC Filing Requirement and as set forth on Schedule 5.3, no Consent of or with any Governmental Authority is necessary in connection with the execution, delivery or performance by Emerson or any Purchaser of this Agreement or any of its Related Agreements or the consummation by Emerson or any Purchaser of the transactions contemplated hereby or thereby.

(b)                                 Except for the HSR Compliance, the Mexican FCC Filing Requirement and as set forth on Schedule 5.3, the execution, delivery and performance by Emerson and each Purchaser of this Agreement and its Related Agreements, and the consummation by Emerson or any Purchaser of the transactions contemplated hereby and thereby, do not and will not:  (i) violate any Law applicable to or binding on Emerson or any Purchaser or any of its assets; (ii) constitute a breach or default of, or permit cancellation of, or result in the creation of any Lien upon any of the assets of Emerson or any Purchaser under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which Emerson or any Purchaser or any of its Affiliates is a party or by which Emerson or any Purchaser or any of its Affiliates or any of their respective assets is bound; (iii) permit the acceleration of the maturity of any indebtedness of Emerson or any Purchaser or any of their Affiliates or indebtedness secured by any of their respective assets; or (iv) violate or conflict with any provision of the certificate of incorporation or by-laws (or similar organizational documents) of Emerson or any Purchaser.

5.4                                 Proceedings..  There are no Proceedings pending, or, to the Purchasers’ knowledge, threatened, by or against Emerson or any Purchaser or any of their Affiliates with respect to this Agreement or the Related Agreements, or in connection with the transactions contemplated hereby or thereby.

5.5                                 Financing..  Emerson has sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Purchase Price and any other amounts to be paid by the Purchasers hereunder.

5.6                                 Independent Investigation.  In making the decision to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby, other than reliance on the representations, warranties, covenants and obligations of

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Marconi and the Sellers (as applicable) set forth in this Agreement and in the Related Agreements, Emerson and the Purchasers have relied solely on their own independent investigation, analysis and evaluation of the Business and the Assets (including the Purchasers’ own estimate and appraisal of the value of the business, financial condition, operations and prospects of the Business and the Assets).  Emerson and the Purchasers confirm to Marconi and the Sellers that they are sophisticated and knowledgeable about the Business and are capable of evaluating the matters set forth above.

5.7                                 Taxes.  The Canadian Purchaser is a registrant for purposes of the tax imposed under Part IX of the Excise Tax Act (Canada).  The Canadian Purchaser’s GST registration number is 896659695RT0001.

5.8                                 Controlled Group Representation.  The U.S. Purchaser is a wholly-owned, direct or indirect, subsidiary of Emerson.

ARTICLE VI

COVENANTS

6.1                                 Access to Information.  From and after the date of this Agreement until the Closing Date, each Seller shall afford to the Purchasers and their accountants, counsel, financial advisors and other representatives reasonable access, upon reasonable notice during normal business hours, to all the offices, personnel, properties, books, contracts, commitments, Tax Returns and records to the extent relating to the Business or the Assets (but not including Tax Returns in respect of income generated by such Assets) and during such period shall furnish to the Purchasers and their accountants, counsel, financial advisors and other representatives any information to the extent relating to the Business or the Assets which is reasonably available to the Sellers as the Purchasers may reasonably request; provided that nothing herein will obligate any Seller to (a) take any actions that would unreasonably interrupt the normal course of business of the Business or (b) violate any Law or the terms of any Contract to which any Seller or any Affiliate of any Seller is a party or to which any assets of any Seller or any Affiliate of any Seller are subject, and provided, further, that if any particular document or other item containing information to which the Purchasers have the right of access pursuant to this Section 6.1 contains both (y) information related to the Business and (z) other information, then the applicable Seller may, at its option, either (i) provide a copy of such document or item to the Purchasers subject to the Purchasers’ obligations contained herein to keep such other information confidential or (ii) create a new form of such document or item and provide the Purchasers with access to such new form of document or item (which new form of document or item shall incorporate all information that the Purchasers have the right to access  pursuant to this Section 6.1).

6.2                                 Preservation of Business.

(a)                                  From the date of this Agreement until the Closing Date, except as set forth on Schedule 6.2 or as contemplated by this Agreement, each Seller shall operate the Business in the ordinary course of business and in a manner consistent with past practice and each Seller shall use its reasonable efforts and take such actions as the Purchasers

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reasonably requests in order to keep intact the Business, keep available the services of the Current Employees and preserve the relationships of the Business with material customers, suppliers, licensors, licensees and distributors; provided, however, that in no event shall any Seller be required to take any action that would require such Seller to incur any out-of-pocket expenses which such Seller would not have otherwise incurred in the ordinary course of business.

(b)                                 Without limiting the generality of Section 6.2(a), except as set forth on Schedule 6.2 or as contemplated by this Agreement, prior to the Closing no Seller shall (in relation to the Business), without the prior written consent of Emerson, which shall not be unreasonably withheld or delayed:

(i)                                     sell, transfer, convey or otherwise dispose of any of the Assets having a value in the aggregate in excess of $250,000 except for the sale of inventory and obsolete equipment in the ordinary course of business and consistent with past practice;

(ii)                                  acquire any material assets having a value in the aggregate in excess of $250,000, except for the acquisition of inventory in the ordinary course of business and consistent with past practice;

(iii)                               make any material changes in the accounting principles or practices of the Business except for any such change after the date hereof required by reason of a concurrent change in the Applicable Accounting Principles;

(iv)                              other than supply arrangements in the ordinary course of business, enter into any material transaction with any Affiliate of any Seller (including another Seller);

(v)                                 except as required by Law, (A) enter into, adopt, amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan or fund for the benefit or welfare of any Current MCI Employee or Former MCI Employee, or (B) increase the compensation or benefits of any Current MCI Employee or Former MCI Employee, or enter into any Contract to do any of the foregoing, except, in each case, for increases in compensation or any other actions in the ordinary course of business consistent with past practice with respect to Current MCI Employees other than senior management;

(vi)                              make any commitment for a capital expenditure, for additions or improvements to the Transferred Real Property that would constitute a Purchased Contract;

(vii)                           enter into, adopt, extend, renew or amend any collective bargaining agreement or other Contract with any labor organization, union or association, except in each case as required by Law;

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(viii)                        permit or allow any Asset to become subject to any Lien of any nature whatsoever, other than Permitted Liens;

(ix)                                enter into any transaction, commitment, contract or agreement relating to the Business or any Asset (including the acquisition or disposition of any assets) or any relinquishment of any contract or other right, in either case, material to the Business, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

(x)                                   acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

(xi)                                acquire fee simple title to, or an ownership interest in, any real property that would be an Asset or, enter into any lease (or renewal of any lease) of real property that would be an Asset;

(xii)                             enter into, amend in a manner materially adverse to the Business, terminate or extend any material license, material option or other material agreement pertaining to the Transferred Intellectual Property with any Person;

(xiii)                          enter into any Contract containing a covenant not to compete or any other covenant restricting the development, manufacture, marketing or distribution of the products and services of the Business or amend or extend in a manner adverse to the Business any such covenant in any Purchased Contract;

(xiv)                         make any purchase commitment with terms and conditions not in the ordinary course of business consistent with past practice or for a period of greater than six months;

(xv)                            accelerate (A) the delivery of products or services under any Contract for the sale or distribution of any products manufactured or services performed by the Business other than at the request of the customer or (B) the collection of any outstanding Accounts Receivable;

(xvi)                         waive or surrender any material rights related to any pending or threatened Proceeding to the extent affecting the Business or Assets; or

(xvii)                      agree or commit to do any of the foregoing.

(c)                                  From the date of this Agreement until the Closing, each Seller shall, in relation to its conduct of the Business (other than in relation to Excluded Assets or Retained Obligations) or its ownership of the Assets:

(i)                                     use reasonable efforts to maintain the Assets in all material respects in good working order, in accordance with the past practice of the Business;

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(ii)                                  upon acquiring knowledge of any damage (other than immaterial damage), destruction or loss to, or condemnation of, any material Asset, (A) promptly notify the Purchasers, (B) make all available claims against insurance policies covering such Asset (the “Pre-Closing Insurance Claims”) and (C) consult with the Purchasers as to the application of any and all insurance proceeds with respect thereto to repair, replace or restore such Asset;

(iii)                               use reasonable efforts to maintain its level and quality of Accounts Receivable, Inventory and spare parts in the ordinary course of business so as to be sufficient for the conduct of the Business by the Purchasers following Closing in substantially the same manner as conducted on March 31, 2004 and as currently conducted by each Seller; and

(iv)                              segregate any proceeds received prior to the Closing from any insurance claims (the “Claims Proceeds”) into a separate account and retain any such Claims Proceeds in such account until the Closing; provided, however, that (A) any Claims Proceeds received under an insurance policy as a result of damage to or destruction of an Asset (other than Inventory) may, subject to Section 6.2(c)(ii), be used to replace the damaged or destroyed Asset and (B) any Claims Proceeds received under an insurance policy as a result of damage to or destruction of Inventory need not be segregated into a separate account and may be used or disbursed in each Seller’s sole discretion.

(d)                                 From the date hereof until the Closing:

(i)                                     promptly after any Seller or any Affiliate of any Seller acquires knowledge of any such matter, such Seller or its Affiliates shall advise the U.S. Purchaser in writing of (A) any material failure of Marconi or any Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder and (B) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would reasonably be likely to cause any condition to the obligations of the Purchasers to effect the Closing hereunder not to be satisfied or that calls into question the ability of Marconi or any Seller or their Affiliates to enter into or enforce any of the Related Agreements; and

(ii)                                  promptly after any Purchaser or any Affiliate of any Purchaser acquires knowledge of any such matter, the Purchasers shall advise MCI in writing of (A) any material failure of Emerson or any Purchaser to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder and (B) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would reasonably be like to cause any condition to the obligations of any Seller to effect the Closing hereunder not to be satisfied or that calls into question the ability of Emerson or any Purchaser to enter into or enforce any of the Related Agreements.

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6.3                                 Consents and Approvals.

(a)                                  On the terms and subject to the conditions of this Agreement, each party shall use its reasonable best efforts to cause the Closing to occur, including taking all reasonable actions necessary (i) to comply promptly with all legal requirements that may be imposed on it or any of its Affiliates with respect to the Closing, including complying with the HSR Compliance and the Mexican FCC Filing Requirement, and (ii) to obtain or make each other Consent of or with a Governmental Authority which if not obtained or made would reasonably be expected to have a material adverse effect on the ability of the parties to consummate the transactions contemplated hereby.  For purposes of this Section 6.3, the “reasonable best efforts” of the Purchasers and Emerson shall include, as applicable, (i) opposing any motion or action for a temporary, preliminary or permanent injunction against or other prohibition of the Closing and (ii) entering into a consent decree, other order or other agreement, or giving an assurance, commitment or undertaking, containing the applicable Purchaser’s or Emerson’s agreement to hold separate and divest (pursuant to any terms as may be required by any Governmental Authority) the business, products and assets of any product or service lines of the Business and/or any other business, product line, service line, division or Subsidiary of such Purchaser or Emerson and/or any Affiliate of such Purchaser or Emerson and otherwise to take such other action as may be required by any Governmental Authority; provided, however, that, subject to Section 6.3(f), neither any Purchaser nor Emerson shall be required to hold separate and divest any assets, business, product line, service line or subsidiary if such divestiture would reasonably be expected to have (x) a material adverse effect on the Purchasers and Emerson, as a whole or (y) a Business Material Adverse Effect.  Subject to the foregoing proviso, for these purposes, and without limiting the foregoing, if in the opinion of MCI or Emerson acting in good faith, any Governmental Authority will only, or is only likely to, give any Consent promptly, or at all, if such Governmental Authority shall receive assurances, commitments, undertakings or consent decrees (each, a “Relevant Assurance”) from the Purchasers or Emerson, then the Purchasers or Emerson shall, in consultation with MCI, as soon as practicable, prepare and submit for approval to such Governmental Authority all such Relevant Assurances, having afforded MCI the opportunity to review any such draft Relevant Assurance before submission, execution, publication or release to the relevant Governmental Authority and with a view to there being as much time as possible available for review, comment and agreement with MCI.  The Purchasers shall be responsible for transferring, applying for, or otherwise obtaining (in the name of the Purchasers or any Affiliate of the Purchasers) all Permits that are required for the conduct of the Business by the Purchasers from and after the Closing, including the Permits set forth on Schedule 4.14 and the Environmental Permits set forth on Schedule 4.21(b), within the period of time required by any Law or Governmental Authority.

(b)                                 In furtherance and not limitation of the provisions of Section 6.3(a), each Seller and each Purchaser shall cooperate with the other parties with respect to obtaining and making the Consents of Governmental Authorities.  Each Seller and each Purchaser shall promptly provide drafts to the other parties, allow reasonably adequate time for comment by the other parties and consult promptly with the other parties with respect to the contents of all notifications, filings, submissions, further documentation and evidence

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to be submitted to all relevant Governmental Authorities.  Each Seller and each Purchaser shall, in each case where permitted by the relevant Governmental Authority, allow Persons nominated by the other parties to attend all meetings with Governmental Authorities and, where appropriate, to make oral submissions at such meetings.  Each Purchaser and each Seller shall (i) furnish to the other such necessary information and reasonable assistance as the other may require in connection with its preparation of any notification, filing, submission or further documentation or evidence that is necessary in obtaining and making Consents of Governmental Authorities and (ii) promptly disclose to the other all correspondence received from or sent to any relevant Governmental Authority in connection herewith and shall keep the other fully informed of any other related communication in whatever form with any of the relevant Governmental Authorities.  Each Purchaser and each Seller shall comply promptly with any inquiry or request for additional information from any relevant Governmental Authority in connection herewith and shall promptly provide any supplemental information requested in connection with the notifications, filings and/or submissions made hereunder for the purposes of obtaining and making the Consents of Governmental Authorities.

(c)                                  Each party shall, and shall cause its Affiliates to, use its reasonable best efforts (at its own expense) to obtain, and to cooperate in obtaining, all Consents from third parties in respect of Purchased Contracts to the extent such Purchased Contracts require such Consents as a result of the transactions contemplated hereby; provided, however, that the parties shall not be required to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such Consent may be required (other than nominal filing or application fees) except that the parties shall share equally the consent or transfer fees applicable to the contracts set forth on Schedule 4.3(b) under the heading “IT Contracts”.  The Purchasers acknowledge that certain Consents with respect to the transactions contemplated by this Agreement may be required from parties to Contracts and that such consents and waivers have not been obtained.  Subject to Section 2.3, no Seller or any of their respective Affiliates shall have any liability whatsoever to the Purchasers arising out of or relating to the failure to obtain any Consents that may be required in connection with the transactions contemplated by this Agreement or because of the termination of any Purchased Contract as a result thereof.

(d)                                 Without limiting the terms of this Section 6.3, MCI and the U.S. Purchaser shall (i) within ten (10) days after the date of this Agreement file with the Antitrust Division and the FTC the notification and report form, if required by the HSR Act, for the transactions contemplated hereunder, requesting early termination of the waiting period thereunder, (ii) respond promptly to inquiries from the Antitrust Division or the FTC in connection with such filings, including providing any supplemental information that may be requested by the Antitrust Division or the FTC, and (iii) provide to the other party copies of any filings made under the HSR Act at the time they are filed with the Antitrust Division or the FTC.

(e)                                  Without limiting the terms of this Section 6.3, the applicable Seller and the applicable Purchaser will (i) within ten (10) days after the date of this Agreement file with the Mexican FCC the notification, if required by the Mexican Competition Law, for

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the transactions contemplated hereunder, and (ii) respond promptly to inquiries from the Mexican FCC in connection with such filings, including providing any supplemental information that may be requested by the Mexican FCC, and (iii) provide to the other party copies of any filings made under the Mexican Competition Law at the time they are filed with the Mexican FCC.

(f)                                    Notwithstanding anything in this Agreement to the contrary, Emerson and the Purchasers acknowledge and agree that Emerson and the Purchasers bear the sole responsibility to obtain any approvals required under the Mexican Competition Law.  Emerson and the Purchasers further acknowledge and agree that neither the absence of such approvals nor any action taken or required by the Mexican FCC or any other Governmental Authority in Mexico shall:

(i)                                     reduce the amount of the Purchase Price; or

(ii)                                  prevent or delay the Closing of the transactions contemplated herein, except that, in the case of an injunction or other legal restraint issued after the date hereof by a Governmental Authority preventing consummation of those transactions (or portions of transactions) with substantive effects in Mexico (the “Prevented Mexican Transactions”), (A) Emerson (on behalf of the Purchasers) shall nevertheless pay the full amount of the Purchase Price to the Sellers at the Closing in accordance with Section 3.1, (B) the Prevented Mexican Transactions shall be consummated upon the expiration of such injunction or other legal restraint or as soon as practicable thereafter and (C) the Closing Working Capital shall be determined in accordance with the terms of this Agreement as if the Prevented Mexican Transactions had been consummated at the Closing.

6.4                                 Marconi Name.

(a)                                  The Purchasers acknowledge that the Marconi Name is and shall remain the property of the Sellers or their Affiliates and that nothing in this Agreement shall transfer or shall operate as an agreement to transfer any right, title or interest in the Marconi Name to the Purchasers or any Affiliate of the Purchasers.

(b)                                 Subject to Sections 6.4(c) and 6.4(d), no Seller is granting any Purchaser a license to use, and neither the Purchasers nor any of their Affiliates shall have any title, right or interest in or to, the Marconi Name after the Closing.

(c)                                  The Purchasers agree:

(i)                                     that, as soon as reasonably practicable following the Closing, but in any event, within sixty (60) days following the Closing Date, no stationery, purchase order, invoice, receipt or other similar document containing any reference to the Marconi Name shall be printed, ordered or produced by or on behalf of the Purchasers or any of their Affiliates and that the Purchasers shall, and shall cause all of their applicable Affiliates to, (A) cease to use any stationery, purchase order, invoice, receipt or other similar document containing any reference to the Marconi Name or (B) only use such

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stationery, purchase order, invoice, receipt or other similar document after having deleted, pasted over or placed a sticker over such references;

(ii)                                  as soon as reasonably practicable following the Closing, and in any event no later than one hundred twenty (120) days after the Closing Date, to remove the Marconi Name from all premises, signs and vehicles which are included in the Assets or made available to the Purchasers in connection herewith;

(iii)                               that following the Closing, no brochures, leaflets or similar documents and no packaging containing any reference to the Marconi Name shall be printed, ordered or produced by or on behalf of the Purchasers or any of their Affiliates and, with respect to existing brochures, leaflets or similar documents and packaging containing a reference to the Marconi Name, that the Purchasers shall use their reasonable efforts to ensure that, as soon as reasonably practicable but in no event later than sixty (60) days following the Closing Date, such references are deleted, pasted over or a sticker is put over such references; and

(iv)                              that they shall use their reasonable efforts to ensure that, from and following the Closing, no stocks, goods, products, services or software are manufactured, produced or provided by or on behalf of the Purchasers or any of their Affiliates showing, having marked thereon or using the Marconi Name.

(d)                                 The Purchasers shall have the right to continue to use “marconi.com” as an e-mail address for Transferred Employees for a period of three (3) months following the Closing.

(e)                                  Notwithstanding any other provision of this Agreement, it is understood and agreed that the remedy of indemnity payments pursuant to Article XII and other remedies at law would be inadequate in the case of any breach of the covenants contained in this Section 6.4.  Accordingly, each Seller shall be entitled, without limiting its other remedies and without the necessity of proving actual damages or posting any bond, to equitable relief, including the remedy of specific performance or injunction, with respect to any breach or threatened breach of such covenants and each Purchaser (on behalf of itself and its Affiliates) consents to the entry thereof.

6.5                                 Brokers.  Regardless of whether the Closing shall occur, (a) Marconi shall indemnify each Purchaser and its Affiliates against, and hold each Purchaser and its Affiliates harmless from, any and all liability for any brokers’ or finders’ fees or other commissions arising with respect to brokers or finders retained or engaged by MCI or any of its Affiliates in respect of the transactions contemplated by this Agreement, and (b) Emerson shall indemnify each Seller and its Affiliates against, and hold each Seller and its Affiliates harmless from, any and all liability for any brokers’ or finders’ fees or other commissions arising with respect to brokers or finders retained or engaged by such Purchaser or any of its Affiliates in respect of the transactions contemplated by this Agreement.

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6.6                                 Preservation of Books and Records; Access and Assistance.

(a)                                  Upon reasonable request and during normal business hours, the Purchasers and the Sellers shall reasonably cooperate with each other, and shall cause their respective representatives to reasonably cooperate with each other, after the Closing to ensure the orderly transition of the Business from the Sellers to the Purchasers and to minimize any disruption to the Business and the other respective businesses of the Sellers and the Purchasers that might result from the transactions contemplated hereby.  Notwithstanding the previous sentence, no party shall be required to incur material out-of-pocket expenses of any kind in connection with complying with this Section 6.6(a).

(b)                                 For a period of ten (10) years after the Closing Date, the Purchasers shall preserve and retain all Information and Records and other accounting, legal, auditing and other books and records (including any documents relating to any governmental or non-governmental claims, actions, suits, proceedings or investigations with respect to any Seller) relating to (i) the conduct of the Business or (ii) the ownership of the Assets on or prior to the Closing Date.  Notwithstanding the foregoing, during such ten (10) year period, the Purchasers may dispose of any such books and records which are offered to, but not accepted by, MCI.

(c)                                  After the Closing Date, the Purchasers shall permit each Seller and its authorized representatives to have reasonable access to, and to inspect and copy, all Information and Records and other books and records referred to in Section 6.6(b) and to meet with officers and employees of the Purchasers on a mutually convenient basis in order to obtain explanations with respect to such Information and Records and books and records and to obtain additional information.

(d)                                 In the event and for so long as any party hereto is contesting or defending against any third-party charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any Asset or the Business, each other party hereto shall use its reasonable best efforts to, in a timely manner, (A) fully cooperate with it and its counsel in, and assist it and its counsel with, the contest or defense, (B) make available its personnel (including for purposes of fact finding, consultation, interviews, depositions and, if required, as witnesses), and (C) provide such information, testimony and access to its books and records, in each case as shall be reasonably requested in connection with the contest or defense, all at the sole cost and expense (not including employee compensation and benefits costs) of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article XII).  For the avoidance of doubt, this Section 6.6(d) shall not apply with respect to disputes between the parties hereto.

6.7                                 Insurance.  Subject to the following two sentences, the Purchasers acknowledge that (a) all of the insurance policies maintained by MCI or any of its Affiliates prior to the Closing Date will be terminated with respect to the Business effective as of the Closing Date and

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(b) upon such termination, the  Business will cease to be covered under such policies and the Purchasers will have to obtain replacement coverage (including coverage as the Purchasers deem appropriate for the Assets, the operation of the Business and the satisfaction of the Assumed Obligations).  Upon the written request of Emerson, Marconi and the Sellers shall use their reasonable efforts to cooperate with Emerson and its Affiliates in efforts Emerson and its Affiliates undertake to investigate and pursue potential claims under policies of insurance of Marconi or third parties in effect at any time prior to the Closing Date which may relate to the Assumed Obligations.  Emerson shall bear all out-of-pocket expenses (including all deductibles and/or retentions) incurred by Marconi and any Seller in connection with such cooperation and shall reimburse Marconi and any Seller for any increase in insurance premiums imposed on Marconi or such Seller that can reasonably be attributed to the use by Emerson or its Affiliates of Marconi’s or its Affiliate’s insurance under this Section 6.7.

6.8                                 Confidentiality.

(a)                                  Each Purchaser acknowledges that the information being provided to it in connection with the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference.  Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate with respect to information relating solely to (i) the Business and/or (ii) the Assets.  Each Purchaser acknowledges that any and all other information provided to it prior to the Closing by MCI or any of its Affiliates or representatives shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing.

(b)                                 Each Purchaser acknowledges that, subsequent to the Closing, it may be furnished with, receive or otherwise have access to, information associated with the Other Marconi Businesses, including information contained in Intellectual Property of the Other Marconi Businesses (collectively, “Confidential Information”).  Each Purchaser further acknowledges that certain Transferred Employees that such Purchaser will hire in connection with the transactions contemplated hereby may have obtained Confidential Information, and that these employees have previously signed confidentiality agreements which contain covenants prohibiting the use or disclosure of such Confidential Information.

(c)                                  Subsequent to the Closing, the Purchasers shall not disclose, and shall maintain the confidentiality of, all Confidential Information, except to the extent such information can be shown to have been (i) previously and lawfully known on a nonconfidential basis by the Purchasers, (ii) in the public domain through no fault of the Purchasers or (iii) later lawfully acquired by the Purchasers from sources other than the Sellers or their Affiliates which are not prohibited from disclosing such information by a legal, contractual, fiduciary or other obligation.  If any Purchaser is requested or required (by oral questions, interrogatories, requests for information, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, it is agreed that such Purchaser will provide MCI with prompt written notice of such request(s) so that MCI may seek an appropriate protective order and/or waive compliance with the provisions of this Section 6.8.  If, failing the entry of a protective order or the receipt of a waiver hereunder, such Purchaser is, in the opinion of counsel, legally compelled to

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disclose the Confidential Information under pain of liability for contempt or other censure or penalty, such Purchaser may disclose only that portion of such information as is legally required without liability hereunder; provided, that such Purchaser agrees to exercise its reasonable best efforts to obtain assurance that confidential treatment will be accorded such information.  Each Purchaser shall use at least the same degree of care to safeguard and to prevent the disclosure, publication, dissemination, destruction, loss or alteration of the Confidential Information as it employs to avoid unauthorized disclosure, publication, dissemination, destruction, loss, or alteration of its own information (or information of its customers) of a similar nature, but in no case less than reasonable care.  The Purchasers shall not (i) use any Confidential Information in any manner, (ii) make any copies of any Confidential Information, (iii) acquire any right in or assert any Lien against any Confidential Information, (iv) sell, assign, transfer, lease, license or otherwise dispose of any Confidential Information to third parties or commercially exploit any Confidential Information, including through derivative works, or (v) refuse for any reason (including a default or breach of this Agreement or any Related Agreement by any Seller) to promptly provide any tangible embodiments of the Confidential Information (including copies thereof) to MCI if requested to do so, in the form reasonably requested.  The Purchasers agree to respect the terms and conditions of the confidentiality agreements referenced in Section 6.8(b) above, including by not seeking or requiring the disclosure of any Confidential Information by such employees in breach of such confidentiality agreements.

(d)                                 Nothing contained in this Agreement shall be construed as obligating MCI or any of its Affiliates to disclose any Confidential Information to the Purchasers, or as granting to or conferring on the Purchasers, expressly or impliedly, any right, title, interest or license to any Confidential Information or any components thereof.  Nothing in this Agreement shall preclude the Sellers from providing a copy of this Agreement to the Pension Benefit Guaranty Corporation.

(e)                                  Notwithstanding any other provision of this Agreement, it is understood and agreed that the remedy of indemnity payments pursuant to Article XII and other remedies at law may be inadequate in the case of any breach of the covenants contained in this Section 6.8.  Accordingly, each Seller shall be entitled to seek equitable relief, including the remedies of specific performance and injunction, with respect to any breach or attempted breach of such covenants.

6.9                                 Guarantees.  The Purchasers will cooperate with the Sellers in obtaining, and use their respective reasonable best efforts to obtain, a full and unconditional release of all Marconi Guarantees, including by agreeing to enter into a replacement guarantee in favor of any third party creditor who is a beneficiary of such Marconi Guarantee.

6.10                           Taxes.

(a)                                  Cooperation.  After the Closing, each Seller and each Purchaser shall reasonably cooperate in preparing and filing all Tax Returns to the extent such filing requires providing necessary information, records and documents relating to (i) the

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Assets or (ii) the Business.  Each Seller and each Purchaser shall cooperate in the same manner in defending or resolving any audit, examination or litigation relating to Taxes.

(b)                                 Property Taxes.  All real estate, personal property, and ad valorem Taxes relating to the Assets for all taxable periods ending on or before the Closing Date shall be paid by the Sellers.  All such Taxes for a taxable period which includes (but does not end on) the Closing Date shall be prorated to the Closing Date taking into account any payments of such Taxes by any party.  In connection with such proration, in the event the actual Tax figures for the year in which the Closing occurs are not available at the Closing Date, proration of Taxes shall be based on the actual Taxes for the preceding year for which actual Tax figures are available and, when the actual Taxes for the year in which the Closing occurs become available, the parties shall readjust the proration in question and the party that received a credit or payment in excess of its proper share shall promptly pay the other appropriate party the amount of the excess.  The amount due a party as a result of such proration shall be paid to the other party at the Closing.  At such time that the actual Tax figures are available, such Taxes shall be prorated based on such actual figures and the party who paid less than its prorated share of such Taxes shall pay the other appropriate party such deficiency within ten (10) days of the determination of the actual proration.

(c)                                  Taxes Related to Transaction.  The Purchasers, on the one hand, and the Sellers, on the other hand, shall equally bear the cost of all sales, use, value-added or transfer Taxes, arising out of the transfer of the Assets pursuant to this Agreement; provided, however, that any value-added Taxes imposed by a Governmental Authority in Mexico for which the Mexican Purchaser is entitled to a credit shall be borne solely by the Mexican Purchaser (it being agreed that the Sellers shall reimburse the Mexican Purchaser one-half of such Taxes to the extent the Mexican Purchaser has not received a refund or other credit of such Taxes within one year after the Mexican Purchaser has filed for a refund or credit, the Mexican Purchaser being required to reimburse the Sellers one half of any refund or credit subsequently received).  The Sellers shall pay all costs and expenses incurred in connection with transferring the Assets, except for the Purchasers’ share of the Taxes referred to in the preceding sentence, and except that the Purchasers shall pay the costs and expenses (except for the Sellers’ share of the Taxes referred to in the preceding sentence) incurred to record the documents.  The sales, use, value-added and transfer Tax Returns required by reason of said transfer shall be timely prepared by the party legally obligated to make such filing.  The parties agree to cooperate with each other in connection with the preparation and filing of such Tax Returns, in obtaining all available exemptions from such sales, use,  value-added and transfer Taxes and in timely providing each other with resale certificates and any other documents necessary to satisfy any such exemptions.

(d)                                 Canadian Taxes.  Marconi Canada and the Canadian Purchaser agree to make a joint election under Section 167 of the Excise Tax Act (Canada) and any provincial equivalent.  Furthermore, Marconi Canada and the Canadian Purchaser agree to make a joint election, under Section 22 of the Income Tax Act (Canada) and any provincial equivalent, with respect to any or all of the Accounts Receivable owned by Marconi Canada and included in the Assets.

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6.11                           Agreement Not to Compete.

(a)                                  For a period of five (5) years from the Closing Date, the Sellers shall not, and shall cause their Affiliates not to, directly or indirectly:

(i)                                     engage either as a principal or for its own account or solely or jointly with others or as a stockholder of any corporation or joint stock association, in competition with the Purchasers, in the Restricted Business anywhere in the world; or

(ii)                                  engage either as a principal or for its own account or solely or jointly with others or as a stockholder of any corporation or joint stock association, in competition with the Purchasers, in the Restricted Services in North or South America; or

(iii)                               solicit or encourage any Transferred Employee, whose base salary at the date hereof is in excess of $75,000, to leave the employment of a Purchaser or any of its Affiliates, except for a person who responds to a public advertisement which is not solely aimed at such employee or Transferred Employees or who is first approached when no longer an employee of a Purchaser or any of its Affiliates.

(b)                                 Notwithstanding the terms of Section 6.11(a), nothing in Section 6.11(a) shall prohibit or otherwise restrict any Seller or its Affiliates from:

(i)                                     carrying on or developing any business (including the Other Marconi Businesses), other than the Restricted Business and the Restricted Services, anywhere in the world;

(ii)                                  reselling any products that compete with the products of the Restricted Business; provided, that (A) such products are not designed, developed or manufactured by any Seller or its Affiliates and (B) the resale of such products is carried on pursuant to Contracts relating primarily to the provision by any Seller or its Affiliates of (x) any services other than the Restricted Services or (y) any products that are not included in the Restricted Business;

(iii)                               solely with respect to Marconi Federal and Marconi Middle East, reselling any OPPS products or any products that compete with the products included in the Restricted Business; provided, that such products are not designed, developed or manufactured by Marconi Federal or Marconi Middle East (as applicable);

(iv)                              solely with respect to Marconi Federal, engaging in the Restricted Services;

(v)                                 designing, developing, manufacturing, marketing or selling enclosures (A) as a component part of the electronic systems sold by any Seller or its Affiliates or (B) pursuant to any warranty obligation;

(vi)                              designing, developing, manufacturing, marketing or selling connection or protection products (A) as a component part of the electronic systems sold by any Seller or its Affiliates or (B) pursuant to any warranty obligation;

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(vii)                           designing, developing, manufacturing, marketing or selling power systems or power products (A) as a component part of the electronic systems sold by any Seller or its Affiliates or (B) pursuant to any warranty obligation;

(viii)                        designing, developing, manufacturing, selling or installing hardware or software test systems for the purpose of maintaining line service to subscribers and qualifying lines for application of broadband technology; provided, that (A) such hardware or test systems are used for diagnostic, interoperability or test purposes with respect to any products of any Seller or its Affiliates or (B) such hardware or test systems are sold (x) as a component part of the electronic systems sold by any Seller or its Affiliates or (y) pursuant to any warranty obligation; or

(ix)                                owning (A) less than an aggregate of five percent (5%) of any class of stock of a Person engaged, directly or indirectly, in all or a portion of the Restricted Business; or (B) less than ten percent (10%) in value of the indebtedness of a Person engaged, directly or indirectly, in all or a portion of the Restricted Business.

(c)                                  Notwithstanding any other provision of this Agreement, it is understood and agreed that the remedy of indemnity payments pursuant to Article XII and other remedies at Law may be inadequate in the case of any breach of the covenants contained in Section 6.11(a).  Accordingly, the Purchasers shall be entitled to seek equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of such covenants.

(d)                                 Notwithstanding anything to the contrary, Section 6.11(a) shall not apply to any third party which (i) acquires a majority equity interest in Marconi or in any of the Affiliates of Marconi or (ii) acquires all or a portion of the business or assets of Marconi or any of the Affiliates of Marconi, regardless of the form of such transaction, and Section 6.11(a) shall not apply to any of the Affiliates of such third party (other than the entity Marconi and the entities which were Affiliates of Marconi prior to such acquisition).

(e)                                  The Sellers acknowledge that the Purchasers would not have entered into this Agreement absent the provisions of this Section 6.11.

6.12                           Access Non-Compete Restrictions.  In accordance with Section 4.4 of the Access Cross License Agreement and Section 6.11 of the Access Asset Purchase Agreement, the Purchasers hereby agrees that, for a period commencing on the Closing Date and terminating on February 20, 2009, the Purchasers shall be subject to, and the Purchasers shall comply with, Section 6.11 of the Access Asset Purchase Agreement (the “Access Non-Compete Restrictions”); provided, however, that the Access Non-Compete Restrictions shall apply to the Purchasers to the extent and only to the extent of the products, materials and services of the Business or the Assets (or Evolutions thereof) that after the Closing continue to be subject to the licenses under the Access Cross License Agreement.

6.13                           CSC.  [***].

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6.14                           Notices of Certain Events.  Between the date hereof and the Closing, MCI and the U.S. Purchaser, upon becoming aware thereof, each shall promptly notify the other party of:

(a)                                  any written notice or other written communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(b)                                 any written notice or other written communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

(c)                                  any Proceedings commenced or, to its knowledge threatened against, such party (i) relating to or involving or otherwise affecting the Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.11 or (ii) relating to the consummation of the transactions contemplated by this Agreement; and

(d)                                 the damage or destruction by fire or other casualty of any Asset or part thereof or in the event that any Asset or part thereof becomes the subject of any proceeding or, to the Sellers’ knowledge, threatened proceeding for the taking thereof or any part thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action.

6.15                           Release of Liens.

(a)                                  Marconi, MCI and Marconi IP shall take all actions required of Marconi, MCI and Marconi IP under the Indentures and the applicable security agreements related thereto to cause the Liens encumbering the Assets owned by MCI and Marconi IP under the Indentures and the applicable security agreements related thereto to be terminated and released at the Closing.

(b)                                 Each Seller shall take all actions required of such Seller to cause any other Liens encumbering the Assets (other than Permitted Liens) to be terminated and released at the Closing.  Each Seller shall use its respective reasonable efforts to cause all other actions necessary for such Liens to be terminated and released at the Closing to be taken at or prior to the Closing.  Within one Business Day after the Closing Date, each Seller, as applicable, shall make all filings (including UCC-3s), or use their reasonable efforts to cause the holders of the Liens encumbering the Assets (other than Permitted Liens) to make such filings, in all local, state and foreign jurisdictions necessary to publicly notice the termination and release of such Liens.  All such releases and filings shall be in the form and substance reasonably acceptable to the Purchasers.

6.16                           Quarterly Management Accounts.  MCI shall deliver to the Purchasers the June Balance Sheet and June Income Statement as soon as available and in any event no later than July 15, 2004.

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6.17                           Employee IP Agreements.  Prior to the Closing, the Sellers shall use their respective reasonable best efforts to obtain appropriate executed intellectual property assignment agreements with the employees listed on Schedule 4.12(c).

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF EMERSON AND THE PURCHASERS

The obligations of Emerson and the Purchasers under Articles II, III, and IX are subject to the satisfaction or waiver by Emerson of the following conditions precedent on or before the Closing Date:

7.1                                 Warranties True.  The representations and warranties of Marconi and each Seller contained in this Agreement and in any certificate delivered by Marconi or any Seller pursuant hereto (a) that are qualified by materiality or Business Material Adverse Effect shall be true at and as of the Closing Date as if made at and as of such date (except to the extent that any such representation or warranty is made solely as of the date hereof or as of another date earlier than the Closing Date, in which case such representation or warranty shall be true as of such date), and (b) that are not qualified by materiality or Business Material Adverse Effect shall be true in all material respects at and as of the Closing Date as if made at and as of such time (except to the extent that any such representation or warranty is made solely as of the date hereof or as of another date earlier than the Closing Date, in which case such representation and warranty shall be true in all material respects as of such date).

7.2                                 Compliance with Agreements and Covenants.  Marconi and each Seller shall have in all material respects performed and complied with all of its respective covenants and obligations contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

7.3                                 Certificate of Compliance.  Marconi shall have delivered to the Purchasers a certificate of Marconi dated as of the Closing Date, executed by a duly authorized officer of Marconi, certifying as to the satisfaction of the conditions set forth in Section 7.1 and Section 7.2.

7.4                                 HSR Act.  Any applicable waiting period under the HSR Act shall have expired or been earlier terminated without action by the Antitrust Division or the FTC to prevent consummation of the transactions contemplated by this Agreement.

7.5                                 Mexican FCC Filing Requirement.  Any Mexican FCC Filing Requirement relating to the transactions contemplated by this Agreement shall have been made.

7.6                                 No Injunctions or Other Legal Restraints.  No injunction or other legal restraint or prohibition enacted, entered, promulgated, enforced or issued by any Governmental Authority in the United States of America or Canada preventing the consummation of the Closing shall have come into effect after the date of this Agreement and continue to be in effect.

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7.7                                 Absence of Proceedings.  There shall not be instituted or pending any Proceeding brought by any Governmental Authority in the United States of America or Canada challenging or seeking to restrain or prohibit the Closing or any other transaction contemplated by this Agreement or the Related Agreements or seeking to obtain from the Purchasers or any of their Affiliates in connection with the Closing any damages that are material in relation to the Purchasers and their Affiliates, taken as a whole.

7.8                                 Related Agreements.  The Purchasers shall have received from Marconi, each Seller,  Marconi Federal and Marconi Middle East (as applicable) a duly executed copy of each Related Agreement to which such Person is a party.

7.9                                 Release of Liens.  The Liens on the Assets, other than Permitted Liens, shall have been terminated and released and the Release Agreement shall have been executed by the parties thereto and delivered to the Purchasers.

7.10                           Required Consents.  The Sellers shall have received all Consents set forth on Schedule 7.10 (the “Required Consents”) and no such Required Consents shall have been withdrawn.

7.11                           Title Insurance.  The Purchasers shall have received at their own cost owner’s title insurance policies, or binders to issue the same (or the equivalent thereof in the applicable State or country), effective as of the Closing Date issued as of the date of recording of the Special Warranty Deeds, respectively, and in amounts reasonably satisfactory to the Purchasers insuring or committing to insure, at customary or market premium rates, good and marketable title to (or title opinion or other evidence as applicable in the applicable State or country evidencing title to) the estates described in the Title Commitments, respectively, subject only to the Permitted Liens.  Notwithstanding the foregoing, in no event may an act or omission of any Purchaser cause the failure of the condition precedent set forth in this Section 7.11.

7.12                           Additional Governmental Consents.  All actions by or in respect of or filings with any Governmental Authority in the United States of America or Canada required to permit the consummation of the Closing shall have been taken, made or obtained other than such actions or filings which, if not taken or made, would not reasonably be expected to have a Business Material Adverse Effect.

7.13                           No Divestiture of Assets.  In connection with the transactions contemplated hereby, there shall not be instituted or pending any action or proceeding by any Person before any Governmental Authority, in the United States of America or Canada, seeking, nor shall any injunction or other legal restraint or prohibition be enacted, entered, promulgated, enforced or issued by any such Governmental Authority the effect of which is, (a) to restrain, prohibit or otherwise interfere with the ownership or operation by any Purchaser or any of its Affiliates of all or any material portion of the Assets or the business or assets of any Purchaser or any of its Affiliates which restraint, prohibition or interference would reasonably be expected to (i) have a material adverse effect on Emerson and the Purchasers, as a whole or (ii) a Business Material Adverse Effect or (b) to compel any Purchaser or any of its Affiliates to dispose of all or any material portion of the Assets or the business or assets of any Purchaser or any of its Affiliates

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which disposal would reasonably be expected to (i) have a material adverse effect on Emerson and the Purchasers, as a whole, or (ii) a Business Material Adverse Effect.

ARTICLE VIII

CONDITIONS PRECEDENT TO OBLIGATIONS OF MARCONI AND THE SELLERS

The obligations of Marconi and each Seller under Articles II, III and IX are subject to the satisfaction or waiver by Marconi of the following conditions precedent on or before the Closing Date:

8.1                                 Warranties True.  The representations and warranties of Emerson and each Purchaser contained in this Agreement and in any certificate delivered by Emerson or any Purchaser pursuant hereto (a) that are qualified by materiality shall be true at and as of the Closing Date as if made at and as of such date (except to the extent that any such representation or warranty is made solely as of the date hereof or as of another date earlier than the Closing Date, in which case such representation or warranty shall be true as of such date), and (b) that are not qualified by materiality shall be true in all material respects at and as of the Closing Date as if made at and as of such time (except to the extent that any such representation or warranty is made solely as of the date hereof or as of another date earlier than the Closing Date, in which case such representation and warranty shall be true in all material respects as of such date).

8.2                                 Compliance with Agreements and Covenants.  Emerson and each Purchaser shall have in all material respects performed and complied with all of its covenants and obligations contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

8.3                                 Certificate of Compliance.  Emerson shall have delivered to the Sellers a certificate of Emerson dated as of the Closing Date, executed by Emerson, certifying as to the satisfaction of the conditions set forth in Sections 8.1 and 8.2.

8.4                                 HSR Act.  Any applicable waiting period under the HSR Act shall have expired or been earlier terminated without action by the Antitrust Division or the FTC to prevent the consummation of the transactions contemplated by this Agreement.

8.5                                 Mexican FCC Filing Requirement.  Any Mexican FCC Filing Requirement relating to the transactions contemplated by this Agreement shall have been made.

8.6                                 No Injunctions or Other Legal Restraints.  No injunction or other legal restraint or prohibition enacted, entered, promulgated, enforced or issued by any Governmental Authority preventing the consummation of the Closing shall have come into effect after the date of this Agreement and continue to be in effect.

8.7                                 Absence of Proceedings.  There shall not be instituted or pending any Proceeding brought by any Governmental Authority challenging or seeking to restrain or prohibit the Closing or any other transaction contemplated by this Agreement or the Related Agreements or

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seeking to obtain from any Seller or any of its Affiliates in connection with the Closing any damages that are material in relation to the Sellers and their Affiliates, taken as a whole.

8.8                                 Related Agreements.  The Sellers shall have received from Emerson and each Purchaser a duly executed copy of each Related Agreement to which such Purchaser is a party.

8.9                                 Purchase Price.  The Sellers shall have received from Emerson (on behalf of the Purchasers) its respective portion of the Purchase Price as provided in Section 3.1(a) in accordance with the Purchase Price Allocation Statement.

8.10                           Consent of PBGC.  MCI shall have received the consent of the Pension Benefit Guaranty Corporation in connection with the transactions contemplated hereby if such consent is required pursuant to the Memorandum of Understanding, dated February 13, 2004, by and between Marconi plc, Marconi and the Pension Benefit Guaranty Corporation.

8.11                           Additional Governmental Consents.  All actions by or in respect of or filings with any governmental body, agency, official or authority in the United States of America or Canada required to permit the consummation of the Closing shall have been taken, made or obtained other than such actions or filings which, if not taken or made, would not reasonably be expected to have a Business Material Adverse Effect.

ARTICLE IX

CLOSING

9.1                                 Closing.  Subject to Articles VII and VIII, the Closing shall take place at the offices of Mayer, Brown, Rowe & Maw LLP, 190 South LaSalle Street, Chicago, Illinois 60603, at 10:00 a.m. (central standard time) on the third Business Day after all the conditions set forth in Articles VII and VIII have been satisfied (or, to the extent permitted, waived by the parties entitled to the benefits thereof), or such other day as may be mutually agreed by Emerson and Marconi.  Once the Closing occurs, the Closing, and all transactions to occur at the Closing, shall be deemed to have taken place at, and shall be effective as of, 12:01 a.m. (central standard time) on the Closing Date.

9.2                                 Deliveries by the Sellers.  At the Closing, Marconi and each Seller (as applicable) shall, and MCI and its Affiliates shall cause Marconi Federal and Marconi Middle East (as applicable) to, deliver to the Purchasers the following:

(a)                                  the Bill of Sale duly executed by each Seller;

(b)                                 the Assignment and Assumption Agreement duly executed by each Seller;

(c)                                  the Special Warranty Deeds duly executed by MCI or Marconi Canada (as applicable), for each Transferred Owned Real Property;

(d)                                 the Patent Assignment duly executed by Marconi IP;

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(e)                                  the Trademark Assignment duly executed by the Sellers;

(f)                                    the Transition Services Agreement duly executed by MCI;

(g)                                 the License Agreement duly executed by Marconi IP and MCI;

(h)                                 the Federal Supply Agreement duly executed by Marconi Federal;

(i)                                     the Middle East Supply Agreement duly executed by Marconi Middle East;

(j)                                     the Consents received by the Sellers, subject to the terms and conditions of this Agreement, including Sections 2.3 and 6.3(c);

(k)                                  the Sublicense duly executed by Marconi;

(l)                                     a certificate of the secretary or an assistant secretary of Marconi and each Seller certifying resolutions of the board of directors of Marconi and such Seller, approving and authorizing the execution, delivery and performance by Marconi and such Seller of this Agreement and its respective Related Agreements and the consummation by Marconi and such Seller of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Marconi and such Seller); and

(m)                               owners affidavits and gap indemnities reasonably requested by the title company issuing the owners title insurance policies described in Section 7.11.

9.3                                 Deliveries by the Purchasers.  At the Closing, Emerson and the Purchasers shall deliver to the Sellers the following:

(a)                                  the Assignment and Assumption Agreement duly executed by the applicable Purchaser;

(b)                                 the Transition Services Agreement duly executed by the U.S. Purchaser;

(c)                                  the License Agreement duly executed by the U.S. Purchaser;

(d)                                 the Federal Supply Agreement duly executed by the U.S. Purchaser;

(e)                                  the Middle East Supply Agreement duly executed by the U.S. Purchaser;

(f)                                    a certificate of the secretary or an assistant secretary of Emerson and each Purchaser certifying resolutions of the board of directors of Emerson and such Purchaser approving and authorizing the execution, delivery and performance by Emerson and such Purchaser of this Agreement and its Related Agreements and the consummation by Emerson and such Purchaser of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Emerson and such Purchaser);

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(g)                                 an agreement in form reasonably acceptable to MCI pursuant to which each Purchaser agrees to be bound by the terms and conditions of the AFC Cross License, it being agreed that AFC and Advanced Fibre Access Corporation shall be beneficiaries of, and entitled to enforce, the agreement to be delivered pursuant to this Section 9.3(g);

(h)                                 the Sublicense duly executed by the U.S. Purchaser; and

(i)                                     the Purchase Price in accordance with Sections 3.1 and 13.4.

ARTICLE X

TERMINATION

10.1                           Termination.  This Agreement may be terminated, and the transactions contemplated herein may be abandoned, at any time on or prior to the Closing Date:

(a)                                  with the mutual written consent of Marconi and Emerson;

(b)                                 by Marconi or Emerson, if the Closing shall not have taken place on or prior to December 31, 2004; provided, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to (i) Marconi if the failure of Marconi or any Seller to fulfill any of its obligations under this Agreement caused the failure of the Closing to occur on or prior to such date or (ii) Emerson if the failure of Emerson or any Purchaser to fulfill any of its obligations under this Agreement caused the failure of the Closing to occur on or prior to such date;

(c)                                  by Emerson, if there shall have been a breach of any representation, warranty, covenant or obligation of Marconi or any Seller hereunder, and such breach would reasonably be expected to cause a condition to Closing set forth in Section 7.1 or Section 7.2 not to be satisfied or to have a Seller Material Adverse Effect, and such breach shall not have been remedied within thirty (30) days after receipt by Marconi of a notice in writing from Emerson specifying the breach and requesting such breach be remedied; or

(d)                                 by Marconi, if there shall have been a breach of any representation,  warranty, covenant or obligation of Emerson or any Purchaser hereunder, and such breach would reasonably be expected to cause a condition to Closing set forth in Section 8.1 or Section 8.2 not to be satisfied, and such breach shall not have been remedied within thirty (30) days after receipt by Emerson of a notice in writing from Marconi specifying the breach and requesting such breach be remedied.

In the event of termination by Marconi or Emerson pursuant to this Section 10.1 (other than Section 10.1(a)), written notice thereof shall be given to the other parties hereto.

10.2                           Effect of Termination.  If this Agreement is terminated pursuant to Section 10.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 6.5 (Brokers), 6.8 (Confidentiality), 13.1 (Expenses) and 13.8 (Publicity), each of which

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shall survive the termination of this Agreement, and except that no such termination shall relieve any party from liability for any prior intentional breach of this Agreement.

ARTICLE XI

EMPLOYEES AND EMPLOYEE BENEFITS

11.1         Scope of Article XI.  This Article XI applies only to Current MCI Employees and Former MCI Employees.  Matters relating to Current Canadian Employees and Former Canadian Employees are addressed in Exhibit Canada.  Matters relating to Current Mexican Employees and Former Mexican Employees are addressed in Exhibit Mexico.  Matters relating to the Costa Rican Employee are addressed in Exhibit Costa Rica.  Unless otherwise specified, references to “Employee” as used in this Article XI shall refer only to Current MCI Employees and Former MCI Employees.

11.2                           Offers of Employment.  Effective as of the Closing, the U.S. Purchaser shall continue the employment of (or, to the extent required by applicable Law, offer employment to) each Current MCI Employee, on terms and conditions which include substantially the same level of base salary or wages as applied to such employees immediately prior to the Closing and on the other terms and conditions described in this Article XI.  Each such individual who continues in employment with the U.S. Purchaser or, if applicable, accepts the U.S. Purchaser’s offer of employment, shall become an employee of the U.S. Purchaser as of the Closing and shall be referred to herein as a “Transferred Employee”.  Unless otherwise specified, references to “Transferred Employee” as used in this Article XI shall refer only to Current MCI Employees who continue in employment with the U.S. Purchaser or, if applicable, who accept the U.S. Purchaser’s offer of employment.

11.3                           Liabilities for Seller Benefit Plans.  Following the Closing Date (except as otherwise specified in this Article XI including this Section 11.3): (a) the U.S. Purchaser and/or one or more of its Affiliates shall assume sponsorship of, and all assets of, and liabilities under and with respect to, the Business Plans other than the Fixed Value Incentive Plan and the agreements designated on Schedule 4.17(a) as “Pre-Closing Severance Agreements”, “Special Incentive Plans” and “Deal Agreements”, respectively; (b) the U.S. Purchaser and/or one or more of its Affiliates shall assume and continue the relationships of the Business with those individuals rendering personal services to the Business as independent contractors (“Contractors”) in accordance with the terms of such arrangements set forth on Schedule 4.17(a); provided, however that this Section 11.3 shall not be construed to limit the ability of the applicable entity to terminate the services of any Contractor in accordance with the terms of the arrangement with such Contractor; and (c) except as otherwise expressly provided in this Article XI, MCI or one or more of its Affiliates shall retain sponsorship of, and all assets of, and liabilities under and with respect to, the Seller Benefit Plans, the Fixed Value Incentive Plan, the agreements designated on Schedule 4.17(a) as “Pre-Closing Severance Agreements”, “Special Incentive Plans” and “Deal Agreements”, respectively.  Except to the extent expressly set forth in this Article XI, no Seller shall have any obligation under or with respect to any employee benefit plan, program, policy or arrangement maintained by the U.S. Purchaser and its Affiliates (the “Purchaser Benefit Plans”), including, after the Closing Date, the Business Plans, other than

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the Fixed Value Incentive Plan, the agreements designated as on Schedule 4.17(a) as “Pre-Closing Severance Agreements”, Special Incentive Plans” and “Deal Agreements”, respectively.

11.4                           Service Credit.  The Transferred Employees will be allowed credit for their service with MCI and its Affiliates and their predecessors, for all purposes (other than benefit accrual under a defined benefit pension plan) under the Purchaser Benefit Plans; provided, however, that if such service is not credited for a particular purpose under a relevant Benefit Plan, such service shall not be required to be credited for such purposes under a corresponding Purchaser Benefit Plan.  The Transferred Employees (and, as applicable, their covered dependents) shall be allowed to participate in all Purchaser Benefit Plans without being subject to any waiting periods or any restrictions or limitations for pre-existing conditions and the U.S. Purchaser shall use reasonable efforts to cause all deductibles to be waived for plan years beginning before the Closing Date.

11.5                           Individual Agreements and Continuation of Benefits.  Following the Closing Date, the U.S. Purchaser shall, or shall cause its Affiliates to, honor and maintain (in accordance with their terms) all individual agreements in existence as of the date hereof between MCI or any of its Affiliates and a Transferred Employee (as set forth on the Schedules to this Agreement), without offset, deduction, counterclaim, interruption or deferment (unless superseded by a subsequent agreement executed by the parties).  During the period commencing on the Closing Date and ending one year thereafter, the U.S. Purchaser shall ensure that the Transferred Employees (and, if applicable, their eligible beneficiaries and covered dependants) are provided substantially the same level of base salary or wages as applied to such employees immediately prior to the Closing and overall employee benefits which are substantially comparable in the aggregate (excluding equity-based compensation or other special executive compensation) to those provided to such Transferred Employees (and, as applicable, their eligible beneficiaries and covered dependents) as of the date hereof.  Without limiting the generality of the foregoing, with respect to (a) any Transferred Employee who is employed at the Sellers’ Lorain, Ohio facility as of the date of this Agreement, whose employment is terminated within the one year following the Closing Date and whose severance benefits were included in the Sellers’ calculations of severance pay for “Power Play” severances, which calculations were provided to the Purchasers prior to the date of this Agreement, and (b) any Transferred Employee (including any Transferred Employee who is otherwise covered by the Exhibit Mexico to this Agreement) whose employment is terminated within the one year following the Closing Date and whose severance benefits were included in the Sellers’ calculations of severance for “Non-Power Play” severances for the United States and Mexico which calculations were provided to the Purchaser prior to the date of this Agreement, the Purchasers shall provide to such Transferred Employee severance benefits at a level at least equal to the severance benefits that would have been paid by MCI or its Affiliates under MCI’s or its Affiliates severance policies as in effect immediately prior to the date of this Agreement.  The estimated severance liabilities provided to the Purchasers with respect to the foregoing liabilities are, to the knowledge of the Sellers, true and correct in all material respects.  Prior to Closing, the Sellers shall provide to the Purchasers with the data underlying the calculation of “Power Play” and “Non-Power Play” severance.

11.6                           Certain Compensation and Benefits.  Without limiting the generality of any other provisions of this Article XI, on and after the Closing Date, the U.S. Purchaser shall promptly pay or provide, or shall cause one of its Affiliates to promptly pay or provide, or shall cause an

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applicable employee benefit plan to pay or provide, when due, to all Employees all payroll and bonuses (including any bonuses accrued under the AIP as of the Closing Date) and benefits earned or accrued prior to and through the Closing Date pursuant to the terms of any compensation arrangements, employment agreements and employee pension or welfare benefit plans, programs or policies in existence as of the date hereof (other than Seller Benefit Plans, the Fixed Value Incentive Plans, the Pre-Closing Severance Agreements, the Special Incentive Agreements and the Deal Agreements, but including benefits with respect to which the liability has been expressly assumed by the U.S. Purchaser pursuant to this Article XI).  On and after the Closing Date, the U.S. Purchaser shall promptly pay or provide, or shall cause one of its Affiliates to promptly pay or provide, or shall cause an applicable employee benefit plan, program, policy or arrangement to pay or provide when due, to all Employees all compensation and benefits required to be paid or provided, including pursuant to the terms of this Agreement or pursuant to the terms of any Purchaser Benefit Plan or any individual agreement with any Employee or pursuant to the terms of any relevant agreements entered into, or approved, by the U.S. Purchaser prior to the Closing Date.  Employees shall cease to participate in the Seller Benefit Plans for periods after the Closing Date, subject to the terms thereof and this Article XI.

11.7                           Welfare Benefits.  Without limiting the generality of Section 11.6, all Employees shall cease to participate in the Welfare Plan at 12:01 a.m. on the day after the Closing Date (the “Coverage End Date”) and the Welfare Plan shall only be required to pay claims of Employees or their dependents or beneficiaries required to be paid under the terms of the Welfare Plan and incurred prior to the Coverage End Date provided that for the purposes of this Section 11.7, a claim shall be deemed incurred in accordance with the following:

(a)                                  a medical, dental, or flexible spending account (including medical, dental and dependent care flexible spending accounts) claim is incurred on the date the service is rendered or the product is purchased;

(b)                                 a life insurance claim is incurred on the date of the individual’s death; and

(c)                                  a long term disability claim is incurred on the date the individual becomes disabled under the terms of the relevant plan or program, provided that if the individual returns to employment after the Closing Date for a period of time that would require a new elimination period to be satisfied, any subsequent claim shall not be deemed to have been incurred prior to the Closing Date.

Further, MCI may require that all Employees be required to submit medical, dental and flexible spending account claims incurred prior to or on the Closing Date by the last day of the calendar month that first occurs after the expiration of six (6) months after the Closing Date or such earlier date as is presently required under the terms of the Seller Plans.  To the extent MCI or one of its Affiliates elects to provide any notices to Employees relating to submissions of claims in accordance with the preceding sentence, the U.S. Purchaser shall facilitate the timely distribution of such notices and provide such information to MCI and/or its Affiliates as is reasonably requested by MCI or its Affiliates relating to such notices.  To the extent applicable, the U.S. Purchaser shall cause all deductibles to be waived for Transferred Employees under the Purchaser Benefit Plans for plan years beginning before the Closing Date.

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In addition, effective as of the Closing Date, the U.S. Purchaser and its Affiliates will assume all liabilities and obligations of MCI and its Affiliates under the Retiree Medical Plan.  Schedule 11.7 sets forth a list of the individuals and the surviving spouses who are currently receiving benefits under the Retiree Medical Plan, which list is, to the knowledge of the Sellers, true and correct in all material respects; provided, however, that Schedule 11.7 does not list individuals who are currently receiving benefits under the Retiree Medical Plan as a dependent of another individual.  The liabilities disclosed to the U.S. Purchaser relating to obligations under the Retiree Medical Plan were determined using reasonable actuarial assumptions consistent with U.S. GAAP and the assumptions set forth in the March 31, 2004 FAS 132 footnote disclosure provided to the U.S. Purchaser.

11.8                           Vacation.  With respect to any accrued but unused paid vacation time to which any Transferred Employee is entitled pursuant to the vacation policy applicable to such Transferred Employee immediately prior to the Closing Date (the “Vacation Policy”), the U.S. Purchaser shall assume the liability for accrued vacation of Transferred Employees and shall permit such Transferred Employees to use such vacation time.

11.9                           Defined Benefit Plans.

(a)                                  Effective as of the Closing Date, the U.S. Purchaser shall assume sponsorship of and all rights, powers, duties, liabilities and obligations of the Seller and its Affiliates under and with respect to the RELTEC Corporation Retirement Plan (the “RELTEC Plan”) other than any obligations of MCI and its Affiliates under any agreement with the Pension Benefit Guaranty Corporation.  The assets and liability valuations as disclosed to the U.S. Purchaser in respect of the RELTEC Plan have been determined using reasonable actuarial assumptions consistent with FAS 87 and the March 31, 2004 footnote disclosure previously provided to the U.S. Purchaser.

(b)                                 Further, effective as of the Closing Date, the U.S. Purchaser shall assume all liabilities and obligations of MCI and its Affiliates under and with respect to the Marconi USA Employees’ Retirement Plan (the “US Qualified Plan”) to or with respect to Current MCI Employees and Former MCI Employees (other than any obligations of MCI and its Affiliates under any agreement with the Pension Benefit Guaranty Corporation, but including liabilities relating to such individuals’ personal pension accounts under the US Qualified Plan and any obligation to pay a Social Security supplement to any such individuals).  Schedule 11.9 sets forth a list, as of May 31, 2004, of (i) the account balances of all Current MCI Employees and Former MCI Employees under the US Qualified Plan (which individuals may also be entitled to a Social Security supplement under the US Qualified Plan), and (ii) those Current MCI Employees and Former MCI Employees who are or may be entitled only to a Social Security supplement under the US Qualified Plan, which list is, to the knowledge of Sellers, true and correct in all material respects.

The asset and liability valuations provided to the U.S. Purchaser prior to the date of this Agreement in respect of the liabilities of the US Qualified Plan to be transferred to the Purchaser Defined Benefit Plan hereunder were determined using reasonable actuarial assumptions consistent with FAS 87 and the March 31, 2004 footnote disclosure

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previously provided to the U.S. Purchaser, taking into account the Social Security supplement and death benefits thereunder.

(c)                                  As soon as practicable after the Closing Date (but in no event later than the end of the calendar quarter which begins at least sixty (60) days after the Closing Date), which date shall be referred to herein as the “Initial Transfer Date”, MCI or one of its Affiliates shall cause to be transferred to one or more defined benefit plans (as defined in section 3(34) of ERISA) established or designated by the U.S. Purchaser and which are qualified under section 401(a) of the Code (the “Purchaser Defined Benefit Plan”) the assets under the RELTEC Plan and the assets under the US Qualified Plan which are attributable to the liabilities assumed by the U.S. Purchaser pursuant to this Section 11.9.  The transfer of assets and liabilities pursuant to this Section 11.9 shall be effected in all respects in accordance with sections 414(l) and 411(d)(6) of the Code.  As of the Initial Transfer Date, approximately ninety percent (90%) of the total assets of the RELTEC Plan and approximately ninety percent (90%) of the total assets required to be transferred from the US Qualified Plan pursuant to this Section 11.9 will be transferred in kind (with the Purchaser Defined Benefit Plan receiving a pro rata portion of each asset funding the RELTEC Plan and the US Qualified Plan except that any transfer with respect to the value of real estate, index funds and any other assets for which a recognized public market does not exist shall be transferred in cash) to the Purchaser Defined Benefit Plan and the remaining amount of assets required to be transferred from each of the RELTEC Plan and the US Qualified Plan will be transferred in cash no later than sixty (60) days after the Initial Transfer Date (the “Final Transfer Date”).  The amount of assets to be transferred pursuant to this Section 11.9 from the US Qualified Plan to the Purchaser Defined Benefit Plan shall be determined in accordance with section 4044 of ERISA using actuarial assumptions and other methodology prescribed by the Pension Benefit Guaranty Corporation with respect to allocations under section 4044 of ERISA.  For purposes of the determination described in the preceding sentence, the amount of assets shall be determined as of the Closing Date (with the value of any real estate investments being based on the regular quarterly (or more recent) valuation occurring coincident with or next preceding the Closing Date) and shall be adjusted for (i) actual performance for the period between the Closing Date and the Initial Transfer Date and Final Transfer Date, as applicable, and (ii) any benefit payments made from the Reltec Plan and any benefit payments made to or with respect to Current MCI Employees or Former MCI Employees from the US Qualified Plan, as applicable, and, in the case of the US Qualified Plan, shall be determined without regard to contributions to the US Qualified Plan which are due for any period prior to the Closing Date but which are not required to be contributed prior to the Closing Date under the Code, ERISA or any agreement between any Seller or any of its Affiliates and the Pension Benefit Guaranty Corporation.

(d)                                 Any dispute regarding the calculation of the assets allocated or liability transferred shall be determined by an actuary designated by MCI, subject to the review of an actuary designated by the U.S. Purchaser.  If the actuaries do not agree on calculation amounts, then the dispute shall be submitted to an actuary selected by mutual agreement of MCI and the U.S. Purchaser, the fees and expenses of which shall be shared equally by MCI, on the one hand, and the U.S. Purchaser, on the other hand.  The decision of such third actuary shall be binding on all parties.

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(e)           For periods after the Closing Date, none of MCI nor any of its Affiliates shall have any liability under or with respect to the RELTEC Plan and none of MCI, any of its Affiliates or the US Qualified Plan will have any obligations or liabilities with respect to the obligations of the US Qualified Plan that are assumed by the U.S. Purchaser or its Affiliates pursuant to this Section 11.9.  Nothing in this Section 11.9 shall relieve MCI or any of its Affiliates of liabilities for any breach of Section 4.17.

11.10                     Savings Plan.  MCI shall cause the sponsor of the Marconi USA Wealth Accumulation Plan (“Marconi 401(k) Plan”) to amend the Marconi 401(k) Plan to permit, after the Closing Date to the extent permitted under the requirements of the Code applicable to qualified retirement plans, Transferred Employees to elect to receive a distribution of benefits under such plan and to permit Transferred Employees to elect to rollover any loan from such plan to a plan established or designated by the U.S. Purchaser that satisfies the requirements of the next sentence provided such election to rollover any loan must occur by the end of the calendar month in which occurs the day which is one hundred and twenty (120) days after the Closing Date (“Loan Transfer End Date”).  The U.S. Purchaser shall, or shall cause an Affiliate of the U.S. Purchaser to, establish a plan covering the Transferred Employees satisfying the requirements of Code Section 401(a) and including a cash or deferred arrangement satisfying the requirements of Code Section 401(k) as of the day after the Closing Date (the “Purchaser 401(k) Plan”).  The Purchaser 401(k) Plan established by the U.S. Purchaser shall permit the rollover of a loan in accordance with the foregoing.  The U.S. Purchaser shall continue to deduct loan payments required under loans made to a Transferred Employee under the Marconi 401(k) Plan until the earlier of the date the loan is transferred to the Purchaser 401(k) Plan or the Loan Transfer End Date.  Such loan payments shall be paid by the U.S. Purchaser or an Affiliate of the U.S. Purchaser to the record keeper of the Marconi 401(k) Plan in accordance with the requirements of the record keeper of the Marconi 401(k) Plan and in accordance with Department of Labor regulations governing the contribution of elective deferrals by an employer under a plan satisfying the requirements of Code Section 401(a).

11.11                     Workers and Unemployment Compensation.  MCI shall retain liability for all workers compensation and unemployment claims for Employees arising prior to the Closing Date.  The U.S. Purchaser shall be responsible for all workers compensation and unemployment claims for Transferred Employees arising on or after the Closing Date.

11.12                     Wages.  The U.S. Purchaser shall assume liability for all salary, wages and related Taxes payable after the Closing Date in respect of the Transferred Employees that have not been paid as of the Closing Date, it being understood that such amount is being assumed by the U.S. Purchaser.

11.13                     WARN Act.  MCI agrees to be solely responsible for any notification and liability under the WARN Act relating to the termination of any Employees prior to the Closing Date.  The U.S. Purchaser agrees to be solely responsible for any notification and liability under the WARN Act relating to any termination of any Employees occurring on or after the Closing Date.  As of the Closing Date, MCI shall provide the Purchasers with the information concerning the Sellers’ activities prior to the Closing Date that is necessary for the U.S. Purchaser to evaluate its obligations under the WARN Act on or after the Closing Date.

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11.14                     Nonqualified Plans.  Effective as of the Closing Date, the U.S. Purchaser shall assume sponsorship of and all rights, powers, duties, liabilities and obligations of MCI and its Affiliates under and with respect to each of the Reliance Comm/Tec Corporation Supplemental Retirement Plan for Key Employees and the Reliance Comm/Tec Corporation Special Retirement Program for Elected Officers (collectively, the “Supplemental Plans”).  The aggregate amount of such assumed liabilities and obligations under the Supplemental Plans have been valued using reasonable actuarial assumptions consistent with U.S. GAAP and the FAS 87 assumptions set forth in the March 31, 2004 footnote disclosure previously provided to the U.S. Purchaser.  For periods after the Closing Date, none of MCI or any of its Affiliates shall have any liability under or with respect to either of the Supplemental Plans.  Nothing in this Section 11.16 shall relieve MCI or any of its affiliates for breaches of Section 4.17.  The Sellers have provided the Purchasers with a copy of the most recent actuarial report for the Supplemental Plans.

11.15                     Payroll Taxes.  The Sellers will provide to the U.S. Purchaser such information as may be reasonably requested by the U.S. Purchaser in order to enable the U.S. Purchaser to comply with the standard procedure or the alternate procedure (at the U.S. Purchaser’s election) set forth in Revenue Procedure 96-60, 1996-2 CB399 (relating to preparation of Forms W-2) for each Transferred Employee).  The Sellers will also provide to the U.S. Purchaser such information as the U.S. Purchaser may reasonably request in order to transfer to the U.S. Purchaser the state unemployment insurance experience rate and wage base for the year that includes the Closing Date with regard to each Transferred Employee.

11.16                     Cooperation.  The Purchasers and the Sellers shall provide each other with relevant information reasonably requested by the other in order to effect the provisions of this Article XI.  In particular, the Sellers shall provide the Purchasers with information that the Purchasers reasonably request and which is in Sellers’ possession or is reasonably attainable by Sellers without additional cost, including service dates, birthdates, records of 2004 employer and employee contributions to the Canada Pension Plan, Mexican Pension and Seniority Premium Plans and the employment insurance contributions.

ARTICLE XII

INDEMNIFICATION

12.1                           Survival.  The representations and warranties of the parties hereto contained herein and in the Related Agreements shall survive the Closing for a period of eighteen (18) months after the Closing, except that (a) Environmental Warranties shall survive the Closing for a period of five (5) years after the Closing, (b) Tax Warranties shall survive the Closing until the Tax Statute of Limitations Date, and (c) Title and Authorization Warranties shall survive the Closing forever.  Neither Emerson, Marconi nor any other party hereto shall have any liability with respect to claims first asserted in connection with any representation or warranty after the survival period specified therefor in this Section 12.1.  For the purposes of this Article XII, all representations and warranties of the parties set forth in this Agreement and in any Related Agreement shall be deemed to have been made by such parties on and as of the Closing Date except to the extent such representations and warranties are expressly made as of an earlier date.

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The covenants and agreements of the parties hereto shall remain in full force and effect in accordance with their terms (or, if no survival period is specified herein, such covenants and agreements shall survive until fully performed or fulfilled).

12.2                           Indemnification by Marconi.  Subject to Section 12.4, Marconi agrees to indemnify the Purchasers and their Affiliates (each, a “Purchaser Indemnified Party”) against, and agrees to hold the Purchasers and their Affiliates harmless from, any and all Losses incurred or suffered by the Purchasers or its Affiliates to the extent arising out of any of the following:

(a)                                  any breach of or any inaccuracy in any representation or warranty made by Marconi or any Seller in this Agreement or any breach of or any inaccuracy in any representation or warranty made by Marconi or any Seller in any Related Agreement or any document delivered by such Person at the Closing; provided, that Marconi shall have no liability under this Section 12.2(a) for any breach of or inaccuracy in any representation or warranty unless (i) in the case of all representations and warranties except for Environmental Warranties, Tax Warranties and Title and Authorization Warranties, a written notice of the Purchaser Indemnified Party’s claim is given to Marconi not later than the close of business on the date that is eighteen (18) months after the Closing Date, (ii) in the case of Environmental Warranties, a written notice of the Purchaser Indemnified Party’s claim is given to Marconi not later than the close of business on the fifth (5th) anniversary of the Closing Date, and (iii) in the case of Tax Warranties, a written notice of the Purchaser Indemnified Party’s claim is given to Marconi not later than the close of business on the Tax Statute of Limitations Date, in each case with each such notice specifying (in reasonably sufficient detail) the matter giving rise to the claim, the nature of the claim and, so far as practicable, the amount claimed;

(b)                                 any breach of or failure by any Seller to perform any covenant or obligation of such Seller set out in this Agreement or any breach of or failure by any Seller to perform any covenant or obligation of such Seller set out in any Related Agreement or any document delivered by such Seller at the Closing; provided, that Marconi shall have no liability under this Section 12.2(b) for any such breach or failure occurring on or prior to the Closing Date unless a written notice of the Purchaser Indemnified Party’s claim is given to Marconi not later than the close of business on the date that is eighteen (18) months after the Closing Date; or

(c)                                  any Excluded Asset or any Retained Obligation; provided, that Marconi shall have no liability under this Section 12.2(c) with respect to any 5-Year PEL unless a written notice of the Purchaser Indemnified Party’s claim is given to Marconi not later than the close of business on the fifth (5th ) anniversary of the Closing Date or, if earlier, in respect to a particular parcel of Transferred Real Property, the day prior to the sale or other transfer of ownership of any Transferred Real Property to which a 5-Year PEL relates.

12.3                           Indemnification by Emerson.  Subject to Section 12.4, Emerson agrees to indemnify the Sellers and their Affiliates (each, a “Seller Indemnified Party”) against, and agrees

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to hold the Sellers and their Affiliates harmless from, any and all Losses incurred or suffered by the Sellers or their Affiliates to the extent arising out of any of the following:

(a)                                  any breach of or any inaccuracy in any representation or warranty made by Emerson or any Purchaser in this Agreement or any Related Agreement or any document delivered by Emerson or any Purchaser at the Closing; provided, that Emerson shall have no liability under this Section 12.3(a) for any breach of or inaccuracy in any representation or warranty unless, in the case of all representations and warranties except for Title and Authorization Warranties, a written notice of the Seller Indemnified Party’s claim is given to Emerson not later than the close of business on the date that is eighteen (18) months after the Closing Date, in each case with each such notice specifying (in reasonably sufficient detail) the matter giving rise to the claim, the nature of the claim and, so far as practicable, the amount claimed;

(b)                                 any breach of or failure by Emerson or any Purchaser to perform any covenant or obligation of Emerson or any Purchaser set out in this Agreement or any Related Agreement or any document delivered by Emerson or any Purchaser at the Closing; provided, that Emerson shall have no liability under this Section 12.3(b) for any such breach or failure occurring on or prior to the Closing Date unless a written notice of the Seller Indemnified Party’s claim is given to Emerson not later than the close of business on the date that is eighteen (18) months after the Closing Date;

(c)                                  any Assumed Obligation;

(d)                                 the operation of the Business subsequent to the Closing, except to the extent any such Losses result from or relate to any Seller’s breach of any representations, warranties, covenants or any other obligations under this Agreement or otherwise relate to any Excluded Asset or Retained Obligation; or

(e)                                  any obligation or liability arising under any Marconi Guarantee.

12.4                           Limitations on Liability of Marconi and Emerson.  Notwithstanding any other provision of this Agreement or any right or remedy available under any Law:

(a)                                  The Purchaser Indemnified Parties shall have the right to payment under Section 12.2(a) and under Section 12.2(b) solely with respect to a breach of Section 6.2(d)(i), Section 6.17 or Section 13.17 only if, and only to the extent that, the Purchaser Indemnified Parties shall have incurred (i) as to any particular claim, an indemnifiable Loss in excess of $37,500 and (ii) as to all claims, indemnifiable Losses in excess of $4,000,000 (in determining whether this aggregate threshold has been satisfied, only Losses exceeding the per claim threshold set forth in the foregoing clause (i) shall be included).

(b)                                 Neither Marconi, any Seller nor any of their Affiliates shall have any liability under or otherwise in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby in excess of (i) as to all representations and warranties (other than Title and Authorization Warranties) and breaches of Section 6.2(d)(i), Section 6.17 or Section 13.17, $80,000,000 in the

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aggregate, and (ii) as to Title and Authorization Warranties and all other matters under this Agreement and the Related Agreements, the Purchase Price in the aggregate; provided, that in no event shall the aggregate liability of Marconi, the Sellers and their Affiliates (taken together) for any and all matters referred to in clauses (i) and (ii) exceed the Purchase Price in the aggregate.

(c)                                  The Seller Indemnified Parties shall have the right to payment by the Purchasers under Section 12.3(a) only if, and only to the extent that, the Seller Indemnified Parties shall have incurred (i) as to any particular claim under Section 12.3(a), an indemnifiable Loss in excess of $37,500 and (ii) as to all claims under Section 12.3(a), indemnifiable Losses in excess of $4,000,000 (in determining whether this aggregate threshold has been satisfied, only Losses exceeding the per claim threshold set forth in the foregoing clause (i) shall be included).

(d)                                 Neither Emerson, any Purchaser nor any of their Affiliates shall have any liability under or otherwise in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby in excess of (i) as to all representations and warranties, other than Title and Authorization Warranties, $80,000,000 in the aggregate, and (ii) as to Title and Authorization Warranties and all other matters under this Agreement and the Related Agreements, the Purchase Price in the aggregate; provided, that in no event shall the aggregate liability of Emerson, the Purchasers and their Affiliates (taken together) for any and all matters referred to in clauses (i) and (ii) exceed the Purchase Price in the aggregate.

(e)                                  IN NO EVENT SHALL ANY PARTY HEREUNDER OR ANY OF SUCH PARTY’S AFFILIATES HAVE ANY LIABILITY UNDER THIS AGREEMENT, ANY RELATED AGREEMENT OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY FOR SPECIAL, SPECULATIVE, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES OR FOR LOST PROFITS, EXCEPT THAT THE FOREGOING EXCLUSION SHALL NOT APPLY TO ANY SUCH DAMAGES PAYABLE BY A PURCHASER INDEMNIFIED PARTY OR A SELLER INDEMNIFIED PARTY TO AN UNAFFILIATED THIRD PARTY.

(f)                                    THE SOLE AND EXCLUSIVE LIABILITY AND RESPONSIBILITY OF (A) MARCONI AND ITS AFFILIATES TO EMERSON AND ITS AFFILIATES AND (B) EMERSON AND ITS AFFILIATES TO MARCONI AND ITS AFFILIATES UNDER OR IN CONNECTION WITH THE ASSETS, THE BUSINESS, THIS AGREEMENT, THE RELATED AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING FOR ANY BREACH OF OR INACCURACY IN ANY REPRESENTATION OR WARRANTY OR FOR ANY BREACH OF ANY COVENANT OR OBLIGATION OR FOR ANY OTHER REASON), AND THE SOLE AND EXCLUSIVE REMEDY OF THE SELLERS, THE PURCHASERS AND THEIR RESPECTIVE AFFILIATES WITH RESPECT TO ANY OF THE FOREGOING, SHALL BE AS SET FORTH IN THIS ARTICLE XII AND IN SECTION 6.4(E), SECTION 6.5, SECTION 6.8(E) AND SECTION 6.11(C).  To the

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extent that any party hereunder or any of such party’s Affiliates has any Losses for which it may assert any other right to indemnification, contribution or recovery from any other party hereunder or any of such other party’s Affiliates (whether under this Agreement or under any common law theory or any statute or other Law, including any Environmental Law, or otherwise), such party hereby waives, releases and agrees not to assert such right, and such party agrees to cause each of its Affiliates to waive, release and agree not to assert such right, regardless of the theory upon which any claim may be based, whether contract, equity, tort, warranty, strict liability or any other theory of liability except to the extent such claims are based upon actual fraud.

(g)                                 The limitations contained in the foregoing clauses (a) through (d) of this Section 12.4 shall not apply to any indemnity obligation of Marconi, Emerson, or any of their respective Affiliates in respect of Taxes.

(h)                                 Neither Marconi, the Sellers nor any of their Affiliates shall have any liability under or otherwise in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby for any Loss (i) to the extent arising from a change in Law that becomes effective after the Closing Date and (ii) if such Loss is accrued, provided or reserved for in, or otherwise taken into account in, the Statement of Working Capital.

12.5                           Materiality.  For purposes of Sections 12.2, 12.3, and 12.4, the representations and warranties herein shall be deemed to have been made without any qualifications as to materiality and, accordingly, all references therein to “material”, “Material Adverse Effect”, “in all material respects” and similar qualifications as to materiality shall be deemed to be deleted therefrom (except for the representations and warranties contained at Sections 4.4, 4.5(a) and 4.10 and except where any such provision requires disclosure of lists of items of a material nature or above a specified threshold).

12.6                           Claims.  As promptly as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement not involving a claim, or the commencement of any suit, action or proceeding, of the type described in Section 12.7, the Indemnified Person shall give notice to the Indemnifying Person of such claim, which notice shall specify the facts alleged to constitute the basis for such claim, the representations, warranties, covenants and obligations alleged to have been breached and the amount that the Indemnified Person seeks hereunder from the Indemnifying Person, together with such information as may be necessary for the Indemnifying Person to determine that the limitations in Section 12.4 have been satisfied or do not apply; provided, that the failure of the Indemnified Person to give such notice shall not relieve the Indemnifying Person of its obligations under this Article XII except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby.

12.7                           Notice of Third Party Claims; Assumption of Defense.  The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement (which notice shall specify in reasonable detail the nature and amount of such claim together with such information as may be necessary for the Indemnifying Person to determine that the limitations in

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Section 12.4 have been satisfied or do not apply); provided, that the failure of the Indemnified Person to give such notice shall not relieve the Indemnifying Person of its obligations under this Article XII except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby.  The Indemnifying Person may, at its own expense, (a) participate in the defense of any such claim, suit, action or proceeding and (b) upon notice to the Indemnified Person, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof with counsel of its own choice and in the event of such assumption, shall have the exclusive right, subject to clause (a) in the proviso in Section 12.8, to settle or compromise such claim, suit, action or proceeding.  If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person.  Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

12.8                           Settlement or Compromise.  Any settlement or compromise made or caused to be made by the Indemnified Person (unless the Indemnifying Person has the exclusive right to settle or compromise under clause (b) of Section 12.7) or the Indemnifying Person, as the case may be, of any such claim, suit, action or proceeding of the kind referred to in Section 12.7 shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, that (a) no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement or compromise without its prior written consent, which consent shall not be unreasonably withheld, and (b) the Indemnified Person will not compromise or settle any claim, suit, action or proceeding without the prior written consent of the Indemnifying Person, which consent shall not be unreasonably withheld.

12.9                           Time Limits.  Any right to indemnification or other recovery under this Article XII shall only apply to Losses with respect to which the Indemnified Person shall have notified the Indemnifying Person in writing within the applicable time period set forth in Section 12.2 or 12.3, as the case may be.  If any claim for indemnification or other recovery is timely asserted under this Article XII, the Indemnified Person shall diligently pursue such claim and, if the Indemnified Person determines that it is going to bring an action, suit or proceeding with respect to such claim, the Indemnified Person shall commence such action, suit or proceeding as soon as reasonably practicable after making such determination.

12.10                     Net Losses and Subrogation.

(a)                                  Notwithstanding anything contained herein to the contrary, the amount of any Losses incurred or suffered by any Indemnified Person shall be calculated after giving effect to (i) any insurance proceeds received by the Indemnified Person (or any of its Affiliates) with respect to such Losses, (ii) any Tax benefit realized by the Indemnified Person (or any of its Affiliates) arising from the facts or circumstances giving rise to such Losses and (iii) any recoveries obtained by the Indemnified Person (or any of its Affiliates) from any other third party.  Each Indemnified Person shall exercise reasonable efforts to obtain such proceeds, benefits and recoveries.  If any such proceeds, benefits or recoveries are received by an Indemnified Person (or any of its Affiliates)

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with respect to any Losses after an Indemnifying Person has made a payment to the Indemnified Person with respect thereto, the Indemnified Person (or such Affiliate) shall promptly pay to the Indemnifying Person the amount of such proceeds, benefits or recoveries (up to the amount of the Indemnifying Person’s payment).

(b)                                 Upon making any payment to an Indemnified Person in respect of any Losses, the Indemnifying Person will, to the extent of such payment, be subrogated to all rights of the Indemnified Person (and its Affiliates) against any third party in respect of the Losses to which such payment relates.  Such Indemnified Person (and its Affiliates) and Indemnifying Person will execute upon request all instruments reasonably necessary to evidence or further perfect such subrogation rights.

(c)                                  Response Actions.  As to any claim for indemnification hereunder which may be satisfied by the performance of a Response Action, the parties agree as follows:

(i)                                     An Indemnifying Person shall have no obligation to perform any Response Actions to satisfy a claim for indemnification or to indemnify the Indemnified Person for any Losses related to a Response Action, if the claim for indemnification or the Response Action results from physically invasive tests of soil, groundwater or other environmental media performed or allowed by the Indemnified Person, unless such tests are (A) required by Environmental Law, a Governmental Authority or a judgment or settlement in connection with a Proceeding brought by an unaffiliated third party or (B) performed by such Indemnified Person in the ordinary course of business (without regard to the availability of indemnification hereunder and not including any testing in connection with the financing, lease or sublease of a Transferred Real Property) in connection with (1) the sale or other transfer of ownership by a Purchaser of a Transferred Real Property to an unaffiliated third party or (2) constructing improvements at a Transferred Real Property;

(ii)                                  The Indemnified Person shall have the option of performing such Response Action, in which case it shall be entitled to recover only two-thirds (2/3) of the costs of the Response Action from the Indemnifying Person, or of allowing the Indemnifying Person to perform the Response Action at its expense subject, in either case, to the limits on indemnification hereunder;

(iii)                               Notwithstanding the preceding clause (ii), for all 5-Year PELs arising from or discovered due to invasive testing pursuant to Section 12.10(c)(i)(B), the Indemnified Person shall perform the Response Action but shall be entitled to recover only one-half (1/2) of the costs of the Response Action from the Indemnifying Person, subject to the limits on indemnification hereunder;

(iv)                              The costs of any Phase 1 and Phase 2 investigation and reports shall not be included in costs recoverable hereunder except to the extent that such investigation and reports disclose that a Response Action is required under Environmental Law or ordered by a Governmental Authority;

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(v)                                 Any Response Action shall be conducted in a Commercially Reasonable Manner.  “Commercially Reasonable Manner” shall mean methods reasonably estimated to have the lowest cost on a present value basis (from the perspective of a reasonable business person acting without regard to the availability of indemnification hereunder) for performing a particular Response Action, without changing the use of any real property, to achieve compliance with Environmental Law or an order by a Governmental Authority or judgment or settlement in connection with a Proceeding (including for these purposes only any administrative action) brought by an unaffiliated third party; it being understood that such “commercially reasonable manner” shall include methods to obtain a covenant not to sue or a no further action letter or other release from a Governmental Authority from an asserted violation of or liability under Environmental Laws; it being further understood that such Commercially Reasonable Manner shall include, where appropriate, risk-based remedies or remedial standards, institutional or engineering controls or deed restrictions on real property; and

(vi)                              Regardless of whether a Response Action is controlled by the Indemnified Party or the Indemnifying Party, the controlling party shall (A) use reasonable efforts to consult with the other party in good faith prior to conducting any Response Action, (B) not unreasonably interfere with the operations at any Transferred Real Property (C) provide copies of material, non-privileged documents to the other party and a reasonable opportunity for the other party to comment on such documents, (D) keep the other party reasonably informed relating to the progress of the Response Action, (E) allow the other party to participate, at such other party’s expense, in any communications, meetings or proceedings involving a Governmental Authority or any third party, (F) permit the other party and its consultants or advisors, at their own expense, to observe any Response Action, and (G) select counsel, contractors and consultants of recognized standing and competence.

12.11                     Purchase Price Adjustments.  To the extent permitted by Law, any amounts payable under Section 12.2 or Section 12.3 shall be treated by the Purchasers and the Sellers as an adjustment to the Purchase Price.

ARTICLE XIII

MISCELLANEOUS

13.1                           Expenses.  Except as contemplated by Section 6.10(c), each party hereto shall bear its own fees and expenses with respect to the transactions contemplated hereby; provided, however, that the Purchasers shall pay all filing fees associated with the filings required by Sections 6.3(d) and 6.3(e).

13.2                           Amendment.  Except as provided in Section 13.17, this Agreement may be amended, modified or supplemented only in a writing signed by Emerson and Marconi.

13.3                           Notices.  Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, or (b) on the date of transmission if sent by

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facsimile transmission (receipt confirmed) on a Business Day during the normal business hours of the intended recipient, and if not so sent on such a day and at such a time, on the following Business Day:

(i)	If to Emerson or any Purchaser, addressed as follows:

Emerson Electric Co.
8000 W. Florissant Avenue
St. Louis, Missouri 63136-8506
	Attention:	R. M. Cox, Jr.,
Sr. Vice President —
Acquisitions Development
	Facsimile:	314-553-1605

with a copy to:

Emerson Electric Co.
8000 W. Florissant Avenue
St. Louis, Missouri 63136-8506
	Attention:	W. Wayne Withers
	Facsimile:	314-553-3205

and

Davis Polk & Wardell
450 Lexington Avenue
New York, New York 10017
	Attention:	Paul R. Kingsley
	Facsimile:	(212) 450-4800

(ii)	If to Marconi or any Seller, addressed as follows:

Marconi Communications, Inc.
3000 Marconi Drive
Warrendale, Pennsylvania 15086
	Attention:	General Counsel – Americas
	Facsimile:	(724) 742-7100

with copies to:

Marconi Corporation plc
34 Grosvenor Square
London

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W1K 2HD
Attention: Company Secretary
Facsimile: (44) 207 409 7748

Mayer, Brown, Rowe & Maw LLP
190 South LaSalle Street
Chicago, Illinois 60603
Attention:	Paul M. Crimmins
Facsimile:	(312) 701-7711

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

13.4                           Payments in Dollars.  Except as otherwise provided herein or in a Related Agreement, all payments pursuant hereto shall be made by wire transfer in Dollars in same day or immediately available funds without any set-off, deduction or counterclaim whatsoever.

13.5                           Waivers.  Except as otherwise provided in Article XII, the failure of a party hereto at any time or times to require performance of any provision hereof or claim damages with respect thereto shall in no manner affect its right at a later time to enforce the same.  No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

13.6                           Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that, except with the written consent of the other parties, no assignment of this Agreement or any rights or obligations hereunder, by operation of law or otherwise, may be made by any party, other than to an Affiliate of such party (but no such assignment shall relieve the assigning party of its obligations hereunder).

13.7                           No Third Party Beneficiaries.  This Agreement is solely for the benefit of the parties hereto and, to the extent expressly provided herein, their respective Affiliates, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

13.8                           Publicity.  Prior to the Closing Date, no public announcement or other publicity regarding the existence of this Agreement or any of the Related Agreements or their contents or the transactions contemplated hereby or thereby shall be made by Emerson, Marconi or any of their respective Affiliates, officers, directors, employees, representatives or agents, without the prior written agreement of Emerson and Marconi, in any case, as to form, content, timing and manner of distribution or publication. On and after the Closing Date, each of Emerson, Marconi, the Sellers and the Purchasers agree to hold confidential the terms and provisions of this Agreement and the Related Agreements and the terms of the transactions contemplated hereby and thereby.  Notwithstanding the foregoing, nothing in this Section 13.8 shall prevent any party

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or its Affiliates or any other Person from (a) making any public announcement or disclosure required by Law, the rules of any stock exchange, the Panel on Takeovers and Mergers or the UKLA, (b) disclosing this Agreement or any of the Related Agreements or their contents or the transactions contemplated hereby or thereby to (i) current and future officers, directors, employees, representatives and agents of such party and its Affiliates, (ii) current and potential lenders to, investors in and purchasers of such party and its Affiliates (or any portion thereof), and (iii) those Persons whose approval, agreement or opinion, as the case may be, is required for consummation of such particular transaction or transactions, (c) disclosing to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure except to the extent maintaining confidentiality of such information is necessary to comply with any applicable federal or state securities Laws or (d) making any disclosures incident to enforcing its rights hereunder.

13.9                           Further Assurances.  Upon the reasonable request of any Purchaser, on and after the Closing Date, the Sellers shall execute and deliver to such Purchaser such deeds, assignments and other instruments as may be reasonably requested by such Purchaser and are required to effectuate completely the transfer and assignment to such Purchaser of the right, title and interest of the Sellers in and to the Assets, and to otherwise carry out the purposes of this Agreement.

13.10                     Severability.  If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

13.11                     Entire Understanding.  This Agreement, the Related Agreements and the Confidentiality Agreement set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and thereby and supersede any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof.

13.12                     Language.  Emerson, Marconi, the Sellers and the Purchasers agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that no rule of strict construction is to be applied against Emerson, Marconi, any Seller or any Purchaser.  Each of Emerson, Marconi, the Sellers and the Purchasers and their respective counsel have reviewed and negotiated the terms of this Agreement.

13.13                     Applicable Law.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

13.14                     Remittances.  All remittances, payments, mail and other communications relating to the Assets or the Assumed Obligations received by any Seller at any time after the Closing Date shall be promptly turned over to the applicable Purchaser by such Seller.  All remittances, payments, mail and other communications relating to the Excluded Assets or the Retained

87

Obligations received by any Purchaser at any time after the Closing Date shall be promptly turned over to the applicable Seller by such Purchaser.

13.15                     Bulk Sales.  The Purchasers hereby waive compliance by the Sellers with the provisions of the Laws of any jurisdiction relating to a bulk sale or transfer of assets that may be applicable to the transfer of the Assets.  Notwithstanding the previous sentence, Marconi Canada shall apply for a certificate (a “Clearance Certificate”) pursuant to Section 6 of the Retail Sales Tax Act (Ontario) or similar legislation in those jurisdictions in which the Assets are located or in which Marconi Canada is registered for provincial sales tax purposes, and which jurisdictions require the Canadian Purchaser to request and be provided with a Clearance Certificate in respect of the transfer of the Assets, each of which Clearance Certificates indicates that all provincial retail sales taxes collectible or payable by Marconi Canada have been paid up to the Closing Date or that Marconi Canada has entered into satisfactory arrangements for the payment of such taxes.  Marconi Canada shall provide the duplicate of such Clearance Certificate(s) to the Canadian Purchaser on the Closing Date.

13.16                     Jurisdiction of Disputes; Waiver of Jury Trial.  Each party to this Agreement hereby (a) agrees that any litigation, proceeding or other legal action in connection with or relating to this Agreement, any Related Agreement or any matters contemplated hereby or thereby, shall be brought by any party solely in a court of competent jurisdiction located within the County of New York, in the State of New York, whether a state or federal court; (b) agrees that in connection with any such litigation, proceeding or action, it will consent and submit to personal jurisdiction in any such court described in clause (a) of this Section 13.16 and to service of process upon it in accordance with the rules and statutes governing service of process; (c) agrees to waive to the full extent permitted by Law any objection that it may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum; (d) designates, appoints and directs CT Corporation System as its authorized agent to receive on its behalf service of any and all process and documents in any such litigation, proceeding or action in the County of New York, in the State of New York; (e) agrees to notify the other parties to this Agreement immediately if such agent shall refuse to act, or be prevented from acting, as agent and, in such event, promptly to designate another agent in the County of New York, in the State of New York to serve in place of such agent and deliver to the other parties written evidence of such substitute agent’s acceptance of such designation; (f) agrees as an alternative method of service to service of process in any such litigation, proceeding or action by mailing of copies thereof to it at its address set forth in Section 13.3; (g) agrees that any service made as provided herein shall be effective and binding service in every respect; and (h) agrees that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by Law.  EACH PARTY HERETO IRREVOCABLY AND ABSOLUTELY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH, ARISING UNDER OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY OR THEREBY, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

13.17                     Schedules.  Any matter disclosed on a Schedule to this Agreement shall be deemed to be disclosed for such Schedule and for all other Schedules to the extent the relationship of such matter to such other Schedule is reasonably apparent on its face.  Neither the

88

specification of any Dollar amount or any item or matter in any provision of this Agreement or any Related Agreement nor the inclusion of any specific item or matter in any Schedule hereto or thereto is intended to imply that such amount, or higher or lower amounts, or the item or matter so specified or included, or other items or matters, are or are not material, and no party shall use the fact of the specification of any such amount or the specification or inclusion of any such item or matter in any dispute or controversy between the parties as to whether any item or matter is or is not material for purposes of this Agreement or any Related Agreement.  Neither the specification of any item or matter in any provision of this Agreement or any Related Agreement nor the inclusion of any specific item or matter in any Schedule hereto or thereto is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no party shall use the fact of the specification or the inclusion of any such item or matter in any dispute or controversy between the parties as to whether any item or matter is or is not in the ordinary course of business for purposes of this Agreement or any Related Agreement.  The Sellers shall, from time to time prior to or at the Closing, by notice in accordance with the terms of this Agreement, supplement or amend any Schedule hereto, including one or more supplements or amendments to correct any matter which would constitute a breach of any representation, warranty, covenant or obligation contained herein.  No such supplemental or amended Schedule shall be deemed to cure any breach for purposes of Section 7.1 or, subject to the following sentence, for any other purpose.  Notwithstanding the previous sentence, if the Closing occurs, then, subsequent to the Closing, any such supplement and amendment with respect to any representation or warranty contained in Section 4.10(a), the second sentence of Section 4.22 or Section 4.24(b) relating to a matter arising after the date hereof will be effective to cure and correct for all purposes any inaccuracy in or breach of any such representation or, warranty, which would exist if the Sellers had not made such supplement or amendment, and all references to any Schedule hereto which is supplemented or amended as provided in this Section 13.17 shall (subject to the foregoing limitation) for all purposes after the Closing be deemed to be a reference to such Schedule as so supplemented or amended.  Notwithstanding the foregoing, the Sellers shall be permitted to amend and supplement Schedule 4.10(d), 4.13(b) and 4.13(h) prior to the Closing Date to disclose any agreement or understanding (written or oral) with any sales representative or distributor, provided that such agreement (i) is currently effective under applicable law, (ii) contains terms and conditions with respect to fees, commissions, penalties and termination that are customary in the industry for the relevant territory, and (iii) has been entered into in the ordinary course of the Business.

13.18                     Disclaimer of Warranties.  Neither Marconi nor any Seller makes any representations or warranties with respect to any projections, forecasts or forward-looking statements made available to Emerson or any Purchaser.  There is no assurance that any projected or forecasted results will be achieved.  EXCEPT TO THE EXTENT OF THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE IV, THE SELLERS ARE SELLING THE ASSETS ON AN “AS IS, WHERE IS” BASIS, AND MARCONI AND THE SELLERS DISCLAIM ALL OTHER WARRANTIES, REPRESENTATIONS AND GUARANTEES, WHETHER EXPRESS OR IMPLIED.  NEITHER MARCONI NOR ANY SELLERS MAKE ANY REPRESENTATIONS OR WARRANTIES AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND NO IMPLIED REPRESENTATIONS OR WARRANTIES, AND DISCLAIM ALL SUCH REPRESENTATIONS AND WARRANTIES.  WITHOUT LIMITING THE FOREGOING, AND EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE IV, MARCONI

89

AND THE SELLERS DISCLAIM ANY WARRANTY OF TITLE OR NON-INFRINGEMENT AND ANY WARRANTY ARISING BY INDUSTRY CUSTOM OR COURSE OF DEALING.  EMERSON AND THE PURCHASERS ACKNOWLEDGE AND AGREE THAT THEY ARE NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE IV.  Emerson and the Purchasers acknowledge and agree that neither Marconi, any Seller, any of their respective Affiliates, any of their respective representatives nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any memoranda, charts, summaries, schedules or other information heretofore made available by Marconi, any Seller, any of their respective Affiliates or their respective representatives to the Purchasers, any of their Affiliates or their representatives (including the presentations and related materials dated May 2004) or any information that is not included in this Agreement or the Schedules hereto or the Related Agreements, and neither Marconi, any Seller, any of their respective Affiliates, any of their respective representatives nor any other Person will have or be subject to any liability to the Purchasers, any of their Affiliates or their representatives resulting from the distribution of any such information to, or the use of any such information by, the Purchasers, any of their Affiliates or any of their agents, consultants, accountants, counsel or other representatives.

13.19                     Interest Calculation.  For purposes of this Agreement, whenever interest is to be calculated, it shall be calculated on the basis of a year of 360 days, in which case each rate of interest determined pursuant to such calculation expressed as an annual rate for purposes of the Interest Act (Canada) is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360.

13.20                     Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

*  *  *

90

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

EMERSUB XCII, INC.

By
Name: R. M. Cox, Jr.
Title: Authorized Signatory

EMERSON ELECTRIC CANADA LIMITED

By
Name: R. M. Cox, Jr.
Title: Authorized Signatory

EMERSON MEXICO CORPORATE SERVICES, S. DE R.L. DE C.V.

By
Name: Simon Diaz
Title: Chief Executive Officer and Manager

EMERSON ELECTRIC CO.

By
Name: R. M. Cox, Jr.
Title:	Sr. Vice President – Acquisitions and Development

MARCONI CORPORATION PLC

By
Name: Richard V. McPhail III
Title: Authorized Signatory

MARCONI COMMUNICATIONS, INC.

By
Name: Richard V. McPhail III
Title: Authorized Signatory

MARCONI INTELLECTUAL PROPERTY (RINGFENCE) INC.

By
Name: Richard V. McPhail III
Title: Authorized Signatory

MARCONI COMMUNICATIONS CANADA INC.

By
Name: Richard V. McPhail III
Title: Authorized Signatory

MARCONI COMMUNICATIONS DE MEXICO S.A. DE C.V.

By
Name: Richard V. McPhail III
Title: Authorized Signatory

MARCONI COMMUNICATIONS EXPORTEL, S.A. DE C.V.

By
Name: Richard V. McPhail III
Title: Authorized Signatory

ADMINISTRATIVA MARCONI COMMUNICATIONS S.A. DE C.V.

By
Name: Richard V. McPhail III
Title: Authorized Signatory

MARCONI POLSKA SP ZOO

By
Name: Richard V. McPhail III
Title: Authorized Signatory

MARCONI COLOMBIA, S.A.

By
Name: Richard V. McPhail III
Title: Authorized Signatory

Title: Exhibit Canada

Canadian Employee Benefit Plans and Arrangements

1.  Unless otherwise defined herein, capitalized terms used in this Exhibit Canada shall have the same meanings as set forth in the Agreement.

2.   “Canadian Employee Plans” means all the written employee benefit, fringe benefit, supplemental unemployment benefit, bonus, incentive, profit sharing, termination, change of control, pension, retirement, stock option, stock purchase, stock appreciation, phantom stock, health, welfare, medical, dental, disability, life insurance and similar plans, programs, arrangements or practices relating to Current Canadian Employees or Former Canadian Employees, and/or current officers or directors of Marconi Canada maintained, sponsored or funded by Marconi Canada, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered, other than government-sponsored employment insurance, workers’ compensation, health insurance or pension plans.

3.   Schedule Canada-1 to this Exhibit Canada is a list, as of June 29, 2004, of Current Canadian Employees, setting forth with respect to each Current Canadian Employee: (i) the position; (ii) accumulated continuous service; (iii) work location; and (iv) collective labor agreement, if applicable.  Except as set forth in Schedule Canada-1, there are no collective labor agreements which pertain to the Current Canadian Employees.  Marconi Canada has provided to the Canadian Purchaser copies of the collective labor agreements set forth in Schedule Canada-1.  Schedule Canada-2 to this Exhibit Canada sets forth all Employees currently on a leave approved by Marconi Canada, including, parental or pregnancy leave or leave related to receipt of short term or long term disability benefits or workers’ compensation benefits.

4.   The Canadian Purchaser shall offer continuing employment (each an “Employment Offer”), commencing immediately following the Closing to each non-unionized Current Canadian Employee by means of a letter (the forms of which shall be mutually agreed by the Canadian Purchaser and MCI) consistent with its obligations as set out herein.  Such offer of continuing employment in the case of Current Canadian Employees not subject to a collective agreement, shall be on terms and conditions that are the same as the terms and conditions on which such Current Canadian Employees are employed by Marconi Canada immediately prior to the Closing Date, and shall, without limiting the generality of the foregoing, include (i) employment in the same location to that at which such Current Canadian Employee is employed immediately prior to the Closing Date, (ii) compensation and benefits that are equal, at a minimum, to the compensation and benefits at which such Current Canadian Employee is employed immediately prior to the Closing Date, (iii) employment in the same position as the position held by such Current Canadian Employee immediately prior to the Closing Date, (iv) recognition of such current Canadian Employee’s continuous service date with Marconi Canada for all purposes and (v) benefits under Canadian Employee Plans.

5.   Current Canadian Employees on leave of absence and listed on Schedule Canada-2 shall receive written confirmation of the continuation of their employment status with the Canadian Purchaser as it was immediately prior to the Closing.

6.   Each Current Canadian Employee subject to a collective agreement shall be offered continuing employment by the Canadian Purchaser on the terms and conditions set out in the applicable collective labor agreement.

7.   The Canadian Purchaser will be the successor to Marconi Canada under the collective labor agreement which applies to the Current Canadian Employees pursuant to the provisions of applicable labor legislation and on and after the Closing Date will be bound by and observe all of the terms, conditions, rights and obligations previously applicable to Marconi Canada under the collective labor agreement to the extent that they apply to the Employees.

8.   Schedule Canada-3 to this Exhibit Canada lists all Canadian Employee Plans.  Marconi Canada has furnished to the Canadian Purchaser true, correct and complete copies of all Canadian Employee Plans as amended as of the date hereof.  All contributions or premiums required to be paid by Marconi Canada under the terms of each Canadian Employee Plan or by Law have been made in a timely fashion in accordance with such Law and the terms of the Canadian Employee Plans.  Each Canadian Employee Plan has been registered (where required) and administered, in all material respects, in accordance with its terms and all applicable Laws.  No commitments to improve or otherwise amend any Canadian Employee Plan have been made except as required by applicable Law or pursuant to the existing Marconi Canada collective agreement (Expiry: December 6, 2006).  Each Canadian Employee Plan which is a funded plan is funded to the extent required by Law as of the Closing Date.  No Canadian Employee Plan has been subject to wind-up or partial wind-up either declared or undeclared.  There are no unfunded supplemental Canadian Employee Plans.  There have been no unlawful or inappropriate use of assets of withdrawal of surplus from or in respect of any Canadian Employee Plan.  The asset and liabilities valuations disclosed to the Purchasers in respect of each Canadian Employee Plan have been determined using reasonable actuarial assumptions consistent with FAS 87 as provided to the Canadian Purchaser.  None of the Canadian Employee Plans (other than pension plans) provide benefits to retired employees or to the beneficiaries or dependants of retired employees.  Notwithstanding anything in the Agreement or this Exhibit Canada to the contrary, any individual agreement with a Current Canadian Employee providing for the payment of certain amounts to such Current Canadian Employee based on the transactions contemplated by the Agreement and for which liability is not assumed by the Canadian Purchaser pursuant to this Exhibit Canada shall not be listed on any Schedule to the Agreement or to this Exhibit Canada.

9.   Effective as of the Closing Date, Marconi Canada shall transfer and assign to the Canadian Purchaser all assets under, and sponsorship of and all its rights, powers, duties, liabilities and obligations under and with respect to each of the Canadian Employee Plans and the Canadian Purchaser shall assume sponsorship of and all rights, powers, duties, liabilities and obligations of Marconi Canada under and with respect to each of the Canadian Employee Plans.  For periods after the Closing Date, Marconi Canada shall have no obligation, duty or liability under or with respect to the Canadian Employee Plans.  For greater certainty, the Canadian Purchaser shall assume all accrued vacation, sick leave and incentive entitlements of the Current Canadian Employees prior to the Closing Date, and after the Closing Date Marconi Canada shall have no obligation, duty or liability under or with respect to such accrued vacation, sick leave and incentive entitlements of the Current Canadian Employees prior to the Closing Date.

10.   The Canadian Purchaser will recognize, to the extent previously recognized by Marconi Canada, the past service of the Current Canadian Employees with Marconi Canada, for all purposes, including seniority, vacation accrual, sick leave accrual, eligibility to participate in the Canadian Employee Plans, vesting, determination of benefits pursuant to such plans and entitlement to notice of termination of employment or pay in lieu thereof and severance pay.  With respect to health, life, welfare and other group benefits in which the Current Canadian Employees participate, the Canadian Purchaser shall honor any deductible, co-payments, co-insurance or out-of-pocket expenses paid or incurred by such Current Canadian Employees, including with respect to their covered dependents, under the Canadian Employee Plans from January 1, 2004 to their employment commencement date with Purchaser.  The Canadian Purchaser shall pay all expenses of Marconi Canada and its Affiliates in obtaining any information necessary for the Canadian Purchaser to satisfy its obligations under this paragraph.  Purchaser will ensure that there is continuous and uninterrupted coverage for the Current Canadian Employees pursuant to the Canadian Employee Plans.

11.                                 Subject to the terms of a collective agreement, if applicable, for a period of not less than twelve (12) months following the Closing Date, Purchaser shall, with respect to each Current Canadian Employee, maintain in effect terms and conditions of employment and Canadian Employee Plans that are the same as or better than the terms and conditions of employment and employee benefits of the Current Canadian Employees with Marconi Canada prior to the Closing Date and with respect to Former Canadian Employees, maintain in effect their Canadian Employee Plans.  Unless modified by the mutual agreement of the Canadian Purchaser and the applicable collective bargaining agent, with respect to each Current Canadian Employee subject to the collective agreements, the Canadian Purchaser shall maintain in effect the terms and conditions of employment of the relevant collective agreements.

12.                                 Purchaser shall assume all obligations and liabilities of Marconi under any Post Closing Ashcroft Severance Agreement listed in Schedule Canada-3 (true and complete copies of which have been made available to the Canadian Purchaser) and Marconi shall assume its obligations under the Pre-Closing Ashcroft Severance Agreement.

13.                                 Notwithstanding the foregoing, Ms. Sandra Tavares will not be treated as a Current Canadian Employee for the purposes of this Exhibit Canada as her employment will be, prior to the Closing, either transferred to an Affiliate of Marconi Canada or terminated.  All liability related to Ms. Sandra Tavares will be retained by Marconi Canada provided that any pension liability for periods prior to such transfer or employment termination will be assumed by the Canadian Purchaser in accordance with this Exhibit Canada to the extent such liability has not been satisfied prior to the Closing.

Schedule Canada-1 to Exhibit Canada

Current Canadian Employees and

Collective Labour Agreements Pertaining to Current Canadian Employees

Current Canadian Employees

As of 6/29/04

Salaried Employees:

EMPLID	NAME	JOB TITLE	YEARS OF SERVICE
90160	Ashcroft,Robert	VP, Ops & Engineering, Canada	24
90492	Babineau,John	Design Engineer	16
90886	Baker,James A	Facility/Program Mgr	3
90996	Beckett,Robert	Technical Support Engineer 1	0
90780	Black,Steve	Service Technician	6
90750	Bodegraven,Chris	Systems Engineer	7
90988	Brown,William	Configuration Designer, Engg	0
90872	Brydson,David	Applications Engineer	3
90309	Burwell,Mark	Assoc Coord: Planning/Sched	19
90958	Bydeweg,Wesley	Application Specialist	3
90903	Canavan,Bruce	Sys Design Team Leader	3
90398	Cardy,Christine	Financial Analyst CAN	19
90482	Chapman,Paul	Sr Account Manager	16
90929	Corbitt,Joseph	Production Supervisor	3
90245	Courtney,Bill	Manager, Quality Assurance	23
91021	Craig,Matt	Quality Analyst	0
90895	Dupuis,Audrey	Administrative Assistant	3
90100	Edwards,Cam	Technical Support Engineer 2	25
91000	Emery,MJ	Human Resources Manager	0
90523	England,Sandra	Quality Management Rep	15
90949	Ewers,Stephen	Site Project Manager	3
90808	Felker,Kurt	National Sales Manager	5
90063	Fowler,Roy	Master Scheduler	29
90989	Gervais,Tracy	Controller - Business Unit	0
90485	Giasson,Dennis	Engineering - IC1	16
90843	Gould,William	Application Specialist	4
90863	Grace,Andrew	Production Supervisor	4
90842	Guira,Isidro	Installer	4
90524	Hackney,James	Dir, Marketing, Sales &Service	15
90786	Herbert,Dawn	Configuration Specialist	5
90114	Hewitt,Harry	Customer Service Specialist	20

90573	Husband,Steve	Materials Manager	26
90975	Kelahear,Ken	Regional Sales Representative	1
90832	Leggio,Paul	Account Manager	4
90995	Lennon,Vince	Junior Buyer	0
90399	Lepik,Thomas	Sr Product Manager	19
90783	Lewinsky,Steve	Network Engineer 1	5
90566	Luscombe,Karen	Coordinator 7: Engineering	15
90193	MacDonald,Murray	Engg-Top Level IC	24
90859	Mason,Donna (LTD)	Senior Account Specialist	4
90776	Matthies,Jason	DC Power Sys Designer	6
90610	Maynard,David	Service Technician	16
90819	McClure,Cathy	Coordinator 7: Finance	4
90876	Merkley,David	Manufacturing Engineer	3
90600	Moritz,Heidi	Market Segment Manager	14
90370	Neal,Marty	Product Manager	25
90420	Neufeglise,Sherry	Cost Accountant CAN	16
90520	Noble,Nicole	Sourcing Analyst	16
90992	Parker,Gerry	Manufacturing Engineer	0
90751	Phillimore,Cheryl	Office Clerk 6: Finance	7
90550	Rader,Robert	Parts Order Coordinator	15
90834	Raso,Angelo	Installer	4
91022	Reive,Lori	Office Clerk 6: Finance	0
90767	Reynolds,Phil	Regional Sales Manager	15
91014	Rodrigues,Janet	Coordinator 7: Engineering	0
90371	Sanderson,Mary	Coordinator 8: Engg	29
90782	Simmons,Grant	Junior Buyer	4
91005	Soucie,Sean	Production Supervisor	0
90764	Tavares,Sandra	Manager	6
90446	Terhorst,Gerry	Service Supervisor	17
90856	Tersigni,Peter	Regional Sales Representative	4
90480	Van der Moer,Joan	Office Clerk 5: Material Ctrl	16
90814	Veraart,Susanne	Account Specialist	4
90040	Vidler,Steven	Product Manager	32
90953	Wilkins,Barry	Services Coordinator	3

Hourly Unionized Employees:

EMPLID	NAME	JOB TITLE	HIRE DATE
90766	Armstrong,Adam	Test Technician	1/5/98
90376	Batten,Elaine	Light Assembler	1/12/87
90034	Batten,Wayne	Heavy Assembler	6/22/70
90758	Baughman,Mark	Test Technician	9/2/97
91008	Baverstock,Kevin	Test Technician	4/26/04
90404	Beaudoin,Cathy	Inspector	6/8/87
90053	Begg,Marilyn	Inspector	9/3/74
90384	Bell,George	Maintenance	3/23/87

90008	Bynsdorp,Jo-Anne	Training Only - Shipper	1/28/63
90983	Caldwell,Tina	Light Assembler	7/2/03
90980	Campbell,April	Training Only - Stores Clerk	6/23/03
91001	Cardy,Coralie	Light Assembler	4/12/04
90792	Caruana,Heather	Light Assembler	9/23/98
90054	Caruana,Marion	Light Assembler	9/4/74
91023	Chahbar,Adnan	Spraypainter	5/25/04
90043	Copland,Wayne	Training Only - Packer	2/12/73
91027	Coto, Luis	Sheetmetal Operator	5/25/04
90344	Creek,Carol	Training Only - Stores Clerk	3/13/86
90985	Crew,Charlene	Light Assembler	7/7/03
90987	Curtis,Troy	Cabinet Assembler	7/14/03
91004	Dassios,Paul	Test Technician	4/12/04
90620	Down,Stuart	Spraypainter	2/14/90
90579	Doyle,Joan	Light Assembler	4/17/89
91017	Eagen,Pam	Heavy Assembler	5/10/04
90937	Emrich,Patrick	Test Technician	1/15/01
90567	Ewing,Dean	Test Technician	2/13/89
91029	Fairbanks, Natalie	Light Assembler	5/25/04
90981	Fishleigh,Lisa	Light Assembler	6/24/03
90725	Fox,Dwayne	Cabinet Assembler	2/20/96
90717	Frank,John	Cabinet Assembler	2/12/96
90703	Furda,Benita	Light Assembler	4/6/95
90695	Gleeson,Cathy	Training Only - Packer	2/6/95
90733	Haines,Doug	Cabinet Assembler	6/11/96
91013	Hales,Richard	CNC Programmer	4/26/04
90037	Hancock,Donald	CNC Programmer	6/21/71
91025	Hansen,Jim	Light Assembler	5/25/04
90661	Hare,Denise	Light Assembler	12/8/92
90998	Henning,Deborah	Light Assembler	3/8/04
90333	Holmes,Colleen	Sheetmetal Operator	10/29/85
90559	Hunt,Paulette	Training Only - Stores Clerk	12/2/74
91020	Johnston,Joe	Maintenance	5/10/04
91019	Kelly,Gail	Light Assembler	5/10/04
90658	Killough,Margaret	Sheetmetal Operator	9/23/91
90684	King,Stephanie	Cabinet Assembler	9/12/94
90375	Kloepfer,Deb	Light Assembler	1/12/87
90021	Kovach,James	Heavy Assembler	12/4/67
90615	Lammiman,Michelle	Sheetmetal Operator	1/29/90
91009	Landry,Erin	Light Assembler	4/26/04
90993	Lang,Steve	Sheetmetal Operator	12/1/03
90551	Lawrence,Christine	Heavy Assembler	10/24/88
91032	Legg, Karen	Light Assembler	5/25/04
90314	Lucas,Audrey	Heavy Assembler	6/24/85
91033	Mabey, Ian	Cabinet Assembler	5/25/04
90593	MacIsaac,Cindy	Training Only - Packer	5/5/89

90979	Massecar,Shawn	Sheetmetal Operator	6/23/03
90336	Massecar,Wendy	Light Assembler	11/11/85
90330	Matte,Helene	Heavy Assembler	9/24/85
91024	Mayheu,Mark	Light Assembler	5/25/04
90616	McLeod,Dianne	Cabinet Assembler	2/5/90
90580	Miedema,Nancy	Cabinet Assembler	4/17/89
90345	Northcott,Karen	Training Only - Receiver	3/24/86
91007	Ogunyemi,Joshua	Sheetmetal Operator	4/27/04
90041	Orr,Gerald	Sheetmetal Operator	5/24/72
91030	Pearson, Dan	Training Only - Packer	5/25/04
90340	Rawlings,Lorrie	Cabinet Assembler	1/9/86
90689	Rousch,Michael	Test Technician	11/29/94
90693	Schweitzer,Clara	Inspector	2/6/95
91016	Sera,Aida	Heavy Assembler	5/10/04
91010	Shelley,Douglas	Test Technician	4/26/04
91011	Silcox,Allan	Sheetmetal Operator	4/26/04
90986	Speets,Lindy	Light Assembler	7/7/03
90706	St. Jean,Bruno	Sheetmetal Operator	5/15/95
91031	Swick, Don	Training Only - Packer	5/25/04
90991	Toombs,Tina	Light Assembler	11/3/03
90051	Topping,Robert	Cabinet Assembler	5/6/74
91028	Walker, Scott	Cabinet Assembler	5/25/04
90686	Walker,Shirley	Cabinet Assembler	9/26/94
91012	West-Byrne,Chad	Spraypainter	4/26/04
91018	Weszner,Chris	Training Only - Packer	5/10/04
90726	Williams,Brenda	Sheetmetal Operator	4/14/96
91026	Wilson,Linda	Light Assembler	5/25/04
90380	Wilson,Ronald	Training Only - Stores Clerk	2/16/87
91002	Wilton,Betty	Sheetmetal Operator	4/12/04
90056	Woermke,Linda	Inspector	9/30/74

Collective Labour Agreements

Certain Current Canadian Employees are covered by that certain Agreement between Marconi Communications Canada Inc.  (St.  Thomas, Ontario) and Communications, Energy and Paperworkers Union of Canada (CEP) and its Local 573 (December 7, 2003 – December 6, 2006).

Schedule Canada-2 to Exhibit Canada

Canadian Employees on a Leave of Absence

As of 6/29/04

EMPLID	NAME	JOB TITLE	REASON FOR ABSENCE
90786	Herbert, Dawn	Product Specialist	Maternity Leave (1 year)
90703	Furda, Benita	Hourly Assembly	Sick Leave
90981	Fishleigh, Lisa	Hourly Assembly	Maternity Leave (1 year)
90859	Mason, Donna	Account Manager	Sick Leave (LTD)

Schedule Canada-3 to Exhibit Canada

Canadian Employee Plans

Pension Plan for the Salaried and Management Employees of Marconi Communications Canada Inc.

Pension Plan for the Hourly Employees of Marconi Communications Canada Inc.

Savings and Investment Plan for the employees of Marconi Communications Canada Inc., including the plan text of the Deferred Profit Sharing Plan, the Profit Sharing Plan and the Trust Agreements with National Trust for the Deferred Profit Sharing Plan, the Employee Profit Sharing Plan and the Group Registered Retirement Savings Plan.

Marconi Communications Canada Inc., Welfare and Benefit cost Summary.

Marconi Communications Canada Inc., Group Long Term Disability, Employee Assistance and Life Policy (Number 82726) and AD&D Policy (Number GSR 16392), Class 1, issued by Provident Life and Accident Insurance Company (now RBC Life Insurance Company), covering salaried employees.

Marconi Communications Canada Inc., Group Long Term Disability, Employee Assistance and Life Policy (Number 82726) and AD&D Policy (Number GSR 16391) Class 3, issued by Provident Life and Accident Insurance Company (now RBC Life Insurance Company), covering hourly employees.

Marconi Communications Canada Inc., Outline of benefits offered to salaried employees under a Green Shield policy.

Marconi Communications Canada Inc., Outline of benefits offered to hourly employees under a Green Shield policy.

Marconi Communications Canada Inc., vacation policies.

Draft Marconi Communications Canada Inc., Outside Plant, Power and Services Annual Incentive Plan Canada, 2004/2005 Financial Year.

Draft Letter of understanding between Marconi Communications Canada Inc.  and Communications, Energy and Paper Workers Union (CEP) and it’s Local 573 on the Outside Plant, Power and Services Annual Incentive Plan Canada, 2004/2005 Financial Year.

Hourly Weekly Indemnity (self-insured).  See Appendix “B” of St.  Thomas Collective Agreement and Weekly Indemnity Policy #HRM-005 and salaried employee Weekly Indemnity Policy #HRM-005.

Network Components Sales Incentive Plan.

Lifeworks Employee Assistance Plan through Ceridian.

Education Upgrading and tuition reimbursement Policy #HRM-0222.

Services travel per diem Policy #GPM-006.

Company supplied vehicles/car allowances for Canadian management and sales staff.

Pension Benefits Guarantee Fund Assessment certificate for the period ending March 31, 2004 for The Pension Plan for the Hourly Employees of Marconi Communications Canada Inc.

Financial Services Commission of Ontario, Form 7, Summary of Contributions to the Pension Plan for the Salaried and Management Employees of Marconi Communications Canada Inc., for the period ending December 31, 2004.

Post-Closing Severance Agreement dated May 15, 2004 between Marconi Corporation plc and Robert Ashcroft.

Exhibit Mexico

Mexican Employee Benefit Plans and Arrangements

1.                                       Capitalized terms used in the Agreement have the same meanings in this Exhibit Mexico, except for:

a.                                       “Mexican Transferring Employees” shall mean, collectively those individuals listed on Schedule Mexico-1.

b.                                      “Mexican Employee Plans” means all the employee benefits, fringe benefits, supplemental unemployment benefits, bonus, incentive, profit sharing termination, change of control, pension, retirement, stock option, stock purchase, stock appreciation, phantom stock, health, welfare, medical, dental, disability, life insurance, health and medical insurance and similar plans, programs, arrangements or practices relating to Current Mexican Employees, and/or officers or directors of Marconi Mexico, Marconi Exportel and Marconi Administrativa, sponsored or funded by any of the referred Mexican corporations, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered, other than government-sponsored employment insurance, workers’ compensation, health insurance or pension plans.

c.                                       “Mexican Pension and Seniority Premium Plans” mean exclusively the plans mentioned in Schedule Mexico-2 subsections 1 and 2.

2.                                       Schedule Mexico-2 to this Exhibit Mexico lists and describes all Mexican Employee Plans.  Marconi Mexico, Marconi Exportel and Marconi Administrativa have furnished to the Purchasers true, correct and complete copies of all Mexican Employee Plans as amended as of the date hereof.  All contributions or premiums required to be paid by Marconi Mexico, Marconi Exportel and Marconi Administrativa under the terms of each Mexican Employee Plans or by Law have been made in a timely fashion in accordance with such Law and the terms of the Mexican Employee Plans.  Each Mexican Employee Plan has been registered (where required) and administered, in all material respects, in accordance with its terms and all applicable Laws.  No commitments to improve or otherwise amend any Mexican Employee Plan have been made except as required by applicable Law.  Each Mexican Employee Plan is funded as to the extent required by applicable Law as of the Closing Date.  Notwithstanding anything in the Agreement or this Exhibit Mexico to the contrary, any individual agreement with a Current Mexican Employee providing for the payment of certain amounts to such Current Mexican Employee based on the transactions contemplated by the Agreement and for which liability is not assumed by the Purchasers pursuant to this Exhibit Mexico shall not be listed on any Schedule to the Agreement or to this Exhibit Mexico.

3.                                       Mexican Employees Benefits.  Effective as of the Closing Date, Marconi Mexico, Marconi Exportel and Marconi Administrativa shall transfer and assign to the Mexican Purchaser sponsorship of and all its rights, powers, duties, liabilities and obligations under and with respect to each of the Mexican Employee Plans related to the Mexican Transferring Employees and the Mexican Purchaser shall assume sponsorship of and all rights, powers, duties, liabilities and obligations of Marconi Mexico, Marconi Exportel and Marconi Administrativa under and with respect to each of the Mexican Employee Plans in connection with the Mexican Transferring Employees.  Marconi Mexico, Marconi Exportel and Marconi Administrativa shall have no obligation, duty or liability under or with respect to the Mexican Transferring Employees derived from the Mexican Employee Plans.  Marconi Mexico, Marconi Exportel and Marconi Administrativa have furnished to Purchaser true, correct and complete copies of all Mexican Employee Benefits as amended as of the date hereof.

4.                                       “Mexican Collective Bargaining Agreements” means all the collective bargaining agreements in place in Marconi Mexico and Marconi Exportel establishing specific collective fringe benefits and salaries for the unionized employees of the referred Mexican corporations that are currently in place in both companies and are dully registered before the Mexican Labor Authorities.

5.                                       Schedule Mexico-3 to this Exhibit Mexico lists and describes all Mexican Collective Bargaining Agreements in place in Marconi Mexico and Marconi Exportel and true, correct and complete copies of these collective bargaining agreements have been furnished to Purchaser.  All fringe benefits, salaries, contributions or premiums required to be paid by Marconi Mexico and Marconi Exportel under the terms of each Mexican Collective Bargaining Agreement and those agreed by Marconi Mexico, Marconi Exportel and Marconi Administrativa with their non unionized employees shall be honoured by the Mexican Purchaser to the extent that the Mexican Transferring Employees become employed by the Mexican Purchaser.

6.                                       “Special Severance Agreement Letters” mean the confidential agreements entered with those Mexican Transferring Employees mentioned therein, establishing specific pre and post-closing severance obligations and rights.  The Special Severance Agreement Letters (true and complete copies of which have been made available to the Purchasers) are included in subsection 14 of Schedule Mexico–2.

7.                                       The Purchasers shall, prior to the Closing Date, (i) incorporate a legal entity in good standing, which is capable of employing the Current Mexican Employees with a work location in Mexico,  in compliance with the Applicable Laws of Mexico (“Substitute Employer”) (ii) register such Substitute Employer with the Public Commerce Registry, the Tax Payer Registry, the Mexican Social Security Institute and any other Governmental Authority required by Applicable Law, and to assume the responsibility derived from the Mexican Collective Bargaining Agreements as Substitute Employer.  The Current Mexican Employees located in Mexico shall commence employment with the Mexican Purchaser (or Substitute Employer) immediately following the Closing (“Employment Transfer Time”) and, the Substitute Employer shall provide employment to such Mexican Transferring Employees on terms and conditions identical to the terms and conditions on which such Mexican Transferring Employees were employed by Marconi Mexico, or Marconi Exportel or Marconi Administrativa (“Substituted Employer”) immediately prior to the Employment Transfer Time, including the terms and conditions of all the Mexican Employee Plans and the Mexican Collective Bargaining Agreements; and (iii) as described in section (ii) above, the Mexican Purchaser shall, or shall cause the Substitute Employer to, establish and file for registration with the appropriate regulatory authorities, or otherwise provide through a pre-existing pension plan of the Substitute Employer, a defined contribution pension plan for the Mexican Transferring Employees.  The Mexican Purchaser shall receive the transfer of those funds derived from the Mexican Pension and Seniority Premium Plans of Marconi Mexico and Marconi Administrativa, in connection with the Mexican Transferring Employees, assuming sponsorship of, and liabilities under and with respect to such Mexican Pension and Seniority Premium Plans as described in Schedule Mexico-2 under the title of Mexican Employee Plans and Benefits.  Notwithstanding subsection (iii) above, the Mexican Purchaser and/or its Affiliates in Mexico shall constitute a Pension and Seniority Premium Plan in order to receive the transfer of those funds derived from the Mexican Pension and Seniority Plans (“The Substitute Employer’s Mexico Employee Plans”).

Effective as of the Employment Transfer Time, the Mexican Transferring Employees shall cease participating in and accruing benefits under the Mexican Pension and Seniority Premium Plans after such Employment Transfer Time, and effective as of such Employment Transfer Time, the Mexican Purchaser shall, or shall cause the Substitute Employer to, establish and/or file for registration with the appropriate regulatory authorities, or otherwise provide through the Substitute Employer’s Mexico Employee Plans, benefits for all Mexican Transferring Employees that are, at a minimum, identical to or better than those benefits in effect immediately prior to the Employment Transfer Time for such Mexican Transferring Employees.

The Substitute Employer’s Mexico Employee Plans shall contain provisions identical to, or better than, the benefit provisions of the pension and seniority plans of Marconi Mexico and Marconi Administrativa for service up to and including the Employment Transfer Time.

The Mexican Purchaser, Marconi Mexico and Marconi Administrativa shall deal with the Mexican Pension and Seniority Premium Plans for the Mexican Transferring Employees in order to transfer to the Purchaser Pension Plan or the substitute Employer’s Mexico Employee Plans those assets, costs and the projected benefit obligations for all the Mexican Transferring Employees derived from such Mexican Pension and Seniority Premium Plans.  For such purposes, Marconi Mexico and Marconi Administrativa will perform an Actuarial Calculation and Valuation under Statement of Financial Accounting Standards Number 87 (“FAS 87”) to determine the level of costs, liabilities and other factors derived from such pension and seniority plans and the amounts of the accrued obligations of the Mexican Transferring Employees derived therein which shall be transferred to the Purchaser Pension Plans or the Substitute Employer’s Mexico Employee Plans.

Effective as of the Employment Transfer Time, Marconi Mexico and Marconi Administrativa shall transfer to the Mexican Purchaser, and the Mexican Purchaser shall assume, the corresponding assets and amount of the accrued obligations relating to the benefits of the Mexican Transferring Employees in respect of  post-retirement health care and benefits as determined and agreed by the actuaries of Marconi Mexico, Marconi Administrativa and Mexican Purchaser.  Any actual transfer of assets shall occur on or as soon as practicable after the Employment Transfer Date.  Nothing in this paragraph shall be applied or construed in a manner that would cause the Substituted Employer to incur severance obligations to the Mexican Transferring Employees.

Emerson shall indemnify and save harmless Marconi Mexico and Marconi Administrativa against any and all losses (including but not limited to attorney fees) incurred or suffered by Marconi Mexico and Marconi Administrativa or any of its Affiliates by reason of, resulting from, in connection with, or arising out of Actions brought or initiated by or on behalf of the Mexican Transferring Employees in connection with the Mexican Pension and Seniority Premium Plans.  Likewise, Marconi Administrativa obliges itself to save harmless Emerson in the eventuality that Mr. Eduardo Lopez Gallegos might exercise a claim or legal action, exclusively derived from the Medical Insurance that he had as former employee of Marconi Administrativa and pursuant to the terms and conditions of the Pension Plan of the referred entity.

The Mexican Purchaser shall, by means of a letter substantially in the form set forth in Schedule Mexico-4, notify the Mexican Transferring Employees of the substitution, the Employment Transfer Time, and the terms and conditions on which their employment will continue.  Marconi Mexico, Marconi Exportel and/or Marconi Administrativa shall, or shall cause the Substituted Employer to, and the Mexican Purchaser shall, or shall cause the Substitute Employer to, notify the Mexican Social Security Institute of the transfer of each Mexican Transferring Employee within five (5) Business Days following the Employment Transfer Time in the form provided for this purpose by such Institute.

The Mexican Purchaser shall, or shall cause the Substitute Employer to, be responsible for the payment of the Social Security, Federal Housing and government pension fund quotas for Mexican Transferring Employees on and after the effective date of such notice to such institute.

Marconi Mexico, Marconi Exportel and Marconi Administrativa shall remain jointly liable with the Substitute Employer on and after the Employment Transfer Time, for employment and social security obligations related to Mexican Transferring Employees that are generated before such Employment Transfer Time, for a period of six (6) months.  The Mexican Purchaser agrees that it shall, or shall cause the Substitute Employer to, remain solely liable for claims of Mexican Transferring Employees filed on or after the Employment Transfer Time for employment and social security obligations generated on or after such Employment Transfer Time.

The Mexican Purchaser and/or the Substitute Employer shall honor and assume all the corresponding responsibilities established in the Special Severance Agreement Letters, as to the extent those obligations result from a termination of employment after the Closing Date

Schedule Mexico-1 to Exhibit Mexico

Current Mexican Employees

As of 6/29/04

*No Mexican Employees listed on this Schedule are currently on long-term disability.

EMPLID	DEPTNAME	LEGAL ENTITY	FIRST NAME	LAST NAME	JOB TITLE	HIRE DATE

267006	Field Sales	Administrativa Marconi	Jose Alejandro	Bastarrachea	Regional Sales Manager	1989-03-06
059516	Finance	Administrativa Marconi	Hugo Hector	Camacho	Controller	2004-05-24
267007	Inside Sales	Administrativa Marconi	Edgar	Carrizalez	Sales Support Manager	1990-08-14
267000	Field Sales	Administrativa Marconi	Rafael	Diez	VP & Managing Director	1987-01-01
515000	Manufacturing	Administrativa Marconi	Rafael	Hernandez	Operations Director	2000-04-12
515001	Installers	Administrativa Marconi	Jorge	Ortiz	Installation & Service Manager Power	1998-09-07
267002	Field Sales	Administrativa Marconi	Jose Antonio	Paniagua	Regional Sales Manager Wireless	1980-11-10
058871	Manufacturing	MARCONI DE MEXICO	Alejandro	Abrego	Quality Engineer	2003-06-09
267059	Manufacturing	MARCONI DE MEXICO	Francisco Javier	Acosta	Operator	1990-11-12
267297	Manufacturing	MARCONI DE MEXICO	Francisco Ivan	Acosta	Operator	1998-12-21
267492	Manufacturing	MARCONI DE MEXICO	Yadira	Acosta	Operator	2000-03-20
059342	Manufacturing	MARCONI DE MEXICO	Antonio	Adao	Product Engineer	2004-03-08
267359	Administration	MARCONI DE MEXICO	Gabriela	Aguila	Nurse	1999-08-23
267702	Manufacturing	MARCONI DE MEXICO	Octaviano Raul	Aguilar	Operator	2000-07-24
059190	Manufacturing	MARCONI DE MEXICO	Luis Angel	Aguilar	Operator	2004-01-19
059191	Manufacturing	MARCONI DE MEXICO	Paulino	Aguirre	Operator	2004-01-19
059187	Manufacturing	MARCONI DE MEXICO	Arturo	Agustin	Operator	2004-01-19
268012	Manufacturing	MARCONI DE MEXICO	Crescencio	Alba	Operator	2001-01-22
267668	Manufacturing	MARCONI DE MEXICO	Carlos	Alcantara	Manufacturing Engineering	2000-06-05
267188	Supply Chain	MARCONI DE MEXICO	Irina Tzetzengari	Alonso	Buyer Supervisor	1997-07-23
267224	Manufacturing	MARCONI DE MEXICO	Daniel	Angeles	Operator	1998-03-02
058900	Supply Chain	MARCONI DE MEXICO	Maribel	Anguiano	Traffic Coordinator	2003-09-05
059038	Manufacturing	MARCONI DE MEXICO	Salvador	Anicua	Operator	2003-10-27
59598	Manufacturing	MARCONI DE MEXICO	Cesar	Antoio	Operator	2004-06-21
267225	Manufacturing	MARCONI DE MEXICO	Fernando	Anzures	Operator	1998-03-02
267441	Manufacturing	MARCONI DE MEXICO	Mario	Arango	Production Superintendent	1998-11-09
267382	Manufacturing	MARCONI DE MEXICO	Miguel Angel	Araujo	Operator	1999-11-22
59599	Manufacturing	MARCONI DE MEXICO	Edgar	Arizmendi	Operator	2004-06-21
267792	Finance	MARCONI DE MEXICO	Minerva	Armenta	Cost Accountant	2001-01-15
267044	Manufacturing	MARCONI DE MEXICO	Raul	Arreola	Operator	1989-02-02
267230	Manufacturing	MARCONI DE MEXICO	Abraham	Arroyo	Operator	1998-03-16
267709	Manufacturing	MARCONI DE MEXICO	Emanuel	Avelar	Operator	2003-10-27
059450	Finance	MARCONI DE MEXICO	Raul Alberto	Avila	Specialist Accountant	2004-04-19
267068	Inside Sales	MARCONI DE MEXICO	Ruben	Ayala	Sales Engineer	1991-06-10
267341	Manufacturing	MARCONI DE MEXICO	Aurelio	Azamar	Mfrg Eng/Main Head	1999-06-07
267191	Manufacturing	MARCONI DE MEXICO	Miguel Angel	Balbuena	Operator	1997-08-11

267089	Manufacturing	MARCONI DE MEXICO	Jose Luis	Ballesteros	Quality Assurance Sheetmetal	1994-06-15
059238	Manufacturing	MARCONI DE MEXICO	Hugo Alberto	Baños	Operator	2004-01-26
515012	Finance	MARCONI DE MEXICO	Mariana	Barquet	Assistant	1998-04-27
058905	Supply Chain	MARCONI DE MEXICO	Rodrigo	Barragán	Warehouse Supervisor RMX	2003-09-08
268808	Supply Chain	MARCONI DE MEXICO	Angelica	Barrera	Traffic Auxiliary	1999-08-02
267174	Manufacturing	MARCONI DE MEXICO	Alejandro	Bautista	Operator	1997-04-21
267204	Manufacturing	MARCONI DE MEXICO	Silverio	Bautista	Operator	1998-01-26
267434	Manufacturing	MARCONI DE MEXICO	Ruben	Bautista	Operator	2000-02-14
267524	Manufacturing	MARCONI DE MEXICO	Mauro	Bautista	Operator	2002-04-15
268098	Manufacturing	MARCONI DE MEXICO	Hector	Becerra	Electronics Engineer	2000-08-21
267077	Manufacturing	MARCONI DE MEXICO	Ramon	Becerra	Operator	1992-08-20
268047	Installers	MARCONI DE MEXICO	Veronica Tecuichpotl	Beltran	Installation Engineer	2000-12-13
267040	Manufacturing	MARCONI DE MEXICO	Marco Antonio	Beltran	Operator	1988-09-28
267098	Manufacturing	MARCONI DE MEXICO	Armando	Beltran	Operator	1995-10-16
267101	Manufacturing	MARCONI DE MEXICO	Luis Enrique	Beltran	Operator	1995-11-13
059023	Supply Chain	MARCONI DE MEXICO	Maria del Rocio	Brito	Order Entry	2003-11-10
267350	Manufacturing	MARCONI DE MEXICO	Héctor	Bucio	Product Engineer	2002-10-07
059219	Manufacturing	MARCONI DE MEXICO	Carmela	Bustamante	Operator	2004-01-26
267028	Finance	MARCONI DE MEXICO	Lazaro	Bustos	Specialist Accountant	1985-07-08
267056	Inside Sales	MARCONI DE MEXICO	Lilia	Bustos	Product Specialist OPP	1990-08-14
267143	Manufacturing	MARCONI DE MEXICO	Alejandro	CabaÑas	Operator	1996-05-13
267102	Manufacturing	MARCONI DE MEXICO	Hector Romulo	Calvario	Quality Incoming	1995-11-13
500654	Manufacturing	MARCONI DE MEXICO	Ana Lilia	Calzada	Recruitment & Training Head	2002-02-06
515063	Manufacturing	MARCONI DE MEXICO	Guillermo	Cante	Operator	2003-08-25
059318	Manufacturing	MARCONI DE MEXICO	Jose Luis	Castañeda	Operator	2004-03-01
267181	Installers	MARCONI DE MEXICO	Miguel Angel	Castillo	Project Administrator	1997-07-07
267140	Manufacturing	MARCONI DE MEXICO	Marco Antonio	Castillo	Operator	1996-05-06
267435	Field Sales	MARCONI DE MEXICO	Edgard	Castro	Sales Engineer	2000-02-14
267118	Manufacturing	MARCONI DE MEXICO	Salvador	Castro	Operator	1996-01-02
267176	Manufacturing	MARCONI DE MEXICO	Martin	Castro	Operator	1997-06-11
267173	Supply Chain	MARCONI DE MEXICO	Serafin	Cervantes	Customer Services	1997-03-31
058819	Manufacturing	MARCONI DE MEXICO	Federico	Cervantes	Operator	2003-07-25
268085	Manufacturing	MARCONI DE MEXICO	Carlos Manuel	Chimal	Mechanical Design Engineer	2000-07-10
515010	Manufacturing	MARCONI DE MEXICO	Juana	Cima	Operator	1988-10-17
268581	Manufacturing	MARCONI DE MEXICO	Lael Everardo	Colin	Maintenance Technician	1996-02-01
059266	Manufacturing	MARCONI DE MEXICO	Susana	Colin	Operator	2004-02-02
058414	Manufacturing	MARCONI DE MEXICO	Raymundo	Contreras	Production Supervisor	2003-03-24
515019	Human Resources	MARCONI DE MEXICO	Rigoberto	Contreras	Payroll Head	2001-05-28
058824	Manufacturing	MARCONI DE MEXICO	Agustin	Cordova	Operator	2003-07-25
267378	Manufacturing	MARCONI DE MEXICO	Gabriel	Correa	Operario	1999-11-01
058080	Finance	MARCONI DE MEXICO	Italina	Cortes	Specialist Accountant	2003-05-28
058051	Supply Chain	MARCONI DE MEXICO	Lilia Francisca	Cortes	Traffic Coordinator	2002-04-11
267042	Manufacturing	MARCONI DE MEXICO	Lucia Clara	Cortes	Operator	1988-11-14
267647	Manufacturing	MARCONI DE MEXICO	Eladio	Cortez	Operator	2000-05-29
059299	Supply Chain	MARCONI DE MEXICO	Jaime	Cruz	Supplying Manager	2004-02-16
058825	Manufacturing	MARCONI DE MEXICO	Pedro	Cruz	Operator	2003-07-28
058891	Manufacturing	MARCONI DE MEXICO	Miguel Angel	Cruz	Operator	2003-08-25
267074	Manufacturing	MARCONI DE MEXICO	Juana	Cruz	Operator	1992-07-13
267178	Manufacturing	MARCONI DE MEXICO	Jose Gilberto	Cruz	Operator	1997-07-01

267269	Finance	MARCONI DE MEXICO	Edgar Gabriel	Cuevas	SAP Support	1998-11-03
267186	Supply Chain	MARCONI DE MEXICO	Mario	Cuevas	Buyer Sheetmetal	1997-07-21
058982	Manufacturing	MARCONI DE MEXICO	Jose Pedro	De Anda	Operator	2003-10-13
267369	Manufacturing	MARCONI DE MEXICO	Luis	De Cruz	Operator	1999-09-13
058442	Administration	MARCONI DE MEXICO	Viviana	Diaz	Receptionist	1991-06-17
267065	Finance	MARCONI DE MEXICO	Rene Gustavo	Diaz	Accounts Receivable Head	1991-04-22
267035	Manufacturing	MARCONI DE MEXICO	Jaime	Dominguez	Operator	1986-09-29
059002	Manufacturing	MARCONI DE MEXICO	Jose Guadalupe	Dueñas	Operator	2003-10-27
267270	Manufacturing	MARCONI DE MEXICO	Armando	Enriquez	Operator	1998-11-03
267303	Manufacturing	MARCONI DE MEXICO	Rosa Maria	Eristain	Operator	1999-01-11
059189	Manufacturing	MARCONI DE MEXICO	Omar	Escobar	Operator	2004-01-19
267723	Manufacturing	MARCONI DE MEXICO	Jaime	Escobar	Operator	2000-09-11
059232	Manufacturing	MARCONI DE MEXICO	Sandra Estela	Espinosa	Operator	2004-01-26
268096	Installers	MARCONI DE MEXICO	Antonio	Espinoza	Installation Engineer	2000-08-07
058818	Manufacturing	MARCONI DE MEXICO	Mario	Exiga	Operator	2003-07-25
267005	Supply Chain	MARCONI DE MEXICO	Francisco	Fabila	Materials Manager	1985-07-08
59037	Manufacturing	MARCONI DE MEXICO	Isaias	Felix	Operator	2003-11-10
267279	Manufacturing	MARCONI DE MEXICO	Jesus	Ferto	Operator	1998-11-09
267067	Finance	MARCONI DE MEXICO	Armando Agustin	Figueroa	General Accountant	1991-06-03
267132	Installers	MARCONI DE MEXICO	Carlos	Figueroa	Technician Repairs Power	1996-03-18
059224	Manufacturing	MARCONI DE MEXICO	Nubia	Flores	Operator	2004-01-26
059268	Manufacturing	MARCONI DE MEXICO	Hilda	Flores	Operator	2004-02-02
267202	Manufacturing	MARCONI DE MEXICO	Diego	Flores	Operator	1998-01-19
059225	Manufacturing	MARCONI DE MEXICO	Alma Delia	Franco	Operator	2004-01-26
515015	Supply Chain	MARCONI DE MEXICO	Claudia Gabriela	Fuentes	Traffic Coordinator Inbound	2001-02-06
267193	Manufacturing	MARCONI DE MEXICO	Eduardo	Galindo	Amada Programmer	2000-08-21
267079	Manufacturing	MARCONI DE MEXICO	Alberto	Gallegos	Testing Supervisor	1992-09-17
515009	Supply Chain	MARCONI DE MEXICO	Maria Elena	Gallegos	Buyer	1985-07-19
267105	Manufacturing	MARCONI DE MEXICO	Victor Manue	Garcia	Quality System	1999-01-18
267238	Finance	MARCONI DE MEXICO	Aurelia	Garcia	Accountant AIRSA	1998-04-20
267114	Installers	MARCONI DE MEXICO	Jose Victor	Garcia	Services Technician	1995-12-21
059045	Manufacturing	MARCONI DE MEXICO	Ruben	Garcia	Electronics Design Engineer	2003-11-17
267189	Manufacturing	MARCONI DE MEXICO	Victor Hugo	Garcia	Engineering Supervisor	1997-07-28
515013	Manufacturing	MARCONI DE MEXICO	Victor M.	Garcia	Maintenance Specialist	1999-01-18
058865	Manufacturing	MARCONI DE MEXICO	Alejandro Francisco	Garcia	Operator	2003-07-23
058820	Manufacturing	MARCONI DE MEXICO	Victor	Garcia	Operator	2003-07-25
059274	Manufacturing	MARCONI DE MEXICO	Luis Domingo	Garcia	Operator	2004-02-02
267313	Manufacturing	MARCONI DE MEXICO	Roberto	Garcia	Operator	1999-01-25
267386	Manufacturing	MARCONI DE MEXICO	Salvador	Garcia	Operator	1999-11-22
267405	Manufacturing	MARCONI DE MEXICO	Flabiano	Garcia	Operator	2003-10-27
267298	Manufacturing	MARCONI DE MEXICO	Antonio	GarduÑo	Operator	1998-12-21
267552	Manufacturing	MARCONI DE MEXICO	Armando	Gervacio	Operator	2000-04-17
267775	Manufacturing	MARCONI DE MEXICO	Juan	Godoy	Operator	2001-01-08
267090	Manufacturing	MARCONI DE MEXICO	Martha Elena	Gomez	Engineering Manager	1994-09-08
058542	Manufacturing	MARCONI DE MEXICO	Rafael	Gomez	Quality Assurance LMX	2003-05-28
059267	Manufacturing	MARCONI DE MEXICO	Rita	Gomez	Operator	2004-02-02
267051	Manufacturing	MARCONI DE MEXICO	Antonia	Gomez	Operator	1989-07-10
267134	Manufacturing	MARCONI DE MEXICO	Eustacio	Gomez	Operator	1996-03-26
267148	Manufacturing	MARCONI DE MEXICO	Guillermo	Gomez	Operator	1996-11-11
267360	Manufacturing	MARCONI DE MEXICO	Felicitas	Gomez	Operator	1999-08-23

267472	Manufacturing	MARCONI DE MEXICO	Alejandra	Gomez	Operator	2000-03-13
515056	Manufacturing	MARCONI DE MEXICO	Samuel	Gonzaga	Operator	2003-07-25
268091	Manufacturing	MARCONI DE MEXICO	Josafat	Gonzalez	Maintenance Technician	2000-07-17
267092	Supply Chain	MARCONI DE MEXICO	Ernesto	Gonzalez	Planner RMX	1999-05-26
267771	Finance	MARCONI DE MEXICO	Juan	Gonzalez	Specialist Accountant	1996-10-14
267370	Installers	MARCONI DE MEXICO	Maribel	Gonzalez	Administrative Auxiliary Telmex Wireless	1999-09-13
059195	Manufacturing	MARCONI DE MEXICO	Jorge	Gonzalez	Operator	2004-01-19
267162	Manufacturing	MARCONI DE MEXICO	Jose Concepcion	Gonzalez	Operator	1997-02-24
268030	Manufacturing	MARCONI DE MEXICO	Maria Teresa	Gonzalez	Operator	2001-01-22
59596	Manufacturing	MARCONI DE MEXICO	Juan Antonio	Gonzalez	Operator	2004-06-21
267445	Manufacturing	MARCONI DE MEXICO	Dimas	Granados	Operator	2000-02-21
267345	Manufacturing	MARCONI DE MEXICO	Jorge Adalberto	Guarneros	Production Supervisor	2003-04-14
267164	Manufacturing	MARCONI DE MEXICO	Juana	Guerrero	Operator	2004-01-19
267285	Installers	MARCONI DE MEXICO	Victor Manuel	Guevara	Buyer	1998-11-30
267182	Manufacturing	MARCONI DE MEXICO	Mauricio	Guimond	Electronics Product Engineer	1997-07-07
267272	Manufacturing	MARCONI DE MEXICO	Carlos Alberto	Gutierrez	Mechanic Design Engineer	2004-03-02
267729	Manufacturing	MARCONI DE MEXICO	Fabian	Gutierrez	Operator	2000-09-18
058935	Finance	MARCONI DE MEXICO	Gustavo	Guzman	Cost Accountant	2003-09-18
268050	Installers	MARCONI DE MEXICO	Enrique	Guzman	Installation Engineer	2000-12-13
267283	Administration	MARCONI DE MEXICO	Antonio	Hernandez	Messenger	1998-11-23
268058	Finance	MARCONI DE MEXICO	Martha	Hernandez	Treasury Clerk	2001-02-15
058892	Inside Sales	MARCONI DE MEXICO	Erick Agustin	Hernandez	Project Specialist	2003-08-22
267080	Installers	MARCONI DE MEXICO	Francisco Javier	Hernandez	Installation Supervisor	1992-09-21
267263	Installers	MARCONI DE MEXICO	Juan Jose	Hernandez	Installation Engineer	1998-10-01
267033	Manufacturing	MARCONI DE MEXICO	Jorge	Hernandez	Quality Engineer	1986-05-26
267621	Manufacturing	MARCONI DE MEXICO	Edgar Noe	Hernandez	Mfgr Engineering LMX	2000-05-15
268087	Manufacturing	MARCONI DE MEXICO	Gustavo	Hernandez	Auditor	2000-07-10
058827	Manufacturing	MARCONI DE MEXICO	Ricardo	Hernandez	Operator	2003-07-29
058867	Manufacturing	MARCONI DE MEXICO	Cesar Isaac	Hernandez	Operator	2003-07-23
059234	Manufacturing	MARCONI DE MEXICO	Carlos	Hernandez	Operator	2004-01-26
267060	Manufacturing	MARCONI DE MEXICO	Jose Luis	Hernandez	Operator	1990-11-12
267120	Manufacturing	MARCONI DE MEXICO	Veronica	Hernandez	Operator	1996-01-02
267158	Manufacturing	MARCONI DE MEXICO	Lino Pedro	Hernandez	Operator	1997-01-20
267415	Manufacturing	MARCONI DE MEXICO	Armando Nicolas	Hernandez	Operator	2000-01-10
267612	Manufacturing	MARCONI DE MEXICO	Luis Martin	Hernandez	Operator	2000-05-15
268035	Manufacturing	MARCONI DE MEXICO	Benito	Hernandez	Operario	2001-01-29
267348	Manufacturing	MARCONI DE MEXICO	Jose Luis	Hernández	ECR Coordinator	2004-03-08
267091	Field Sales	MARCONI DE MEXICO	Claudia	Hernandez Landa	Assistant	1994-09-29
267014	Manufacturing	MARCONI DE MEXICO	Guillermo	Herrera	Production Supervisor	1971-08-12
059036	Customer Service	MARCONI DE MEXICO	Pedro	Hidalgo	Shipping Auxiliary	2003-11-11
515021	Administration	MARCONI DE MEXICO	Humberto	Horta	Safety and Security Head	2001-05-28
58813	Installers	MARCONI DE MEXICO	Enrique	Iturbe	Administration Auxiliary	2003-07-15
058980	Manufacturing	MARCONI DE MEXICO	Victor Eduardo	Jimenez	Operator	2003-10-13
059192	Manufacturing	MARCONI DE MEXICO	Isidro	Juan	Operator	2004-01-19
267236	Field Sales	MARCONI DE MEXICO	Gabriel	Juarez	Sales Engineer	1998-04-06
059361	Manufacturing	MARCONI DE MEXICO	Jorge	Julian	Supervisor Sheetmetal	2004-03-15
058821	Manufacturing	MARCONI DE MEXICO	Jose Manuel	Lasa	Operator	2003-07-25
267351	Manufacturing	MARCONI DE MEXICO	Angelica Elvia	Lemus	Training and Recruitment Head	1999-07-19

267787	Manufacturing	MARCONI DE MEXICO	Maria Elena	Lemus	Operator	2001-01-15
058081	Manufacturing	MARCONI DE MEXICO	Arturo	Leon	Configuration Center Head	2001-07-03
267284	Manufacturing	MARCONI DE MEXICO	Jose Fernando	Lima	Test Engineer	1998-11-23
058872	Manufacturing	MARCONI DE MEXICO	Samuel	Lopez	Production Supervisor	2003-06-09
058538	Manufacturing	MARCONI DE MEXICO	Carolina	Lopez	Operator	2003-11-19
058978	Manufacturing	MARCONI DE MEXICO	Maria del Carmen	Lopez	Operator	2003-10-13
267053	Manufacturing	MARCONI DE MEXICO	Alfredo	Lopez	Operator	1990-04-24
267308	Manufacturing	MARCONI DE MEXICO	Maria Del Carmen	Lopez	Operator	1999-01-11
267510	Manufacturing	MARCONI DE MEXICO	Reynaldo	Lopez	Operator	2000-03-27
267690	Manufacturing	MARCONI DE MEXICO	Oscar	Lozano	Operator	2000-06-26
267389	Manufacturing	MARCONI DE MEXICO	Crescencio	Lucas	Operator	1999-11-22
267070	Customer Service	MARCONI DE MEXICO	Victor Manuel	Lugo	Shipping Supervisor	1991-07-01
267561	Human Resources	MARCONI DE MEXICO	Suyin	Macias	Payroll Head	2000-02-21
267172	Manufacturing	MARCONI DE MEXICO	Cesar Fernando	Magallanes	Operator	1997-03-10
058390	Manufacturing	MARCONI DE MEXICO	William	Maldonado	Mechanical Product Engineer	2003-07-28
059410	Manufacturing	MARCONI DE MEXICO	Araceli	Maldonado	Secretary	2004-03-29
058979	Manufacturing	MARCONI DE MEXICO	Judith	Maldonado	Operator	2003-10-13
267535	Manufacturing	MARCONI DE MEXICO	Felipa	Malvaez	Operator	2000-04-10
267076	Supply Chain	MARCONI DE MEXICO	Daniel	Marin	Supervisor Sheetmetal	1992-08-17
267072	Manufacturing	MARCONI DE MEXICO	Jose Luis	Marin	Operator	1992-04-06
267719	Manufacturing	MARCONI DE MEXICO	Edgar	Marin	Operator	2000-09-11
268089	Manufacturing	MARCONI DE MEXICO	Raul	Marquez	Product Specialist	2000-07-17
267556	Manufacturing	MARCONI DE MEXICO	David	Marroquin	Operator	2000-04-17
059298	Manufacturing	MARCONI DE MEXICO	Leovigildo	Martines	Operator	2004-01-19
058540	Finance	MARCONI DE MEXICO	Angel	Martinez	Accounting Auxiliary	2003-05-28
058398	Inside Sales	MARCONI DE MEXICO	Marco Antonio	Martinez	Product Specialist	2003-07-17
058384	Manufacturing	MARCONI DE MEXICO	Victor	Martinez	Electronics Design Engineer	2003-04-07
059271	Manufacturing	MARCONI DE MEXICO	Evaristo	Martinez	Operator	2004-02-02
267015	Manufacturing	MARCONI DE MEXICO	Rita	Martinez	Operator	1972-04-17
267111	Manufacturing	MARCONI DE MEXICO	Juan Manuel	Martinez	Operator	1995-12-11
267218	Manufacturing	MARCONI DE MEXICO	Beatriz	Martinez	Operator	1998-02-02
267623	Manufacturing	MARCONI DE MEXICO	Pedro	Martinez	Operario	2000-05-15
059272	Manufacturing	MARCONI DE MEXICO	Gabriela	Maya	Operator	2004-02-02
058975	Manufacturing	MARCONI DE MEXICO	Victor Hugo	Medellin	Operator	2003-10-13
267448	Installers	MARCONI DE MEXICO	Javier	Mejia	Training Engineer	2000-02-21
267115	Manufacturing	MARCONI DE MEXICO	Martin	Mejia	Process Engineer	1995-12-26
267558	Manufacturing	MARCONI DE MEXICO	Jorge	Mejia	Operator	2000-04-17
515043	Manufacturing	MARCONI DE MEXICO	Julio	Mendez	Operator	2004-04-09
059005	Manufacturing	MARCONI DE MEXICO	Sergio	Mendoza	Operator	2003-10-27
059239	Manufacturing	MARCONI DE MEXICO	Adolfo	Mendoza	Operator	2004-01-26
267019	Manufacturing	MARCONI DE MEXICO	Federico	Mendoza	Operator	1978-10-16
267021	Manufacturing	MARCONI DE MEXICO	Yolanda	Mendoza	Operator	1980-03-03
267166	Manufacturing	MARCONI DE MEXICO	Martin	Mendoza	Operator	1997-02-24
267390	Manufacturing	MARCONI DE MEXICO	Porfirio	Mendoza	Operator	1999-11-22
058082	Manufacturing	MARCONI DE MEXICO	Roberto	Meza	Maintenance Technician	2003-07-14
059083	Manufacturing	MARCONI DE MEXICO	Gabriel	Mondragon	Operator	2003-12-02
267020	Manufacturing	MARCONI DE MEXICO	Benito	Montes	Transformers Supervisor	1980-02-25
267243	Installers	MARCONI DE MEXICO	Enrique	Morales	Installation Engineer	1998-06-15

267034	Manufacturing	MARCONI DE MEXICO	Maria Teresa	Morales	Operator	1986-06-16
267130	Manufacturing	MARCONI DE MEXICO	Rafael	Morales	Operator	1996-02-06
267138	Manufacturing	MARCONI DE MEXICO	Arminda	Morales	Operator	1996-04-22
267262	Manufacturing	MARCONI DE MEXICO	Crispin	Morales	Operator	1998-09-14
268104	Installers	MARCONI DE MEXICO	Leopoldo	Moreno	Installation Engineer Power	2000-09-04
267078	Manufacturing	MARCONI DE MEXICO	Jose Luis	Moreno	Ferro Assembly Supervisor	1992-08-27
59468	Supply Chain	MARCONI DE MEXICO	Alfredo	Muñoz	Warehouse Supervisor	2004-04-30
267122	Manufacturing	MARCONI DE MEXICO	Angelina	Muñoz	Operator	1996-01-02
267123	Manufacturing	MARCONI DE MEXICO	Carlos	Muñoz	Operator	1996-01-02
515054	Manufacturing	MARCONI DE MEXICO	Juan Jose	Nava	Operator	2002-04-25
267047	Installers	MARCONI DE MEXICO	Arturo	Navarrete	Support Engineer	1989-04-03
267608	Manufacturing	MARCONI DE MEXICO	Juan Carlos	Nieto	Mechanic Engineer	2000-05-08
058823	Manufacturing	MARCONI DE MEXICO	Joel	Nolasco	Operator	2003-07-29
268041	Finance	MARCONI DE MEXICO	Alejandro	Noriega	Senior Accountant	2000-11-21
058363	Manufacturing	MARCONI DE MEXICO	Elisa	Nuñez	Quality Assurance RMX	2003-03-25
267295	Manufacturing	MARCONI DE MEXICO	Martha	Nutes	Operator	1998-12-14
267518	Inside Sales	MARCONI DE MEXICO	Maria Del Pilar	Ojeda	Customer Service SAP	2000-04-03
059001	Manufacturing	MARCONI DE MEXICO	Gerardo	Ojeda	Operator	2003-10-27
059317	Manufacturing	MARCONI DE MEXICO	Manuel	Olvera	Operator	2004-02-23
059270	Manufacturing	MARCONI DE MEXICO	Fernando	Ordoñez	Operator	2004-02-02
058108	Inside Sales	MARCONI DE MEXICO	Nadia Alejandra	Orozco	Customer Services	2002-11-19
267084	Finance	MARCONI DE MEXICO	Jose Alfredo	Ortega	Accounts Receivable Auxiliary	1993-02-01
267281	Finance	MARCONI DE MEXICO	Armando	Ortega	Accounts Receivable Auxiliary	1998-11-09
058889	Manufacturing	MARCONI DE MEXICO	Eduardo	Ortega	Operator	2003-08-25
059000	Manufacturing	MARCONI DE MEXICO	Javier	Ortega	Operator	2003-10-27
058862	Manufacturing	MARCONI DE MEXICO	Aaron Aniceto	Ortiz	Operator	2003-07-23
267008	Manufacturing	MARCONI DE MEXICO	Alfredo	Ortiz	Operator	1992-12-14
267170	Manufacturing	MARCONI DE MEXICO	Enrique	Ortiz	Operator	1997-03-04
058981	Manufacturing	MARCONI DE MEXICO	Erik David	Osorio	Operator	2003-10-13
267133	Manufacturing	MARCONI DE MEXICO	Oscar	Pacheco	Operator	1996-03-25
267203	Manufacturing	MARCONI DE MEXICO	Joaquin	Pacheco	Operator	1998-01-19
267664	Installers	MARCONI DE MEXICO	Mauro	Padilla	SAP Support	2000-05-29
267589	Manufacturing	MARCONI DE MEXICO	Adrian	Palma	Operator	2000-05-02
267239	Manufacturing	MARCONI DE MEXICO	Luis Jesus	Paredes	Manufacturing Manager	1999-05-17
267057	Manufacturing	MARCONI DE MEXICO	Irma	Paredes	Operator	1990-09-17
267735	Manufacturing	MARCONI DE MEXICO	Heron	Pascual	Operator	2000-10-02
267374	Supply Chain	MARCONI DE MEXICO	Mayra	Peña	Master Planner	1999-09-27
059227	Manufacturing	MARCONI DE MEXICO	Violeta	Peña	Operator	2004-01-26
267026	Manufacturing	MARCONI DE MEXICO	Virginia	Peralta	Production Supervisor	1984-10-09
267287	Field Sales	MARCONI DE MEXICO	Gustavo	Perez	System Engineer	1998-12-07
515027	Installers	MARCONI DE MEXICO	Juan Carlos	Perez	Installation Leader	1989-04-27
267061	Manufacturing	MARCONI DE MEXICO	Jose Luis	Perez	Maintenance Technician	1990-11-23
267024	Manufacturing	MARCONI DE MEXICO	Alfredo Ricardo	Perez	Sheetmetal Plant Superintendent	1983-08-29
267036	Manufacturing	MARCONI DE MEXICO	Jose Manuel	Perez	Line Supervisor	1987-02-23
059006	Manufacturing	MARCONI DE MEXICO	Jesus	Perez	Operator	2003-10-27
267241	Manufacturing	MARCONI DE MEXICO	Juan Manuel	Perez	Operator	1998-05-18
267333	Manufacturing	MARCONI DE MEXICO	Jacobo Saul	Perez	Operator	1999-05-24
267693	Manufacturing	MARCONI DE MEXICO	Maria De Lourdes	Perez	Operator	2000-07-03
059269	Manufacturing	MARCONI DE MEXICO	Sandra	Piñón	Operator	2004-02-02
267334	Manufacturing	MARCONI DE MEXICO	Arturo	Pomposo	Operator	1999-05-24

267160	Field Sales	MARCONI DE MEXICO	Saul	Portocarrero	Sales Engineer	1997-02-19
267094	Manufacturing	MARCONI DE MEXICO	David	Posada	Operator	1994-11-07
267016	Supply Chain	MARCONI DE MEXICO	Antonio	Ramirez	Stockroom Supervisor LMY	1975-02-24
59114	Manufacturing	MARCONI DE MEXICO	Leticia	Ramirez	Control Documental	2003-12-15
267104	Manufacturing	MARCONI DE MEXICO	Jose	Ramirez	Operator	1995-11-13
058999	Manufacturing	MARCONI DE MEXICO	Juan Carlos	Ramirez	Operator	2003-10-27
059235	Manufacturing	MARCONI DE MEXICO	Gilberto	Ramirez	Operator	2004-01-26
059240	Manufacturing	MARCONI DE MEXICO	Jesus	Ramirez	Operator	2004-01-26
059264	Manufacturing	MARCONI DE MEXICO	Gabriela	Ramirez	Operator	2004-02-02
267137	Manufacturing	MARCONI DE MEXICO	Alfredo	Ramirez	Operator	1996-04-15
515026	Manufacturing	MARCONI DE MEXICO	Jose Ines	Ramirez	Operator	2000-10-30
515034	Manufacturing	MARCONI DE MEXICO	Rodrigo	Ramirez	Operator	2003-10-27
267039	Manufacturing	MARCONI DE MEXICO	Ricardo	Ramos	Line Supervisor	1988-02-08
267066	Manufacturing	MARCONI DE MEXICO	Jose De Jesus	Ramos	Operator	1991-05-22
267124	Manufacturing	MARCONI DE MEXICO	Maria Del Socorro	Ramos	Operator	1996-01-02
268088	Supply Chain	MARCONI DE MEXICO	Ricardo	Revilla	Traffic Head	2000-07-10
058084	Supply Chain	MARCONI DE MEXICO	Ramon	Reyes	Warehouse Head LMX	2001-06-20
267254	Manufacturing	MARCONI DE MEXICO	Edmundo	Reyes	Operator	1998-08-17
267212	Installers	MARCONI DE MEXICO	Luis Esteban	Rivas	Service Technician	1998-01-26
267561	Human Resources	MARCONI DE MEXICO	Ma Carmen	Rivera	Human Resources Manger	1998-08-08
267665	Installers	MARCONI DE MEXICO	Jose Luis	Rivera	Installation Supervisor	2000-05-29
267054	Supply Chain	MARCONI DE MEXICO	Adela	Roa	Operator	1990-06-11
267275	Manufacturing	MARCONI DE MEXICO	Anastacio	Roa	Operator	1998-11-03
515061	Manufacturing	MARCONI DE MEXICO	Omar	Roa	Operator	2002-04-25
058058	Manufacturing	MARCONI DE MEXICO	David	Robles	Mechanical Design Engineer	2002-12-01
059193	Manufacturing	MARCONI DE MEXICO	Silvestre	Rodriguez	Operator	2004-01-19
058220	Manufacturing	MARCONI DE MEXICO	Jose Pablo	Rojas	Operator	2003-08-18
267043	Manufacturing	MARCONI DE MEXICO	Jose	Romero	Operator	1989-01-17
267758	Manufacturing	MARCONI DE MEXICO	Juan	Romero	Operator	2000-11-21
268112	Manufacturing	MARCONI DE MEXICO	Samuel	Romero	Operator	2001-02-12
515024	Manufacturing	MARCONI DE MEXICO	Ignacio	Romero	Operator	2000-03-06
268102	Manufacturing	MARCONI DE MEXICO	Luis Alejandro	Rosado	Quality Engineer	2000-09-04
267438	Installers	MARCONI DE MEXICO	Rodrigo	Rosas	Service Engineer	2000-02-14
267377	Supply Chain	MARCONI DE MEXICO	Jose Luis	Rosas	Shp Floor Control	1999-10-18
267543	Manufacturing	MARCONI DE MEXICO	Jose Federico	Salazar	Operator	2000-04-10
59597	Manufacturing	MARCONI DE MEXICO	Manuel	Saldaña	Operator	2004-06-21
059273	Manufacturing	MARCONI DE MEXICO	Antonio	Salinas	Operator	2004-02-02
268090	Manufacturing	MARCONI DE MEXICO	Jose Luis	Sanabria	Maintenance Technician	2000-07-17
058059	Finance	MARCONI DE MEXICO	Ana Margarita	Sanchez	Assistant	2003-05-28
268076	Installers	MARCONI DE MEXICO	Roberto	Sanchez	Installation Supervisor	2000-06-12
267075	Manufacturing	MARCONI DE MEXICO	Luis Antonio	Sanchez	Incoming	1992-07-13
059051	Manufacturing	MARCONI DE MEXICO	Norma Francisca	Sanchez	Operator	2003-11-17
267168	Manufacturing	MARCONI DE MEXICO	Jose Juan	Sanchez	Operator	1997-02-24
267451	Manufacturing	MARCONI DE MEXICO	Alejandro	Sanchez	Operator	2000-02-21
267488	Manufacturing	MARCONI DE MEXICO	Jose Trinidad	Sanchez	Operator	2000-03-13
515025	Manufacturing	MARCONI DE MEXICO	Virginia	Sanchez	Operator	1989-04-17
267052	Manufacturing	MARCONI DE MEXICO	Manuel	Sandoval	Test Engineering Head	1995-05-15
58086	Installers	MARCONI DE MEXICO	Jose P	Sandoval-Prado	Project Coordinator	2003-07-28

267177	Installers	MARCONI DE MEXICO	Gerardo	Santander	Logistics Supervisor	1997-06-24
058527	Manufacturing	MARCONI DE MEXICO	Guadalupe Alfonso	Santiago	Quality Engineer	2003-05-20
267344	Manufacturing	MARCONI DE MEXICO	Javier	Santiago	Operator	1999-06-07
267125	Manufacturing	MARCONI DE MEXICO	Hilario	Santos	Operator	1996-01-04
267783	Manufacturing	MARCONI DE MEXICO	Maria Guadalupe	Segundo	Operator	2001-01-15
267365	Installers	MARCONI DE MEXICO	Carlos	Sosa	Service Engineer	2000-03-13
267113	Manufacturing	MARCONI DE MEXICO	Carlos	Suarez	Operator	1995-12-11
267156	Manufacturing	MARCONI DE MEXICO	Jorge	Suarez	Operator	1997-01-13
267686	Manufacturing	MARCONI DE MEXICO	Hugo	Tapia	Operator	2000-06-19
058088	Finance	MARCONI DE MEXICO	Irene	Torres	Accounts Receivable Auxiliary	2003-04-28
267215	Manufacturing	MARCONI DE MEXICO	Felix	Torres	Operator	1998-01-26
059332	Manufacturing	MARCONI DE MEXICO	Antonio	Trinidad	Maintenance Technician	2004-03-01
059362	Manufacturing	MARCONI DE MEXICO	Guadalupe	Valdes	Quality Engineering	2004-03-15
267433	Manufacturing	MARCONI DE MEXICO	Mauricio Agustin	Valencia	Engineer Test	2000-02-13
059331	Manufacturing	MARCONI DE MEXICO	Odilon	Vargas	Maintenance Technician	2004-03-01
267229	Manufacturing	MARCONI DE MEXICO	Jorge Alfonso	Vargas	Plant Superintendent LMX	1998-03-09
500656	Supply Chain	MARCONI DE MEXICO	Jaqueline	Vargas	Buyer Components	2000-07-27
058890	Manufacturing	MARCONI DE MEXICO	Rafael	Vargas	Operator	2003-08-25
059089	Supply Chain	MARCONI DE MEXICO	Monica	Vazquez	Planner	2003-12-09
059089	Supply Chain	MARCONI DE MEXICO	Monica	Vázquez	Planner LMY	2003-12-09
515007	Installers	MARCONI DE MEXICO	Roberto	Velasco	Installation Manager	2000-04-03
268045	Installers	MARCONI DE MEXICO	Carlos	Velasco	Installation Engineer	2000-12-04
267267	Manufacturing	MARCONI DE MEXICO	Rosa Alicia	Velasco	Quality Coordinator	1998-10-27
058393	Supply Chain	MARCONI DE MEXICO	Eduardo	Venegas	SAP Support	2003-07-29
059228	Manufacturing	MARCONI DE MEXICO	Maria Leticia	Venegas	Operator	2004-01-26
267250	Installers	MARCONI DE MEXICO	Eduardo	Vidal	Installation Engineer	1998-08-04
059111	Manufacturing	MARCONI DE MEXICO	Marco Antonio	Vilchis	Incoming Engineer	2003-12-22
267027	Installers	MARCONI DE MEXICO	Jaime	Villa	Process Manager Power	1985-03-04
59498	Manufacturing	MARCONI DE MEXICO	Alejandro Abel	Villafuerte	Instrument Coordinator	2004-05-17
267022	Manufacturing	MARCONI DE MEXICO	Jose Diego	Villar	Operator	1980-04-28
267428	Manufacturing	MARCONI DE MEXICO	Alfonso	Villar	Operator	2000-01-17
267706	Manufacturing	MARCONI DE MEXICO	Luis Felipe	Villegas	Operator	2000-08-07
059088	Supply Chain	MARCONI DE MEXICO	Jorge Arturo	Vinck	Shp Floor Control Sheetmetal	2003-12-08
059265	Manufacturing	MARCONI DE MEXICO	Eugenia	Virun	Operator	2004-02-01
059046	Manufacturing	MARCONI DE MEXICO	Elizabeth	Yañez	Quality Manager	2003-11-17
267073	Manufacturing	MARCONI DE MEXICO	Juan Manuel	ZuÑiga	Operator	1992-05-20
268910	Manufacturing	Marconi Exportel	Dolores	Aguilar	Operator	2002-02-19
500698	Manufacturing	Marconi Exportel	Ana Laura	Aguilar	Operator	2002-12-06
059148	Manufacturing	Marconi Exportel	Angelica Aurora	Aguilar	Operator	2004-01-08
058460	Manufacturing	Marconi Exportel	Miriam	Aguilera	Operator	2003-05-06
059138	Manufacturing	Marconi Exportel	Maria Hortensia	Aguirre	Operator	2004-01-08
058740	Manufacturing	Marconi Exportel	Cecilia	Albarran	Operator	2003-07-08
268532	Manufacturing	Marconi Exportel	Maria Del Socorro	Alejo	Operator	1994-09-14
058678	Manufacturing	Marconi Exportel	Maria de Lourdes	Almeda	Operator	2003-06-24
268626	Manufacturing	Marconi Exportel	Martha	Alvarado	Operator	1997-10-17
058698	Manufacturing	Marconi Exportel	Germa	Alvarez	Operator	2003-06-26
059126	Manufacturing	Marconi Exportel	Estela	Ambros	Operator	2004-01-07
268615	Manufacturing	Marconi Exportel	Hilaria	Argumedo	Operator	1997-08-20
500563	Manufacturing	Marconi Exportel	Araceli	Arvizu	Operator	2003-06-24

059165	Manufacturing	Marconi Exportel	Jose Ramon	Avendaño	Operator	2004-01-12
268609	Manufacturing	Marconi Exportel	María Cristina	Bacilio	Operator	2002-10-07
058445	Manufacturing	Marconi Exportel	Irma Yessica	Basurto	Operator	2003-05-05
500681	Manufacturing	Marconi Exportel	Leticia	Bautista	Operator	2002-11-21
059043	Manufacturing	Marconi Exportel	Eduardo	Becerra	Operator	2003-11-17
268559	Manufacturing	Marconi Exportel	Maria Elena	Bedolla	Operator	1995-05-22
268582	Manufacturing	Marconi Exportel	Oscar	Bedolla	Operator	1996-03-04
500689	Manufacturing	Marconi Exportel	Eliazar	Bello	Operator	2002-11-21
058320	Manufacturing	Marconi Exportel	Nancy	Benitez	Operator	2003-03-03
058743	Manufacturing	Marconi Exportel	Susana	Benito	Operator	2003-07-08
268500	Manufacturing	Marconi Exportel	Irma	Bernal	Production Coordinator	1994-03-22
268551	Manufacturing	Marconi Exportel	Estela	Binuelo	Operator	1995-01-06
500329	Manufacturing	Marconi Exportel	Maribel	Blanco	Operator	2003-01-15
269963	Manufacturing	Marconi Exportel	Veronica	Blanco	Operator	2002-10-30
058578	Manufacturing	Marconi Exportel	Esperanza	Bonilla	Operator	2003-06-16
268529	Manufacturing	Marconi Exportel	Isela	Cabrera	Production Coordinator	1994-08-24
268557	Manufacturing	Marconi Exportel	Maria Celina	Caldelas	Operator	1995-02-21
268512	Manufacturing	Marconi Exportel	Ma Elena	Camacho	Operator	1993-07-06
058696	Manufacturing	Marconi Exportel	Lorena	Cambron	Operator	2003-06-26
058459	Manufacturing	Marconi Exportel	Ana Leticia	Campechano	Operator	2003-05-06
268509	Manufacturing	Marconi Exportel	Guadalupe	Campos	Operator	1993-05-17
058802	Manufacturing	Marconi Exportel	Sandra Carlota	Cano	Operator	2003-07-17
268622	Manufacturing	Marconi Exportel	Alma Delia	Cardenas	Trainner	1997-09-30
268648	Manufacturing	Marconi Exportel	Catalina	Carrillo	Operator	1998-01-26
268518	Manufacturing	Marconi Exportel	Florentina	Castillo	Operator	1994-01-17
268526	Manufacturing	Marconi Exportel	Cecillia	Cepeda	Operator	1994-03-22
268574	Manufacturing	Marconi Exportel	Maria Evelia	Cervantes	Operator	1996-01-08
268647	Manufacturing	Marconi Exportel	Maria Felicitas	Chavez	Operator	1998-01-26
059261	Supply Chain	Marconi Exportel	Esteban	Chavez	Operator Warehouse	2004-02-02
269378	Manufacturing	Marconi Exportel	Rosalinda	Cisneros	Operator	2002-09-17
059254	Manufacturing	Marconi Exportel	Alejandra	Clemente	Operator	2004-02-02
268583	Manufacturing	Marconi Exportel	Maricela	Coria	Operator	1996-03-04
058173	Supply Chain	Marconi Exportel	Joao	Coria	Operator	2003-01-20
268547	Manufacturing	Marconi Exportel	Raquel	Correa	Operator	1994-11-23
058432	Manufacturing	Marconi Exportel	Ma Isabel	Correa	Operator	2003-04-23
269213	Manufacturing	Marconi Exportel	Mayra Elizabeth	Cortes	Operator	2003-07-17
058235	Manufacturing	Marconi Exportel	Sandra Ivet	Cortes	Operator	2003-02-10
058431	Manufacturing	Marconi Exportel	Gabriela	Cortes	Operator	2003-04-23
058745	Manufacturing	Marconi Exportel	Lidia	Cristobal	Operator	2003-07-08
059115	Manufacturing	Marconi Exportel	Maria Guadalupe	Cristobal	Operator	2004-01-07
058519	Manufacturing	Marconi Exportel	Ruth Esther	Cristobal	Operator	2003-05-01
268571	Manufacturing	Marconi Exportel	Rosario	Cruz	Production Coordinator	1995-11-01
058792	Manufacturing	Marconi Exportel	Ana Griselda	Cruz	Operator	2003-07-17
268655	Manufacturing	Marconi Exportel	Diana	Cruz	Operator	2004-01-01
268539	Manufacturing	Marconi Exportel	Ma De Los Angeles	Cruz	Operator	1994-10-10
058324	Manufacturing	Marconi Exportel	Carla Faviola	Cruz	Operator	2003-03-05
268680	Supply Chain	Marconi Exportel	Eduardo	Cruz	Operator	1998-04-23
500695	Manufacturing	Marconi Exportel	Vicenta	De la Cruz	Operator	2002-11-21
500675	Manufacturing	Marconi Exportel	Olga Godeleva	De La Cruz	Operator	2004-01-14
268561	Manufacturing	Marconi Exportel	Maria De Los Angele	De La Cruz	Operator	2002-02-19

058434	Manufacturing	Marconi Exportel	Dulce Maria	Deciga	Operator	2003-04-23
058616	Manufacturing	Marconi Exportel	Rosalina Noemi	Diaz	Operator	2003-06-17
268847	Manufacturing	Marconi Exportel	Maria Guadalupe	Diaz	Nurse	1999-09-27
269950	Manufacturing	Marconi Exportel	Jorge	Diaz	Operator	2002-03-01
058554	Manufacturing	Marconi Exportel	Martha	Doñu	Operator	2003-06-02
058154	Manufacturing	Marconi Exportel	Lizbeth	Duran	Operator	2003-01-15
268502	Manufacturing	Marconi Exportel	Alma Leticia	Escobar	Operator	1991-08-26
059320	Supply Chain	Marconi Exportel	Jose Mario	Espindola	Operator	2004-03-01
268510	Supply Chain	Marconi Exportel	Irma	Espinoza	Operator	1993-05-24
268782	Manufacturing	Marconi Exportel	Patricia Yolanda	Estrada	Operator	2003-01-15
058737	Manufacturing	Marconi Exportel	Socorro	Faustino	Operator	2003-07-08
500273	Manufacturing	Marconi Exportel	Rebeca Elizabeth	Figueroa	Operator	2003-01-30
058738	Manufacturing	Marconi Exportel	Daniel Alberto	Flores	Operator	2003-07-08
058772	Manufacturing	Marconi Exportel	Claudia	Flores	Operator	2003-07-15
058795	Manufacturing	Marconi Exportel	Silvia	Flores	Operator	2003-07-17
500688	Manufacturing	Marconi Exportel	Eloisa	Flores	Operator	2002-11-21
268767	Manufacturing	Marconi Exportel	Sandra Nallely	Flores	Operator	1999-05-04
058198	Manufacturing	Marconi Exportel	Norma	Flores	Operator	2003-01-27
269951	Manufacturing	Marconi Exportel	Luz María	Fonseca	Production Coordinator	2002-10-07
058735	Manufacturing	Marconi Exportel	Maribel	Fuentes	Operator	2003-07-08
269222	Manufacturing	Marconi Exportel	Alma Delia	Gabriel	Operator	2003-05-01
268534	Manufacturing	Marconi Exportel	Esther	Galvan	Operator	1994-09-29
058477	Manufacturing	Marconi Exportel	Miriam	Gamez	Operator	2003-05-07
058726	Manufacturing	Marconi Exportel	Paula	Garcia	Operator	2003-07-04
268592	Manufacturing	Marconi Exportel	Maria Magdalena	Garcia	Operator	1997-01-13
500683	Manufacturing	Marconi Exportel	Cesilia	Garcia	Operator	2002-11-21
269807	Manufacturing	Marconi Exportel	Dolores	Garcia	Operator	2002-02-28
058449	Manufacturing	Marconi Exportel	Amanda	Garcia	Operator	2003-05-05
058447	Manufacturing	Marconi Exportel	Leticia	Garcia	Operator	2003-05-05
500685	Manufacturing	Marconi Exportel	Josefina	García	Operator	2002-11-21
269069	Manufacturing	Marconi Exportel	Maricela	Garduño	Operator	2003-01-15
268779	Manufacturing	Marconi Exportel	Eunice	Gaspar	Production Coordinator	2002-10-07
058569	Manufacturing	Marconi Exportel	Erika	Gomez	Operator	2003-06-11
058679	Manufacturing	Marconi Exportel	Anahi	Gonzalez	Operator	2003-06-24
058800	Manufacturing	Marconi Exportel	Eva Elena	Gonzalez	Operator	2003-07-17
058448	Manufacturing	Marconi Exportel	Claudia	Gonzalez	Operator	2003-05-05
269955	Manufacturing	Marconi Exportel	Erika	Gonzalez	Operator	2002-10-31
059158	Manufacturing	Marconi Exportel	Yanet	Gonzalez	Operator	2004-01-01
059319	Supply Chain	Marconi Exportel	Mauricio	Guarneros	Operator	2004-03-01
059120	Manufacturing	Marconi Exportel	Naitzi	Gutierrez	Operator	2004-01-07
269628	Manufacturing	Marconi Exportel	Rita	Gutierrez	Operator	2003-03-24
268723	Manufacturing	Marconi Exportel	Xochitl	Gutierrez	Production Coordinator	1998-12-02
268701	Supply Chain	Marconi Exportel	Rolando	Gutierrez	Operator	1998-09-21
500693	Manufacturing	Marconi Exportel	Porfiria	Gutiérrez	Operator	2002-11-21
268641	Manufacturing	Marconi Exportel	Delfina	Guzman	Operator	1998-01-15
268606	Manufacturing	Marconi Exportel	Natalia	Hemandez	Operator	2002-10-07
058724	Manufacturing	Marconi Exportel	Teresa	Hernandez	Operator	2003-07-04
059210	Manufacturing	Marconi Exportel	Elida	Hernandez	Operator	2004-01-26
268562	Manufacturing	Marconi Exportel	Maria Angela	Hernandez	Operator	1995-05-25

268810	Manufacturing	Marconi Exportel	Catalina	Hernandez	Operator	2003-03-01
268528	Manufacturing	Marconi Exportel	Ofelia	Hernandez	Operator	2001-12-10
059153	Manufacturing	Marconi Exportel	Adrian	Hernandez	Operator	2004-01-01
268684	Manufacturing	Marconi Exportel	Santa	Hernandez	Operator	2002-02-20
058725	Manufacturing	Marconi Exportel	Hilda	Hernandez	Operator	2003-07-04
500680	Manufacturing	Marconi Exportel	Antonia	Hernández	Production Coordinator	2002-11-21
059360	Manufacturing	Marconi Exportel	Julio Ernesto	Huitron	Operator	2004-03-16
058729	Manufacturing	Marconi Exportel	Maribel	Jimenez	Operator	2003-07-07
268514	Manufacturing	Marconi Exportel	Celia	Jimenez	Operator	1993-07-23
268506	Manufacturing	Marconi Exportel	Alicia	Jimenez	Operator	1992-06-25
268575	Manufacturing	Marconi Exportel	Maria Guadalupe	Jimenez	Operator	1996-01-15
268543	Manufacturing	Marconi Exportel	Maribel	Jimenez	Operator	1994-10-20
058370	Manufacturing	Marconi Exportel	Rosa Elena	Juan	Operator	2003-04-01
268549	Manufacturing	Marconi Exportel	Edith	Juarez	Operator	1994-12-13
268540	Manufacturing	Marconi Exportel	Esperanza	Lona	Operator	2001-12-10
058720	Manufacturing	Marconi Exportel	Alba	Lopez	Operator	2003-07-02
058757	Manufacturing	Marconi Exportel	Ana Elida	Lopez	Operator	2003-07-09
268705	Manufacturing	Marconi Exportel	Orlando	Lopez	Operator	1998-09-30
268642	Manufacturing	Marconi Exportel	Lucia	Lopez	Operator	1998-01-15
268568	Manufacturing	Marconi Exportel	Margarita	Lopez	Operator	1995-08-29
058360	Supply Chain	Marconi Exportel	Jose Luis	Lopez	Operator	2003-03-24
500690	Manufacturing	Marconi Exportel	José Carmen	López	Operator	2002-11-21
268593	Manufacturing	Marconi Exportel	Maria Magdalena	Lozada	Operator	1997-01-13
058787	Manufacturing	Marconi Exportel	Cristina	Maciel	Operator	2003-07-15
268003	Manufacturing	Marconi Exportel	Ma Esperanza	Maldonado	Operator	2003-04-23
058579	Manufacturing	Marconi Exportel	Marisol	Martinez	Operator	2003-06-16
058610	Manufacturing	Marconi Exportel	Anabel	Martinez	Operator	2003-06-17
058746	Manufacturing	Marconi Exportel	Vianey	Martinez	Operator	2003-07-09
058783	Manufacturing	Marconi Exportel	Laura	Martinez	Operator	2003-07-15
268632	Manufacturing	Marconi Exportel	Isabel	Martinez	Operator	2002-02-18
268695	Supply Chain	Marconi Exportel	Jorge	Martinez	Operator	1998-08-26
058200	Supply Chain	Marconi Exportel	Fermin	Martinez	Operator	2003-01-27
268530	Manufacturing	Marconi Exportel	Maria Elena	Medina	Operator	1994-09-08
268663	Manufacturing	Marconi Exportel	Rosalia	Medina	Operator	2003-01-28
058763	Manufacturing	Marconi Exportel	Sujey	Medina	Operator	2003-07-09
059144	Manufacturing	Marconi Exportel	Deyanira Luisa	Melendez	Operator	2004-01-08
059352	Manufacturing	Marconi Exportel	Sandra	Mendoza	Operator	2004-03-11
058755	Manufacturing	Marconi Exportel	Miriam	Mendoza	Operator	2003-07-09
058742	Manufacturing	Marconi Exportel	Felix	Merida	Operator	2003-07-08
058781	Manufacturing	Marconi Exportel	Tanya Irazema	Miranda	Operator	2003-07-15
059258	Manufacturing	Marconi Exportel	Yolanda Antonia	Moctezuma	Operator	2004-02-02
268527	Manufacturing	Marconi Exportel	Mariateresa De Jesus	Montecillo	Trainner	1994-07-11
058615	Manufacturing	Marconi Exportel	Norma Angelica	Morales	Operator	2003-06-17
058682	Manufacturing	Marconi Exportel	Rosalba	Morales	Operator	2003-06-24
059132	Manufacturing	Marconi Exportel	Bernardo	Morales	Operator	2004-01-07
059259	Manufacturing	Marconi Exportel	Remedios	Moreno	Operator	2004-02-02
268584	Manufacturing	Marconi Exportel	Veronica	Moreno	Operator	1996-03-04
268628	Manufacturing	Marconi Exportel	Cristina	Moreno	Operator	2003-03-24
268505	Manufacturing	Marconi Exportel	Gloria	Moreno	Operator	1991-09-30
058788	Manufacturing	Marconi Exportel	Yesika Yadira	Mujica	Operator	2003-07-16

268513	Manufacturing	Marconi Exportel	Claudia	Muñoz	Operator	1993-07-26
268538	Manufacturing	Marconi Exportel	Esther	Murillo	Operator	1994-10-10
058773	Manufacturing	Marconi Exportel	Norma Alicia	Nava	Operator	2003-07-15
500694	Manufacturing	Marconi Exportel	Analine	Negrón	Operator	2002-11-21
268544	Supply Chain	Marconi Exportel	Maria	Neri	Operator	1994-10-24
268542	Manufacturing	Marconi Exportel	Hilda	Olayo	Operator	1994-10-20
058105	Manufacturing	Marconi Exportel	Patricia	Olguin	Operator	2002-12-06
058727	Manufacturing	Marconi Exportel	Raquel	Osnaya	Operator	2003-07-07
268667	Manufacturing	Marconi Exportel	Karina	Pacheco	Operator	2004-01-07
268730	Manufacturing	Marconi Exportel	Magali	Pacheco	Operator	2003-07-01
058565	Manufacturing	Marconi Exportel	Maria Sonia	Palermo	Operator	2003-06-10
058536	Manufacturing	Marconi Exportel	Maria Angelica	Palermo	Operator	2003-05-28
268757	Manufacturing	Marconi Exportel	Lucy Antonia	Palma	Operator	2002-02-27
058785	Manufacturing	Marconi Exportel	Silvia	Palomares	Operator	2003-07-15
268827	Manufacturing	Marconi Exportel	María del Rosario	Parra	Operator	2002-10-07
269798	Manufacturing	Marconi Exportel	Monica Edith	Pelcastre	Operator	2002-03-01
058774	Manufacturing	Marconi Exportel	Sandra	Peña	Operator	2003-07-15
058539	Manufacturing	Marconi Exportel	Ventura Silvina	Peña	Operator	2003-05-28
058614	Manufacturing	Marconi Exportel	Monica Lizbeth	Peña	Operator	2003-06-17
268525	Manufacturing	Marconi Exportel	Ma Del Camen	Perales	Production Coordinator	2002-09-11
059208	Manufacturing	Marconi Exportel	Juan Pablo	Perez	Operator	2004-01-26
500700	Manufacturing	Marconi Exportel	Liliana Ibett	Perez	Operator	2002-12-06
058345	Manufacturing	Marconi Exportel	Yaneth	Perez	Operator	2003-03-01
058463	Manufacturing	Marconi Exportel	Rosa Maria	Perez	Operator	2003-05-06
268719	Manufacturing	Marconi Exportel	Luz Maria	Perez	Production Coordinator	1998-11-24
268576	Supply Chain	Marconi Exportel	Maria Del Consuelo	Perez	Data Clerk	2003-03-04
269252	Manufacturing	Marconi Exportel	Laura Esther	Perez	Operator	2003-01-15
268758	Manufacturing	Marconi Exportel	Leticia	Perez	Operator	2003-06-10
500686	Manufacturing	Marconi Exportel	Lilia	Pérez	Operator	2002-11-21
500667	Manufacturing	Marconi Exportel	Guadalupe	Pérez	Operator	2002-05-27
268696	Manufacturing	Marconi Exportel	Guillermo	Picazo	Operator	2003-05-06
268548	Manufacturing	Marconi Exportel	Rosa	Platero	Operator	1994-12-13
058712	Manufacturing	Marconi Exportel	Lorena	Puente	Operator	2003-06-30
059128	Manufacturing	Marconi Exportel	Jose Luis	Ramirez	Operator	2004-01-07
268604	Manufacturing	Marconi Exportel	Maria Veronica	Ramirez	Operator	1997-04-03
058509	Manufacturing	Marconi Exportel	Vanessa	Ramirez	Operator	2003-05-15
268814	Manufacturing	Marconi Exportel	Irma	Ramirez	Operator	2002-12-06
059136	Manufacturing	Marconi Exportel	Cristina	Ramirez	Operator	2004-01-08
059347	Manufacturing	Marconi Exportel	Adriana	Ramirez	Operator	2004-03-11
500687	Manufacturing	Marconi Exportel	María	Ramírez	Operator	2002-11-21
268501	Manufacturing	Marconi Exportel	Maria Florencia	Ramos	Operator	1991-08-05
500684	Manufacturing	Marconi Exportel	Noemí	Rangel	Operator	2002-11-21
268761	Manufacturing	Marconi Exportel	Lucina	Resendiz	Operator	2003-01-15
058807	Manufacturing	Marconi Exportel	Jocabed	Reyes	Operator	2003-07-17
515074	Manufacturing	Marconi Exportel	Yolanda	Rios	Operator	2002-05-27
058349	Manufacturing	Marconi Exportel	Elena	Rios	Operator	2003-03-13
268577	Manufacturing	Marconi Exportel	Maricruz	Rivas	Operator	1996-01-15
500682	Manufacturing	Marconi Exportel	Rosario	Rivas	Operator	2002-11-21
268578	Manufacturing	Marconi Exportel	Cristina	Rivera	Operator	1996-01-15
058612	Manufacturing	Marconi Exportel	Maria del Carmen	Rivera	Operator	2003-06-17

269189	Manufacturing	Marconi Exportel	Ma de Lourdes	Rodriguez	Operator	2002-12-06
058468	Manufacturing	Marconi Exportel	Miriam	Rodriguez	Operator	2003-05-06
058466	Manufacturing	Marconi Exportel	Maria del Carmen Catalina	Rodriguez	Operator	2003-07-09
269502	Manufacturing	Marconi Exportel	Paola	Rodriguez	Operator	2003-07-17
058348	Manufacturing	Marconi Exportel	Mireya	Rojas	Operator	2003-03-13
058577	Manufacturing	Marconi Exportel	Diana	Romero	Operator	2003-06-16
059205	Manufacturing	Marconi Exportel	Jessica Evelyn	Romero	Operator	2004-01-26
058156	Manufacturing	Marconi Exportel	Leticia	Romero	Operator	2003-01-15
058513	Manufacturing	Marconi Exportel	Sandra	Romero	Operator	2003-05-01
268635	Manufacturing	Marconi Exportel	Elsa Margarita	Roque	Operator	2002-02-18
058568	Manufacturing	Marconi Exportel	Veronica	Ruedas	Operator	2003-06-11
058680	Manufacturing	Marconi Exportel	Alma Delia	Ruiz	Operator	2003-06-24
058686	Manufacturing	Marconi Exportel	Yadira	Ruiz	Operator	2003-06-24
058153	Manufacturing	Marconi Exportel	Lucy Lorena	Ruiz	Operator	2003-01-15
059346	Manufacturing	Marconi Exportel	Josue Ulises	Sanchez	Operator	2004-03-11
268600	Manufacturing	Marconi Exportel	Reyna	Sanchez	Operator	2002-03-01
268644	Manufacturing	Marconi Exportel	Raquel	Sanchez	Operator	1998-01-15
058451	Manufacturing	Marconi Exportel	Zenic	Sanchez	Operator	2003-05-05
058494	Manufacturing	Marconi Exportel	Flor Ignacia	Sanchez	Operator	2003-05-12
058748	Manufacturing	Marconi Exportel	Leonila	Sanchez	Operator	2003-07-09
058808	Manufacturing	Marconi Exportel	Laura	Sanchez	Operator	2003-07-17
059211	Manufacturing	Marconi Exportel	Maria del Carmen	Sandoval	Operator	2004-01-26
500673	Manufacturing	Marconi Exportel	Maria Cruz	Santamaria	Operator	2002-04-22
058782	Manufacturing	Marconi Exportel	Ismael	Santana	Operator	2003-07-15
269354	Manufacturing	Marconi Exportel	Nora	Saucedo	Operator	2002-05-27
500697	Manufacturing	Marconi Exportel	Juana	Senobio	Operator	2002-12-06
268569	Manufacturing	Marconi Exportel	Nicolasa	Serrano	Operator	1995-09-05
268521	Manufacturing	Marconi Exportel	Maria Del Socorro	Serrano	Operator	1994-01-17
058771	Manufacturing	Marconi Exportel	Norma	Solano	Operator	2003-07-15
269581	Manufacturing	Marconi Exportel	Jose Antonio	Tavera	Operator	2003-06-17
058798	Manufacturing	Marconi Exportel	Alberta	Tereso	Operator	2003-07-17
268579	Manufacturing	Marconi Exportel	Mirna	Toral	Operator	1996-01-15
058146	Manufacturing	Marconi Exportel	Maria De Los Remedios	Tovar	Operator	2003-01-15
268586	Manufacturing	Marconi Exportel	Patricia	Urquieta	Operator	1996-04-08
058475	Manufacturing	Marconi Exportel	Rita Patricia	Valdez	Operator	2003-05-07
059129	Manufacturing	Marconi Exportel	Jose Omar Jovanni	Vanegas	Operator	2004-01-07
059062	Manufacturing	Marconi Exportel	Norberto	Vargas	Operator	2003-11-01
059145	Manufacturing	Marconi Exportel	Martha Alina	Vazquez	Operator	2004-01-08
268580	Manufacturing	Marconi Exportel	Edith	Vazquez	Operator	1996-01-22
058581	Supply Chain	Marconi Exportel	Daniel	Vazquez	Operator	2003-06-16
269193	Manufacturing	Marconi Exportel	Juana	Vega	Operator	2002-02-18
268564	Manufacturing	Marconi Exportel	Diana	Venegas	Operator	1995-06-05
268555	Manufacturing	Marconi Exportel	Luz Maria	Ventura	Operator	1995-01-16
058203	Manufacturing	Marconi Exportel	Yesenia	Verduzco	Operator	2003-01-27
058687	Manufacturing	Marconi Exportel	Maritza	Viana	Operator	2003-06-24
058669	Manufacturing	Marconi Exportel	Laura Ivonne	Vigi	Operator	2003-06-19
058478	Manufacturing	Marconi Exportel	Rosa Azucena	Virrueta	Operator	2003-05-07
268508	Manufacturing	Marconi Exportel	Edith	Zuriaga	Operator	1993-03-29
058741	Manufacturing	Marconi Exportel	Marisela	Zuriaga	Operator	2003-07-08

Schedule Mexico-2 to Exhibit Mexico

Mexican Employee Plans and Benefits

1.                                       Marconi Mexico has in place a Pension and Seniority Premium Plan establishing additional retirement benefits for the employees as to those granted by the Mexican Security Institute and to cover the seniority premium while the employment relationships are terminated.  The Plan satisfies the Accounting Requirements under Statements of Financial Accounting Standards Number 87.  Data relating to the funding and valuation of the Plan that has been provided to the Purchaser is true and complete in all material respects.

2.                                       Marconi Administrativa has in place another Pension and Seniority Premium Plan establishing additional retirement benefits for the employees as to those granted by the Mexican Security Institute and to cover the seniority premium while the employment relationships are terminated.  The Plan satisfies the Accounting Requirements under Statements of Financial Accounting Standards Number 87.  Data relating to the funding and valuation of the Plan that has been provided to the Purchaser is true and complete in all material respects.

3.                                       Marconi Mexico had in place a discretionary Annual Incentive Plan with the objective to provide an incentive to eligible employees to maximize generation of Profits.  This Plan was terminated on March 31st.  2004.

4.                                       Marconi Mexico has a Group Life Insurance and Medical Insurance Coverage (Minor and Major coverage) for all of its employees.  The secured amount is up to 28 months of payroll salary in the Life Insurance branch and up to 1000 times the minimum wage in Mexico City(1) for Major Medical Insurance.

Likewise, Marconi Mexico grants an amount of $4,000.00 MXP for funeral allowance in the event of the death of a worker and relatives in the first grade such as parent, spouse or children.

5.                                       Marconi Administrativa has a Group Life Insurance and Medical Insurance Coverage (Minor and Major coverage) for all of its employees.  The secured amount is up to 36 months of payroll salary in the Life Insurance branch and with no limitation in the Major Medical Insurance.

6.                                       Marconi Mexico has in place an Automobile Plan in terms of which certain managers identified on Schedule Mexico-1.1 are granted with a company car and the payment of the related expenses.

(1)                                  Current Minimum Wage in Mexico city is $45.24 MXP.

7.                                       Marconi Administrativa has in place an Automobile Plan applicable to all of its employees (Directors).  The Plan grants the employees with a company car and the payment of the associated expenses.

8.                                       Marconi Administrativa has in place a Sport Club Plan in terms of which the company grants the tuition and the monthly maintenance of a sports club to its employees.  The amounts vary according with the position of the employee.  (Level A is $59,716.00 MXP and Level B is $40,716.00 MXP).  Likewise, the Company grants an Annual Check Up to all of its employees equivalent to $8,000.00 MXP

9.                                       Marconi Mexico grants to its employees a Savings Fund equivalent to a monthly apportions of 13% of the payroll salary of each employee.

10.                                 Marconi Administrativa has in place a Savings Fund equivalent to a monthly apportion of 13% of the payroll salary of each employee.

11.                                 Marconi Mexico has the following labor benefits: (i) Christmas Bonus equivalent to 40 days of salary, payable no later than December 20th.  of each year; (ii) Vacations according with the seniority of the employees;  (iii) Vacation premium equivalent to 75% of the total amount of vacations paid to the employee; and, (iv) Food Coupons equivalent to a monthly payment of $3,600.00 MXP.

12.                                 Marconi Administrativa has the following labor benefits: (i) Christmas bonus equivalent to 45 days of salary, payable no later than December 20th.  of each year; (ii) Vacations according with the seniority of the employees;  (iii) Vacation premium equivalent to 90% of the total amount of vacations paid to the employee; and, (iv) Food Coupons equivalent to a monthly payment of $1,357.20 MXP.

13.                                 Adminisrativa Marconi Communications Post-Retirement Benefit Plan

The labor benefits of Marconi Exportel are established in the Collective Bargaining Agreement mentioned in Schedule Mexico-2.

14.                                 Special Severance Agreement letters dated May 15, 2004, addressed to Mr. Rafael Diaz, establishing pre-closing and post-closing special severance packages to such Mexican Transferring Employee (true and complete copies of which have been made available to the Purchasers).

15.                                 Draft Special Severance Agreement letters, addressed to Rafael Hernandez, establishing pre-closing and post-closing Special severance packages to such Mexican Transferring Employee.

Schedule Mexico-1.1 to Schedule Mexico-2

Managers Granted Company Car under Automobile Plan

As of 6/29/04

Current Vehicle Make	Type	Current Year of Vehicle	Serial Number of Vehicle	Motor Number of Vehicle	Name	Position
NISSAN	TSURU	1998	3N1EB31S3WL-061665	GA16-726551V
NISSAN	TSURU	2004	3N1EB31S74K543431	GA16866741S	RUBEN AYALA	Sales Engineer
NISSAN	TSURU	2000	3N1EB31S7YL157625	GA16-772137R	CLAUDIA HERNANDEZ
HONDA	ODISEY	2000	2HKRL1854YH901097	J35A12086758	LUIS PAREDES	Manufacturing Manager
NISSAN	TSURU	2003	3N1EB31S73K481933	GA16800668S
NISSAN	TSURU	2004	3N1EB31S04K543772	GA16867268S	SAUL PORTOCARRERO	Sales Engineer
NISSAN	TSURU	2004	3N1EB31SX4K543438	GA16866744S	JUAN CARLOS PEREZ	Installation Leader
NISSAN	TSURU	2004	3N1EB31S54K531844	GA16854186S	ALFREDO ORTEGA	Accounts Receivable Aux.
NISSAN	TSURU	2004	3N1EB31S04K534523	GA16857700S	VICTOR GARCIA GUEVARA	Buyer
NISSAN	TSURU	2004	3N1EB31S14K543781	GA16867021S	JOSE LUIS RIVERA	Installation supervisor
NISSAN	TSURU	2004	3N1EB31SX4K543780	GA16867022S	GUSTAVO PEREZ	Sales Engineer
NISSAN	TSURU	2004	3N1EB31S84K543440	GA16866739S	ANTONIO HERNANDEZ L.	Messenger
NISSAN	TSURU	2004	3N1EB31S14K543439	GA16866743S	ROBERTO VELASCO	Installation Manager
NISSAN	SENTRA	2004	3N1CB51S74L080588	QG18763257R	FRANCISCO FABILA	Materials Manager
NISSAN	URVAN	2004	JN6FE56S14X516359	KA24881234	FRANCISCO FABILA	Materials Manager
NISSAN	TSURU	2004	3N1EB31S34K545130	GA16868378S	JAIME VILLA	Services Manager
NISSAN	TSURU	2004	3N1EB31S44K545136	GA16868377S	EDGAR CASTRO	Sales Engineer
NISSAN	TSURU	2004	3N1EB31S74K545440	GA16867830S	GUSTAVO DIAZ	Sales Engineer
NISSAN	TSURU	2004	3N1EB31S04K545439	GA16867831S	EDGAR CUEVAS	SAP
NISSAN	TSURU	2004	3N1EB31S84K545477	GA16868679S	GABRIEL JUAREZ	Sales Engineer
NISSAN	TSURU	2004	3N1EB31S24K544454	GA16867769S	EDUARDO VIDAL	Installation Engineer
NISSAN	TSURU	2004	3N1EB31S14K544798	GA16868067S	ARMANDO ORTEGA	Accounts Receivable Aux.
NISSAN	MAXIMA	2004	1N4BA41E24C846387	VQ35120247	HUGO CAMACHO FLORES	Controller
FORD	LINCOLN LS	2004	1LNHM87A54Y638347	S/N	RAFAEL DIEZ	VP & Managing Director
HONDA	ACCORD	2004	3HGCM665X4G000100	J30A42027157	RAFAEL HERNANDEZ	Operation Director
HONDA	ACCORD	2004	3HGCM66504G000168	J30A42033208	JORGE ORTIZ	Ints. & Services Manager
HONDA	ACCORD	2004	3HGCM66574G000281	J30A42038866	CARMEN RIVERA	Human Resources Manager
HONDA	ACCORD	2004	3HGCM66524G000298	J30A42038843	ALEJANDRO BASTARRACHEA	Regional Sales Manager
HONDA	ACCORD	2004	3HGCM66594G000203	J30A42036112	J.ANTONIO PANIAGUA	Regional Sales Manager
CHEVROLET	CHASIS CAB.3600	2004	3GBJC34R74H105700	HECHO EN MEX,	ALFREDO PEREZ	Plant Supervisor
CHEVROLET	SILVERADO CABINA REG.	2004	1GCEC14X64Z242464	HECHO EN U.S.A.	JAIME CRUZ	Sourcing Manager
CHEVROLET	SILVERADO CABINA REG.	2004	1GCEC14X34Z242812	HECHO EN U.S.A.	VICTOR LUGO	Shipping Sup.
CHEVROLET	SILVERADO CABINA REG.	2004	1GCEC14X04Z243447	HECHO EN U.S.A.	JUAN JOSE HERNANDEZ	Installation Engineer
CHEVROLET	SILVERADO CABINA REG.	2004	1GCEC14X54Z243749	HECHO EN U.S.A.	FRANCISCO HERNANDEZ	Installation Supervisor
CHEVROLET	SILVERADO CABINA REG.	2004	1GCEC14X04Z243173	HECHO EN U.S.A.	JOSE SANDOVAL	Project Coordinator
CHEVROLET	SILVERADO CABINA REG.	2004	1GCEC14X74Z242215	HECHO EN U.S.A.	EDUARDO VIDAL	Installation Engineer
HONDA	ACCORD	2004	3HGCM665X4G000422	J30A4-2062771	EDGAR CARRIZALEZ	Sales Support Manager

Schedule Mexico-3 to Exhibit Mexico

Mexican Collective Bargaining Agreements

Collective Bargaining Agreement entered by and between Marconi Mexico and Trade Union of Workers From the Metallurgy Industry and Similars in the State of Mexico.

Collective Bargaining Agreement entered by and between Marconi Exportel and Union Trade of Workers from the Metallurgy Industry and Similars in the State of Mexico.

The non-unionized workers of Marconi Mexico, Marconi Exportel and Marconi Administrativa have in place individual employment agreements for undetermined period of time.

Schedule Mexico-4 to Exhibit Mexico

Mexican Substitute Employer Notice

(LETTERHEAD OF THE SUBSTITUTE EMPLOYER)

MEMORANDUM

TO:	(Name of Employee)

FROM:	(Name of Substitute Employer/Name of the Substituted Employer)

RE:	Employer Substitution

DATE:	(Employment Transfer Time)

In terms of the provisions of Article 41 of the Mexican Federal Labor Law, and in accordance with this letter, we hereby notify you that effective on (Employment Transfer Time), (Name of Substitute Employer) will become your new employer, substituting (Name of Substituted Employer).   Under the control and subordination of (Name of the Substitute Employer), you will render services at the working site located (mention).

In accordance with the above mentioned legal provision, (Name of Substitute Employer), recognizes all rights to which you are entitled to as an employee of (Name of Substituted Employer), such as seniority, salary, fringe benefits, and, in general, all working conditions you have agreed with (Name of Substituted Employer).

Name of Substitute Employer	Name of Substituted Employer

(Name of Legal Representative)	(Name of Legal Representative)
Legal Representative	Legal Representative

Received by:

(Name, position, seniority and salary of the Mexico Employee)

Exhibit Costa Rica

Costa Rican Benefit Plans and Arrangements

The Sellers declare and the Mexican Purchaser acknowledges that Mr. Claudio Muñoz Vivas (hereinafter the “Costa Rican Employee”) is currently employed by Marconi Costa Rica, S.A. as Regional Sales Manager for Central America, Venezuela, and Caribbean in Costa Rica.

Schedule Costa Rica-1 to Exhibit Costa Rica sets forth the material benefits provided to the Costa Rican Employee.

With respect to the Costa Rican Employee, the Mexican Purchaser hereby agrees to the following:

1.             The Mexican Purchaser will recognize and assume responsibility for all labor rights that the Costa Rican Employee has acquired until the date hereof, pursuant to the Labor Code of the Republic of Costa Rica, including payment of severance, notice rights, accumulated vacation rights, pro-rata thirteenth month compensation, and other labor rights that may be applicable to Costa Rican labor laws.

2.             The Mexican Purchaser will execute a new Employment Agreement with the Employee, under equivalent working conditions as determined by the employment contract currently effective between Costa Rican Employee and Marconi Costa Rica, S.A.

3.             The Mexican Purchaser hereby agrees that it will reimburse the Sellers for any and all amounts that Marconi Costa Rica, S.A. may have to pay the Costa Rican Employee derived from termination of the employment agreement.

Schedule Costa Rica-1 to Exhibit Costa Rica

Material Benefits for Costa Rican Employee

1. Benefits required by Costa Rican Law.

2. 13-month salary (Aguinaldo)

To the Sellers’ knowledge, the foregoing list of benefits is true and correct in all material respects.

EXECUTION COPY

Schedule Supplements

Reference is made to the Asset Purchase and Sale Agreement, dated as of July 6, 2004 (the “Agreement”), as amended, by and among Emerson XCII, Inc., a corporation incorporated under the laws of Delaware (the “U.S. Purchaser”), Emerson Electric Canada Limited, a corporation organized under the laws of Ontario (“Canadian Purchaser”), Emerson Mexico Corporate Services, S. de R.L. de C.V., a corporation incorporated under the laws of Mexico (“Mexican Purchaser Corporate Services”), Emerson Electronic Connector and Components, S.A. de C.V., a corporation incorporated under the laws of Mexico (“Mexican Purchaser Connector”), Astec America de Mexico, S.A. de C.V., a corporation incorporated under the laws of Mexico (“Mexican Purchaser Astec”), Emerson Electric Co., a corporation organized under the laws of Missouri (“Emerson”), Marconi Corporation plc, a public limited liability company incorporated in England and Wales (registered no. 0067307) (“Marconi”), Marconi Communications, Inc., a corporation incorporated under the laws of Delaware (“MCI”), Marconi Intellectual Property (Ringfence) Inc., a corporation incorporated under the laws of Delaware (“Marconi IP”), Marconi Communications Canada Inc., a corporation incorporated under the laws of New Brunswick (“Marconi Canada”), Marconi Communications de Mexico S.A. de C.V., a corporation incorporated under the laws of Mexico (“Marconi Mexico”), Marconi Communications Exportel, S.A. de C.V., a corporation incorporated under the laws of Mexico (“Marconi Exportel”), Administrativa Marconi Communications S.A. de C.V., a corporation incorporated under the laws of Mexico (“Marconi Administrativa”), Marconi Polska Sp zoo, a corporation incorporated under the laws of Poland (“Marconi Polska”), and Marconi Colombia, S.A., a corporation incorporated under the laws of Colombia (“Marconi Colombia”).

Marconi, MCI, Marconi IP, Marconi Canada, Marconi Mexico, Marconi Exportel, Marconi Administrativa, Marconi Polska and Marconi Colombia hereby provide the U.S. Purchaser, the Canadian Purchaser, Mexican Purchaser Connector, Mexican Purchaser Astec, Mexican Purchaser Corporate Services and Emerson with the following supplements to the Disclosure Schedules to the Agreement (the “Schedule Supplements”), which Schedule Supplements shall supplement and amend the Disclosure Schedules pursuant to the terms of Section 13.17 of the Agreement.

These Schedule Supplements may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

1

Schedule Supplements delivered by Marconi, MCI, Marconi IP, Marconi Canada, Marconi Mexico, Marconi Exportel, Marconi Administrativa, Marconi Polska and Marconi Colombia on this       day of August, 2004.

MARCONI CORPORATION PLC

By:
	Name:	Cynthia S. Jacovetty
	Title:	Authorized Signatory

MARCONI COMMUNICATIONS, INC.

By:
	Name:	Cynthia S. Jacovetty
	Title:	Vice President

MARCONI INTELLECTUAL PROPERTY (RINGFENCE) INC.

By:
	Name:	Cynthia S. Jacovetty
	Title:	Vice President

MARCONI COMMUNICATIONS CANADA INC.

By:
	Name:	Cynthia S. Jacovetty
	Title:	Authorized Signatory

2

MARCONI COMMUNICATIONS DE MEXICO S.A. DE C.V.

By:
	Name:	Cynthia S. Jacovetty
	Title:	Authorized Signatory

MARCONI COMMUNICATIONS EXPORTEL, S.A. DE C.V.

By:
	Name:	Cynthia S. Jacovetty
	Title:	Authorized Signatory

ADMINISTRATIVA MARCONI COMMUNICATIONS S.A. DE C.V.

By:
	Name:	Cynthia S. Jacovetty
	Title:	Authorized Signatory

MARCONI POLSKA SP ZOO

By:
	Name:	Cynthia S. Jacovetty
	Title:	Authorized Signatory

3

MARCONI COLOMBIA, S.A.

By:
	Name:	Cynthia S. Jacovetty
	Title:	Authorized Signatory

4

Schedule 1.1D

Marconi Guarantees

1.                                       Letter of Credit, dated June 23, 2004, between Marconi Communications, Inc., Bank One and Ohio Bureau of Worker’s Compensation.

2.                                       United States Bonds Listing.

MCI is required to post bonds in favor of the beneficiaries set forth below.

Country	Issuer of Bond Bank	Indemnifying Co	Contracting Co	Reference	Beneficiary. Tender/Contract	Local Value	Curr	Original Issue Date
US	North American Insurance Co’s		MCI	Guarantee	State of Iowa	50,000	USD	8/28/03
US	North American Insurance Co’s	MCI	MCI	K05902344	State of Arizona	45,000	USD	10/19/01
US	North American Insurance Co’s	MCI	MCI	K05902332	State of West Virginia	11,500	USD	12/30/01
US	North American Insurance Co’s	MCI	MCI	206704526	State of California	10,000	USD	4/7/99
US	North American Insurance Co’s	MCI	MCI	K05903130	State of California	10,000	USD	12/1/00
US	North American Insurance Co’s	MCI	MCI	K05902617	State of California	10,000	USD	7/1/01
US	North American Insurance Co’s	MCI	MCI	KO6619757	Village of Lansing, IL	10,000	USD	11/10/00
US	North American Insurance Co’s	MCI	MCI	K05997434	State of New Mexico	5,000	USD	4/24/01
US	North American Insurance Co’s	MCI	MCI	K05903014	State of Washington	4,000	USD	7/31/01

5

3.                                       Mexico Bonds Listing.

Marconi Mexico is required to post bonds in favor of the beneficiaries set forth below.

Bond Number	Beneficiary	Local Value	Curr
65047	Telefonos de mexico	194,555.00	PESOS
25189	Telefonos de mexico	2,574.00	PESOS
65755	Cia de telefonos y bienes raices	236,721.00	PESOS
327453	Grupo Iusacell celular	1,671,658.00	PESOS
366268	Telefonos de mexico	4,050,000.00	PESOS
394148	Telefonos de mexico	22,052.00	PESOS
410293	Telefonos de mexico	20,996.00	PESOS
001120AJ0303	PEGASO COMUNICACIONES Y SISTEMAS,	7,013,899.52	PESOS
2245 5912 0001001268 0000 0000	RADIOMOVIL DIPSA, S.A. DE C.V.	778,500.00	PESOS
2245 5912 0001001269 0000 0000	RADIOMOVIL DIPSA, S.A. DE C.V.	230,800.00	PESOS
2391 3535 0001000117 0000 0000	PETROLEOS MEXICANOS	3,150.00	DÓLARES DE EE. UU. AL TIPO DE CAMBIO 11.47
2391 3535 0000060424 0000 0000	INDSA, S.A. DE C.V.	58,446.94	PESOS

6

Schedule 1.1G

Retained IT Assets

1.                                       The following entry is hereby added as item 7:  The Oracle software bundled with the CSS Horizon software listed under item 2 (The Oracle software was not licensed directly from Oracle).

7

Schedule 1.1I

Shared Contracts

1.                                       Item 1 under the “Other Shared Contracts” heading (Agreement, No. 02-0841-OTH, dated June 20, 2002, between Marconi Communications, Inc. and Isocore Corporation) is hereby deleted since this Contract does not relate to the Business.

2.                                       Item 3 under the “Shared Vendor Contracts” heading (Agreement, No. 00-129-LOA, dated April 14, 2000, between Primary Network Communications, Inc. and Marconi Communications, Inc.) is hereby deleted since this Contract is expired and there are no ongoing obligations under this Contract.

3.                                       Item 6 under the “Shared IT Contracts” heading (IBM Lotus International Passport Advantage Agreement, No. 99-698-SWL, dated July 24, 1998 between IBM Lead Company and RELTEC Corporation) is hereby deleted since this Contract is expired and there are no ongoing obligations under this Contract.

4.                                       Item 1 under the “Shared Customer Contracts” heading (Maintenance and Support Agreement, No. 01-1367-MNT, dated September 18, 2001, between Marconi Communications, Inc. and Qwest Business Resources, Inc.) is hereby deleted since this Contract does not relate to the Business.

5.                                       Item 1 under the “Shared Distributor Contracts” heading (Sales Representative Agreement, No. 00-0800-SRP, dated June 1, 2000, between Marconi Communications, Inc. and Perfitemp (as modified and as assigned by Marconi Communications, Inc. to Marconi Colombia, S.A.)) is hereby deleted since this Contract does not relate to the Business.

6.                                       Item 2 under the “Shared Distributor Contracts” heading (Distributor Agreement, dated June 1, 2000, between Marconi Communications, Inc. and Perfitemp (as modified and as assigned by Marconi Communications, Inc. to Marconi Colombia, S.A.)) is hereby deleted since this Contract does not relate to the Business.

7.                                       The following agreement is hereby added as item 15 under the “Shared Vendor Contracts” heading: Operating Lease, No. 7275, dated December 1, 1995, by and between PHH Vehicle Management Services Corporation and RELTEC Corporation.

8

Schedule 1.1K

Transferred IT Contracts

1.                                       An asterisk (*), identifying such item as a Shared Contract, is hereby added to each of items 17, 18, 19, 20, 21, 22 and 23 of this Schedule.

2.                                       The following entry is hereby added as item 26:  The Oracle software bundled with the Pinnacle software listed under item 8 (The Oracle software was not licensed directly from Oracle).

3.                                       The following entry is hereby entered under item 25:  Cold Fusion software.

4.                                       The following entry is hereby entered under item 25:  Kronos system software.

9

Schedule 1.1M

Transferred Patents

[***]

[*** indicates that text has been deleted which is the subject of a confidential information request.  The text has been filed separately with the SEC.]

10

Schedule 1.1P

Transferred Trademarks

Schedule 1.1P is hereby amended and restated in its entirety to read as follows.

Mark	Docket No.	Your Ref.	Country	Class(es)	Reg. No.	Reg. Date	App. No.	Filed	Renewal
NEXTSTEP	RCTZ500030	T/2125.US09	U.S.	9	2,115,573	25NO1997	75/136,432	19JL1996	25NO2007
LORAIN	RCTZ 5 00039	T/2126.US1	U.S.	9	621,756	21FE1956	689,229	09JE1955	21FE2006
LORAIN	RCTZ 5 00041	T/2126.US2	U.S.	9	774,878	11AU1964	175,590	22AU1963	11AU2004 (Filed)
LORAIN	RCTZ 5 00048	T/2126.US3	U.S.	9	1,075,411	18OC1977	100,036	16SE1976	18OC2007
LORAIN	RCTZ 5 00048 AR	T/2126.AR09	Argentina	9	1,611,431	13AU1996	1,997,034		13AU2006
LORAIN	RCTZ 5 00048 BN	T/2126.BN09	Benelux	9	343,847	24AU1977	617,929	01MR1977	01MR2007
LORAIN	RCTZ 5 00048BR	T/2126.BR9.2	Brazil	9.2	819381829	23MR1999	819381829	17JL1996	23MR2009
LORAIN	RCTZ 5 00048BR	T/2126.BR9.1	Brazil	9.1	81938137	22JE1999	81938137	17JL1996	22JE2009

11

Mark	Docket No.	Your Ref.	Country	Class(es)	Reg. No.	Reg. Date	App. No.	Filed	Renewal
LORAIN	RCTZ 5 00048 CA	T/2126.CA21	Canada	N/A	202,166	04OC1974	365,332	12JE1973	04OC2004 (Filed)
LORAIN	RCTZ 5 00048CH	T/2126.CH09	Chile	9	558,359	12JA2000	456,252	28JL1999	12JA2010
LORAIN	RCTZ 5 00048 CN	T/2126.CN09	China	9	1066021	28JL1997	960065870	03JE1996	28JL2007
LORAIN	RCTZ 5 00048 CR	T/2126.CR09	Costa Rica	9	83241	15JL1993			15JL2013
LORAIN	RCTZ 5 00048 EU	T/2126.CT09	Europe	9	130641	06OC1998	130641	01AP1996	01AP2006
LORAIN	RCTZ 5 00048 FR	T/2126.FR09	France	9	1,394,834	19FE1987	241,581	09MR1977	18FE2007
LORAIN	RCTZ 5 00048 GE	T/2126.GE09	Germany	9	972,906	27JE1978	L21 595.9 WZ	10MR1977	31MR2007
LORAIN	RCTZ 5 00048 HK	T/2126.HK09	Hong Kong	9	07049	07JE1999	96.1131	10SE1996	10MR2004 (Filed)
LORAIN	RCTZ 5 00048 ID	T/2126.ID07	Indonesia	7	350830	17DE1996	H4H001012099	18NO1994	10NO2014

12

Mark	Docket No.	Your Ref.	Country	Class(es)	Reg. No.	Reg. Date	App. No.	Filed	Renewal
LORAIN	RCTZ 5 00048 IN	T/2126.IN09	India	9	728105B	17FE2003	728105	16AP1996	16AP2010
LORAIN	RCTZ 5 00048 KR	T/2126.KR39	Korea	39	97461	22DE1983			22DE2003 (Filed)
LORAIN	RCTZ 5 00048 MA	T/2126.MA09	Malaysia	9			MA.5511.96	24MY1996	Pending Status Inquiry made
LORAIN	RCTZ 5 00048 MX	T/2126.MX	Mexico	21,7,8, 9,11,12,16,17	191083	07DE1988		07DE1988	07JE2004 (Filed)
LORAIN	RCTZ 5 00048 PE	T/2126.PE09	Peru	9	090628	23AP1991	179587	21DE1990	23AP2006
LORAIN	RCTZ 5 00048 ZA	T/2126.SA09	S. Africa	9	1,075,411	27MR1979	79.1668	18OC1977	27MR2009
LORAIN	RCTZ 5 00048 SI	T/2126.SI09	Singapore	9	S.5232.96	23MY1996	S.5232.96	23MY1996	23MY2006
LORAIN	RCTZ 5 00048 TA	T/2126.TA09	Taiwan	9	134222	01JE1990	134222	01JE1990	31MY2010
LORAIN	RCTZ 5 00048 TH	T/2126.TH09	Thailand	9	64644	31OC1997	317390	16SE1996	13SE2006
LORAIN	RCTZ 5 00048 VE	T/2126.VE21	Venezuela	21			18911-90	06NO1990	Pending Status Inquiry Made

13

Mark	Docket No.	Your Ref.	Country	Class(es)	Reg. No.	Reg. Date	App. No.	Filed	Renewal
LORAIN	RCTZ 5 00048 VI	T/2126.USVL	Viet Nam	9	13842	19JA1994	13842		19JA2004 (Filed)
LORAIN	RCTZ 5 00052	T/2126.US	U.S.	37,41, 42	1,100,985	29AU1978	148,349	14NO1977	29AU2008
LORAIN	RCTZ 5 00052 BR		Brazil	37	006298982	25AP1976			25AP2006
MITS	RCTZ 5 00057		U.S.	9	1,543,344	16JE1988	734,688	16JE1988	13JE2009
MITS	RCTZ 5 00057 AR		Argentina	9	1,768,692	01DE1986		12DE2001	27DE2009
MITS	RCTZ 5 00057 BR		Brazil	9	819485306	14AU2001		24SE1996	14AU2011
MITS	RCTZ 5 00057 CO		Colombia	9	222582	04NO1999	413352	12OC1993	04NO2009
MITS	RCTZ 5 00057 EY		Egypt	9	110914	21OC1998	110914	11OC1997	10NO2007
MITS	RCTZ 5 00057 MX		Mexico	9	396575	19JE1991	93494	13AU1990	13AU2005
MITS	RCTZ 5 00057 NZ		New Zealand	9	230690	01OC1993	230690	01OC1993	01OC2014
MITS	RCTZ 5 00057 PL		Poland	9	R-118923	06NO2000	Z166251	07NO1996	07NO2006
MITS	RCTZ 5 00057 PO		Portugal	9	220850	01AU1989		12MY1983	01AU2009

14

Mark	Docket No.	Your Ref.	Country	Class(es)	Reg. No.	Reg. Date	App. No.	Filed	Renewal
MITS	RCTZ 5 00057 SA		Saudi Arabia	9	412/51	15SE1997	35022	23JL1996	02AP2006
MITS	RCTZ 5 00057 VE		Venezuela	9	P180809	01SE1995	21363-93	25NO1993	01SE2005
JUICEBOX	RCTZ 5 00062	T/2128.US09	U.S.	9	1,732,714	17NO1992	74/252,229	05MR1992	17NO212
INTS	RCTZ 5 00065	T/2146.US09	U.S.	9	1,777,743	22JE1993	329,168	05NO1992	22JE2013
MESA	RCTZ 5 00068	T/2147.US09	U.S.	9	1,894,580	16MY1995	441,829	30SE1993	16MY2005
VORTEX	RCTZ 5 00070	T/2123.US09	U.S.	9	2,141,198	03MR1998	74/541,209	24JE1998	03MR2008
VORTEX	RCTZ 5 00070 BR		Brazil	9			819485349	24SE1996	Pending Status Inquiry Filed
VORTEX	RCTZ 5 00070 CN	T/2123.CN09	China	9	1131258	27NO1997	960093988	16AU1996	26NO2007
VORTEX	RCTZ 5 00070 VE	T/2123.VE09	Venezuela	9	P204571	13MR1998	762.97	20JA1997	13MR2008
RELIABLE	RCTZ 5 00033 BR		Brazil	9	006688195	28MY1988			25MY2008
RELIABLE	RCTZ 5 00033 CA		Canada	N/A	196947	25JA1974	360435	12JA1973	25JA2004 (Filed)
RELIABLE ELECTRIC	RCTZ 5 00090 AR		Argentina	9	164894	29OC1997	2048035	09SE1996	29OC2007
RELIABLE ELECTRIC	RCTZ 5 00090 BR		Brazil	9.20/35/80	819490750	06AP1999		27SE1996	06AP2009
RELIABLE ELECTRIC	RCTZ 5 00090 CA	T/2148.CA09	Canada	9	480,335	13AU1997	811,983	08MY1996	13AU2012

15

Mark	Docket No.	Your Ref.	Country	Class(es)	Reg. No.	Reg. Date	App. No.	Filed	Renewal
RELIABLE ELECTRIC	RCTZ 5 00090 MX	T/2148.MX09	Mexico	9	623196	20SE1999	258925	03AP1996	13AP2006
RELIABLE ELECTRIC	RCTZ 5 00090 CR		Costa Rica	9	103216	20AU1997			20AU2007
SUPERDUTY	RCTZ 5 00092	T/2129.US09	U.S.	9	2,150,174	14AP1998	75/136,433	19JL1996	14AP2008
POWERFULLY SIMPLE SIMPLY POWERFUL	RCTZ 5 00123	T/2131.US38	U.S.	38	2,330,628	21MR2000	75/367,185	29SE1997	8 & 15 21MR2006 Renewal 21MR2010
ULTRACAB	RCTZ 5 00213	T/2133.US09	U.S.	9	2,565,623	30AP2002	75/666,183	23MR1999	8 & 15 30AP2008 Renewal 30AP2012
EXPANDER	RCTZ 5 00214	T/2134.US09	U.S.	9	Supplemental Reg. 2,545,303	05MR2002	75/666,184	23MR1999	8 & 15 05MR2008 Renewal 05MR2012
MICA	RCTZ 5 00219	T/2136.US20	U.S.	20	2,843,324	18MY2004	75/782,260	23AU1999	8 & 15 18MY2010 Renewal 18MY2014
DURA-PED	RCTZ 5 00232	T/2165.US	U.S.	20	2,387,840	19SE2000	75/841,458	05NO1999	8 & 15 19SE2006 Renewal 19SE2010

16

Mark	Docket No.	Your Ref.	Country	Class(es)	Reg. No.	Reg. Date	App. No.	Filed	Renewal
PROFORM	RCTZ 5 00233	T/2138.US09	U.S.	9	2,592,375	09JL2002	75/902,200	27JA2000	8 & 15 09JL2008 Renewal 09JL2012
COOL BY DESIGN	RCTZ 5 00243	T/2143.US09	U.S.	9	2,832,431	13AP2004	76/206,344	07FE2001	8 & 15 due 13AP2010 Renewal due 13AP2014

17

Schedule 2.2(l)

Other Contracts

1.                                       Item 1 is hereby amended in its entirety to read as follows:  “The settlement agreements listed under the heading “Settlement Agreements” on Schedule 4.11 are incorporated herein by reference (other than items 21 and 25 thereof).”

2.                                       Item 12 (Electronic Data Interchange Trading Partner Agreement, No. 97-159-EDI, dated September 10, 1997, between Allegheny Ludlum Corporation and RELTEC Corporation) is hereby deleted since this Contract is expired and there are no ongoing obligations under this Contract.

3.                                       Item 11 (Electronic Data Interchange Trading Partner Agreement, No. 91-113-EDI, dated June 1, 1993, between Reliance Comm/Tec Corporation and Philips Components Discrete Products) is hereby deleted since this Contract is expired and there are no ongoing obligations under this Contract.

4.                                       The following agreement is hereby added as item 42:  Project Agreement, dated August 13, 2004, between Marconi Communications Canada Inc. and Hydrogenics Corporation.

5.                                       The following agreement is hereby added as item 43:  Contribution Agreement, dated August 13, 2004, between Her Majesty The Queen In Right of Canada and Hydrogenics, John Deere-E-Power Technologies, Greenlight Power Technologies and Marconi Communications Canada Inc.

6.                                       The following agreement is hereby added as item 44:  General Purchase Agreement, dated August 2004, between Marconi Communications Limited and Marconi Communications, Inc.

7.                                       The following agreement is hereby added as item 45: General Purchase agreement, dated August 11, 2004, between Marconi Communications SpA and Marconi Communications, Inc.

8.                                       The following agreement is hereby added as item 46:  General Purchase Agreement, dated August 13, 2004, between Marconi Communications International Limited and Marconi Communications, Inc.

9.                                       The following agreement is hereby added as item 47: General Purchase Agreement, dated August 11, 2004, between Marconi Middle East LLC and Marconi Communications, Inc.

18

Schedule 4.3(b)

Seller Other Consents

1.                                       The following agreement is hereby added as item 194 under the “Customer Contracts” heading:  General Purchase Agreement, No. 03-0062-GPA, dated July 12, 2004, between Marconi Communications, Inc. and Cellco Partnership d/b/a Verizon Wireless.

2.                                       The following agreement is hereby added as item 140 under the “Vendor Contracts” heading:  Independent Contractor Agreement, No. 04-0109-IND, dated February 24, 2004, between Marconi, Inc. and SafeQuest International Corp.

3.                                       The following agreement is hereby added as item 141 under the “Vendor Contracts” heading:  Master Professional Services Subcontract Agreement, No. 01-279-SUB, dated March 15, 2001, between Marconi Communications, Inc. and Financial Strategies Group, LLC.

4.                                       The following agreement is hereby added as item 195 under the “Customer Contracts” heading: New Frame Reseller Agreement, executed April 9, 2000, between Marconi Communications S.E.A. Pte. Ltd. and Innovative Technology Development Company.

5.                                       The following agreement is hereby added as item 196 under the “Customer Contracts” heading: Valued Added Reseller Agreement, No. 02-1043-VAR, dated January 20, 2003, between Marconi Communications Canada Inc. and Wesbell Telecommunications.

6.                                       The following agreement is hereby added as item 36 under the “Distributor Contracts” heading: Distribution Agreement, dated November 15, 1983, between Reliance Electric and Sahkoliikkeiden Oy.

7.                                       The following agreement is hereby added as item 11 under the “Intellectual Property Licenses” heading: Pricing Agreement, dated March 28, 2002, between Parametric Technology Corporation and Marconi Communications, Inc.

8.                                       The following agreement is hereby added as item 198 under the “Customer Contracts” heading: General Purchase Agreement, dated August 11, 2004, between Marconi Middle East LLC and Marconi Communications, Inc.

9.                                       The following agreement is hereby added as item 199 under the “Customer Contracts” heading: General Purchase agreement, dated August 11, 2004, between Marconi Communications SpA and Marconi Communications, Inc.

10.                                 The following agreement is hereby added as item 200 under the “Customer Contracts” heading: General Purchase Agreement, dated December 22, 1995, between Ericsson Radio Systems AB and RELTEC Corporation. (as amended by the agreement addendum dated December 22, 1995 between Ericcson Radio Systems AB and RELTEC Corporation.).

19

11.                                 An asterisk (*), identifying such item as a Shared Contract, is hereby added to each of items 30, 34, 59, 62, 63, 109 and 122 under the “Vendor Contracts” heading.

12.                                 An asterisk (*), identifying such item as a Shared Contract, is hereby added to item 148 under the “Customer Contracts” heading.

13.                                 An asterisk (*), identifying such item as a Shared Contract, is hereby added to each of items 1, 2, 3, 5, 6, 8, 9, 10, 11, 22, 23 and 30 under the “IT Contracts” heading.

14.                                 Item 42 under the “Customer Contracts” heading (Agreement, No. 99-647-GPA, dated April 21, 2000, between AT&T Corp. and Marconi Communications, Inc.) is hereby deleted since this entry is duplicative of Item 49 under the “Customer Contracts” heading.

15.                                 Item 136 under the “Vendor Contracts” heading (Right-Tech EF&I Labor Contract, No. 02-1001-LBR, dated October 22, 2002, between Marconi Communications, Inc. and Rightech, Inc.) is hereby deleted since this entry is duplicative of Item 41 under the “Vendor Contracts” heading.

16.                                 Item 20 under the “IT Contracts” heading (Master Agreement (MA-01-02), dated March 31, 2002, by and between Dun & Bradstreet, Inc. and Marconi Communications, Inc.) is hereby deleted since this entry is duplicative of Item 23 under the “IT Contracts” heading.

17.                                 Item 96 under the “Vendor Contracts” heading (On-Site Training Proposal, 01-096-OTH, dated December 6, 2000, between Marconi Communications, Inc. and Internet Security Systems, Inc.) is hereby deleted since this Contract does not relate to the Business.

18.                                 Item 71 under the “Customer Contracts” heading (Maintenance and Support Agreement, No. 01-344-MNT, dated August 9, 2001, between Marconi Communications, Inc. and Oakland Schools) is hereby deleted since this Contract does not relate to the Business.

19.                                 Item 112 under the “Customer Contracts” heading (Professional Services, No. 13668, No. 00-143-SVC, dated May 26, 2000 between Marconi Communications and Public Utility District No. 1 of Snohomish County) is hereby deleted since this Contract does not relate to the Business.

20.                                 Item 113 under the “Customer Contracts” heading (Maintenance Support Agreement, No. 00-537-SVC, dated as of August 9, 2001, between Marconi Communications, Inc. and Oakland Schools) is hereby deleted since this Contract does not relate to the Business.

21.                                 Item 145 under the “Customer Contracts” heading (Purchase Agreement, Agreement No. 01-1182-MPA, dated August 29, 2001, between Marconi Communications, Inc. and North Allegheny School District) is hereby deleted since this Contract does not relate to the Business.

22.                                 Item 3 under the “Other Contracts” heading (Agreement, No. 02-0841-OTH, dated June 20, 2002, between Marconi Communications, Inc. and Isocore Corporation) is hereby deleted since this Contract does not relate to the Business.

20

23.                                 Item 2 under the “Intellectual Property Licenses” heading (Hyperion Software License Agreement, No. 95-175-LIC, dated June 27, 1995, between Hyperion Software Corporation and Reliance Comm/Tec Corporation) is hereby deleted since this Contract will not be transferred to the Purchasers.

24.                                 Item 106 under the “Customer Contracts” heading (Marconi Services Terms and Conditions for Reliability, Maintenance, Emergency Service Program, No. 01-1274-T&C, dated August 30, 2001, between Wichita State University and Marconi Services) is hereby deleted since this Contract is expired and there are no ongoing obligations under this Contract.

25.                                 Item 53 under the “Vendor Contracts” heading (Purchase Agreement, No.00-223-PUR, dated January 12, 2001, between Marconi Communications, Inc. and IPG Photonics Corporation) is hereby deleted since this Contract does not relate to the Business.

26.                                 Item 139 under the “Customer Contracts” heading (OEM Sales Agreement, dated November 17, 1994, between Communications Technology Corporation and Reliance Comm/Tec Corporation) is hereby deleted since this Contract does not relate to the Business.

27.                                 Item 83 under the “Vendor Contracts” heading (OEM Sales Agreement, dated December 1, 1994, between Communications Technology Corporation and Reliance Comm/Tec Corporation) is hereby deleted since this Contract does not relate to the Business.

28.                                 Item 103 under the “Vendor Contracts” heading (Developer’s Kit Sample Agreement, 02-0651-OTH, dated August 2, 2002, between 3M Touch Systems, Inc. and Marconi Communications, Inc) is hereby deleted since this Contract does not relate to the Business.

29.                                 Item 109 under the “Customer Contracts” heading (Master Services Agreement, No. ICS-99-DNF-1002, No. 99-201-SVC, dated May 18, 1999, between Intergraph Corporation and RELTEC CDTS, Inc.) is hereby deleted since this Contract is expired and there are no ongoing obligations under this Contract.

30.                                 Item 180 under the “Customer Contracts” heading (MCI Worldcom Network Services RFQ, No. 98-737-RFP, dated August 16, 1999 (effective August 1, 1999), between MCI Worldcom Network Services, Inc. and Marconi Communications, Inc.) is hereby deleted since this entry is duplicative of Item 86 under the “Customer Contracts” heading.

31.                                 Item 127 under the “Customer Contracts” heading (ARAB Republic of Egypt National Telecommunications Organization, Contract No. 10/93/4, dated May 20, 1993, between The Arab Republic of Egypt National Telecommunication Organization, Cairo, Arab Republic of Egypt and Reliance Comm/Tec Corporation, Transmission Systems Group) is hereby deleted since this Contract is expired and there are no ongoing obligations under this Contract.

32.                                 Item 9 under the “Vendor Contracts” heading (Agreement, No. 00-129-LOA, dated April 14, 2000, between Primary Network Communications, Inc. and Marconi

21

Communications, Inc.) is hereby deleted since this Contract is expired and there are no ongoing obligations under this Contract.

33.                                 Item 13 under the “Other Contracts” heading (Electronic Data Interchange Trading Partner Agreement, No. 97-159-EDI, dated September 10, 1997, between Allegheny Ludlum Corporation and RELTEC Corporation) is hereby deleted since this Contract is expired and there are no ongoing obligations under this Contract.

34.                                 Item 12 under the “Other Contracts” heading (Electronic Data Interchange Trading Partner Agreement, No. 91-113-EDI, dated June 1, 1993, between Reliance Comm/Tec Corporation and Philips Components Discrete Products) is hereby deleted since this Contract is expired and there are no ongoing obligations under this Contract.

35.                                 Item 6 under the “IT Contracts” heading (IBM Lotus International Passport Advantage Agreement, No. 99-698-SWL, dated July 24, 1998 between IBM Lead Company and RELTEC Corporation) is hereby deleted since this Contract is expired and there are no ongoing obligations under this Contract.

36.                                 Item 73 under the “Customer Contracts” heading (Value Added Reseller Agreement, No. 00-516-VAR, dated September 29, 2000, between Marconi Communications, Inc. and Corban Communications Inc. (as amended)) is hereby deleted since this Contract is expired and there are no ongoing obligations under this Contract.

37.                                 Item 10 under the “Customer Contracts” heading (Resale Purchase Agreement, No. 01-1452-VAR, dated June 25, 2002, between Marconi Communications, Inc. and Verizon Network Integration Corp.) is hereby deleted since this Contract does not relate to the Business.

38.                                 Item 34 under the “Distributor Contracts” heading (OEM/Distributor Agreement, No. 97-339-OEM, dated October 14, 1997, between Siemens Telecom Network and RELTEC Corporation (The rights and obligations of MCI under this Contract not related to the Business were assigned to Advanced Fibre Access Corporation pursuant to the Consent to Assignment Agreement, dated February 27, 2004, by and between Marconi Communications, Inc., Advanced Fibre Access Corporation and Siemens Information & Communications Networks, Inc.)) is hereby deleted since this Contract does not relate to the Business.

39.                                 Item 19 under the “Customer Contracts” heading (Item 1 under the “Shared Customer Contracts” heading (Maintenance and Support Agreement, No. 01-1367-MNT, dated September 18, 2001, between Marconi Communications, Inc. and Qwest Business Resources, Inc.) is hereby deleted since this Contract does not relate to the Business.

40.                                 The following agreement is hereby added as item 26 under the “Personal Property Leases” heading: * Operating Lease, No. 7275, dated December 1, 1995, by and between PHH Vehicle Management Services Corporation and RELTEC Corporation.

22

41.                                 The following agreement is hereby added as item 14 under the “Other Contracts” heading:  Project Agreement, dated August 13, 2004, between Marconi Communications Canada Inc. and Hydrogenics Corporation.

42.                                 The following agreement is hereby added as item 15 under the “Other Contracts” heading:  Contribution Agreement, dated August 13, 2004, between Her Majesty The Queen In Right of Canada and Hydrogenics, John Deere-E-Power Technologies, Greenlight Power Technologies and Marconi Communications Canada Inc.

23

Schedule 4.9

Equipment; Leased Personal Property

1.                                       The following agreement is added as item as item 10 under the “Personal Property Leased by MCI” heading:  * Operating Lease, No. 7275, dated December 1, 1995, by and between PHH Vehicle Management Services Corporation and RELTEC Corporation.

24

Schedule 4.10(a)

Material Customers

1.                                       The following entry is added to Schedule 4.10(a) under a new heading entitled “Product Returns”:

VARTAC (Verizon entity) has requested that it be able to return approximately $700K-750K worth of DSL cabinets (previously ordered and purchased by VARTAC) for the Chapter 30 mandate in Pennsylvania in order to alleviate certain budgeting and inventory management issues facing VARTAC.  The Business is currently endeavoring to negotiate the terms surrounding the return of the DSL cabinets.  The Business has advised VARTAC that (a) the DSL cabinets will be held on consignment at VARTAC’s warehouse, and VARTAC will continue to bear the risk of loss for such DSL cabinets, (b) VARTAC will receive a credit for the value of the DSL cabinets which can be applied solely for the purchase of such DSL cabinets from the Business and (c) VARTAC must purchase the DSL cabinets from the Business no later than March 31, 2005.

25

Schedule 4.10(d)

Material Distributors

Schedule 4.10(d) is hereby amended in its entirety to read as follows.

Unless noted otherwise, one or more of the Sellers has entered into written contracts with the following:

1.             Advanced Communications Technologies

2.                                       Eagle Marketing Associates

3.                                       Private Network Technologies

4.                                       Professional Sales Agents

5.                                       Thomas Dowell & Associates

6.                                       WG Technologies

7.                                       Vidar, Inc.

8.                                       Imagineering Intl. Ltd.

9.                                       Alltel Communications Products, Inc.

10.                                 Anixter

11.                                 Famous Telephone Supply Co.

12.                                 Graybar Electric Company (Oral Arrangement - Territory: Worldwide; Exclusivity:  No; Term:  None)

13.                                 KGP Telecommunications

14.                                 Power & Telephone Supply Company, Inc.

15.                                 Sprint North Supply

16.                                 Costa Enterprises

17.                                 Nolan Power Group

18.                                 Power Products Services

19.                                 Skyler Electric Company

20.                                 Swift Industrial Power

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21.                                 Telamon Technologies Corporation

22.                                 Omega International (Oral Arrangement - Territory: Any country outside of U.S.; Exclusivity: No; Term: None)

23.                                 Ohm International (Oral Arrangement -  Territory:  Any country outside of U.S.; Exclusivity: No; Term: None)

24.                                 Bazy Trading and Contracting Company

25.                                 Raymond H. Burrell Associates Limited

26.                                 American Telecommunications, Inc. Chile S.A.

27.                                 COMCO de Puerto Rico

28.                                 Ingeniera Logistica C.A.

29.                                 Acumuladores Duncan C.A.

30.                                 Ingenieria Electro Logica S.A.

31.                                 Madison Technologies (Oral Arrangement - Territory:  Australia and New Zealand; Exclusivity:  No; Term: None)

32.                                 Innovative Technology Development Company (The agreement with Innovative Technology Development Company is currently in the process of being assigned from Marconi Communications S.E.A. Pte. to MCI)

33.                                 Marconi Communications Federal, Inc.

27

Schedule 4.11

Proceedings

1.                                       The following item is added as item 17 under the “Pending and Threatened Proceedings and Claims against the Sellers” heading:  A Current MCI Employee has filed a complaint with MCI’s human resources department alleging that another Current MCI Employee has sexually harassed such Employee.  MCI is currently endeavoring to investigate this complaint.

2.                                       The following agreement is hereby added as item 25 under the “Settlement Agreements” heading:  “Settlement Agreement, dated July 2004, by and between Metricom, Inc., Metricom Finance, Inc., Metricom Investments DC, Inc., Metricom DC, L.L.C. and Metricom New York, L.L.C. and Marconi Communications, Inc. (not a Purchased Contract).”

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Schedule 4.12(b)(i)

Administrative Actions

Schedule 4.12(b)(i) is hereby amended and restated in its entirety to read as follows:

Administrative Actions for Transferred Patents

8/13/2004 - 4/1/2005

TITLE	COUNTRY	APPLN. NO./ PATENT NO.	FILING DATE/ ISSUE DATE	STATUS
EMI Shielded Telecommunications Enclosure	Canada	2314202	07/21/2000	08/13/2004 Final Fee Due
Top Cover For Electronic Equipment Enclosure	Canada	2316563	08/21/2000	08/21/2004 Annuity Due
Pedestal Closure Assembly With Locking Mechanism	Canada	2316506	08/22/2000	08/22/2004 Annuity Due
Latching Mechanism For Mounting Plate of Pedestal Closure Assembly	Canada	2316572	08/22/2000	08/22/2004 Annuity Due
Grounding Bracket For Electrical Equipment Closure	Canada	2316507	08/25/2000	08/25/2004 Annuity Due
Modular Terminal Block Assembly	Mexico	203927	08/24/2001	08/24/2004 Working Due
Pedestal Closure Assembly	U.S.	6198041	03/06/2001	09/06/2004 Maintenance Fee Due
Insulation Displacement Connector	U.S.	09/548038	04/12/2000	09/09/2004 Response to Final
Line Protector For A Communications Circuit	U.S.	5195015	06/16/1993	09/16/2004 Maintenance Fee Due
Modular Terminal Block Assembly	Australia	699921	09/18/1996	09/18/2004 Annuity Due
Modular Terminal Block Assembly	Canada	2229571	09/18/1996	09/18/2004 Annuity Due
Modular Terminal Block Assembly	Sweden	0852827	3/27/2002	09/18/2004 Annuity Due
Modular Terminal Block Assembly	UK	0852827	3/27/2002	09/18/2004 Annuity Due
Surge Protection Cartridge	PCT	PCT/US03/09446	3/26/2003	10/2/2004 Chapter I Due (Extended)
Surge Protection Cartridge	PCT	PCT/US03/09446	3/26/2003	10/2/2004 National Stage Filing Deadline

29

TITLE	COUNTRY	APPLN. NO./ PATENT NO.	FILING DATE/ ISSUE DATE	STATUS
Insulation Displacement Connector	US	09/548038	4/12/2000	10/9/2004 Response to final & w/1 mo. ext.
Insulation Displacement Connector	US	09/548038	4/12/2000	11/9/2004 Response to final w/2 mo. ext.
Pedestal Closure Assembly	US	10/712612	1/13/2003	11/13/2004 Foreign Filing due
Quarter Turn Slide Lock Assembly	US	10/712226	1/13/2003	11/13/2004 Foreign Filing due
Filter System for An Electronic Equipment Closure	US	10/722810	1/26/2003	11/26/2004 Foreign Filing Due
Terminal Block with Reduced Dielectric Material	US	6238234	5/29/2001	11/29/2004 Tax 3.5 due
Telecommunications Equipment Pedestal	Germany	49911402.7	2/15/2000	12/7/2004 Maintenance deadline
Telecommunications Equipment Pedestal	Brazil	5902542.5	12/7/1999	12/7/2004 Tax due
Telecommunications Equipment Pedestal	UK	2088625	6/7/1999	12/7/2004 Renewal Tax due
Insulation Displacement Connector	US	09/548038	4/12/2000	12/9/2004 Response to final w/3 mo. ext.
Latching Mechanism for Mounting Plate of Pedestal Closure Assembly	US	6244635	6/12/2001	12/12/2004 Tax 3.5 due
Grounding Bracket for Electrical Equipment Enclosure	US	6252166	6/26/2001	12/26/2004 Tax 3.5 due
Power Supply System Including Thermal Current Limiting Protection	US	5,640,059	17-Jun-1997	12/17/2004 7.5 Year Maintenance fee due
Variable Bandwith Control For Power Factor Correction	US	5,619,405	08-Apr-1997	10/8/2004 3.5 Year Maintenance fee due
Circuitry To Maintain Proper Current Transformer Operation	US	5,610,508	11-Mar-1997	9/11/2004 7.5 Year Maintenance fee due
Active Current Limiter	US	6,215,633	10-Apr-2001	10/10/2004 3.5 Year Maintenance fee due

30

TITLE	COUNTRY	APPLN. NO./ PATENT NO.	FILING DATE/ ISSUE DATE	STATUS
Power Factor Correction Circuit For High Voltage Inputs	US	10/646,849	03-May-2004	9/9/2004 Issue Fee due
Power Distribution Circuit Board With Bullet Connectors	CA	2,427,275	30-Oct-2001	10/30/2004 Maintenance fee due
Conversion Of Synchronous/Asynchronous Signals	US	5,640,433	17-Jun-1997	12/17/2004 7.5 Year Maintenance fee due
Method and Apparatus for Calibration of Digital Test Equipment	US	5652712	29-Jul-1997	1/29/2005 7.5 Year Maintenance Fee due
Drive Circuit for SCR Device	US	5654661	5-Aug-1997	2/5/2005 7.5 Year Maintenance Fee due
Insulation Displacement Connector	U.S.	09/548038	04/12/2000	09/09/2004 Response to Final
Line Protector For A Communications Circuit	U.S.	5195015	06/16/1993	09/16/2004 Maintenance Fee Due
Modular Terminal Block Assembly	Australia	699921	09/18/1996	09/18/2004 Annuity Due
Modular Terminal Block Assembly	Canada	2229571	09/18/1996	09/18/2004 Annuity Due
Modular Terminal Block Assembly	Sweden	0852827	3/27/2002	09/18/2004 Annuity Due
Modular Terminal Block Assembly	UK	0852827	3/27/2002	09/18/2004 Annuity Due
Electrical Terminal for Surge Protection Cartridge	PCT	PCT/US03/09249	3/26/2003	10/2/2004 National Stage Filing Deadline
Surge Protection Cartridge	PCT	PCT/US03/09446	3/26/2003	10/2/2004 National Stage Filing Deadline
Modular Enclosure System for Electrical Equipment	US	09/824,490	4/2/1001	10/26/2004 Response to Final
Pedestal Closure Assembly	US	10/712612	1/13/2003	11/13/2004 Foreign Filing Due
Quarter Turn Slide Lock Assembly	US	10/712226	1/13/2003	11/13/2004 Foreign Filing Due

31

TITLE	COUNTRY	APPLN. NO./ PATENT NO.	FILING DATE/ ISSUE DATE	STATUS
Cooling and Heating System for an Equipment Enclosure Using a Vortex Tube	Canada	2430514	1/26/2001	11/26/2004 Annuity Due
Cooling and Heating System for an Equipment Enclosure Using a Vortex Tube	Europe	01995232.4	1/26/2001	11/26/2004 Annuity Due
Filter System for An Electronic Equipment Closure	US	10/722810	1/26/2003	11/26/2004 Foreign Filing Due
Modular Enclosure System for Electronic Equipment	US	09/824490	4/2/2001	11/26/2004 Response to Final w/one month extension
Terminal Block with Reduced Dielectric Material	US	6238234	5/29/2001	11/29/2004 Tax 3.5 Due
Telecommunications Equipment Pedestal	Germany	49911402.7	2/15/2000	12/7/2004 Renewal Tax Due
Telecommunications Equipment Pedestal	Brazil	5902542.5	12/7/1999	12/7/2004 Renewal Tax Due
Telecommunications Equipment Pedestal	UK	2088625	6/7/1999	12/7/2004 Renewal Tax Due
Latching Mechanism for Mounting Plate of Pedestal Closure Assembly	US	6244635	6/12/2001	12/12/2004 Tax 3.5 Due
Modular Enclosure System for Electronic Equipment	US	09/824490	4/2/2001	12/26/2004 Response to Final w/two month extension
Grounding Bracket for Electrical Equipment Enclosure	US	6252166	6/26/2001	12/26/2004 Tax 3.5 Due
Ground Apparatus for Shielded Cable and Method of Using Same	US	6254404	7/3/2001	1/3/2005 Tax 3.5 Due
Back-Up DC Vent System for Electronic Equipment Cooling	Canada	2415526	1/3/2003	1/3/2005 Annuity Due
Insulation Displacement Connector Terminal Block	South Korea	135089	1/9/1998	1/9/2005 Annuity Due
Cooling System for Densely Packed Electronic Components	US	10/759708	1/16/2005	1/16/2005 Foreign Filing Due
Modular Enclosure System for Electronic Equipment	US	09/824490	1/26/2005	1/26/2005 Response to Final Due w/three month extension

32

TITLE	COUNTRY	APPLN. NO./ PATENT NO.	FILING DATE/ ISSUE DATE	STATUS
Sealed Reenterable Splice Enclosure	US	5235136	8/10/1993	2/10/2005 Tax 3.5 DueDue
Containment System for Batteries of an Equipment Enclosure	Canada	2371553	2/14/2005	2/14/2005 Annuity Due

ADMINISTRATIVE ACTIONS FOR TRANSFERRED REGISTERED TRADEMARKS
8/13/2004 – 4/1/2005

None Required.

33

Schedule 4.12(c)

Ownership of Transferred Intellectual Property

Schedule 4.12(c) is hereby amended in its entirety to read as follows.

[***]

[*** indicates that text has been deleted which is the subject of a confidential information request.  The text has been filed separately with the SEC.]

34

Schedule 4.12(d)

Inbound Licenses

[***]

[*** indicates that text has been deleted which is the subject of a confidential information request.  The text has been filed separately with the SEC.]

35

Schedule 4.13

Contracts

Schedule 4.13(b) is hereby amended in its entirety to read as follows.

Schedule 4.13(b) – Distribution Contracts, etc.

Sales Representative Agreements.

1.	Sales Representative Agreement, No. 03-0931-SRP, dated December 1, 2003, between Advanced Communications Technologies, Inc. and Marconi Communications, Inc.

2.	Sales Representative Agreement, No. 04-0242-SRP, dated April 1, 2004, between Marconi Communications, Inc. and Advanced Communications Technologies, Inc.

3.	Sales Representative Agreement, No. 03-0932-SRP, dated November 21, 2003, between Marconi Communications, Inc. and Browning & Associates.

4.	Sales Representative Agreement, No. 04-0243-SRP, dated April 1, 2004, between Marconi Communications, Inc. and Browning & Associates.

5.	Sales Representative Agreement, No. 04-0244-SRP, dated April 1, 2004, between Marconi Communications, Inc. and Cody & Associates.

6.	Sales Representative Agreement, No. 04-0246-SRP, dated April 1, 2004, between Marconi Communications, Inc. and Eagle Marketing.

7.	Sales Representative Agreement, No. 04-0258-SRP, dated April 1, 2004, between Marconi Communications, Inc. and FedForce, LLC.

8.	Sales Representative Agreement, No. 03-0933-SRP, dated December 1, 2003, between Marconi Communications, Inc. and Giles & Giles.

9.	Sales Representative Agreement, No. 04-0247-SRP, dated April 1, 2004, between Marconi Communications, Inc. and Giles & Giles.

10.	Independent Contractor Agreement, No. 00-0116-IND-A1, between Marconi Communications, Inc. and HIHILL Unlimited.

11.	Sales Representative Agreement, No. 04-0248-SRP, dated April 1, 2004, between Marconi Communications, Inc. and J.R. Schmidt & Associates.

12.	Sales Representative Agreement, No. 04-0249-SRP, dated April 1, 2004, between Marconi Communications, Inc. and Lorand, LLC.

13.	Sales Representative Agreement, No. 04-0250-SRP, dated April 1, 2004, between Marconi Communications, Inc. and Private Network Technologies.

36

14.	Sales Representative Agreement, No. 04-0251-SRP, dated April 1, 2004, between Marconi Communications, Inc. and Professional Sales Agents, Inc.

15.	Sales Representative Agreement, No. 04-0254-SRP, dated April 1, 2004, between Marconi Communications, Inc. and Rhys Owen Consulting.

16.	Sales Representative Agreement, dated November 25, 2003, between Marconi Communications, Inc. and Rhys Owen Consulting.

17.	Sales Representative Agreement, No. 04-0252-SRP, dated April 1, 2004, between Marconi Communications, Inc. and Rob Watt and Associates.

18.	Sales Representative Agreement, No. 04-0245-SRP, dated April 1, 2004, between Marconi Communications, Inc. and Thomas Dowell & Associates.

19.	Sales Representative Agreement, No. 04-0188-SRP, dated April 1, 2004, between Marconi Communications, Inc. and WKW Associates, LLC.

20.	Sales Representative Agreement, No. 03-0646-SRP, dated August 5, 2003, between Vidar, Inc. and Marconi Communications, Inc.

21.	Sales Representative Agreement, dated November 11, 2003, between Imagineering Intl. Ltd. and Marconi Communications, Inc. (as amended).

22.	Sales Representative Agreement, No. 03-0930-SRP, effective December 1, 2003, between Consultoria y Proytectos para Telecomunicaciones, S.A. de C.V. and Marconi Communications, Inc.

23.	Authorized Sales Representative and Distribution Agreement, dated March 1, 2003, between Raymond H. Burrell Associates Limited and Marconi Communications, Inc.

24.

Authorized Sales Representative Agreement, No. 86-0200-SRP, dated August 18, 1986, between Marconi Communications, Inc. (f/k/a Reliance Comm/Tec Corporation, which took assignment of this agreement from Reliance Electric Company) and American Telecommunication, Inc. Chile S.A. (f/k/a North Supply Chile) (as amended).

25.	Authorized Sales Representative Agreement, dated January 23, 1987, between Reliance Electric Company and Patrick Trading Corporation (as amended).

26.	Authorized Sales Representative Agreement, dated November 4, 1987, between Reliance Comm/Tec Corporation and Finolex Cables Limited.

27.	Authorized Sales Representative Agreement, dated May 3, 1983, between Reliance Electric Company and Arab Resources Co. Ltd.

28.	Authorized Sales Representative Agreement, dated August 25, 1989, between Reliance Comm/Tec Corporation and National Engineers (as amended).

37

29.

Sales Representative Agreement, No. 99-739-SRP, dated June 1, 1999, between Agencias Martinelli Patton S.A. and Marconi Communications, Inc. (By its terms, this agreement is expired. However, Agencias Martinelli Patton S.A. is a current sales representative for MCI and the parties continue to operate under the terms of this agreement).

30.	Agreement for authorized Sales Representative Agreement, dated February 27, 1989, between Reliance Comm/Tech Corporation and Electroteks (PTE) Ltd.

31.

Authorized Sales Representative Agreement, dated June 6, 1989, between Reliance Comm/Tec Corporation and Netto Consult Intl. Marketing AB. (By its terms, this agreement is expired. However, Netto Consult Intl. Marketing AB is a current sales representative for MCI and the parties continue to operate under the terms of this agreement).

32.	Authorized Sales Representative Agreement, dated November 12, 1986, between Reliance Electric Company and Yung Chih Enterprises Co. Ltd.

33.	Authorized Sales Representative Agreement, dated February 25, 1988, between Reliance Comm/Tec Corporation and Nova Ltd. (as amended).

34.

Sales Representative Agreement, dated June 1, 1999, by and between Marconi Communications, Inc. and Ingenieria Logistica S.A. (By its terms, this agreement is expired. However, Ingenieria Logistica S.A. is a current sales representative for MCI and the parties continue to operate under the terms of this agreement).

35.	Sales Representative Agreement, dated April 29, 2004, between Marconi Communications, Inc. and Enersys.

36.	Sales Representative Agreement, dated December 12, 2003, between Marconi Communications, Inc. and BMP Ingenieros S.A.

37.

Sales Representative Agreement, No. 99-740-SRP, dated June 1, 1999, by and between Marconi Communications, Inc. and Ingenieria Electro Logica S.A. (By its terms, this agreement is expired. However, Ingenieria Electro Logica S.A. is a current sales representative for MCI and the parties continue to operate under the terms of this agreement).

38.	Authorized Sales Representative Agreement, dated July 28, 1986, between Reliance Electric Company and TEIN S.A.

39.	Authorized Sales Representative Agreement, No. 02-0545-SRP, dated June 28, 1995, between P.T. Sumber Sakti Eka Utamade and Reliance Comm/Tec Corporation.

40.

Sales Representative Agreement, No. REP04-99/0272-SMD, No. 02-0104-SRP, dated June 1, 2001, between Marconi Communications, Inc. and South Manila Development Corporation (as amended) (By its terms, this agreement is expired. However, South Manila Development Corporation is a current sales representative for MCI and the parties continue to operate under the terms of this agreement).

38

41.

Sales Representative Agreement with Vimaco (The Sellers have not been able to locate a true and complete copy of this Contract and have therefore not made available a true and complete copy to the Purchasers.) (Territory: Ecuador; Exclusivity: None; Term: By its terms, this agreement is expired. However, Vimaco is a current sales representative for the Business and the parties continue to operate under the terms of this agreement; Pricing: The Business sells products directly to the end user and Vimaco receives a commission equal to 10% of the end-user’s purchase price for such products).

42.	Sales Representative Agreement, No. 04-0243-SRP, dated April 1, 2004, between Marconi Communications, Inc. and WG Technologies.

Value Added Reseller Agreements.

1.	Agreement, No. 98-132-VAR, dated July 1, 1998, between RELTEC Communications, Inc. and Sprint North Supply Company (as amended).

2.	Value Added Reseller Agreement (Marconi Power Products), No. 00-493-VAR, dated November 6, 2000, between Marconi Communications, Inc. and A&R Telecom.

3.	Value Added Reseller Agreement, No. 01-195-VAR, dated April 2, 2001, between Atlantic and Pacific Telecom, Inc. and Marconi Communications, Inc.

4.	Value Added Reseller Agreement, No. 04-494-VAR, dated October 20, 2000, between Marconi Communications, Inc. and Costa Enterprises (as amended).

5.	Value Added Reseller Agreement, No. 00-491-VAR, dated November 9, 2000, between ETAK Systems and Marconi Communications, Inc. (as amended).

6.	Value Added Reseller Agreement, No. 00-440-VAR, dated September 29, 2000, between Marconi Communications, Inc. and Integrated Power Sources, Inc. (as amended).

7.	Value Added Reseller Agreement, No. 01-908-VAR, dated July 1, 2001, between Marconi Communications, Inc. and J&M Schaefer Inc. (as amended).

8.	Value Added Reseller Agreement (Marconi Power Products), No. 00-441-VAR, dated September 29, 2000, between Kentech, Incorporated and Marconi Communications, Inc. (as amended).

9.	Value Added Reseller Agreement, No. 00-505-VAR, dated December 15, 2000, between Marconi Communications, Inc. and Madison Communications, LLC (as amended).

10.	Value Added Reseller Agreement, No. 03-0209-VAR, dated September 17, 2003, between Marconi Communications, Inc. and Maya Telecom.

11.	Value Added Reseller Agreement (Marconi Power Products), No. 00-651-VAR, dated December 1, 2000, between Marconi Communications, Inc. and Miller-Eads Telecom Inc. (as amended).

39

12.	Value Added Reseller Agreement, No. 00-584-VAR, dated as of February 1, 2001, between Marconi Communications, Inc. and Nolan Battery (as amended).

13.	Value Added Reseller Agreement, No. 00-538-VAR, dated September 29, 2000, between Power Product Services and Marconi Communications, Inc. (as amended).

14.	Value Added Reseller Agreement, No. 00-687-VAR, dated December 20, 2000, between Marconi Communications, Inc. and Skyler Electric Company (as amended).

15.	Value Added Reseller Agreement, No. 01-950-VAR, dated August 24, 2001 between Marconi Communications, Inc. and Strata, Inc. (as amended).

16.	Value Added Reseller Agreement, No. 01-309-VAR, dated May 30, 2001 between Marconi Communications, Inc. and Swift Industrial Power (as amended).

17.	Value Added Reseller Agreement, No. 00-526-VAR, dated September 29, 2000, between Marconi Communications, Inc. and Telamon Technologies Corporation (as amended).

18.	Value Added Reseller Agreement, No. 00-492-VAR, dated November 16, 2000, between Marconi Communications, Inc. and Telecom Power Systems, Inc. (as amended).

19.	Value Added Reseller Agreement, No. 00-488-VAR, dated August 31, 2000, between Marconi Communications, Inc. and Universal Solutions, Inc.

20.	Value Added Reseller Agreement, No. 04-0165-VAR, dated April 1, 2004, between Power Solutions and Marconi Communications, Inc.

21.	Value Added Reseller Agreement, No. 04-0016-VAR, dated January 23, 2004, between Marconi Communications, Inc. and Packaged Electrical Power.

22.	Authorized Reseller Agreement, dated February 28, 1995, between Reliance Comm/Tec and United Communication Industry Public Company Limited (Network).

23.	Value Added Reseller Agreement, dated January 20, 2003, between Marconi Communications Canada Inc. and Wesbell Telecommunications.

24.	Reseller Agreement, No. 03-0015-OTH, dated March 13, 2003, between Marconi Communications, Inc. and Modern Telecom Systems.

25.

New Frame Reseller Agreement, executed April 9, 2000, between Marconi Communications S.E.A. Pte. Ltd. and Innovative Technology Development Company (This agreement with Innovative Technology Development Company is currently in the process of being assigned from Marconi Communications S.E.A. Pte. to MCI).

26.	Reseller Agreement, No. 02-1098-DST, dated July 24, 2003, between Marconi Communications, Inc. and Marconi Communications Federal, Inc.

40

27.	General Purchase Agreement, dated August 2004, between Marconi Communications Limited and Marconi Communications, Inc.

28.	General Purchase agreement, dated August 11, 2004, between Marconi Communications SpA and Marconi Communications, Inc.

29.	General Purchase Agreement, dated August 2004, between Marconi Communications International Limited and Marconi Communications, Inc.

30.	General Purchase Agreement, dated August 11, 2004, between Marconi Middle East LLC and Marconi Communications, Inc.

Distributor Agreements.

1.	Distributor Agreement, No. 02-0136-DST, dated February 1, 2003, between Alltel Communications Products, Inc. and Marconi Communications, Inc. (as amended).

2.

General Distributor Agreement, No. 98-549-DST, dated May 1, 1998, by and between Marconi Communications, Inc. and Anixter (as amended) (The rights and obligations of MCI under this Contract not related to the Business were assigned to Advanced Fibre Access Corporation pursuant to the Consent to Assignment Agreement, by and between Marconi Communications, Inc., Advanced Fibre Access Corporation and Anixter, Inc.).

3.	General Distributor Agreement, No. 00-450-DST, dated April 3, 2002, between Marconi Communications, Inc. and Codale Electric Supply, Inc. (as amended).

4.

General Distributor Agreement, No. 98-312-DST, dated May 1, 1998, between RELTEC Communications, Inc. and Dakota Electric Supply Co. (as amended) (The rights and obligations of MCI under this Contract not related to the Business were assigned to Advanced Fibre Access Corporation pursuant to the Consent to Assignment Agreement, dated February 2, 2004, by and between Marconi Communications, Inc., Advanced Fibre Access Corporation and Dakota Electric Supply Co.).

5.	General Distributor Agreement, No. 98-313-DST, dated May 1, 1998, between Famous Telephone Supply Co. and RELTEC Communications, Inc. (as amended).

6.	General Distributor Agreement, No. 98-314-DST, dated May 1, 1998, between GoldCom, Inc. and RELTEC Communications, Inc. (as amended).

7.	General Distributor Agreement, No. 99-504-DST, dated August 26, 1999, between KES and Marconi Communications, Inc. (as amended).

8.	General Distributor Agreement, No. 98-315-VAR, dated May 1, 1998, between KGP Telecommunications and RELTEC Communications, Inc. (as amended).

9.	General Distributor Agreement, No. 98-318-DST, dated May 1, 1998, between Potelcom Supply and RELTEC Communications, Inc. (as amended).

41

10.

General Distributor Agreement, No. 98-319-DST, dated May 1, 1998, between Power & Telephone Supply Company, Inc. and RELTEC Communications, Inc. (as amended) (The rights and obligations of MCI under this Contract not related to the Business were assigned to Advanced Fibre Access Corporation pursuant to the Consent to Assignment Agreement, dated February 10, 2004, by and between Marconi Communications, Inc., Advanced Fibre Access Corporation and Power & Telephone Supply Company, Inc.).

11.	General Distributor Agreement, No. 02-0135-DST, dated March 1, 2002, between Marconi Communications, Inc. and SCS Limited.

12.

General Distributor Agreement, No. 98-321-DST, dated May 1, 1998, between Walker & Associates, Inc. and RELTEC Communications, Inc. (as amended) (The rights and obligations of MCI under this Contract not related to the Business were transferred to Advanced Fibre Access Corporation pursuant to the Consent to Assignment Agreement, dated February 5, 2004, by and between Marconi Communications, Inc., Advanced Fibre Access Corporation and Walker & Associates, Inc.).

13.	General Distributor Agreement, No. 98-309-DST, dated May 1, 1998, by and between RELTEC Communications, Inc. and Cable Plus.

14.

General Distributor Agreement, No. 98-311-DST, dated May 1, 1998, between CSSA and RELTEC Communications, Inc. (as amended) (The rights and obligations of MCI under this Contract not related to the Business were assigned to Advanced Fibre Access Corporation pursuant to the Consent to Assignment Agreement, by and between Marconi Communications, Inc., Advanced Fibre Access Corporation and CSSA).

15.	Distributor Agreement, No. 02-0499-DST, dated July 30, 2003, between Marconi Communications, Inc. and TVC Communications, Inc.

16.	General Distributor Agreement, No. 00-260-DST, dated August 1, 2000, between Marconi Communications, Inc. and Sunbelt Telecommunications, Inc.

17.	General Distributor Agreement, No. 98-310-DST, dated May 1, 1998, between RELTEC Communications, Inc. and Clifford of Vermont, Inc.

18.	Distribution Agreement, No. 02-1038-DST, dated December 5, 2003, between LM Ericsson Limited and Marconi Communications, Inc.

19.	Distributor Agreement, dated April 25, 1989, between Reliance Comm/Tec Corporation and Bazy Trading and Contracting Company (Power Systems Division).

20.	Distribution Agreement, effective November 15, 1983, between Reliance Electric Company and Sahkoliikkedien Oy (as amended).

21.	Distribution Agreement, dated March 26, 1986, between Carra Communications Technology, Ltd. and Reliance Electric Company.

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22.

Distributor Agreement, No. 99-901-SRP, effective June 1, 1999, between COMCO de Puerto Rico and Marconi Communications, Inc. (By its terms, this agreement is expired. However, COMCO de Puerto Rico is a current distributor for MCI and the parties continue to operate under the terms of this agreement).

23.	Distribution Agreement, dated February 8, 1982, between Reliance Electric Company and Tele-Dynamic Co., Ltd. (as amended).

24.

Distributor Agreement, No. 02-1200-DST, dated May 25, 2002, between Acumuladores Duncan C.A. and Marconi Communications, Inc. (By its terms, this agreement is expired. However, Acumuladores Duncan C.A.. is a current distributor for MCI and the parties continue to operate under the terms of this agreement).

25.	Agency agreement entered into by and between Marconi Mexico and Ms. Zolia Rosa Vite Vargas.

Oral Arrangements.

Each of the following oral arrangements (i) contains terms and conditions with respect to fees, commissions, penalties and termination that are customary in the industry for the relevant territory and (ii) has been entered into in the ordinary course of the Business.

1.                                       Oral Arrangement with Graybar Electric Company

•                                          Territory:  Worldwide

•                                          Exclusivity:  No

•                                          Term: None

•                                          Pricing: For pricing discounts generally applicable to such arrangement, please see Annex 1 to these Schedule Supplements.  Graybar Electric Company receives the full family discount described therein.  Please note that there are deviations from such discount schedule from time to time.  The Business has not committed to make any price reductions in the future.

2.                                       Oral Arrangement with Omega International

•                                          Territory:  Any country outside of U.S.

•                                          Exclusivity: No

•                                          Term: None

•                                          Pricing: For pricing discounts generally applicable to such arrangement please see the Annex 2 to these Schedule Supplements.  Please note that there are deviations from such discount schedule from time to time.  The Business has not committed to make any price reductions in the future.

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3.                                       Oral Arrangement with Ohm International

•                                          Territory:  Any country outside of U.S.

•                                          Exclusivity: No

•                                          Term: None

•                                          Pricing: For pricing discounts generally applicable to such arrangement please see the Annex 2 to these Schedule Supplements.  Please note that there are deviations from such discount schedule from time to time.  The Business has not committed to make any price reductions in the future.

4.                                       Oral Arrangement with Gables Electric

•                                          Territory:  Any country outside of U.S.

•                                          Exclusivity: No

•                                          Term: None

•                                          Pricing: For pricing discounts generally applicable to such arrangement please see the Annex 2 to these Schedule Supplements.  Please note that there are deviations from such discount schedule from time to time.  The Business has not committed to make any price reductions in the future.

5.                                       Oral Arrangement with Traeger Brothers

•                                          Territory:  Any country outside of U.S.

•                                          Exclusivity: No

•                                          Term: None

•                                          Pricing: For pricing discounts generally applicable to such arrangement please see the Annex 2 to these Schedule Supplements.  Please note that there are deviations from such discount schedule from time to time.  The Business has not committed to make any price reductions in the future.

6.                                       Oral Arrangement with COLTEL

•                                          Territory:  Honduras

•                                          Exclusivity: No

•                                          Term: None

•                                          Pricing: For pricing discounts generally applicable to such arrangement please see the Annex 2 to these Schedule Supplements.  Please note that there are deviations

44

from such discount schedule from time to time.  The Business has not committed to make any price reductions in the future.

7.                                       Oral Arrangement with NTT and Suntech Company, Ltd.

•                                          Territory:  Japan

•                                          Exclusivity: No

•                                          Term: None

•                                          Pricing: For pricing discounts generally applicable to such arrangement please see the Annex 2 to these Schedule Supplements.  Please note that there are deviations from such discount schedule from time to time.  The Business has not committed to make any price reductions in the future.

8.                                       Oral Arrangement with Madison Technologies

•                                          Territory:  Australia and New Zealand

•                                          Exclusivity:  No

•                                          Term: None

•                                          Pricing: For pricing discounts generally applicable to such arrangement please see the Annex 2 to these Schedule Supplements.  Please note that there are deviations from such discount schedule from time to time.  The Business has not committed to make any price reductions in the future.

9.                                       Oral Arrangement with Ring Ring Corporation

•                                          Territory:  Panama

•                                          Exclusivity: No

•                                          Term: None

•                                          Pricing: For pricing discounts generally applicable to such arrangement please see the Annex 2 to these Schedule Supplements.  Please note that there are deviations from such discount schedule from time to time.  The Business has not committed to make any price reductions in the future.

10.                                 Oral Arrangement with C&H Service

•                                          Territory:  Italy and NATO Bases

•                                          Exclusivity: No

•                                          Term: None

45

•                                          Pricing: For pricing discounts generally applicable to such arrangement please see the Annex 2 to these Schedule Supplements.  Please note that there are deviations from such discount schedule from time to time.  The Business has not committed to make any price reductions in the future.

11.                                 Oral Arrangement with Dubaib and Suliam Company

•                                          Territory:  Saudi Arabia

•                                          Exclusivity: No

•                                          Term: None

•                                          Pricing: For pricing discounts generally applicable to such arrangement please see the Annex 2 to these Schedule Supplements.  Please note that there are deviations from such discount schedule from time to time.  The Business has not committed to make any price reductions in the future.

12.                                 Oral Arrangement with Milger LC (Territory:  Venezuela; Arrangement reflects terms found in Distributor Agreement, No. 02-1200-DST, dated May 25, 2002, between Acumuladores Duncan C.A. and Marconi Communications, Inc.)

•                                          Pricing: For a baseline as to pricing discounts applicable to such arrangement, please see Annex 3 to these Schedule Supplements.  Please note that there are frequent deviations from such discount schedule.  The Business has not committed to make any price reductions in the future.

13.                                 Oral Arrangement with SMT (Territory: Honduras; Currently, only relationship is an intention to use SMT as agent/representative.  This intention was expressed orally and no written agreement is in place.)

•                                          Pricing: For pricing discounts generally applicable to such arrangement please see the Annex 2 to these Schedule Supplements.  Please note that there are deviations from such discount schedule from time to time.  The Business has not committed to make any price reductions in the future.

14.                                 Oral Arrangement with Arcom

•                                          Territory:  Canada

•                                          Exclusivity: No

•                                          Term: None

•                                          Pricing: Generally, this arrangement provides for between a 10% and 40% discount for both outside plant products and power products.  The Business has not committed to make any price reductions in the future.

46

15.                                 Oral Arrangement with Nexicom

•                                          Territory:  Canada

•                                          Exclusivity: No

•                                          Term: None

•                                          Pricing: Generally, this arrangement provides for a 26% discount for outside plant products and a 20% discount for power products.  The Business has not committed to make any price reductions in the future.

16.                                 Oral Arrangement with Nedco

•                                          Territory:  Canada

•                                          Exclusivity: No

•                                          Term: None

•                                          Pricing: Generally, this arrangement provides for a 10% discount for outside plant products and a 20% discount for power products.  The Business has not committed to make any price reductions in the future.

17.                                 Oral Arrangement with Wesburne

•                                          Territory:  Canada

•                                          Exclusivity: No

•                                          Term: None

•                                          Pricing: Generally, this arrangement provides for a 10% discount for outside plant products and a 20% discount for power products.  The Business has not committed to make any price reductions in the future.

18.                                 Oral Arrangement with SNC Lavalin

•                                          Territory:  Canada

•                                          Exclusivity: No

•                                          Term: None

•                                          Pricing: Generally, this arrangement provides for between a 10% and 40% discount for both outside plant products and power products.  The Business has not committed to make any price reductions in the future.

47

19.                                 Oral Arrangement with Eastern Independent Telecommunications

•                                          Territory:  Canada

•                                          Exclusivity: No

•                                          Term: None

•                                          Pricing: Generally, this arrangement provides for a 0% discount for outside plant products and a 20% discount for power products.  The Business has not committed to make any price reductions in the future.

20.                                 Oral Arrangement with Atlantic CommTech Corporation

•                                          Territory:  NATO Bases around the world

•                                          Exclusivity: No

•                                          Term: None

•                                          Pricing: For pricing discounts generally applicable to such arrangement please see the Annex 2 to these Schedule Supplements.  Please note that there are deviations from such discount schedule from time to time.  The Business has not committed to make any price reductions in the future.

21.                                 Oral Arrangement with KWM Industries and Engineering

•                                          Territory:  South Korea

•                                          Exclusivity: No

•                                          Term: None

•                                          Pricing: For pricing discounts generally applicable to such arrangement please see the Annex 2 to these Schedule Supplements.  Please note that there are deviations from such discount schedule from time to time.  The Business has not committed to make any price reductions in the future.

22.                                 Oral Arrangement with The OK Design Group

•                                          Territory:  Italy and NATO Bases

•                                          Exclusivity: No

•                                          Term: None

•                                          Pricing: For pricing discounts generally applicable to such arrangement please see the Annex 2 to these Schedule Supplements.  Please note that there are deviations from such discount schedule from time to time.  The Business has not committed to make any price reductions in the future.

48

23.                                 Oral Arrangement with I.T.E.

•                                          Territory:  Italy and NATO Bases

•                                          Exclusivity: No

•                                          Term: None

•                                          Pricing: For pricing discounts generally applicable to such arrangement please see the Annex 2 to these Schedule Supplements.  Please note that there are deviations from such discount schedule from time to time.  The Business has not committed to make any price reductions in the future.

24.                                 Oral Arrangement with Equip Chile

•                                          Territory:  Chile

•                                          Exclusivity: No

•                                          Term: None

•                                          Pricing: For pricing discounts generally applicable to such arrangement please see the Annex 2 to these Schedule Supplements.  Please note that there are deviations from such discount schedule from time to time.  The Business has not committed to make any price reductions in the future.

25.                                 Oral Arrangement with Ushalla Engineering

•                                          Territory:  Sri Lanka

•                                          Exclusivity:  No

•                                          Term:  None

•                                          Pricing: For a baseline as to pricing discounts applicable to the arrangement whereby Ushalla Engineering acts as a reseller of products, please see Annex 3 to these Schedule Supplements.  Please note that there are frequent deviations from such discount schedule.  In the event that the Business sells products directly to the end user and Ushalla Engineering arranged for such sale, Ushalla Engineering receives a commission equal to 10% of the end user’s purchase price for such products.  The Business has not committed to make any price reductions in the future.

26.                                 Oral Arrangement with CE+T

•                                          Territory:  Lebanon, Belgium, Russia, other parts of European Union

•                                          Exclusivity: No

49

•                                          Term:  None

•                                          Pricing: The Business sells products to CE+T at market prices reflective of such reseller arrangements for similar products in the European Union.  The Business has not committed to make any price reductions in the future.

Schedule 4.13(d)(i) – Material Contracts with Affiliates of any Seller.

1.                                       The following agreement is hereby added as item 27 of Schedule 4.13(d)(i):  General Purchase Agreement, dated August 2004, between Marconi Communications Limited and Marconi Communications, Inc.

2.                                       The following agreement is hereby added as item 28 of Schedule 4.13(d)(i):  General Purchase agreement, dated August 11, 2004, between Marconi Communications SpA and Marconi Communications, Inc.

3.                                       The following agreement is hereby added as item 29 of Schedule 4.13(d)(i):  General Purchase Agreement, dated August 2004, between Marconi Communications International Limited and Marconi Communications, Inc.

4.                                       The following agreement is hereby added as item 30 of Schedule 4.13(d)(i):  General Purchase Agreement, dated August 11, 2004, between Marconi Middle East LLC and Marconi Communications, Inc.

Schedule 4.13(e) – Contracts and/or Purchase Orders with suppliers that have in the aggregate a commitment of more than $100,000 on an annual basis.

Open PO Summary (August 10, 2004) Descending $of PO Commitments

Supplier	No. of POs Open	Executed Agreement
SOLECTRON	33

Manufacturing Agreement between The Network Components Division of Marconi Communications and Solectron Corporation, No. 03-0096-MFG, dated December 29, 2003, between Marconi Communications and Solectron Corporation

APSCO	292
GNB INDUSTRIAL BATTERY CO.	9
MID-SOUTH ELECTRONICS, INC.	76
TYCO ELECTRONICS	113
QUESTRON DIST.DE MEX.SA D CV	481
ROYAL TELECOM PROTECTION	78
GE SUPPLY LOGISTICS, LLC	621
SERVICIOS INTEGRALES de MANUFACTURA	49
MARCONI COMMUNICATIONS GMBH	57
EXIDE TECHNOLOGIES	12
CANADIAN SHUNT INDUSTRIES	31	Manufacturing and Supply Agreement, dated February 1, 2001 by and between Royal Telecom Protection, LLC and Marconi Communications Inc.
EAST PENN BATTERIES LATIN	21
APW MCLEAN	10
EMERSON ELECTRIC DE MEXICO,	5
TASHJIAN TOWERS	24
DANCO METAL PRODUCTS INC.	178

50

VALERE POWER SYSTEMS	31
REMOLQUES Y SISTEMAS SA CV	18
MARVAIR INC.	17
POWERLINK WIRE AND CABLE	65
CE+T	30
SPRINT NORTH SUPPLY	26
GENPRO, S.A. DE C.V.	9
EBM INDUSTRIES	15
WIEGEL TOOL WORKS, INC.	42
GALVAK SA, DE CV	5
SAGER ELECTRONICS	24
DANTHERM, INC.	13	OEM Purchase Agreement, No. 00-060-OEM, dated March 29, 2000, between Dantherm HMS, Inc. and Marconi Communications Inc.
HAAS ENTERPRISES INC	130
EPCOS, INC.	7
PARKWAY PRODUCTS INC.	40
THYSSENKRUPP STEEL SERVICES	14
CORTE NIBLADO Y CONFORMADO	29
CEA TELECOM	5
GRUPO ROIVSA, S.A. DE C.V.	118
NU-WAY INDUSTRIES INC	31
ROYAL DIE & STAMP CO	22

Schedule 4.13(f) – Contracts involving Partnerships, Joint Ventures, etc.

1.                                       The following agreement is hereby added as item 3:  Project Agreement, dated August 13, 2004, between Marconi Communications Canada Inc. and Hydrogenics Corporation.

2.                                       The following agreement is hereby added as item 4:  Contribution Agreement, dated August 13, 2004, between Her Majesty The Queen In Right of Canada and Hydrogenics, John Deere-E-Power Technologies, Greenlight Power Technologies and Marconi Communications Canada Inc.

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Schedule 4.14(b)

Permits

Item 6 of Schedule 4.14(b) is hereby amended and restated in its entirety to read as follows:

Mexico Bonds Listing.

Marconi Mexico is required to post bonds in favor of the beneficiaries set forth below.

Bond Number	Beneficiary	Local Value	Curr
65047	Telefonos de mexico	194,555.00	PESOS
25189	Telefonos de mexico	2,574.00	PESOS
65755	Cia de telefonos y bienes raices	236,721.00	PESOS
327453	Grupo Iusacell celular	1,671,658.00	PESOS
366268	Telefonos de mexico	4,050,000.00	PESOS
394148	Telefonos de mexico	22,052.00	PESOS
410293	Telefonos de mexico	20,996.00	PESOS
001120AJ0303	PEGASO COMUNICACIONES Y SISTEMAS,	7,013,899.52	PESOS
2245 5912 0001001268 0000 0000	RADIOMOVIL DIPSA, S.A. DE C.V.	778,500.00	PESOS
2245 5912 0001001269 0000 0000	RADIOMOVIL DIPSA, S.A. DE C.V.	230,800.00	PESOS
2391 3535 0001000117 0000 0000	PETROLEOS MEXICANOS	3,150.00	DÓLARES DE EE. UU. AL TIPO DE CAMBIO 11.47
2391 3535 0000060424 0000 0000	INDSA, S.A. DE C.V.	58,446.94	PESOS

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Schedule 4.17(a)

Employee Benefit Plans and Employment Agreements

1.                                       Item 1 under the “Post-Closing Severance Agreements” heading is hereby amended to read in its entirety as follows:  “Letter Agreement dated June 18, 2004 between Marconi Corporation plc and Doug Thelan (Business Plan).”

2.                                       Item 2 under the “Post-Closing Severance Agreements” heading is hereby amended to read in its entirety as follows:  “Letter Agreement dated June 18, 2004 between Marconi Corporation plc and Mike Cosley (Business Plan).”

53

Schedule  4.20

No Defaults or Violations

1.                                       The following entry is hereby added as item 3 under the “Defaults under Material Contracts” heading:

[***]

2.                                       The following party is hereby added as item 4 under the “Defaults under Material Contracts” heading:

[***]

[*** indicates that text has been deleted which is the subject of a confidential information request.  The text has been filed separately with the SEC.]

54

Schedule 4.22

Effect of Transactions

Schedule 4.22 is hereby amended in its entirety to read as follows:

[***]

[*** indicates that text has been deleted which is the subject of a confidential information request.  The text has been filed separately with the SEC.]

55

Schedule 6.18(a)(i)

Retained Purchase Orders

The following is added as new Schedule 6.18(a)(i).

ARIZONA

Sales Group	Order No	Site Location	Bill-to Name	PO Number	Installer
AG	2609970	AZ WINSLOW INW RCAG	MARCONI COMMUNICATIONS FEDERAL	10009285	SIMS JON\ PAULEY JASON
QW	2604404	AZ CORONADO	QWEST COMMUNICATIONS	BV1A239379	HILLYER DANIEL
QW	2609324	AZ Prescott Cherry Regen Site	QWEST COMMUNICATIONS	BV1A317169	SIMS JON

CALIFORNIA

Sales Group	Order No	Site Location	Bill-to Name	PO Number	Installer
AC	2610323	CA SAN FRANCISCO PL19911 STE/CAP	AT&T (EDI)	CA8PSRT2	Scott Buran
AC	2610406	CA SAN FRANCISCO PL19911 STE/CWA	AT&T (EDI)	CA8PSRT3	Scott Buran
AC	2610407	CA SHERMAN OAKS PL19912 STE/CWA	AT&T (EDI)	CA8PSRT5	Scott Buran
AC	2610325	SHERMAN OAKS CA PL19912 STE/CAP	AT&T (EDI)	CA8PSRT4	Scott Buran
AC	2611606	STOCKTON CA PL20187 STE/CAP	AT&T (EDI)	CA8PSUR9	Scott Buran
SP	2607321	CA HOPLAND	SBC/PACIFIC BELL	WBA001810A	EBEL SILVER
SP	2601247	CA MURPHYS 11	SBC/PACIFIC BELL	DOTBD1166	GIORDANO FRANK
SP	2599639	CA ROSAMOND	SBC/PACIFIC BELL	DOTND1148	GROSS STEPHEN/JIM LOGE
SP	2602327	CA SAN FRANCISCO 05	SBC/PACIFIC BELL	087353001218V060TNEF	SLINGER STEWART
SP	2604297	CA SAN FRANCISCO 05	SBC/PACIFIC BELL	51746291246V060TNEFO	SLINGER STEWART
SP	2602747	CA SAN FRANCISCO 21	SBC/PACIFIC BELL	08735420	EBEL SILVER
SP	2602764	CA SAN LEANDRO 11	SBC/PACIFIC BELL	51361411276V060TNEEO	EBEL SILVER
SP	2608778	CA SUNNYVALE 01	SBC/PACIFIC BELL	52478831316V060TNEK0	EBEL SILVER

56

AG	2610028	CA SAN JOSE – RTR	MARCONI COMMUNICATIONS FEDERAL	10009154	MCPHERSON LUTHER, FREEMAN DALE
OT	2609813	CA LOS ANGELES - LA04COE00006	TELEPACIFIC COMMUNICATIONS	10144	BRANTLEY JACK
SP	2610243	CA ARCATA	SBC/AMERITECH PAYMENT CENTER	002164KG	SLINGER STEWART
SP	2610843	CA VACAVILLE 12	SBC/PACIFIC BELL	DOTBD1296	GROSS STEPHEN
SP	2603227	CA OAKLAND 03	SBC/PACIFIC BELL	Q11035K1277V060TNEEO	GIORDANO FRANK/DALE FREEMAN
SP	2597746	CA PLEASANTON 12	SBC/PACIFIC BELL	08735230-1165	GIORDANO FRANK
SP	2597037	CA RICHMOND 11	SBC/PACIFIC BELL	08732000-1139-DOTNEE	GROSS STEPHEN

57

Schedule 6.18(a)(ii)

Retained Employees

The following is added as new Schedule 6.18(a)(ii).

ARIZONA

Jason Pauley

Daniel Hillyer

Jon Sims

CALIFORNIA

Scott Buran

Silver Eble

Frank Giordano

Stephen Gross

Stewart Slinger

Luther McPherson

Dale Freeman

Jack Brantley

58

[Annex 1, Annex 2 and Annex 3 have been deleted pursuant to a confidential information request. The text has been separately filed with the SEC.]

59

EXECUTION COPY

CONFIDENTIAL

Disclosure Schedules

These Disclosure Schedules have been prepared and delivered in accordance with the Asset Purchase and Sale Agreement, dated as of July 6, 2004 (the “Agreement”), by and among Emerson XCII, Inc., a corporation incorporated under the laws of Delaware (the “U.S. Purchaser”), Emerson Electric Canada Limited, a corporation organized under the laws of Ontario (“Canadian Purchaser”), Emerson Mexico Corporate Services, S. de R.L. de C.V., a corporation incorporated under the laws of Mexico (“Mexican Purchaser”), Emerson Electric Co., a corporation organized under the laws of Missouri (“Emerson”), Marconi Corporation plc, a public limited liability company incorporated in England and Wales (registered no. 0067307) (“Marconi”), Marconi Communications, Inc., a corporation incorporated under the laws of Delaware (“MCI”), Marconi Intellectual Property (Ringfence) Inc., a corporation incorporated under the laws of Delaware (“Marconi IP”), Marconi Communications Canada Inc., a corporation incorporated under the laws of New Brunswick (“Marconi Canada”), Marconi Communications de Mexico S.A. de C.V., a corporation incorporated under the laws of Mexico (“Marconi Mexico”), Marconi Communications Exportel, S.A. de C.V., a corporation incorporated under the laws of Mexico (“Marconi Exportel”), Administrativa Marconi Communications S.A. de C.V., a corporation incorporated under the laws of Mexico (“Marconi Administrativa”), Marconi Polska Sp zoo, a corporation incorporated under the laws of Poland (“Marconi Polska”), and Marconi Colombia, S.A., a corporation incorporated under the laws of Colombia (“Marconi Colombia”).  Capitalized terms used and not otherwise defined in these Disclosure Schedules have the meanings ascribed to them in the Agreement.

These Disclosure Schedules are qualified in their entirety by reference to the provisions of the Agreement (including, Section 13.17 thereof) and are not intended to constitute, and shall not be construed as constituting, any representations or warranties of the Sellers, except as and to the extent provided in the Agreement.

The headings contained in these Disclosure Schedules are for convenience of reference only and shall not be deemed to modify or influence the interpretation of the information contained in these Disclosure Schedules or the Agreement.

LIST OF DISCLOSURE SCHEDULES

Schedule 1.1A	Non-Applicable Mexican Employees

Schedule 1.1B	Current MCI Employees

Schedule 1.1C	Global Patent Licenses

Schedule 1.1D	Marconi Guarantees

Schedule 1.1E	Permitted Liens on Real Property

Schedule 1.1F	Purchasers’ Knowledge

Schedule 1.1G	Retained IT Assets

Schedule 1.1H	Sellers’ Knowledge

Schedule 1.1I	Shared Contracts

Schedule 1.1J	Transferred IT Assets

Schedule 1.1K	Transferred IT Contracts

Schedule 1.1L	Transferred Owned Real Property

Schedule 1.1M	Transferred Patents

Schedule 1.1N	Transferred Real Property Leases

Schedule 1.1O	Transferred Technology

Schedule 1.1P	Transferred Registered Trademarks

Schedule 2.2(l)	Other Contracts

Schedule 3.2(g)	Calculation Principles

Schedule 4.3(a)	Seller Governmental Consents

Schedule 4.3(b)	Seller Other Consents

Schedule 4.4(a)	Annual Management Accounts

Schedule 4.4(b)(i)	Deviations from UK GAAP

Schedule 4.4(b)(ii)	Exceptions to Annual Balance Sheet and June Balance Sheet

Schedule 4.4(c)	Calculation of Benchmark Amount

Schedule 4.5	No Adverse Effects or Changes

Schedule 4.6	Title to Assets

Schedule 4.7	Sufficiency of Assets

Schedule 4.8	Real Property

Schedule 4.9	Equipment; Leased Personal Property

Schedule 4.10(a)	Material Customers

Schedule 4.10(b)	Certain Customers

Schedule 4.10(c)	Material Suppliers

Schedule 4.10(d)	Material Distributors

Schedule 4.11	Proceedings

Schedule 4.12(a)	List of Patents and Trademarks

Schedule 4.12(b)(i)	Administrative Actions

Schedule 4.12(b)(ii)	Delinquencies in Prosecution, Filing, Maintenance and Renewal Fees

Schedule 4.12(c)	Ownership of Transferred Intellectual Property

Schedule 4.12(d)	Inbound Licenses

Schedule 4.12(e)	Infringements, Claims and Liens

Schedule 4.13	Contracts

Schedule 4.14	Permits

Schedule 4.15	Insurance

Schedule 4.17(a)	Employee Benefit Plans and Employment Agreements

Schedule 4.17(b)	Compliance with Laws; Liabilities

Schedule 4.17(c)	Post-Employment Liabilities and Plans

Schedule 4.17(e)	Contingent Entitlements

Schedule 4.18	Employment and Labor Matters

Schedule 4.19	Taxes

Schedule 4.20	No Defaults or Violations

Schedule 4.21(a)	Environmental Matters

Schedule 4.21(b)	Environmental Permits

Schedule 4.22	Effect of Transactions

Schedule 4.24	Recalls

Schedule 5.3	Purchaser Consents; Authority

Schedule 6.2	Preservation of Business

Schedule 6.13	CSC Third Party Agreements

Schedule 7.10	Required Consents

Schedule 11.7	Recipients of Retiree Medical Benefits under Supplement A to the Marconi Total Rewards Program

Schedule 11.9	Current MCI Employees and Former MCI Employees Entitled to Accrued Benefits under the US Qualified Plan and Social Security Supplement under the US Qualified Plan

Preliminary Notes

1.                                       Please note that the titles of certain agreements set forth in these Disclosure Schedules refer to certain former names of the Sellers or to the names of certain predecessor entities that have been merged into certain of the Sellers or have transferred some or all of their stock or assets to certain of the Sellers.  These predecessor names and entities include:

a.                                       Reliance Comm/Tec Corporation

b.                                      RELTEC Corporation

c.                                       RELTEC Communications, Inc.

d.                                      Reliance Electric Company

e.                                       Reliable Electric Company

f.                                         Lorain Products

g.                                      Lorain Products Corporation

h.                                      Custom Design Telephone Systems, Inc.

i.                                          RELTEC CDTS, Inc.

j.                                          RELTEC Services

k.                                       RELTEC Canada Inc.

l.                                          RELTEC Systems

m.                                    Transmission Systems Group

n.                                      RELTEC Mexico, S.A. de C.V.

o.                                      Administrativa Industrias RELTEC, S.A. de C.V.

p.                                      RELTEC Exportel, S.A. de C.V.

q.                                      Productos RELTEC de Mexico, S.A. de C.V.

2.                                       The Contracts set forth in these Disclosure Schedules and marked with an asterisk (*) are designated as Shared Contracts.

Schedule 1.1A
Non-applicable Mexican Employees

As of 6/1/2004

NAME	EMPLID

Sedeño, Francisco Javier	058851
Soto, Alejandro	268080
Diaz de Leon, Jorge	058204
De noriega, Luis	515071
Obst, Andreas	515003
Vidal, Carlos Alberto	515022
Lopez, Marco Antonio	058525
Hernandez, Armando	268062
Nieto, Francisco Alfredo	267183
Garcia, Jose Antonio	268044
Olvera, Oscar	268081
Figueroa Barbosa, Mateo David	515046
Orozco, Saul Ezequiel	515045
Duran, Roberto	268101
Gonzalez, Guillermo	515018
Villanueva, Alejandra	267187
Perez, Javier A	058083
Olvera, Enrique	267273
Mendez, David	267332
Pacheco, Jose German	268048
Marquez, Raul	268089

Schedule 1.1B
Current MCI Employees

As of 6/28/2004

NAME	EMPLID

Aboumrad,Tony C	09958
Abrams,Kay G.	08843
Acs,Barbara L	01247
Adams,Beth S	05350
Adamson,Keith E	09171
Addison,Brenda E.	04546
Addison,Rhonda L.	10298
Albers,Michael	01806
Aldrich,Robin K.	10939
Allen,Beulah R.	10370
Allen,Kacy M	09719
Allen-Gallman,Dena L	24315
Alpaugh,Nicole M	03095
Amato,Philip	03735
Amerson,Sharon A	02207
Anadiotis,John	03086
Anderson,Shawn E	24298
Andreu,Jill	07942
Andrzejuk,Adam D.	10920
Anthony,Chelena N	10372
Aquino,Silvia	24325
Arena,Richard	11260
Arendt,Linda L	01052
Armstrong,Jason	17918
Arowood,Pamela K.	04547
Arrington,Bobbie L	09600
Asimou,Sharon K	02339
Athineos,Anastasios T.	03164
Athineos,Markos	03165
Ayala,Nilton A	24281
Ayers,Ginger L	09463
Baca,James E.	05337
Bacho,John P	06227
Bailey Jr,Damon D	07610
Bailey,Donald R	24636
Bailey,Nicholis J.	10288
Bailey,Timothy B.	07687
Bainbridge,Jill C	00778
Baker,Thomas S	07858
Bakonyi,Michele A.	06140
Balog,Linda J	00209
Baran,Steven J.	13020
Baranyk,Janice F.	14354
Barker,Patrick S	04864
Barnes,James R.	06240
Barnes,Jeffery L	04022
Barnes,Jon J	04994
Barrera,Norberto	24498
Battles,Rodney A.	07652
Baughman,Helen A	01372
Baughman,Kenneth D	05045
Bause,Paula M.	08190
Bazzano,Christopher P.	17852
Beard,Theresa L.	09451
Beck,Suzanne C	07913
Becker,Dustin J.	00877
Behm,Clinton A.	13706
Bell,Robert A.	11269
Bellisario,Ronald J (LTD)	06335
Bender,Gerald T	06174
Bender,Philip R	04869
Bennett,Christopher J.	09640
Berak,Elzbieta G.	08258
Berens,Jerry L	02674
Bereznay,John A	01044
Berge,Steve T.	10273
Bergeron,David L	05323
Berry,Stephanie	24604
Bertke,Carl O	09180
Bethea,John K	24439
Betke,Martin	22058
Bettez,Christopher J.	14221
Bigler,Joseph A	09260
Binder,Kathleen M	01272
Bitz,Peter J	00798
Blackburn,Linda S	22121
Blackmon,Rose Marie	10232
Blake,Ernest	24644
Blom,Sharon C	10594
Bobek,Richard	19175
Boddie,Sanna	24647
Bodnar,Rebecca	10140
Boggs,Thomas W.	09895
Boggs,William Robert	03210

NAME	EMPLID

Boland,Patrick S.	11914
Bonner,Auther L	24190
Bonner,Micah D	24414
Boren,Kendra J	18377
Born,Gerald L	02120
Bounmyvongphachanh,Keo	24347
Bounmyvongphachanh,Souksavanh	24326
Bounmyvongphachanh,Souphanh	24344
Bowens,Kenneth A	18647
Bowles,Brenda F.	09140
Boyd,Micheal A	24519
Boyle,Mark R	06333
Boyle,Susan C	01800
Bracale,Gale S.	09207
Brady,Thomas S	06167
Brantley,Jack	21850
Breemes,Kevin S	19298
Brettnacher,Daniel L.	06293
Brewer,Patricia L.	19546
Breznai,Mark	04950
Brickman,Jerome S	18178
Brock,Kayle	24098
Brooks,Henry L	24411
Brown,Brenda F.	09847
Brown,Lee M.	14537
Brown,Phillip J.	14144
Brown,Shirley J.	14534
Browne,Ewan G.	13353
Brumbeloe,William K.	11024
Bryant,Robert L.	13014
Bryson,Amanda R	24226
Buchanan,Gary J.	13638
Buchs,Inez M	02375
Buell,Robert F	08137
Buena,Karen	05754
Buenahora,C.O.	13318
Buhr,Inge	01080
Bunsey,Jeffrey D	08429
Buran,Scott D.	11939
Burden,Randall E.	09694
Burkart,William A	01175
Burkett,William E.	09196
Burnett,Sherri D	02508
Burnette,Delores D	24652
Burns,Andy R.	14702
Burns,David M	24431
Burns,James D	03692
Burns,Martha S.	17750
Burrell,Michael W.	13150
Burroughs,Nancy R	19421
Burrow,Charles R	24626
Buth,Toeuy	24247
Butler,Anthony W.	19603
Byrd,Jackie L	18383
Cabe,James R	24451
Cabrera,Cecilio A	06039
Caldwell,Bodie C	24430
Caldwell,Craig F	06204
Calhoun,Willis R	01470
Canales,Sonya N	23940
Carle,John K.	10378
Carlson,Richard H.	10158
Carpenter,George E	09378
Carrion,Luis	08541
Carter,Cynthia A.	11352
Carter,Martin A	24208
Casanova,Jesus M	24662
Cash,Kai D	03083
Cerreto,Judith I	02886
Cerreto,Robert A	02963
Chantha,Champy	24596
Charland,Roger L.	11212
Charles,Brian K	24275
Chen,Simon S	24371
Cher,Mon	24345
Chhoeum,Saphee	24612
Chiller Jr,Julius B	04832
Chislom,Stanley	10299
Chitwood,Joe R	12365
Chizmadia,Toni L	02343
Chouk,Bean	24657
Christensen,Lee K.	07576
Christmyer,Karen L	02820
Chum,Noeuy	24658
Cindel,Thomas G.	07259
Clark,Jack T	01216
Clause,Fred W	09000
Clegg,Pamela M.	11500
Cline,Glenda S	24651
Clingman,Roy D	07237
Cogar,Victoria E	02222
Colbert,Warren J.	05226
Colley,William C	06351
Collins,Florence M	01697
Collins,James R	01595
Collins,Patricia A	03113
Collins,Paul E	06340
Collins,Virgil P	09149

NAME	EMPLID

Contreras,Frances	24688
Colon,Michael A	02596
Colston,Daniel L	07864
Combest,Rita F.	10116
Comer,Kevin R	03258
Conley,Roy	23855
Conn,Marian	06371
Connor,Jean M.	12771
Conquest,Joseph W.	11908
Conrad,Wesley J	01538
Cook,James M	06169
Cooper,Daniel L.	08888
Cooper,Thomas E.	13419
Copa,Anthony G	04068
Cope,Jason J	24397
Corbett,Stephen M	07919
Corbett,Timothy A.	14623
Cordy,David E	00168
Cosley,Michael R.	07930
Cossett,David A	04215
Cotter,Celon C.	17936
Couture,John P	00055
Cowling,Matthew W	24002
Cox,Charlotte S.	13183
Coyne Jr.,John T.	07944
Craddock,Kevin H.	08573
Craig,Monroe	12376
Crawford,Hayden F	01195
Crawford,Wallace C	03225
Crawford,William A	00338
Cress,Mark C.	01825
Crews,Mabel L.	14417
Crews,W. Charlie	12000
Crisler,Steven W	07526
Croft,Joe E.	01631
Croft,Nancy J	02355
Cromwell III,Russell W	04321
Crouse,Gerard R	06362
Crum,Robin R	03898
Crumley,Lisa A.	05067
Cruz,Jesus	08416
Cumby,Michael A	24342
Cureton,Ricky D.	13398
Daily,Patricia A	02245
Dalton,Zayne N	24656
Dam,Sarann	24660
D’Andrea,John E.	11214
Dargahi,Youssef	10009
Darty,Michelle M	18266
David,Miklos	24367
Davila,Juana F	24288
Davis,Darrell L.	10296
Davis,David W	24427
Davis,Gene E	01975
Davis,James M	24471
Davis,Phillip L.	06294
Davis,Thomas P	01997
Dawson,James B	01398
Dean,Bradley W.	13661
Dean,Randee L	08679
Decarlo,Mollie I	00743
DelCampo,Dennis P	06207
Delgross,Pamela K.	15324
Dembinski,Dale D	06339
Denman,Cherie R	04731
Denman,Dennis G	00540
Denman,Karen M	04538
Derganc,Christopher M.	09498
Dessenberg,Jason A	19179
Diaz,Elvira V	02942
Diaz,Ricardo L.	09507
Dickerson,James	18815
Dieterich,David D	03293
DiGiacomo,Craig T.	10155
DiSilvester,Jolyn	18248
Dixon,David J.	10248
Djaniants,Elmira S	24280
Dobbins,George W.	09551
Dodson,Russ E	24525
Dolan,Lawrence S.	05424
Dolan,Mary E	05683
Donofrio,Michael A	01973
Dorsey,Tommy L	09160
Doud,Lisa L	03183
Draughn,Jackie L	18743
Draves,Gregory M	07673
Drill,Scott D.	10103
Drop,George E	00213
Duffield,Calvin E	03551
Duffy,Christopher J.	08421
Duffy,James A.	11988
Duganier,Karen D	03981
Dula,Maurice J	24310
Duly,Gregg N	06129
Dunn,Joseph B	12404
Duplay,Robert S.	11429
Durnell,Michael L	01541
Durston,Jonathan M	08164

NAME	EMPLID

Dusenberry,Charles C	18049
Duszik,Pamela A	02378
Dyke,John J	03131
Dyke,Toni A	06219
Dzek,Constance M	09796
Eason,Lotoya R	24231
Easter,Julia A.	10168
Eatmon,Lamont D	04508
Eaves,Larry W	04305
Ebel,Silver A	06224
Ector,Jarvis	10519
Edwards,Bonnie L	06151
Edwards,Richard A	01604
Edwards,Sandra Ann	02259
Ehasz,Martin S	02534
Eitner,Ronald L	00918
Elek,Joseph	03254
Elkins,Jin H.	11136
Eller,Natasha C	24650
Ellis,David L	03221
Ellison,Tina L	24598
Embry,Phil Alan	10099
Emlet,Larry L.	07538
Emrock,Joseph W	04728
Engel-Johnson,Cheryl A	06160
English,James	09657
English,Jay P	04988
Epstein,Mary T	05750
Essi III,David F	06354
Estes,Christopher L.	14380
Estevez,Jorge L	01848
Evans,Glenn W	18373
Evans,Linda	24683
Evans,Wayne A.	10386
Everhart,David A.	10387
Everhart,Deborah E	24242
Everson,Elizabeth	02353
Ewart,Angela	18150
Ewing,Robert L	03978
Falcione,Frank J	09924
Falcon,Kevin M	23936
Fankell,Linda M	00766
Farmer,Jason H	24236
Felipe,Guillermo	24341
Felty,Jeffrey G	03883
Ferguson,Eileen	06376
Fewell-Brooks,Suzanne	24540
Fidler,Linda L	07591
Findish,Leonard A	02835
Findish,Stacy A	03683
Findley,John D	22216
Finnegan,Christopher M	07902
Finney,Greg W	23906
Fischer,Richard L.	13601
Fisher,Debra J	01248
Fisher,Randal L	09048
Fisher,Tracy L	09108
Flecha,Janet	03668
Fleming,Ralph G.	10527
Flemming,Janet S	01098
Fling,Byron	24645
Flowers,Misty S.	14383
Floyd,James J	24363
Foley,David E	02852
Foley,Sandra	08288
Fortenberry,Tony E.	10391
Foster,Gary A	24423
Fox,Pamela Ann	01690
Francis,Terri L	02215
Francisco,Manuel L	24492
Frank,Sharon E.	09148
Frazier,Michael B.	09655
Freel,Carl D	03227
Freeman III,Harold E.	12138
Freeman,Dale E	09347
Freitas,Michael R.	09602
Fridenstine,Marsha K	04427
Frioud,Gilbert R	03415
Frioud,Marta K	01451
Fry,David M	05015
Frye,Karen	10879
Frye,Patricia D	14700
Fulbright,James E.	13278
Gabbard,Joe K	04937
Galik,Katarzyna	02879
Gall,Bryan M.	10196
Gamble,Brian K	03233
Gamble,Shirley A	24257
Gamble,Trina M	24511
Gandy,Steven K.	10392
Ganshert,Christopher	14570
Gara,Allen D.	10038
Garcia,Juan R.	00521
Garcia,Marieclo C	04346
Garcia,Marvin P.	05768
Gardner,Kevin H	06168
Gardner,Philip	02970
Garlitz,Bonnie G	00139

NAME	EMPLID

Garrett,Carl Wayne	12428
Garrett,Dale B	09990
Garsee,William B	24410
Garton,Emmett L	06329
Gauntt,Nancy	09665
Gawne,June L	02484
Geary,Brian S	19187
Gebe,Sophia C.	12710
Gentle,Wanda K.	10393
Geschke,Stepfanie	06203
Giancaterino,James A	01176
Gibbons,Daniel M.	13982
Giehler,Mark H	04939
Giglio,Charles V	02583
Gigliotti,Jerel	06384
Gignac,Debra M	05357
Gilchrist Jr,Frank	02796
Gilliam,Jehanna Y	24237
Gilliland,Jerry K.	10059
Gillum,Larry S.	11909
Giordano,Frank	05307
Gipson,John P	04079
Glatz,Timothy J	02630
Glenn,Lorenzo J	24255
Glowacki,Barbara A.	00022
Gocek,David J.	09404
Goedert,Richard N.	10596
Goit,Nicklas J.	11328
Golobich,Patricia L	02489
Goode Jr.,Curtis	11780
Goode,Dorothy L	24005
Goodell,James A	01214
Goodell,Paula S	19454
Goodlive,Brian D	06368
Gorenshek,Scott L	06186
Gorham,Samantha M.	10964
Gormley,Roberta L	02491
Goss,Dwayne	09815
Gowin,James M	24286
Graf,Paul D.	10394
Gray-Eskue,Jerry L	08738
Green,Dianne M	02319
Green,Harold D.	13109
Green,Larry E	04379
Green,Latania D.	13463
Green,Tony J.	10339
Greene,Jackie J	24632
Greene,Linda L	01710
Greenstine,Robert D.	11120
Griffin Jr.,Howard T.	09194
Griggs,Teresa A.	09826
Gross,Stephen P	04961
Grzesik,Lester	05711
Guenther,Loraine P	01020
Guggenbiller Jr,John L	03435
Gugliuzza,Antony	09512
Gum,Robert M	24637
Gunter,Teresa A. (LTD)	13628
Gurnack,Dalbert B	02704
Guthrie,Jimmy R	08224
Guy,Bobby G	09082
Hadaway,Sheryle A	24517
Halitzka,Marijoy M	14541
Hamilton Jr.,Robert M.	07793
Hamilton,Althea D.	24426
Hamilton,Eric E	24428
Hamilton,Henrietta T	24324
Hamilton,Latoya N	24232
Hamm,Kathleen R	02227
Hammond,Rex A	03959
Hammons,David E.	13603
Han,Vu Q.	13708
Hardie,Matthew	12450
Hardin,Tamika S	24457
Hardwick,Stacey A	05355
Harrell,Mark L	08115
Harris,Freda	24678
Harrison,Bradley L	08638
Harrison,Jennie W.	08863
Harrison,Mark T	00017
Harsar,Rhonda L	02810
Harshman,Ronald T.	14487
Hart,Donna R.	04540
Hartage,Javoris D	24234
Harvey,Andre	09797
Harville,Joseph W.	09996
Hatcher,Donald E	09497
Hatfield,Patricia B.	11946
Hathaway,John F	21955
Hauer,Timothy N	06279
Hawley,Betti L	24299
Hawn,Brian K	12452
Haywood,Brenda K	24293
Heard,Charles L.	10173
Heard,Valerie	24189
Hearn,Daniel R	01684
Heath,Mark	13440
Heflin,William D	05967

NAME	EMPLID

Hege,Kelly L.	12716
Hein,Scott	13264
Hellard,Christopher T.	10398
Helmuth,Kerry D	18710
Heng,Keus	24622
Hernandez,Conrado	24686
Hernandez,Dolores	24659
Hernandez,Maria I	24244
Hernandez,Ranfis L	24618
Hernandez,Reyes	18374
Herndon,Randy	08841
Hernke,William Guy	14219
Herren,Wendell S.	09085
Herspiegel,George P	06176
Hess,Donald L	12460
Heuangpraseuth,Michael	24649
Heuangpraseuth,Ngone	24300
Heuangpraseuth,Thatsay	24673
Heuangpraseuth,Toumkham	24301
Hicks,Jeffrey R	03322
Hiidel,Paul B	04493
Hilbert,Steven R.	07175
Hilko,Christopher	02558
Hill,Melva L	18271
Hill,Richard W	03795
Hillman,Steven R	06348
Hillyer,Daniel L	06220
Hinkle,Richard L.	14215
Hixson,Vince	09298
Hodge,Kirk N.	10328
Hoeft,Daniel A.	05366
Hofecker,Perry	05223
Hoff,John C.	10445
Hogan,Clyde E	24628
Hogan,William A	24610
Hogue,Wanda G	24229
Holcombe,C. Scott	19554
Holden,Jeneva L	01314
Holland,Russell W	05072
Hollingsworth,David H	01022
Hollins,Gerard	24436
Hollins,Marilyn T	24205
Holloway,David A	02840
Holloway,Lawanda R.	09528
Holp,Michael	03270
Honeycutt,Brenda	24690
Hooton,Dana K.	06046
Hopkins,Jeffrey	14592
Horbus,Steven J	00212
Horm,Re	24204
Hornig,Randall A	12266
Hornis,Joseph	00152
Hornyak,Joseph W	01313
Horwedel,Rodger J	02867
Houston,Patricia	24674
Houston-Harris,Kimberly A	24424
Howard,David S	18292
Howard,Latessa C	17993
Hubbard,Avante M.	09792
Hudspeath,William A	07427
Huggins,Tina R	24516
Hultai,Laurie A	03104
Hummel,Lana G	02778
Hunley Jr.,James R.	10400
Hunter,Bessie W	24595
Hunter,Patrick K.	02273
Hurd,Brian S	04693
Hurst,Benjamin D.	09884
Husar,Beverley A	02181
Hutchens Sr.,Bruce R.	13239
Hutchens,Teresa A	24278
Iagulli,Carmen J	24206
Ickes,Rick B	04430
Idemoto,Minoru L	02235
Infante,Wilfredo J	24379
Iyer,Meena	21668
Jackson,Bridget D	09356
Jackson,Shelvey	24689
Jackson,Sylvia J.	06228
Jacobs,Jeffrey M	18725
Jacobs,Wallace D	06298
Jacoby,Brandon M	19293
Jacoby,Jason M	19292
Jamison,Amber D.	14365
Janke,Carroll	03331
Janscha,Robert E	07548
Jasko Jr.,John P	02362
Jass,Lisa F.	10633
Jeffrey,Ralph	12477
Jevert,Glenn A.	08012
Jewell,Gregory D	24399
Jewell,Weyman D.	07516
Jimenez,Santana J	24306
Johnson III,George D	12483
Johnson,Brenda	11560
Johnson,Danny J	24357
Johnson,Jo Ann	01105
Johnson,Nathan J	24483

NAME	EMPLID

Johnson,Terrance A	12482
Joiner,Regina B	09173
Jones,Christopher R.	05056
Jones,Jeff C	24487
Jovanovski,Lile	03038
Jovanovski,Mirco	03284
Juan,Max A	24404
Karoleski,Jeffrey T	18988
Kary,Beth E	08871
Kazaglis,Denise A	01082
Keck,Gregory A.	05959
Keener,Charles L.	09398
Kelley,Robert E	02784
Kenny,Tamara A.	11476
Kent,Mildred J.	11404
Kersey,Jeffrey W	24146
Kessinger,Jackie S	18111
Khan,Mohammad A	24032
Khan,Un (LTD)	24611
Khoun,Samay	24296
Kiger,Donald	03226
Kilbourne,Eugene E	06352
Kimble,Phillip I	03703
Kindle,Jeanette	12711
Kindley,Sharon	24685
King,Tommie L.	10402
Kinney,David B.	09492
Kinross,Robert C.	07215
Kirk,Joseph S	24184
Kirkpatrick,John R	03698
Kish,Michael F	03720
Kishorepuria,Praveen	09974
Kivinski,Thomas	09880
Klein,Stacey E.	13078
Klement,Steven L	02837
Klinar,Thomas F	01270
Klotzle,Wayne K.	09178
Knepprath,Jerry R.	13588
Knittle,Thomas A	05934
Knurek,Dennis F	06353
Kobal,Jeffrey M	03217
Kohler,Stephen D	04924
Kolta,Samuel	10022
Konkler Sr.,David M	22223
Koos,James	02204
Korn,Bette F.	05752
Kotsopoulos,Kyriakos	01759
Kouba,James L.	08265
Kovacs,Susan E	02728
Kowalczyk,John S	03115
Koy,Saroeun	24623
Kraft,Robert	10214
Kramer,Thomas A	03087
Kranc,Dennis J.	14344
Kranyik,Bryan	08553
Kromer,Jeffrey A	09878
Krueger,Carl L	01539
Krzywosz,Michael M.	07617
Kuhn,Linda	02485
Kuhnle,Kathryn M	08433
Kulick,Dale L	02795
Kurish,Laura H	00228
Kurtz,Danny L	03625
Kuyateh,Mohamed	13182
Lafferty,Patricia A	03413
Laguerta,Virgilio G.	10308
Lake,Carl	05713
Landers,Edith E.	11351
Landers,Susan E	10598
Lane,Freddie H	08998
Lanier,Michael D.	10404
Lantieri,Christopher J.	09270
Latham,Bryan S	23868
Latham,Steven R	01466
Lazar,Patrick I	24390
Legrand,Brenda	24672
Leitner,John H	03689
Leon,Eduardo	24448
Leonard,Hoy E.	10406
Leonard,Joyce F.	13629
Leonard,Roxanne E	10408
Lester,Linda A.	08974
Leurt,Lemai	24440
Leverette,D. Jeanette	13461
Lewis,Fred W	24376
Lewis,Frederick H.	10917
Lewis,James R	06422
Lewis,Scott C	09975
Lichtenberg,James L.	09991
Ligon,Elaine	09042
Liles,Ra’shanna R.	12168
Lindgren,Stefan	14566
Lindsay-Bickel,Becky	02573
Linton,Ronald L.	09687
Little,Bobbie A.	09892
Little,Gregory A	24661
Little,Tauya D	24496
Littlejohn,Kenneth C.	05537

NAME	EMPLID

Llewellyn,Eva J	02026
Lock,Thomas G	03662
Loge,James S	12511
Lomax,Cheryl B.	10411
Lomax,Deborah L.	10412
Lopez,Hugo H	23867
Lopez,Jesus R	24663
Lopez,Martin G	24366
Lorenczi,James E.	11504
Lott,Alan M.	11325
Louia Jr.,Gerald L.	10413
Lovelace,Winifred	08860
Lowry,Barbara	01590
Lucas,Donald L	24329
Lucas,Kenneth M	08919
Lute,Amy M	03538
Ly,Chuong H	18746
Lynn,Jacquelyn T	02934
Lyons,Oral G	19517
Mabry,Elbert T	24432
Madden,Thomas J	07920
Maginnis,Jackson R	24630
Maginnis,Lynn W	24625
Magwood,Brian L	24468
Magyar,Gary E.	08143
Mahala,Beverly G.	12013
Majesky,Stephen L	06321
Maldonado,Jimmy C	24290
Malham,Lonnie F	02908
Mallett,Shannon M.	10513
Maloney,Jerome	13564
Malsh,Edward J	10190
Mann,Raymond A.	13336
Manning,Gary J	01007
Margreiter,Bruce E.	11535
Marinik,Robert J	02535
Markey,James M.	13191
Marlowe,Carol	24676
Marsh,Jack L	06215
Marshall,Dean E	04307
Martin,Brenda L	24279
Martin,Jamie R.	07682
Martin,Joyce A	24599
Martin,Renee T	05262
Martin,Victoria	09557
Martin,William C	03461
Martinez,Eli	06334
Martinez,Maria E	24433
Martz,Jean A	04489
Marvin,Denis J	02657
Mason,Corey S	24481
Mastin,Jennifer	01629
Massari,Reinaldo	08700
Mathews,Gail S	23838
Mathna,Edward S	02505
Mathna,Sally A	02168
Matos,Benny	02678
Matos,Carlos	00988
Matos,Daniel	03283
Maurer,Thomas F	00597
Maynard,Rebecca S	03772
McAndrews,Michael J.	05570
McBee,Calvin D.	17767
McClendon,Tony S.	09496
McConkey,Mary D	04819
McCullough,Ronnie S.	10415
McDowell,Scott	05530
McGee,Lucile M	01964
McGee,Timothy	03702
McGuire,Jason P	24355
McKenty,Joyce E	03242
McKinney,Steve A	02821
McLaughlin,Amy A	18229
McLean,Rodney W	24323
McLemore,Julia A.	11501
McNatt,Cindy O	09685
McPherson,Luther L	04928
McQuade,Frank	24220
McWilliams,Steven T	09919
Meade,Henry	09994
Meadows,Kelly J.	09017
Mean,Ngek	13634
Medina,Eduardo	24617
Menzing,Tamara	02912
Merowitz,Doris	01059
Merowitz,Russell F	00815
Mewborn,Jessie A	24627
Meyers,Carol A	06338
Michael,Perry M.	10419
Michalski,James P	03831
Michlovic,David J	06378
Mika,Thomas R	03687
Miller,Martin M	12534
Miller,Misti N.	14535
Miller,Teresa	24691
Milligan,Greg A	23921
Mills,Alvin E	24045
Milton,Stanley Michael	11511

NAME	EMPLID

Mineweaser Jr.,Gary D	19212
Minor,James R.	14248
Miranda,Juan R	23926
Misar,Paul G	07955
Mitock,Donna J	01207
Mittler,Roger J	02334
Mock,Sharon L.	24188
Mohieddine,Nohad M	03758
Moncus,Stephen	09208
Montgomery,Lisa G	24011
Moon,Debbie J.	10421
Moore,Beverly	24679
Moore,Brenda L	02804
Moore,Bruce D.	03965
Moore,Daniel J	06162
Moore,Elijah D	07654
Moore,Henry M.	05749
Moore,Michelle	04636
Morales,Ana M	24246
More,Mary A	01899
Morrow,Janet L	02943
Moschner,Leslie E.	11018
Moses,Thomas	13796
Mosley,Kelvin C	24508
Moss,Fred	09907
Mott,Michael T	18037
Mowery,Arthur J	24017
Mundt,Kathy	10012
Murphy,Jeffery W	24207
Murphy,Kathy C.	11359
Murray,Ashley	24687
Myles,David	09590
Myrie,Kavan L.	09659
Myrum,Kevin P	19489
Nahm,Sandra L	00021
Nehls,Frank A	03300
Neighbors Jr.,Harvey W.	09896
Neighbors,Deborah S	14378
Nelson,Jill M.	10013
Newsome,Chadric L	24486
Nichols,James H	24506
Nickolette,Gino A	03986
Nickoloff,Mary Kay	03247
Niederpruem II,Gary J.	08579
Nifong,Kyle M	24425
Nikora,Mary K	00110
Nipper,Leigh Anne	13476
Norman,Kathy	24681
Norred,Shelia	09530
Norris,David Dwight Sr.	13649
Norwood,Leavelle N	24518
Norwood,Lori D	24262
Noun,Danny	24295
Noun,Sara	24441
Nowicki,James M	01086
Nuth,Naing	13224
Oakes,Randy L	24490
O’Connor,Roseann	00086
Olson,Harold F.	10127
Opiola,Alicja	17834
Ordonez,David D	24406
Ortiz,Carmen J	01984
Ortiz,Felipe H	24613
Ostrolencki,Steven R	04135
Otero,Lillian	01908
Oursler,Craig D	06360
Overstreet,Mark D	24259
Owen,Sabrina L	24615
Owens,Donald C	04194
Owens,James B	06033
Owens,Lois R	24653
Owens,Mary A	03111
Page,Louise C	00866
Pagett,William	13791
Pagliaro,Anthony	12568
Painter,Robert L	19469
Palko,Stephen J	03603
Parker,Donna L	02965
Parker,Jon David	09041
Parker,Polly A	10027
Parsons,Larry W.	13339
Paternoster,Andrew	07712
Patnesky,Todd A.	16641
Patton,Donna J	06347
Patton,Gayle L	02923
Pauley,Jason L.	17929
Paunescu,Dan V.	14143
Pawlik,Robert J.	10836
Pawlowski,Michael W	06345
Peacock,Christopher M	24321
Peebles Jr,Joseph E	07970
Pelton,Debra D	01632
Pelton,Laurene M	01030
Penfield,William G	00384
Peng,Thoeurn	24443
Pentito,Barbara A	00942
Pentz,Mark D	05257
Peplow,Stanley	12577

NAME	EMPLID

Perez,Delores R	14306
Perez,Norman	01791
Perez,Tanya M	01430
Pericat,Bernard J	06153
Petek,Arnold A	06182
Peters,Scott E	11478
Peterson,Gregory A.	08113
Petkovsek,Dennis W	06330
Petkovsek,Wayne A	06180
Petre,James E.	05310
Petrisor,Cristina M.	11544
Pettet,Terry G.	10518
Petty,Jeanne M	00895
Pham,Mai C	23907
Phat,Rom	24442
Phelps,John R.	12580
Philipps,Matthew A	06364
Phillips,Linda G	24631
Philpot,Frankie L	24520
Pickett,Earnest S.	09297
Pickett,Glemma	10117
Pickett,Jacquline H	23853
Pike,Jeffrey E.	08807
Pishnery II,Dominic J.	14728
Pittak,Joseph	03144
Pitts,Marie M	09596
Pitts,Vanessa J.	10231
Piwowar,Joseph A	02446
Plang,Sieta	24273
Platten,Timothy J	06377
Plaza,George	03826
Plow,William R	04155
Polson,Christopher L	24118
Pope,Dennis A.	10429
Popp,Roy L	18051
Postich,Molly S.	06276
Poythress,Brenda D	18958
Prater,James A	24429
Prevette,Dale	24594
Price,Michael D.	09453
Pringle,Lloyd A	24499
Prosowski Jr,Frank A	00761
Pryor,Kenneth A.	11339
Punchak,Daniel	04770
Pursley,Heather M	24413
Purvis,Shannon M	24455
Quade,Richard A	09185
Qualls,Robert	09511
Rader Sr,Jerry C	00869
Rake,Donald C	06355
Rakopoulos,Steven	09177
Ramirez,Blanca N	24497
Ramirez,Claudia	24407
Ramos,Marco A	24282
Ramsey,Debra S	24507
Rapelje,Sarah	09926
Rault,Olivia N	09226
Raupach,Robert M.	09287
Ravlin,Phil	14429
Rawley,Donald G	24494
Raynak,Christopher	06190
Rayyahin,Bisher J.	08159
Read,Jack D	24370
Reed,Bryon L	04874
Reichert,Jerold W	00975
Reuss,William F	00193
Reynolds,David K	02445
Reynolds,Robert L.	03090
Richards,Denise E	06163
Richards,Francis Barth	23934
Richmond,Sharon P	01834
Rick,Stephen E	03376
Riddle,Mark A.	13720
Riddle,Tim	09726
Rigsby,Tim A.	09250
Rippeon,Richard A.	14589
Rippeth,Dan C	04555
Rivas,Miguel A	01369
Rivas,Vicki L	05397
Rivera Jr,Santiago	01647
Rivera,Alice D	03262
Rivera,Elizabeth	03136
Rivera,Rose M	01441
Rivers,Harold E.	14366
Roach,James M.	11587
Robb,William C	01056
Roberts,Janice D	24253
Roberts,Patricia W.	13456
Robinson,Al J.	09567
Robinson,Armealia F	09525
Robinson,Frank E	04230
Rochester,Michael E.	07611
Roctz,Robert A	02869
Rodriguez,Daniel	24624
Rodriguez,Eusebio M.	11398
Rodriguez,Frank	00752
Rollins,Tamara M	24034
Romero,Andres	24635

NAME	EMPLID

Rosario,Amanda	13471
Rosario,Rossen	01120
Rosas-Valera,Marco A	24495
Roscoe,Richard R	03214
Rosendahl,Patrick Allen	13789
Ross,Robert	12613
Rowan,Michael E	03765
Rowland,Claude Richard	11232
Rowland,Robert D	18272
Ruger,Andrew J	18246
Ruiz,Deborah A (LTD)	02926
Rundell,Trent A	09742
Rushing,Michael R.	17921
Russell Jr,James M	01649
Ryan Jr,James R	04504
Ryan,Paul J.	13233
Sakhath,Sek	24489
Saladrigas,Marianne K.	14536
Sanders,Joseph C	24346
Sanders,Stephanie A	09305
Sanders,William M.	09766
Sann,Deung	24597
Santana,Catherine	19181
Santiago,Ernesto	12619
Sapp,Sean W.	12262
Sas,Timothy J	02839
Saunders,John E	24416
Scappucci,Thomas A	03349
Scates,Christopher S	24340
Scheel,Thomas M	01420
Scheiferstein,George J	03316
Schicker,Kenneth G	02917
Schilling,John C.	10476
Schindell,Bernard J	07385
Schmidt III,Albert W.	02605
Schofield,Mary L.	10239
Schooley,Robert G	00948
Schoonover,David R.	10530
Schroeder,Richard S	06387
Schuck,James D.	11583
Sciulli,Susan M	08102
Scott,Ann E.	13923
Scott,Robert E	01050
Sebastian,Carolyn	11493
Sebastian,Ofelia P	24314
Sedlecky,Daniel P.	09639
Semple,Robert	19295
Serban,Vasile	09917
Sessions,Verlene	10291
Sexton,David L.	07849
Shafer,Mark R.	14129
Sharp,James E.	10316
Shaw,Donald	24680
Shears,Donta M	24191
Sheets,Linda L.	06242
Shepherd,Joe	10325
Sheppard,Charles A	24192
Sherrets,Tina M.	13019
Sherrill,Judith F	02914
Shields,Jill	19869
Shindler,Jeffrey R	03230
Shindler,Pamela S	02876
Shirley,Nelson	07788
Shoureas,Steven D	09921
Shriver,Jeffrey L	06386
Siddon,William H	21988
Siegmund,Gary G	00872
Silny,Beatrix G.	17736
Sim,Trop	24269
Simashkevich,Marlene K	01704
Simmons,Bryan	11134
Simpson,Patricia	24675
Simms,Angie	09594
Sims III,William H.	09599
Sims,Jon T	08717
Singleton,Richard S	24646
Sink III,Joe E	23949
Sipes,Karen S	24629
Sipusich,Peggy	06041
Siv,Phoeun	24491
Slinger,Stewart	10475
Smith Jr,Chester B	04137
Smith,Bart D	24477
Smith,David J.	12171
Smith,David R	22103
Smith,Gregory A	19416
Smith,Kenneth	14553
Smith,Michael F	02850
Smith,Michael M.	10637
Smith,Nancy	03007
Smith,Patricia A	02638
Smith,Rebecca S.	10040
Smith,Robert L	01143
Smith-Stein,Cheryl A	03182
Snow,Kathryn G	22206
Snyder,Wayne W.	11331
So,Sareth	24600
Solano,Raul	24693

NAME	EMPLID

Solitario,Danilo L	03378
Soran,J. Kelly	08780
Soufan,Kassem	09676
Soy,Saroeum S	23927
Sparacio,Peter F	24531
Sparino,Cheryl A	01922
Sparks,Robert J.	11484
Sprague,Peter M.	07976
Sprinkle,Vernard	24684
St Aubin,Jeffery A	00096
Stacey,Hugh A	04812
Stagg,James K	04536
Staller,Keith R	02397
Stapleton,Tony R.	07482
Steen,Randy W.	08013
Stein,Thomas E	02656
Stempowski,William P	08923
Stephenson,Dennis L	08038
Stipe,Dennis R	01127
Stipe,Jeannette A	00879
Stonebraker,James W	02390
Storie,Gary W	09195
Strauss,Richard F	05259
Streeton,William M.	11306
Stricklin,Leroy	18913
Strouse,Timothy B	13532
Strube,Donald E	06164
Strunk,Benjamin J	22260
Sturdivant,Patricia	24695
Sumner,Oralia	06011
Sutton,Jarold A.	14403
Swanson,Andrew P	00377
Sweeny,Norma M.	08287
Swicegood,C. Flynn	10452
Swicegood,Jeremy S.	10453
Swiney,Bobby	10454
Sydnor,William J	03366
Szabo,David A	03224
Szabo,David A.	09110
Szantay,Ronald A	03064
Tallent,Ruby M	24619
Tang,Sophy	22174
Tapie,Charles A	05042
Tate,Troy A	18454
Taylor,Arthur L.	10275
Taylor,William Q	03377
Terry,Ursula	09592
Teter,John M.	08020
Thakur,Sailesh	13568
Theis,Jeffrey H	08581
Theiss,Bruce D	11150
Thelen,Douglas A	06112
Themsouvanh,Outhai	24348
Therrien,Donald G	03574
Thomas,Keith A.	10458
Thomas,Michael J	01418
Thome,Raymond F	01279
Thompson Jr,Edward L	06157
Thompson,Terry J	04348
Thornton,Cassandra D	19464
Thornton,William R.	09900
Tim,Heiy	24621
Tlumac,Terry Lee	13818
Toole,John	08551
Toth,Veronica R	03447
Toussaint,Brian A.	13405
Towers,Richard	06114
Towler,Ronald P.	10281
Townsend,Lois T.	08859
Tran,Sinh	09868
Trautman,Thomas E.	11089
Trifiletti,Richard E	00875
Trifiletti,Suzanne M	02949
Trinh,Anh N	00962
Trivette,Frankie R.	14704
Truitt,Dorothy H.	10293
Trumpeter,Scott C	06110
Tucker,Doris N.	09863
Tucker,Heidi M	03099
Turner,Clairene	11554
Turner,Jay M.	17851
Uhse,John A	03253
Umanzor,Paula R	24307
Upchurch,Kenneth S.	08788
Urbanik,Paul J	03307
Vaidya,Avinash K	24283
Valentine,Judith A	11103
Valerian,Magda T	05298
Van Treeck,Michael P.	09259
VanBaalen,Jan K	07332
Vandehey,Clifford M	06171
VanHeuveln,Mark J	02578
VanHoose,Darlene R	04586
Varju Jr,Julius	02529
Vaughn,Sophia	24512
Venable,James W	24470
Via,Michael A	03571
Villaron,Frank	01560

NAME	EMPLID

Vincent,William P	23888
Vines,Calandra	09669
Vines,Erick N.	10075
Vinson,Jason R.	12709
Vinson,Victor D	02853
Visk,Michael T	03784
Vivian,Stanley J.	07965
Vlha,Bryan F	00816
Vorhies,Roger E	00637
Vrabel,Mark D	19614
Wade,Billie R	24312
Wadke,Sagar D	08027
Wagner,James M	24614
Wah,George N	24266
Waldrop,Walter R	24044
Walfridson,Gus A	04055
Walker Jr.,Fred D.	09352
Walker,Harold	12664
Walker,Larry	24694
Walker,LaToya V	24513
Wall,Christopher J	24654
Wallhead,Mark R	02568
Walsh,Bruce A	01484
Ward,Nilsa	04120
Ward,Stephen O.	10149
Warner,Kimberly D	20148
Warren,Jonathan G	21973
Waugh,Juanita L	01256
Wearsch,Ruth G	00081
Weaver,Ingrid M	02828
Weavil,Anita J	24400
Webb,Yueretia S	24412
Webster,James W.	05435
Weiers,Kevin D	19185
Weisman,Brian E.	08979
Welch,Stephen E	18345
White,James D	24446
Whitehead,David E.	09175
Whiteside,Christopher S	24467
Whitfield,Wallace A.	10234
Whitley,Margaret R.	09043
Wiemer,James C.	04740
Wilbanks,Donna M.	04522
Wilhoite,Tommy E	06170
Wilkerson,Bodreka A.	11149
Williams,Cassietta	24677
Williams,David L	24215
Williams,Dorothy M	00276
Williams,LaVerne A.	10286
Williams,Michelle	24682
Williams,Reginald	02182
Williams,Richard C	02632
Williams-Adamcek,Mary	00155
Williamson,Elaine M.	09452
Wills,Vivian W	04520
Wilshire,Judith E	02203
Wilshire,Leslie	02612
Witherspoon,Leslie T	03114
Witkay,Doug W.	10923
Witte,Thomas M	05584
Witter,Lynette J	01064
Wojnarwsky,Michael W	04549
Wood,William B	06185
Woodings,Daniel V	00050
Woodings,Jeffrey T	03120
Woodruff,Daniel C	03661
Workman,Brenda J	09842
Wortham,Micheal J	24233
Wright,Elijah B	24510
Wright,James S	04332
Wright,Stanley A	01155
Wyatt,James P	04917
Wyble,Gerald S	08912
Yama,Kevin M	06258
Yama,Ronald A.	05317
Yancey,David C.	08864
Yang,Toeur	24634
Yarbrough,Charles	24692
Yarrows,Robert E.	14467
Yin,Savuth	24213
Yosenick,Robert E	13501
Young,Charles J	24268
Yuhos,Joan L	04621
Zagar,Bernard	09391
Zagoraki,Eleni	08585
Zajkowski,Richard H	02864
Zajkowski,Robert	08291
Zajkowski,Thomas S	01079
Zaree,Bakhtiar G	03832
Zavaleta,Silviano M	24633
Zaworski,Richard A	06193
Ziemnik,Richard A	02144
Zimmerman,Thomas P	04024

Schedule 1.1C
Global Patent Licenses

1.                                       License Agreement, dated April 1, 2002, by and between Marconi Corporation plc and Alcatel.  (This Contract is a Group Contract which will not be transferred to the Purchasers at the Closing.  MCI has not made available to the Purchasers a true and complete copy of this Contract. However, at the Closing, Marconi will grant a sublicense to a Purchaser pursuant to the Sublicense.)

2.                                       License Agreement, dated January 1, 2001, by and between Marconi Corporation plc and Lucent Technologies GRL Corp.  (This Contract is a Group Contract which will not be transferred to the Purchasers at the Closing.  MCI has not made available to the Purchasers a true and complete copy of this Contract.)

3.                                       Agreement, dated December 1, 1999, by and between Marconi Corporation plc and Lemelson Medical, Education and Research Foundation, Limited Partnership. (This Contract is a Group Contract which will not be transferred to the Purchasers at the Closing.  MCI has not made available to the Purchasers a true and complete copy of this Contract.)

4.                                       License Agreement, dated January 1, 2000, by and between Marconi Corporation plc and IBM Corp.  (This Contract is a Group Contract which will not be transferred to the Purchasers at the Closing.  However, the Purchasers have the right, subject to the terms thereof, to seek their own license under this license agreement.)

Schedule 1.1D

Marconi Guarantees

1.                                       Letter of Credit, dated June 23, 2004, between Marconi Communications, Inc., Bank One and Ohio Bureau of Worker’s Compensation.

2.                                       Items 5 and 6 of Schedule 4.14(b) are incorporated herein by reference.

Schedule 1.1E
Permitted Liens on Real Property

1.                                       The property located in Lorain, OH commonly known as 1122 F Street, Lorain, OH and comprised of the following properties:

a.                                       Plant 1: 1122 “F” Street.

b.                                      Plant 2: 1313 “G” Street.

c.                                       Plant 3: 1350 “G” Street.

d.                                      Plant 4: 1522 Iowa Avenue.

e.                                       Plant 5: 1580 Iowa Avenue, 1225 Colorado Avenue.

f.                                         Merit Building (Maintenance Shop): 1135 “G” Street.

g.                                      The wooden building (FCC Building) connected by the tunnel to Plant 1: 1117 “G” Street.

h.                                      The fenced parking lot: 1603 Iowa Avenue.

The Transferred Owned Real Property located at 1122 F Street, Lorain, OH is subject to those exceptions set forth on Schedule B – Section 2 of that certain ALTA Title Commitment issued by Chicago Title Insurance Company, Commitment # 24510510 with an effective date of May 27, 2004, subject to the marked notes set forth on said commitment attached as Exhibit J to the Agreement.

2.                                       325 Welcome Center Blvd., Welcome, NC.

The Transferred Owned Real Property located at 325 Welcome Center Blvd., Welcome, NC is subject to those exceptions set forth on Schedule B – Section 2 of that certain ALTA Title Commitment issued by Chicago Title Insurance Company, NBU #020401769 with an effective date of May 26, 2004, subject to the marked notes set forth on said commitment attached as Exhibit J to the Agreement.

3.                                       104 Wiley Road, LaGrange, GA.

The Transferred Owned Real Property located at 104 Wiley Road, LaGrange, GA is subject to those exceptions set forth on Schedule B – Section 2 of that certain ALTA Title Commitment issued by Chicago Title Insurance Company, NBU #020401848 with an effective date of June 5, 2004, subject to the marked notes set forth on said commitment attached as Exhibit J to the Agreement.

4.                                       122 Edward St., St. Thomas, Ontario, Canada.

The Transferred Owned Real Property located at 122 Edward St., St. Thomas, Ontario, Canada is subject to the following Liens:

a.                                       The reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown (as such term is used and understood under the laws and customs of Canada) of any real property or any interest therein or in any comparable grant in jurisdictions other than Canada, provided they do not materially reduce the value of the Asset so affected or materially interfere with its use in the operation of the Business;

b.                                      Liens given to a public utility or any Governmental Authority when required by such utility or Governmental Authority in connection with the operation of the Business or the ownership of the Assets, provided that the Liens do not materially reduce the value of the Asset so affected or materially interfere with its use in the operation of the Business provided that such Liens do not secure indebtedness for borrowed money, and that all amounts due at or prior to Closing are paid as of the Closing;

c.                                       Servicing agreements, development agreements, site plan agreements, and other agreements including, without limitation, any obligations to deliver letters of credit and other security as required, with Governmental Authorities pertaining to the use or development of any of the Assets, provided they are complied with and do not materially reduce the value of any Asset so affected or materially interfere with its use in the operation of the Business; and

d.                                      Applicable municipal and other governmental restrictions, including municipal by-laws and regulations, affecting the use of land or the nature of any structures which may be erected on the land, provided such restrictions have been complied with and do not materially reduce the value of the Asset so affected or materially interfere with its use in the operation of the Business.

Schedule 1.1F
Purchasers’ Knowledge

1.                                       Bob Cox

2.                                       Michael Keating

3.                                       Rein Turn

Schedule 1.1G
Retained IT Assets

1.                                       Video Bridge located in Pittsburgh, PA shared with Network Components.

2.                                       CSS Horizon (Payroll and HR system) hardware located in Cleveland, OH data center.   Exception being the EMC disc array that is shared with the Network Components SAP system.

3.                                       All BBRS disaster recovery hardware located in the Cleveland, OH data center.

4.                                       FTP server located in Pittsburgh, PA shared with Network Components.

5.                                       Secure.Marconi.com hardware located in Pittsburgh, PA shared with Network Components.

6.                                       Getpaid server located in Cleveland, OH data center shared with Network Components.

Schedule 1.1H
Sellers’ Knowledge

1.                                       Richard McPhail

2.                                       Steve Barto

3.                                       Dave Smith

4.                                       Dennis Del Campo

5.                                       Mark Pentz

6.                                       Steve McKinney

7.                                       Cynthia Jacovetty

8.                                       Dusty Becker

Schedule 1.1I
Shared Contracts

Shared Customer Contracts.

1.                                       Maintenance and Support Agreement, No. 01-1367-MNT, dated September 18, 2001, between Marconi Communications, Inc. and Qwest Business Resources, Inc.

2.                                       System Purchase Agreement, No. 01-355-PUR, dated as of October 29, 2001, between Grande Communications, Inc. and Marconi Communications, Inc. (Certain rights and obligations of MCI under this Contract not related to the Business were assigned to Advanced Fibre Access Corporation pursuant to the Consent to Assignment Agreement, dated February 20, 2004, between Marconi Communications, Inc. and Grande Communications, Inc.)

3.                                       Letter Agreement, No. 01-355-LOA, dated as of December 16, 2002, from Grande Communications, Inc. (William Morrow) to Marconi Communications, Inc.

4.                                       General Agreement, No. GA0034D, No. 97-137-PUR, dated March 20, 1998, between AT&T Corp. and RELTEC Communications, Inc. (as amended) (Supplemental Agreement No. 1 to the General Agreement does not pertain to the operation of the Business).

5.                                       Value Added Reseller Agreement, No. 99-643-VAR, dated March 16, 2000, by and between Marconi Communications, Inc. and Somera Communications (as amended).

Shared Vendor Contracts.

1.                                       Master Terms of Service, No. 03-0560-T&C, dated March 20, 2000, between Sun Microsystems, Inc. and Marconi Communications, Inc.

2.                                       Agreement for Training Services, No. 01-273-IND, dated April 6, 2001, between Productivity Point International, Inc. and Marconi Communications, Inc.

3.                                       Agreement, No. 00-129-LOA, dated April 14, 2000, between Primary Network Communications, Inc. and Marconi Communications, Inc.

4.                                       Independent Contractor Agreement, No. 01-199-IND, February 26, 2001, between Jigsaw Solutions, Ltd. and Marconi Communications, Inc.

5.                                       Consulting and Confidentiality Agreement, No. 01-280-CON, dated April 9, 2001, between Telwares Communications, LLC and Marconi Communications, Inc.

6.                                       Limited Agency Agreement, No. 01-366-OTH, dated April 17, 2001, between Connecticut General Benefit Payments, Inc., LINA Benefit Payments, Inc. and Equicor, Inc. and Connecticut General Life Insurance Company, Life Insurance Company of

North America, CIGNA Life Insurance Company of New York and Equicor, Inc. and Marconi Communications, Inc.

7.                                       Control System Service Agreement, No. 01-926-MNT, dated July 31, 2001, between Energy Management Specialists, Inc. and Marconi Communications, Inc.

8.                                       Independent Contractor Agreement, No. 00-303-IND, dated May 16, 2000, between Marconi Communications, Inc. and Apex Solutions, Inc. (as amended).

9.                                       Independent Contractor Agreement, No. 04-0109-IND, dated February 24, 2004, between Marconi, Inc. and SafeQuest International Corp.

10.                                 Affirmative Action Planning Outsourcing Agreement, No. 01-698-SVC, dated May 7, 2001, between Marconi Communications, Inc. and Peopleclick, Inc. (as amended).

11.                                 Master Professional Services Subcontract Agreement, No. 01-279-SUB, dated March 15, 2001, between Marconi Communications, Inc. and Financial Strategies Group, LLC.

12.                                 Operating Lease No. 2742, No. 92-175-LSE, dated September 23, 1992, between PHH FleetAmerica Corporation and Reliance Electric Company.

13.                                 Personal Use Taxable Benefit Reporting Agreement No. 7275, No. 01-1148-SVC, dated January 22, 2001, between Marconi Communications, Inc. and PHH Vehicle Management Services, LLC.

14.                                 Travel Agency Agreement, No. 97-130-OTH, dated September 1, 1997, between Abbey Travel, Ltd. and RELTEC Corporation.

Shared Distributor Contracts.

1.                                       Sales Representative Agreement, No. 00-0800-SRP, dated June 1, 2000, between Marconi Communications, Inc. and Perfitemp (as modified and as assigned by Marconi Communications, Inc. to Marconi Colombia, S.A.).

2.                                       Distributor Agreement, dated June 1, 2000, between Marconi Communications, Inc. and Perfitemp (as modified and as assigned by Marconi Communications, Inc. to Marconi Colombia, S.A.).

Shared Intellectual Property Licenses.

1.                                       Cross License Agreement, dated February 20, 2004, by and among Marconi IP, Marconi Communications, Inc., Marconi Corporation plc, Marconi UK Intellectual Property Limited, Marconi Communications SpA, Marconi Communications GmbH, Advanced Fibre Access Corporation, and, with respect to Section 6.15 thereto only, Advanced Fibre Communications, Inc.

Shared IT Contracts.

1.                                       Agreement to Enter Partnership, No. 99-101-OTH-2, No. 99-101-SVC, dated November 3, 1999, between KII Telecommunications Partners and Marconi Communications, Inc.

2.                                       Agreement to Enter Partnership, No. 99-101-OTH-1, No. 99-101-SVC, dated March 10, 1999, between KII Telecommunications Partners and RELTEC Communications, Inc.

3.                                       Participation Agreement and Irrevocable Guaranty, No. 99-101-OTH, dated December 17, 1999, between AT&T Corp. and Marconi Communications, Inc., and is consented to by K-II Telecommunications Partners, Inc.

4.                                       Contingent Network Services (Secur-id) Software Maintenance and Support Agreement.  Commencing August 1, 2003 through July 31, 2004 (MCI has not been able to locate a true and complete copy of the license agreement relating to the maintenance agreement set forth above and has therefore not made available to the Purchasers a true and complete copy of such license agreement.)

5.                                       Software License Agreement, No. 99-695-SWL, dated June 30, 1999, between Software Experts, Inc. (d/b/a GETPAID Software) and Marconi Communications, Inc.

6.                                       IBM Lotus International Passport Advantage Agreement, No. 99-698-SWL, dated July 24, 1998 between IBM Lead Company and Reltec Corporation.

7.                                       Microsoft Select Master Agreement, No. 01-04759, dated November 25, 1997 between RELTEC Corporation and Microsoft Corporation; Addendum A to Microsoft Select Master Agreement, dated July 1, 1998.

8.                                       Corporate License Agreement, No. 98-183-LIC, dated May 6, 1998, between Reltec Corporation and Novell.

9.                                       Master Agreement, No. MA-01-02, dated March 31, 2002, by and between Dun & Bradstreet, Inc. and Marconi Communications, Inc.

10.                                 Vertex Inc. End-User License, Contract No. 96-414-LIC, dated November 27, 1996, between Vertex Inc. and Reltec Corporation.

11.                                 Trial Software License Agreement, Contract No. 01-1006, SWL, dated September 10, 2001, between Vertex Inc. and Marconi Communications, Inc.

12.                                 Remote Access Environment (UUNet) services provided by MCI (f/k/a/ WorldCom Inc.) to Marconi Communications, Inc. for PC Remote Access. (MCI has not been able to locate a true and complete copy of this Contract and has therefore not made available a true and complete copy to the Purchasers.)

13.                                 Brio Maintenance and Support Agreement, No. 99-693-MNT, dated April 1, 1999, between Brio Technology Inc. and RELTEC Communication Inc.

14.                                 Contract No. 95-174-LIC, dated October 20, 1995, between Vertex Inc. and Reliance Comm/Tec.

15.                                 Software Maintenance and Support Agreement for Mcafee, Coverage dates:  April 1, 2004 – March 31, 2005.

16.                                 In addition to the IT Contracts set forth above, the Sellers license from licensors certain software set forth below.  (MCI has not been able to locate true and complete copies of the Contracts relating to the software tools set forth below and has therefore not made available to the Purchaser true and complete copies of such Contracts.)

Software Tool

CSS Horizon Web-site.

Other Shared Contracts.

1.                                       Agreement, No. 02-0841-OTH, dated June 20, 2002, between Marconi Communications, Inc. and Isocore Corporation.

2.                                       Contractor Agreement, No. 02-0269-OTH, dated May 14, 2002, between Marconi Communications, Inc. and Lante Corporation.

Schedule 1.1J
Transferred IT Assets

1.                                       All EMC equipment obtained through the EMC lease buy out of March 31, 2004.

2.                                       All HP equipment obtained through the HP lease buy out of June 30, 2004.

3.                                       D&B Ram server located in the Cleveland, OH data center shared with BBRS.

4.                                       BRIO server located in the Cleveland, OH data center shared with BBRS.

5.                                       Vertex server located in the Cleveland, OH data center shared with BBRS.

Schedule 1.1K
Transferred IT Contracts

1.                                       Software License Agreement, dated March 26, 1999, between ACTA Technology, Inc. and RELTEC Communications, Inc.

2.                                       RedBrick License Agreement and Maintenance and Support Agreement, dated March 19, 1999, between SYSIX Technologies and RELTEC Communications, Inc.

3.                                       Software License Agreement, No. 00-010-SWL, dated March 21, 2000, between EMC Corporation and Marconi Communications, Inc. (as amended).

4.                                       Software End User License Agreement, No. 97-351-LIC, dated November 3, 1997, between Extensity Software, Inc. and RELTEC Corporation.

5.                                       Enterprise System License Agreement, No. 97-360-LIC, dated December 17, 1997, between GE Information Services, Inc. and RELTEC Corporation (as amended).

6.                                       License Agreement, No. 99-694-SWL,dated December 21, 1999, by and between IXOS Software, Inc. and Marconi Communications, Inc.; Consulting Services Agreement, dated December 21, 1999, by and between IXOS Software, Inc. and Marconi Communications, Inc. Software Maintenance Agreement, No. 99-694-SWL, dated December 21, 1999, by and between IXOS Software, Inc. and Marconi Communications, Inc.

7.                                       Software License Agreement No. 99-124-LIC, dated April 22, 1999, between Mercury Interactive Corporation and RELTEC.

8.                                       License Agreement, No. 99-192-LIC, dated March 25, 1999, between Pinnacle SoftCom Corporation and RELTEC.

9.                                       SAP America, Inc. R/3 Software End-User Value License Agreement, No. 99-689-SWL, dated April 4, 1997, between SAP America, Inc. and RELTEC Corporation (as amended).

10.                                 Non-Exclusive License Agreement No. 99-419-DEV dated August 26, 1999 between Marconi Communications, Inc. and Symmetry Corporation.

11.                                 ATL Products under Software Maintenance and Support Agreement; Coverage dates: February 1, 2004 - January 31, 2005

12.                                 Bottom Line under Software Maintenance and Support Agreement; Coverage dates: February 1, 2004 - January 31, 2005

13.                                 Cadre Computers (Checkpoint Software) under Software Maintenance and Support Agreement; Coverage dates: January 1, 2004 - December 31, 2004

14.                                 CIM Concepts under Software Maintenance and Support Agreement; Coverage dates: January 1, 2004 - December 31, 2004

15.                                 HP (Omniback Software) under Software Maintenance and Support Agreement; Coverage dates: April 1, 2004 - March 31, 2005

16.                                 Network Associates under Software Maintenance and Support Agreement; Coverage dates: April 1, 2004 - March 31, 2004

17.                                 Brio Maintenance and Support Agreement, No. 99-693-MNT, dated April 1, 1999, between Brio Technology Inc. and RELTEC Communications Inc. (3.95.36)

18.                                 Agreement to Enter Partnership, No. 99-101-OTH-2, No. 99-101-SVC, dated November 3, 1999, between KII Telecommunications Partners and Marconi Communications, Inc.

19.                                 Agreement to Enter Partnership, No. 99-101-OTH-1, No. 99-101-SVC, dated March 10, 1999, between KII Telecommunications Partners and RELTEC Communications, Inc.

20.                                 Participation Agreement and Irrevocable Guaranty, No. 99-101-OTH, dated December 17, 1999, between AT&T Corp. and Marconi Communications, Inc. and is consented to by K-II Telecommunications Partners, Inc.

21.                                 Microsoft Select Master Agreement, No. 01-04759, dated November 25, 1997 between RELTEC Corporation and Microsoft Corporation; Addendum A to Microsoft Select Master Agreement, dated July 1, 1998.

22.                                 Trial Software License Agreement, Contract No. 01-1006-SWL, dated September 10, 2001, between Vertex Inc. and Marconi Communications, Inc.

23.                                 Remote Access Environment (UUNet) services provided by MCI (f/k/a WorldCom Inc.) to Marconi Communications, Inc. for PC Remote Access.

24.                                 Software License Agreement, No. 481684-9 between Connectria and Marconi Communications Inc.

25.                                 In addition to the IT Contracts set forth above, the Sellers license from licensors certain software set forth below. (MCI has not been able to locate true and complete copies of the Contracts relating to the software tools set forth below and has therefore not made available to the Purchaser true and complete copies of such Contracts.)

Software Tool

CSS Horizon Web-site.

Quantum Software

Schedule 1.1L
Transferred Owned Real Property

Real Properties to be transferred by MCI.

1.                                       325 Welcome Center Blvd., Welcome, NC.

2.                                       The property located in Lorain, OH commonly known as 1122 F Street, Lorain, OH and comprised of the following properties:

a.                                       Plant 1: 1122 “F” Street.

b.                                      Plant 2: 1313 “G” Street.

c.                                       Plant 3: 1350 “G” Street.

d.                                      Plant 4: 1522 Iowa Avenue.

e.                                       Plant 5: 1580 Iowa Avenue, 1225 Colorado Avenue.

f.                                         Merit Building (Maintenance Shop): 1135 “G” Street.

g.                                      The wooden building (FCC Building) connected by the tunnel to Plant 1: 1117 “G” Street.

h.                                      The fenced parking lot: 1603 Iowa Avenue.

3.                                       104 Wiley Road, LaGrange, GA.

Real Property to be transferred by Marconi Communications Canada Inc.

1.                                       122 Edward St., St Thomas, Ontario, Canada.

Schedule 1.1M
Transferred Patents

[***]

[*** indicates that text has been deleted which is the subject of a confidential information request.  The text has been filed separately with the SEC.]

Schedule 1.1N
Transferred Real Property Leases

Real Property Leases to be transferred by MCI.

1.                                       3145 Avalon Ridge Place, Suite 100, Norcross, GA.

a.                                       Agreement of Lease, dated April 27, 2004, by and between DA Avalon Center, LLC and Marconi Communications, Inc.

2.                                       38727 Taylor Woods Parkway, North Ridgeville, OH.

a.                                       Lease, dated August 31, 1999, by and between McKeon, Ltd. and Marconi Communications, Inc.

3.                                       801 W. Mineral Avenue, Suite 203, Littleton, CO.

a.                                       Lease, dated December 17, 2003, by and between Burger Investments FLP and Marconi Communications, Inc.

4.                                       1019 Entry Drive, Bensenville, IL.

a.                                       Lease Agreement, dated August 16, 1997, by and between LaSalle National Trust N.A. and RELTEC Corporation, as amended by that certain First Lease Amendment dated February 1, 1998.

5.                                       5113 Pacific Hwy East, Suites 1 to 5, Fife, WA.

a.                                       Business Park Lease, dated March 6, 1995, by and between Fife Business Park and Reliance Comm/Tec Corporation.

6.                                       4350 Weaver Parkway, Warrenville, IL.

a.                                       Industrial Space Lease Agreement, dated July 22, 1997, by and between McShane Corporation and RELTEC Corporation, as amended by that certain First Amendment to Lease dated February 18, 1998 and by that certain Second Amendment to Lease dated May 30, 2001.

7.                                       1100 Rock Creek Elementary Dr., Sts 1 & 2, O’Fallon, MO.

a.                                       Commercial Lease Agreement, dated October 22, 2002, by and between Lincoln Development, LLC and Marconi Communications, Inc.

8.                                       3374 Old Lexington Road, Winston-Salem, NC.

a.                                       Lease Agreement, dated May 21, 2003, by and between Salem Business Park, L.L.C. and Marconi Communications, Inc.

9.                                       1400 Lowell Street, Elyria, OH.

a.                                       Lease, dated February 22, 2003, by and between Northern Ohio Associates Limited Partnership and Marconi Communications, Inc.

10.                                 39111 Centre Ridge Road, North Ridgeville, OH.

a.                                       Lease, dated January 21, 2003, by and between Chapin Warehousing, Inc. and Marconi Communications, Inc.

11.                                 349 W. Main Street, Hendersonville, TN.

a.                                       Lease Agreement, dated October 9, 2002, by and between The Don G. Mercer Family Trust d/b/a Mercer Properties and Marconi Communications, Inc.

12.                                 3960 Sandshell Drive, Fossil Creek Center, Ft. Worth, TX.

a.                                       Lease, dated May 10, 2004, by and between Fossil Creek Crown Partners, Ltd. and Fossil Creek Crown Investments, Inc. and Marconi Communications, Inc.

13.                                 Meadowbrook Industrial, Toccoa, GA.

a.                                       Oral, month-to-month lease.

14.                                 397 N. Main Street, Manchester, CT.

a.                                       Lease Agreement, dated December   , 2003, by and between Frank J.T. Strano and Marconi Communications, Inc.

15.                                 5900 Landerbrook, Mayfield Heights, OH.

a.                                       Office lease agreement, dated December 5, 1996, by and between Duke Realty Limited Partnership and RELTEC Corporation, as amended by that certain First Lease Amendment dated September 10, 1997, by that certain Second Lease Amendment dated February 25, 1998, by that certain Third Lease Amendment dated August 28, 1998 and by that certain Fourth Lease Amendment dated September 20, 2002.

Real Property Lease to be transferred by Marconi Canada.

1.                                       39 Burwell Rd., St. Thomas Ontario, Canada.

a.                                       Lease, dated, January 14, 2004, by and between 1330452 Ontario Limited and Marconi Communications Canada Inc.

Real Property Leases to be transferred by Marconi Mexico.

1.                                       Metepec 112, San Andrés Atoto, Municipio Naucalpan de Juárez, Estado de México (Warehouse).

a.                                       Lease, dated April 1, 2003, by and between Inmobiliaria y Constructora Jame, S.A. de C.V and Marconi México.

2.                                       Metepec 110, San Andrés Atoto, Municipio Naucalpan de Juárez, Estado de México (Plant IV).

a.                                       Lease, dated August 1, 2003, by and between Inmobiliaria y Constructora Jame, S.A. de C.V and Marconi México.

3.                                       Calle Cuatro No. 1, Fraccionamiento Industrial Alce Blanco, Naucalpan de Juárez, Estado de México; No. 1 (Plant II); No. 1-A (Plant II); No. 1-C (Plant II.5); No. 1-D (Plant III); No.1-E (TOCCOA).

a.                                       Lease, dated September 1, 2002, by and between Inmobiliaria Quetzal, S.A. de C.V and Marconi México.

4.                                       San Andrés Atoto No. 165-A-B-C-D (Plant 1/IV).

a.                                       Lease, dated November 1, 2002, by and between Mrs. Ma. Daisy Hasbun Cassis and Marconi México.

5.                                       Av. Primero de Mayo No. 230, Naucalpan Estado de México (EF&I).

a.                                       Lease, dated November 1, 2002, by and between Mrs. Sandra Hasbun Hasbun and Marconi México.

6.                                       Av. Primero de Mayo No. 232, Naucalpan Estado de México (EF&I).

a.                                       Lease, dated November 1, 2003, by and between Banco Mercantil del Norte, S.A., Institución de Banca Múltiple, Grupo Financiero Banorte and Marconi México.

7.                                       Amargura No. 60, Colonia Parques de la Herradura en Huixquilucan, Estado de México (Corporate & Commercial Offices).

a.                                       Lease, dated October 15, 1999, by and between Inmobiliaria Lizme, S.A. de C.V. and Reltec de México, S.A. de C.V. (currently Marconi Mexico).

Schedule 1.1O
Transferred Technology

[***]

[*** indicates that text has been deleted which is the subject of a confidential information request.  The text has been filed separately with the SEC.]

Schedule 1.1P
Transferred Registered Trademarks

Mark	Docket No.	Your Ref.	Country	Class(es)	Reg. No.	Reg. Date	App. No.	Filed	Renewal
NEXTSTEP	RCTZ500030	T/2125.US09	U.S.	9	2,115,573	25NO1997	75/136,432	19JL1996	25NO2007
LORAIN	RCTZ 5 00039	T/2126.US1	U.S.	9	621,756	21FE1956	689,229	09JE1955	21FE2006
LORAIN	RCTZ 5 00041	T/2126.US2	U.S.	9	774,878	11AU1964	175,590	22AU1963	11AU2004
LORAIN	RCTZ 5 00048	T/2126.US3	U.S.	9	1,075,411	18OC1977	100,036	16SE1976	18OC2007
LORAIN	RCTZ 5 00048 AR	T/2126.AR09	Argentina	9	1,611,431	13AU1996	1,997,034		13AU2006
LORAIN	RCTZ 5 00048 BN	T/2126.BN09	Benelux	9	343,847	24AU1977	617,929	01MR1977	01MR2007
LORAIN	RCTZ 5 00048BR	T/2126.BR9.2	Brazil	9.2	819381829	23MR1999	819381829	17JL1996	23MR2009
LORAIN	RCTZ 5 00048BR	T/2126.BR9.1	Brazil	9.1	81938137	22JE1999	81938137	17JL1996	22JE2009
LORAIN	RCTZ 5 00048 CA	T/2126.CA21	Canada	N/A	202,166	04OC1974	365,332	12JE1973	04OC2004
LORAIN	RCTZ 5 00048CH	T/2126.CH09	Chile	9	558,359	12JA2000	456,252	28JL1999	12JA2010
LORAIN	RCTZ 5 00048 CN	T/2126.CN09	China	9	1066021	28JL1997	960065870	03JE1996	28JL2007

Mark	Docket No.	Your Ref.	Country	Class(es)	Reg. No.	Reg. Date	App. No.	Filed	Renewal
LORAIN	RCTZ 5 00048 CR	T/2126.CR09	Costa Rica	9	83241	15JL1993			15JL2013
LORAIN	RCTZ 5 00048 EU	T/2126.CT09	Europe	9	130641	06OC1998	130641	01AP1996	01AP2006
LORAIN	RCTZ 5 00048 FR	T/2126.FR09	France	9	1,394,834	19FE1987	241,581	09MR1977	18FE2007
LORAIN	RCTZ 5 00048 GE	T/2126.GE09	Germany	9	972,906	27JE1978	L21 595.9 WZ	10MR1977	31MR2007
LORAIN	RCTZ 5 00048 HK	T/2126.HK09	Hong Kong	9	07049	07JE1999	96.1131	10SE1996	10MR2004
LORAIN	RCTZ 5 00048 ID	T/2126.ID07	Indonesia	7	350830	17DE1996	H4H001012099	18NO1994	10NO2004
LORAIN	RCTZ 5 00048 IN	T/2126.IN09	India	9	728105B	17FE2003	728105	16AP1996	16AP2010
LORAIN	RCTZ 5 00048 KR	T/2126.KR39	Korea	39	97461	22DE1983			22DE2003
LORAIN	RCTZ 5 00048 MA	T/2126.MA09	Malaysia	9			MA.5511.96	24MY1996
LORAIN	RCTZ 5 00048 MX	T/2126.MX	Mexico	21,7,8, 9,11,12,16,17	191083	07DE1988		07DE1988	Late Renewal due 07JE2004
LORAIN	RCTZ 5 00048 PE	T/2126.PE09	Peru	9	090628	23AP1991	179587	21DE1990	23AP2006
LORAIN	RCTZ 5 00048 SA	T/2126.SA09	S. Africa	9	1,075,411	27MR1979	79.1668	18OC1977	27MR2009

Mark	Docket No.	Your Ref.	Country	Class(es)	Reg. No.	Reg. Date	App. No.	Filed	Renewal
LORAIN	RCTZ 5 00048 SI	T/2126.SI09	Singapore	9	S.5232.96	23MY1996	S.5232.96	23MY1996	23MY2006
LORAIN	RCTZ 5 00048 TA	T/2126.TA09	Taiwan	9	134222	01JE1990	134222	01JE1990	31MY2010
LORAIN	RCTZ 5 00048 TH	T/2126.TH09	Thailand	9	64644	31OC1997	317390	16SE1996	13SE2006
LORAIN	RCTZ 5 00048 VE	T/2126.VE21	Venezuela	21			18911-90	06NO1990
LORAIN	RCTZ 5 00048 VI	T/2126.USVL	Viet Nam	9	13842	19JA1994	13842		19JA2004
LORAIN	RCTZ 5 00052	T/2126.US	U.S.	37,41, 42	1,100,985	29AU1978	148,349	14NO1977	29AU2008
LORAIN	RCTZ 5 00052 BR		Brazil	37	006298982	25AP1976			25AP2006
JUICEBOX	RCTZ 5 00062	T/2128.US09	U.S.	9	1,732,714	17NO1992	74/252,229	05MR1992	17NO2012
INTS	RCTZ 5 00065	T/2146.US09	U.S.	9	1,777,743	22JE1993	329,168	05NO1992	22JE2013
MESA	RCTZ 5 00068	T/2147.US09	U.S.	9	1,894,580	16MY1995	441,829	30SE1993	16MY2005
VORTEX	RCTZ 5 00070	T/2123.US09	U.S.	9	2,141,198	03MR1998	74/541,209	24JE1998	03MR2008
VORTEX	RCTZ 5 00070 BR		Brazil	9			819485349	24SE1996
VORTEX	RCTZ 5 00070 CN	T/2123.CN09	China	9	1131258	27NO1997	960093988	16AU1996	26NO2007
VORTEX	RCTZ 5 00070 VE	T/2123.VE09	Venezuela	9	P204571	13MR1998	762.97	20JA1997	13MR2008

Mark	Docket No.	Your Ref.	Country	Class(es)	Reg. No.	Reg. Date	App. No.	Filed	Renewal
RELIABLE		SE1111267	Canada	N/A	196947	25JA1974	360435	12JA1973	25JA2019
RELIABLE ELECTRIC	RCTZ 5 00090 CA	T/2148.CA09	Canada	9	480,335	13AU1997	811,983	08MY1996	13AU2012
RELIABLE ELECTRIC	RCTZ 5 00090 MX	T/2148.MX09	Mexico	9	623196	20SE1999	258925	03AP1996	13AP2006
RELIABLE ELECTRIC			Costa Rica	9	1997-0001408	20AU1997			20AU1997
SUPERDUTY	RCTZ 5 00092	T/2129.US09	U.S.	9	2,150,174	14AP1998	75/136,433	19JL1996	14AP2008
POWERFULLY SIMPLE SIMPLY POWERFUL	RCTZ 5 00123	T/2131.US38	U.S.	38	2,330,628	21MR2000	75/367,185	29SE1997	21MR2010
ULTRACAB	RCTZ 5 00213	T/2133.US09	U.S.	9	2,565,623	30AP2002	75/666,183	23MR1999	30AP2012
EXPANDER	RCTZ 5 00214	T/2134.US09	U.S.	9	Supplemental Reg. 2,545,303	05MR2002	75/666,184	23MR1999	05MR2012
MICA	RCTZ 5 00219	T/2136.US20	U.S.	20			75/782,260	23AU1999
DURA-PED	RCTZ 5 00232	T/2165.US	U.S.	20	2,387,840	19SE2000	75/841,458	05NO1999	19SE2010
PROFORM	RCTZ 5 00233	T/2138.US09	U.S.	9	2,592,375	09JL2002	75/902,200	27JA2000	09JL2012

Mark	Docket No.	Your Ref.	Country	Class(es)	Reg. No.	Reg. Date	App. No.	Filed	Renewal
COOL BY DESIGN	RCTZ 5 00243	T/2143.US09	U.S.	9			76/206,344	07FE2001

Schedule 2.2(l)
Other Contracts

1.             The settlement agreements listed under the heading “Settlement Agreements” on Schedule 4.11 are incorporated herein by reference (other than item 21 thereof).

2.             Strategic Alliance Agreement, dated January 26, 2004, between Marconi Communications, Inc. and Harris Corporation (subsequently assigned by Harris Corporation to Fluke Networks).

3.             Equity Transfer Contract, dated November 22, 2003, by and among Marconi Communications, Inc., LinTech Limited and Guangdong Telecom Industry Group Corporation.

4.             NG Cue Development & Supply Agreement, No. 02-914-DEV, dated February 4, 2004, by and between Marconi Communications Canada Inc. and Hy-Grade Precast Concrete.

5.             Agreement, No. 03-0026-OEM, dated May 1, 2003, between Marconi Communications and Metallic Power, Inc.

6.             Vital Networks and Joint Marketing Agreement, No. 00-169-OTH, dated September 8, 2000, between VITAL Network Services LLC and Marconi Communications, Inc.

7.             Documentation and Training Agreement, No. 02-0507-OTH, dated March 21, 2003, between Ciena Corporation and Marconi Communications, Inc.

8.             Electronic Data Interchange Trading Partner Agreement, No. 92-117-EDI, dated June 1, 1992, between U S West Business Resources, Inc. and the Reliance Comm/Tec Companies named therein.

9.             Electronic Data Interchange Trading Partner Agreement, No. 98-218-EDI, dated December 1, 1998, between Ameritech Services, Inc. and RELTEC Communications.

10.           Electronic Data Interchange Trading Partner Agreement, No. 97-170-EDI, dated August 26, 1996, by and between RELTEC Corporation and Bourns, Inc.

11.           Electronic Data Interchange Trading Partner Agreement, No. 91-113-EDI, dated June 1, 1993, between Reliance Comm/Tec Corporation and Philips Components Discrete Products.

12.           Electronic Data Interchange Trading Partner Agreement, No. 97-159-EDI, dated September 10, 1997, between Allegheny Ludlum Corporation and RELTEC Corporation.

13.           Electronic Data Interchange Trading Partner Agreement, No. 04-0267-EDI, dated April 28, 2004, between Marconi Communications, Inc and MCI.

14.           Electronic Data Interchange Trading Partner Agreement, No. 91-101-EDI, dated August 1, 1991, between Ameritech Services, Inc. and Reliance Comm/Tec Corporation.

15.           Electronic Data Interchange Trading Partner Agreement, No. 97-355-EDI, dated May 1, 1997, by and between RELTEC Corporation and The Southern New England Telephone Company.

16.           Marconi Communications Limited and MCI currently are operating under an oral subcontract arrangement in regards to services provided under the Support Services Agreement, dated January 28, 2004, between Marconi Communications Limited and Jersey Telecom. (The Subcontract Agreement between Marconi Communications Limited and MCI will be executed in the near future and an unexecuted version has been provided to the Purchasers).

17.           Copyright Request, No. 02-0065-OTH, dated January 28, 2002, between Raytheon and Marconi Communications, Inc. (relating to rights granted to Raytheon to use Marconi’s trademark in certain limited circumstances).

18.           Purchase Order No. MC/2617/NOR-1764 (1), dated March 29, 2004, between Marconi Colombia, S.A. and Marconi Mexico.

19.           Purchase Order No. 4500559915, dated May 17, 2004, between Marconi Communications (Lorain) (as supplier) and Marconi Mexico

20.           Purchase Order No. 4500561491, dated May 24, 2004, between Marconi Communications (Lorain) (as supplier) and Marconi Mexico.

21.           Purchase Order No. 4500562727, dated May 31, 2004, between Marconi Communications (Lorain) (as supplier) and Marconi Mexico.

22.           Purchase Order No. 4500564367, dated June 8, 2004, between Marconi Communications (Lorain) (as supplier) and Marconi Mexico.

23.           Purchase Order No. 4500565492, dated June 14, 2004, between Marconi Communications (Lorain) (as supplier) and Marconi Mexico

24.           Purchase Order No. 4500565564, dated June 14, 2004, between Marconi Communications (Lorain) (as supplier) and Marconi Mexico.

25.           Purchase Order No. 4500566056, dated June 16, 2004, between Marconi Communications (Lorain) (as supplier) and Marconi Mexico.

26.           Purchase Order No. 4500568851, dated June 30, 2004, between Marconi Communications (Lorain) (as supplier) and Marconi Mexico.

27.           Purchase Order No. 4500568982, dated June 30, 2004, between Marconi Communications (Lorain) (as supplier) and Marconi Mexico.

28.           Purchase Order No. 4500569006, dated June 30, 2004, between Marconi Communications (Lorain) (as supplier) and Marconi Mexico.

29.           Purchase Order No. 4500569425, dated July 1, 2004, between Marconi Communications (Lorain) (as supplier) and Marconi Mexico.

30.           Purchase Order No. 4500569431, dated July 1, 2004, between Marconi Communications (Lorain) (as supplier) and Marconi Mexico.

31.           Purchase Order No. 4500569549, dated July 2, 2004, between Marconi Communications (Lorain) (as supplier) and Marconi Mexico.

32.           Purchase Order No. 4500556200, dated April 29, 2004, between Marconi Communications (Chicago) (as supplier) and Marconi Mexico.

33.           Purchase Order No. 4500560539, dated May 19, 2004, between Marconi Communications (Chicago) (as supplier) and Marconi Mexico.

34.           Purchase Order No. 4500562085, dated May 26, 2004, between Marconi Communications (Chicago) (as supplier) and Marconi Mexico.

35.           Purchase Order No. 4500564373, dated June 8, 2004, between Marconi Communications (Chicago) (as supplier) and Marconi Mexico.

36.           Purchase Order No. 4500564753, dated June 9, 2004, between Marconi Communications (Chicago) (as supplier) and Marconi Mexico.

37.           Purchase Order No. 4500565193, dated June 11, 2004, between Marconi Communications (Chicago) (as supplier) and Marconi Mexico.

38.           Purchase Order No. 4500566971, dated June 21, 2004, between Marconi Communications (Chicago) (as supplier) and Marconi Mexico.

39.           Purchase Order No. 4500567340, dated June 22, 2004, between Marconi Communications (Chicago) (as supplier) and Marconi Mexico.

40.           Purchase Order No. 4500567869, dated June 24, 2004, between Marconi Communications (Chicago) (as supplier) and Marconi Mexico.

41.           Purchase Order No. 4500568869, dated June 30, 2004, between Marconi Communications (Chicago) (as supplier) and Marconi Mexico.

Schedule 3.2(g)
Calculation Principles

Preliminary Note — For purposes of these Calculation Principles:

A.          “Mexican Business” shall mean the portion of the Business represented by the general ledger that has historically been maintained by the Business for the Business’ operations in Mexico.  The Mexican Business “carve out” will follow the same processes and procedures used to “carve out” the Mexican Business for purposes of the Annual Balance Sheet, including the “carve out” processes and procedures set forth on Annex A to Schedule 3.2(g).

B.          “Services Business” shall mean the portion of the Business represented by the general ledger that has historically been maintained by the Business for the Business’ Services segment.

C.          “Test Business” shall mean the portion of the Business represented by the general ledger that has historically been maintained by the Business for the Business’ Test Systems segment.

D.          “Remaining Business” shall mean the remaining portion of the Business not represented by the Mexican Business, the Services Business or the Test Business.

The Calculation Principles shall be as follows:

1.                                       No account shall be taken of the effects of the change of ownership contemplated by the Agreement.

2.                                       No account shall be taken of the costs of any Seller in relation to the Agreement (including the costs of preparation, review, audit and delivery of the Statement of Working Capital nor any costs relating to any determination by the Accounting Firm).

3.                                       No account shall be taken of events occurring after the date of delivery of the Statement of Working Capital or 90 days following the Closing Date, whichever is the earlier.

4.                                       Income tax assets and liabilities will not be included in the Statement of Working Capital.

5.                                       There shall be no accrual for any redundancy, restructuring costs or asset impairment write-downs arising from any restructuring programs initiated after the date of the Agreement.

6.                                       Accounts Receivables

a.                                       The reserves included in the Net Accounts Receivable for the Services Business and the Remaining Business shall be determined by reserving 100% of all accounts receivables more than 180 days past due as of the date of the Statement of Working Capital.  All other reserves against accounts receivable, including reserves against accounts receivables that appear to be slow in collection, that are subject to customer disputes and that relate to customers whose ability to pay is questionable, shall be determined in a manner consistent with past practices of the Services Business or the Remaining Business, as applicable.

b.                                      The reserves included in the Net Accounts Receivable for the Mexican Business are determined based on subjective reviews of each account and shall be determined in a manner consistent with the methodology used for establishing such reserves in connection with the preparation of the Management Accounts. The reserve included in the Net Accounts Receivable for the Mexican Business will be at least equal to or greater than the $1,574,000 reserve recorded as of March 31, 2004.

c.                                       The reserves included in the Net Accounts Receivable for the Test Business shall be determined in accordance with past practices of the Test Business.

7.                                       Inventory

a.                                       Each of the Services Business and the Remaining Business shall continue to carry out cycle counts of Inventory at all locations that previously have relied on cycle count programs prior to the Closing Date in accordance with normal procedures.  The Purchasers and the Purchasers’ independent auditors shall have the right to observe such cycle counts if practical.

b.                                      The Inventory of each of the Services Business and the Remaining Business will be valued at Standard Cost less reserves as determined pursuant to Item 7(c) below.  “Standard Cost” is defined as standard cost (calculated in a manner consistent with past practices of the Services Business and the Remaining Business), based on the standards applied by the Sellers to the Services Business and the Remaining Business as of the close of business on the Business Day immediately preceding the Closing.  These will be the same standards that were in effect on April 1, 2004.  Until the Closing Working Capital is deemed final pursuant to Section 3.2 of the Agreement, the Purchasers shall use all reasonable efforts to ensure that appropriate records are maintained in relation to the determination of the Inventory valuation.

c.                                       The Inventory reserves for the Services Business and the Remaining Business shall be calculated solely in accordance with the following principles:

i.                                          The reserve for excess Inventory of the Remaining Business shall equal the amount of Inventory on hand exceeding the aggregate of the last twelve months’ actual usage plus the following twelve months’ forecasted demand, consistent with past practices.  The reserve for obsolete Inventory of the Remaining Business shall equal the amount of Inventory for which there is no evidence of demand.

ii.                                       The reserve for excess Inventory of the Services Business shall equal the amount of Inventory on hand exceeding the three years projected usage based upon the past twelve months’ usage, consistent with past practices.  There shall be no reserve for obsolete Inventory of the Services Business.

iii.                                    No reserve will be held for in-transit Inventory from suppliers.

iv.                                   The reserves for Inventory shrinkage and differences in standard costs and current purchase costs shall be determined in a manner consistent with past practices of the Services Business and the Remaining Business.

v.                                      The reserve for lower of cost or market shall be determined in a manner consistent with past practices of the Services Business and the Remaining Business.

vi.                                   The Statement of Working Capital shall take into account any necessary reserves for sales returns as of the Closing.  Such reserves shall be calculated in a manner consistent with past practices of the Business.

d.                                      The Mexico Business will perform a physical inventory within 30 days of the Closing Date. The Purchasers and the Purchasers’ independent auditors shall have the right to observe the physical inventory if practical.  The inventory will be valued using the physical inventory counts and the standard costs applied by the Mexican Business at the time of such physical inventory.  Reserves for Inventory of the Mexican Business shall be determined in a manner consistent with past practices of the Mexican Business.  The Mexican Business inventory reserve on the Statement of Working Capital will be least equal to or greater than the recorded reserve on the Annual Balance Sheet.

e.                                       Except as specifically set forth above, Inventory of the Test Business (and related reserves) shall be determined in a manner consistent with past practices of the Test Business.

f.                                         Except as specifically set forth in this Item 7 and except for any reserves required to be consistent with past practices of the Business, the Statement of Working Capital shall include no reserves for Inventory.

8.                                       In calculating the Closing Working Capital, no account shall be made of any of the following items as related to the Business: (a) net property, plant & equipment, (b) any bankruptcy preference claims, (c) general warranty items, (d) Mayfield Heights, Ohio lease cost differential on subleased facilities, (e) self-insurance reserves for workers compensation, automotive and general liability, and associated fees and premiums, (f) any restructuring reserves, (g) any deposits and prepayments specifically excluded from the definition of “Prepaids & Other Current Assets,” (h) incurred but not reported medical claims and (i) the Included AIP Amount.

9.                                       A straight-line amortization schedule based on the actual number of days elapsed shall be used to determine the amount of the Prepaids and Other Current Assets for purposes of the Closing Working Capital.

10.                                 The Closing Working Capital shall not include any assets or liabilities related to the following benefit plans and arrangements: (A) Marconi USA Employees’ Retirement Plan, (B) RELTEC Corporation Retirement Plan, (C) Reliance Comm/Tec Corporation Supplemental Retirement Plan, effective August, 1995, (D) Reliance Comm/Tec Corporation Special Retirement Program for Elected Officers effective August, 1995, (E) retiree medical obligations under Supplement A to the Marconi Total Rewards Program, (F) pension and other obligations described in paragraphs 1 and 2 of Schedule Mexico-1, (G) Pension Plan for the Salaried and Management Employees of Marconi Communications Canada Inc. and (H) Pension Plan for the Hourly Employees of Marconi Communications Canada Inc.

11.                                 The March 31, 2004 Annual Management Accounts of the Business included the following (under) accruals of liabilities.  The Statement of Working Capital should not include any liabilities for these obligations:

($000’s)
Sprint volume rebate	(220)
Royal Die & Stamp volume commitment	(150)
Total under accrual	(370)

Annex A to Schedule 3.2(g) – Mexican Carve-Out Process

Trade Receivables – identified OPP&S outstanding receivables from identified OPP&S customers and sales orders of OPP&S products.

Inventory – Only the OPP&S business conducts manufacturing of products in Mexico for Marconi.  All other Marconi product lines are resale products, which are imported.  Therefore, all raw materials and work-in-process inventory is OPP&S.  Only, specifically identified non-OPP&S resale finished goods are excluded from the OPP&S carve-out inventory balances.

Prepaid & Other Current Assets – Only specifically identifiable deposits and prepayments relating to OPP&S are included in the OPP&S carve-out balance sheet.

Fixed Assets – Includes all fixed assets except for specifically identified assets directly associated with the sales and marketing employees of the non-OPP&S business.

Trade Payables – all external supplier commitments for raw materials are included within the OPP&S carve-out balance sheet.  Any specifically identifiable vendor balance not associated with OPP&S is excluded.

Accrued Comp. & Employee Benefits – includes all the Mexican accrued compensation and benefit costs for all employees except those sales/marketing employees dedicated to the non-OPP&S business.

Sales – Captures all sales orders for OPP&S products and services.

Standard Costs of Sales – Represents the standard costs of all the OPP&S products sold

Other plant spending – All manufacturing plan costs are charged to OPP&S since only OPP&S products are manufactured in Mexico.

ESG&A – Split 65% to OPP&S and 35% to non-OPP&S based upon analysis of expenses and agreement among business units.

Schedule 4.3(a)
Seller Governmental Consents

1.                                       Pursuant to the Memorandum of Understanding, dated February 13, 2004, between Marconi Corporation plc, Marconi plc and Pension Benefit Guaranty Corporation (the “PBGC”), MCI may be required to obtain the consent of the PBGC in connection with the transactions contemplated by the Agreement if the debt of the U.S. Purchaser is downgraded to below investment grade prior to closing.

2.                                       Between the date of the Agreement and the Closing Date, the Canadian Employee Plans will be amended so as to provide for a transfer of sponsorship of such plans from the applicable Seller to the applicable Purchaser.  The amendments to the Canadian Employee Plans must be filed with the Financial Services Commission of Ontario (FISCO) and the Canadian Revenue Agency.

Schedule 4.3(b)
Seller Other Consents

1.                                       The Board of Directors of Marconi Corporation will adopt resolutions determining that the Sellers are receiving from the Purchasers an amount of consideration that is at least equal to the “Fair Market Value” (as defined in the Indenture referenced below) of the Assets at the time of the Closing, and such resolutions will be set forth in an Officer’s Certificate (as defined in the Indenture) delivered to the Trustee within five (5) London Business Days (as defined in the Indenture) following the Closing, as required by the Indenture, dated May 19, 2003, between Marconi Corporation plc, the Initial Guarantors named therein and Law Debenture Trust Company of New York with respect to certain Guaranteed Senior Secured Notes due 2008 (the “Indenture”).

2.                                       In order for the Global Security Interest (as defined in Schedule 4.6) on the Assets to be released at the Closing, Marconi Corporation is required to fulfill certain requirements set forth in the Indenture.

3.                                       Certain Permits held by the Sellers in connection with their conduct of the Business may not be transferable or may require certain actions to be taken in order for such Permits to be transferred to one of the Purchasers (as described in greater detail below).

a.                                       Certain of the Sellers hold certain tax registrations and other tax permits in certain jurisdictions in which such Sellers conduct the Business.  Such permits are not transferable and therefore will not be transferred to the Purchasers in connection with the transactions contemplated by the Agreement.

b.                                      Certain applications, tests, filings or other actions must be submitted or performed in order for the Permits set forth in Items 3 and 10 of Schedule 4.14(b) to be transferred to, or otherwise obtained by, the Purchasers or their employees (as applicable).

The Contracts set forth below require the consent of the counterparty in order to be assigned from the applicable Seller to the applicable Purchaser.  Please note that the Contracts marked with an asterisk (*) are Shared Contracts (requiring the consent of the counterparty in order to assign the Business Portion).

Customer Contracts.

1.             General Purchase Agreement, No. 85-103-GPA, dated June 6, 1985, between Reliance Electric Company (through its Lorain Products Division) and Nynex Mobile Technical Services Company (as amended).

2.             Agreement, No. BA 16908, No. 99-243-PUR, dated May 25, 1995, between Telesector Resources Group, Inc. (d/b/a Verizon Services Group) and Marconi Communications, Inc. (as amended).

3.             Agreement, No. X06106D, No. 88-101-GPS, dated May 31, 1988, between Telesector Resources Group (d/b/a Verizon Services Group) and Marconi Communications, Inc. (as amended).

4.             Agreement, No. 97-324-SUP, dated July 28, 1997, between RELTEC Corporation, Wireline Network Products and Telesector Resources Group, Inc. (as amended).

5.             Agreement, No. 93-126-GPA, dated September 23, 1993, between Telesector Resources Group, Inc. and RELTEC Corporation (as amended).

6.             Consent to Assignment Agreement, No. 96-259-OTH, dated July 11, 1996, between Cellco Partnership (d/b/a Bell Atlantic Mobile) and Marconi Communications Inc., executed April 21, 2000.

7.             Consultant Agreement, No. ###-##-####, No. 96-259-CON, dated July 11, 1996, between Cellco Partnership (d/b/a Bell Atlantic Mobile) and RELTEC Communications, Inc. (as amended).

8.             Engineering, Furnishing & Installation Services Agreement for Third Party Battery Distribution Fuse Bays, No. 98-408-SVC, dated October 29, 1998, between RELTEC Communications, Inc. and Telesector Resources Group (d/b/a Bell Atlantic Network Services) (as amended).

9.             Purchase Agreement, No. 120500-93-02, No. 93-129-PUR, dated June 13, 1994, between Telesector Resources Group, Inc. (d/b/a Verizon Services Group) and Marconi Communications Inc. (as amended).

10.           Resale Purchase Agreement, No. 01-1452-VAR, dated June 25, 2002, effective June 1, 2002, between Marconi Communications, Inc. and Verizon Network Integration Corp.

11.           General Purchase Agreement, Contract No. 999999-93-03, No. 93-101-GPA, dated February 2, 1993, between Marconi Communications, Inc. and GET Communications Systems Corporation (subsequently assigned to its affiliate, Telesector Resources Group, Inc.) (as amended).

12.           Agreement, Contract No. BA07020, No. 91-106-GPS, dated April 1, 1991, between Bell Atlantic Network Services, Inc. and Reliance Comm/Tec Corporation (as amended).

13.           General Purchase Agreement, No. 02-1089-GPA, dated February 20, 2004, between Marconi Communications, Inc., Advanced Fibre Access Corporation and, with respect to Section 19.12 thereto only, Advanced Fibre Communications, Inc. (MCI has not made available to the Purchasers a true and complete copy of this Contract.).

14.           Terms and Conditions, No. 97-133-T&C, dated September 30, 1997, between Advanced Fibre Communications, Inc. and RELTEC Corporation.

15.           Blanket Purchase Order, No. 02-0220-PUR, dated February 26, 2002, between Marconi Communications, Inc. and Bechtel Corporation (as revised).

16.           General Construction Services Subcontract, No. 03-0246-EFI, dated June 30, 2003, between Marconi Communications, Inc. and Bechtel Corporation.

17.           Products Agreement, No. 99-521-GPA, dated as of July 28, 2000, between Qwest Communications Corporation and Marconi Communications, Inc.

18.           Agreement, No. 01-201-GPA, dated June 1, 2001, between Qwest Business Resources, Inc. and Marconi Communications, Inc. (as amended).

19.           * Maintenance and Support Agreement, No. 01-1367-MNT, dated September 18, 2001, between Marconi Communications, Inc. and Qwest Business Resources, Inc.

20.           Purchase Agreement for Telecommunications Network Products and Related Services, No. RG58902, No. 93-105-GPS, dated April 1, 1993, between Ameritech Services, Inc. and Reliance Comm/Tec Corporation (as amended).

21.           Purchase Agreement for Goods, No. 94-108-GPS, dated July 1, 1994, between Ameritech Services, Inc. and Reliance Comm/Tec Corporation (as amended).

22.           Agreement for Network Power Services, No. RG5890201, No. 94-2002-GPA, dated July 8, 1994, between Ameritech Services, Inc. and Reliance Comm/Tec Corporation.

23.           Supplemental Agreement for Bulk Power Systems, No. RG5890202, No. 92-103-SPL, dated September 1, 1996, between Ameritech Services, Inc. and RELTEC Corporation (as amended).

24.           Supplemental Agreement for ONU Power Hubs, No. RG61364001, No. 98-142-SPL, dated January 1, 1998, between Ameritech Services, Inc. and RELTEC Communications, Inc.

25.           Letter, No. 93-105-OTH, dated December 28, 1999, from Ameritech Services, Inc. to Marconi Communications, Inc. regarding Honoring Prices for Goods Supplied to Ameritech Assembly Vendors.

26.           Teleconferencing Services Agreement, No. 02-0011-SVC, dated February 1, 2002, between Marconi Communications, Inc. and SBC Global Services, Inc. (as amened).

27.           Pricing Services Agreement, No. 02-0011-SVC, dated February 20, 2002 between SBC Global Services, Inc. and Marconi Communications, Inc.

28.           Purchase and Product Agreement, No. 93-132-GPA, dated May 4, 1993, between The Southern New England Telephone Company and Reliance Comm/Tec Corporation.

29.           Optional Services Agreement No. PO6901 for ATD97 Conditioning Activities, No. 94-153-SVC, dated August 5, 1994 between Reliance Comm/Tec Corporation and Pacific Bell.

30.           Master Agreement, No. P06795, No. 94-152-GPS, between Reliance Comm/Tec Corporation, Pacific Bell and Nevada Bell, dated May 10, 1994.

31.           Agreement for Data Processing Management of Telecommunication Systems, No. 97-330-SVC, dated June 23, 1997 between Southwestern Bell Telephone Company and RELTEC Corporation.

32.           General Agreement, No. C0412M1, No. 92-114-GPS, dated July 2, 1992, between Southwestern Bell Telephone Company and Reliance Comm/Tec Corporation.

33.           Engineering and Installation Services, No. C0412N1, No. 90-106-SVC, dated December 1, 1990, between RELTEC Corporation, RELTEC Services Division and Southwestern Bell Telephone Company.

34.           Material Contract, No. 950572, No. 95-171-GPS, dated October 30, 1996, between RELTEC Corporation (through its Lorain Products Division) and Southwestern Bell Telephone Company (as modified).

35.           Southwestern Bell Telephone Company Procurement Sublicense, No. 88-102-LIC, dated May 15, 1987, between Reliance Comm/Tec Corporation and Southwestern Bell Telephone Company.

36.           Consignment Agreement between Ameritech Services, Inc. and RELTEC Corporation, No. RG62198, No. 96-115-CSN, dated June 1, 1996.

37.           Sprint Custom Network Service Arrangements, No. 95-300-PUR, dated March 7, 1995.

38.           Agreement, No. 98-132-VAR, dated July 1, 1998 between Marconi Communications Inc. and Sprint North Supply Company (as amended).

39.           Agreement, No. 98-1100-GPA, dated June 15, 1998, between RELTEC Communications, Inc. and Sprint Products Group, Inc.

40.           Master Agreement for Training and Education Services, No. 98-123-SVC, dated June 22, 1999, between Sprint/United Management Company and RELTEC Communications, Inc.

41.           * General Agreement, No. GA0034D, No. 97-137-PUR, dated March 20, 1998, between AT&T Corp. and Marconi Communications, Inc. (as amended) (Supplemental Agreement No. 1 to the General Agreement does not pertain to the operation of the Business).

42.           Agreement, No. 99-647-GPA, dated April 21, 2000, between AT&T Corp. and Marconi Communications, Inc.

43.           Master Construction Agreement, No. LQP313D, No. 96-113-GSA, dated August 8, 1996, between AT&T Corp. and Custom Design Telephone Systems, Inc.

44.           Trial Agreement, No. 98-527-FTR, dated August 24, 1998, between AT&T Corp. and RELTEC Communications, Inc.

45.           Trial Agreement, No. 98-663-FTR, dated November 24, 1998, between AT&T Corp. and RELTEC Communications, Inc.

46.           Master Purchase Agreement, No. 93-134-GPA, dated January 21, 1993, between Teleport Communications Group Inc. and Reliance Comm/Tec Corporation.

47.           National Contractors Master Agreement, No. 95-101-SVC, dated July 25, 1996, between Teleport Communications Group Inc. and RELTEC Corporation.

48.           Data Connection Agreement, No. 98-375-SVC, dated July 1, 1998, between AT&T Corp. and RELTEC Communications, Inc.

49.           Agreement, Contract No. 20000403.2, No. 99-647-GPA, dated April 10, 2000, between AT&T Corp. and Marconi Communications, Inc.

50.           Master Data Connection Agreement, No. 97-137-OTH, dated July 27, 1999, between AT&T Corp. and Marconi Communications, Inc.

51.           Agreement, No. PR-3586-A, No. 90-107-GPS, dated April 20, 1990, between BellSouth Telecommunications, Inc. and RELTEC Corporation (as amended).

52.           Agreement, No. PR-7183-A, No. 94-156-GPS, dated April 11, 1994, between BellSouth Telecommunications, Inc. and Reliance Comm/Tec Corporation.

53.           Agreement, No. PR-6804-A, No. 92-116-GPS, dated July 31, 1992, between BellSouth Telecommunications, Inc. and Reliance Comm/Tec Corporation.

54.           Letter of Agreement, No. PR-7246B-A-00006, No. 92-116-LOA-6, dated March 13, 2000, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc.

55.           Letter of Agreement, No. PR7246B-A-0016, No. 92-116-LOA-16, dated December 3, 2001, between BellSouth Telecommunications, Inc. and Marconi Communications Inc.

56.           Letter of Agreement, No. PR7246B-A-00019, No. 92-116-LOA-19, dated November 14, 2001, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (as amended).

57.           Letter of Agreement, No. PR72476B-A-00023, No. 92-116-LOA-23, dated June 15, 2002, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc.

58.           Letter of Agreement, No. PR7246B-L-00028, No. 92-116-LOA-28, dated December 11, 2002, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc.

59.           Letter of Agreement, No. PR7246B-L-00030, No. 92-116-LOA-30, dated March 12, 2003, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (as amended).

60.           Letter of Agreement, No. PR7246B-ADSLI, No. 92-116-LOA-35, dated January 6, 2004, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc.

61.           Agreement, No. PR-8388-A, No. 95-173-GPS, effective September 1, 1995, between BellSouth Telecommunications, Inc. and Reliance Comm/Tec Corporation.

62.           Master Supplier Agreement, No. MARC_001_041502, No. 01-1461-PUR, dated April 15, 2002, between Cingular Wireless LLC and Marconi Communications, Inc. (as amended).

63.           Letter regarding Agreement, dated April 15, 2002, No. 01-1461-PUR-A1, dated April 15, 2002, between Cingular Wireless LLC and Marconi Communications, Inc.

64.           Value Added Reseller Agreement, No. 01-195-VAR, dated April 2, 2001, between Atlantic and Pacific Telcom, Inc. and Marconi Communications, Inc.

65.           Value Added Reseller Agreement, No. 04-0165-VAR, dated April 1, 2004, between Power Solutions and Marconi Communications, Inc.

66.           Value Added Reseller Agreement, No. 00-538-VAR, dated September 29, 2000, between Power Product Services and Marconi Communications, Inc. (as amended).

67.           Value Added Reseller Agreement (Marconi Power Products), No. 00-441-VAR, dated September 29, 2000, between Kentech, Incorporated and Marconi Communications, Inc. (as amended).

68.           Value Added Reseller Agreement, No. 00-491-VAR, dated November 9, 2000, between ETAK Systems and Marconi Communications, Inc. (as amended).

69.           Agreement, No. 46102786, No. 98-779-PUR, dated December 1, 1999, between Marconi Communications Canada Inc. and Purchasing Group represented by Bell Canada (as amended).

70.           Master Specific Base Agreement, No. 03-0660-SVC, dated September 8, 2003, between Marconi Communications Canada Inc. and Bell Canada.

71.           Maintenance and Support Agreement, No. 01-344-MNT, dated August 9, 2001, between Marconi Communications, Inc. and Oakland Schools.

72.           Services Agreement, No. 99-166-SVC, dated March 11, 1999, by and between Black Hills FiberCom and RELTEC CDTS, INC.

73.           Value Added Reseller Agreement, No. 00-516-VAR, dated September 29, 2000, between Marconi Communications, Inc. and Corban Communications Inc. (as amended).

74.           Corporate Services Subscriber Agreement, No. 98-765-LIC, dated January 12, 1999, between RELTEC Communications, Inc. and First Call Corporation.

75.           Professional Services Partner Master Agreement, dated July 27, 1999, between FORE Systems Inc. and Marconi Communications, Inc.

76.           General Agreement for Engineering, Construction, Installation or Maintenance of Telephone Plant, No. 94-155-SVC, dated June 13, 1994, between GTE Communication Systems Corporation and Marconi Communications Inc. (as amended).

77.           Basic Ordering Agreement, No. 97-WIDTS-004, No. 97-356-GPA, dated July 1, 1997, between GTE Government Systems Corporation, Worldwide Telecommunications Services, Communications Support Services Division and Custom Design Telephone Systems, Inc.

78.           Value Added Reseller Agreement, No. 01-908-VAR, dated July 1, 2001, between Marconi Communications, Inc. and J&M Schaefer Inc.

79.           Value Added Reseller Agreement, No. 03-0209-VAR, dated September 17, 2003, between Marconi Communications, Inc. and Maya Telecom.

80.           Gainesville Monticello Project (Quote # DS-004211B), No. 98-340-T&C, dated June 3, 1998, between RELTEC Communications, Inc. and The City of Gainesville, d.b.a. Gainesville Regional Utilities.

81.           Letter of Agreement, No. 01-162-PUR, dated April 11, 2001, between Marconi Communications, Inc. and Nortel Networks Limited.

82.           Purchase Agreement, No. 98-360-PUR,  dated June 3, 1998, between RELTEC and Lucent Technologies, Inc.

83.           Terms And Conditions of Sale Agreement, No. 03-0215-SVC, dated May 30, 2003, between American Greetings Corporation and Marconi Communications, Inc.

84.           Standard General Conditions, No. 99-307-SVC, dated February 2, 2000, between Marconi Communications, Inc. and City of Sturgis.

85.           Standard Terms and Conditions of Purchase, No. 99-579-GPA, between Marconi Communications, Inc. and Manitoba Telephone Systems GPA.

86.           Service and Maintenance Agreement for DC Plant Maintenance, No. 99-367-T&C, dated August 1, 1999, between Marconi Communications, Inc. and MCI Worldcom Network Services, Inc.

87.           Installation Services Agreement, No. 96-277-SVC, dated June 21, 1996, between RELTEC Corporation and Worldcom Network Services, Inc.

88.           Value Added Reseller Agreement, No. 00-687-VAR, dated December 20, 2000, between Marconi Communications, Inc. and Skyler Electric Company (as amended).

89.           Purchase Agreement, No. 00-658-PUR, dated January 18, 2001 between Looking Glass Networks, Inc. and Marconi Communications, Inc.

90.           Value Added Reseller Agreement, No. 00-488-VAR, dated August 31, 2000, between Marconi Communications, Inc. and Universal Solutions Inc.

91.           Terms and Conditions, No. 99-107-T&C, dated December 17, 1998, between RELTEC Services and University of Alabama.

92.           Quotation for Battery Replacement, No. 20148405, No. 04-0025-SVC, dated February 19, 2004, between Regents of the University of Michigan and Marconi Communications, Inc.

93.           RELTEC Supply Agreement, No. 97-160-SUP, dated January 5, 1999, between United States Cellular Corporation and RELTEC Communications, Inc. (as amended).

94.           Value Added Reseller Agreement, No. 00-526-VAR, dated September 29, 2000, between Marconi Communications, Inc. and Telamon Technologies Corporation (as amended).

95.           Professional Services – Service Order, No. 03-0038-DEV, dated March 13, 2003, between Marconi Communications, Inc. and Telcordia Technologies.

96.           Value Added Reseller Agreement, No. 00-492-VAR, dated November 16, 2000, between Marconi Communications, Inc. and Telecom Power Systems, Inc. (as amended).

97.           Letter of Understanding, No. 00-619-OTH, dated December 4, 2000, between Skanova Networks AB (f/k/a Telia AB) and Marconi Communications, Inc., as amended pursuant to that certain letter agreement dated December 31, 2000.

98.           Purchase Agreement, No. 01-834-PUR, dated September 23, 2002, between Telus Communications Inc. and Marconi Communications Canada Inc.

99.           Agreement, No. 01-1080-GPA, dated December 10, 2003, between Time Warner Telecom Holdings Inc. and Marconi Communications, Inc.

100.         Electronic Manufacturing Services Agreement, No. 99-654-GPA, dated as of January 26, 2000, between Metricom, Inc. and Marconi Communications, Inc.

101.         Supply and Distribution Agreement, No. 97-325-SUP, dated July 14, 1997, between Motorola, Inc. and RELTEC Corporation.

102.         Agreement for Purchase and Sale of Equipment, No. 98-188-PUR, dated as of November 17, 1998, between NEXTLink Communications, Inc. and RELTEC Communications, Inc.

103.         Value Added Reseller Agreement, No. 00-584-VAR, dated as of February 1, 2001, between Marconi Communications, Inc. and Nolan Battery (as amended).

104.         Adtran Silver Reseller Agreement, No. 95-187-VAR, dated May 31, 1995, between Adtran, Inc. (Manufacturer) and Custom Design Telephone Systems, Inc. (Reseller).

105.         Services Agreement, No. 96-109-SRV, dated November 14, 1996, between AEROTEK, Inc. and RELTEC Canada, Inc.

106.         Marconi Services Terms and Conditions for Reliability, Maintenance, Emergency Service Program, No. 01-1274-T&C, dated August 30, 2001, between Wichita State University and Marconi Services.

107.         Master Purchase Agreement, No. 97-276-GPS, dated April 1, 1998, between Network Communications Inc. and RELTEC Communications, Inc.

108.         Value Added Reseller Agreement, No. 00-440-VAR, dated September 29, 2000, between Marconi Communications, Inc. and Integrated Power Sources, Inc. (as amended).

109.         Master Services Agreement, No. ICS-99-DNF-1002, No. 99-201-SVC, dated May 18, 1999, between Intergraph Corporation and RELTEC CDTS, Inc.

110.         Standard Form of Agreement between Owner and Contractor (where the basis of payment is a stipulated sum), No. 98-467-CTR, dated June 19, 1998 between Rockwood School District and RELTEC CDTS, Inc.

111.         Agreement of Purchase, No. 93-131-PUR, dated November 24, 1993, between Rogers Shared Services, a division of Rogers Communications, Inc. and Reliance Electric Limited.

112.         Professional Services, No. 13668, No. 00-143-SVC, dated May 26, 2000 between Marconi Communications and Public Utility District No. 1 of Snohomish County.

113.         Maintenance Support Agreement, No. 00-537-SVC, dated as of August 9, 2001, between Marconi Communications, Inc. and Oakland Schools.

114.         Value Added Reseller Agreement, No. 04-0016-VAR, dated January 23, 2004, between Marconi Communications, Inc. and Packaged Electrical Power.

115.         Authorized Service Provider Agreement, No. 00-125-SVC, dated April 14, 2000, between Marconi Communications, Inc. and Paradyne Networks Corporation.

116.         Agreement, No. 93-104-OEM, dated November 30, 1993, between AG Communication Systems Corporation and Reliance Comm/Tec Corporation.

117.         General Equipment Purchase Agreement, No. 98-494-GPS, dated September 25, 1998, between RELTEC Communications, Inc. and Airtouch Cellular.

118.         Value Added Reseller Agreement, No. 01-434-VAR, dated February 12, 2001, between Eastern Independent Telecommunications Ltd. and Marconi Communications Canada Inc.

119.         Purchase and Integration Agreement, No. 04-0174-OEM, dated May 10, 2004, by and between Marconi Communications, Inc. and Allied Telesyn, Inc.

120.         Value Added Reseller Agreement, No. 01-950-VAR, dated August 24, 2001 between Marconi Communications, Inc. and Strata, Inc.

121.         Value Added Reseller Agreement, No. 01-309-VAR, dated May 30, 2001 between Marconi Communications, Inc. and Swift Industrial Power (as amended).

122.         Master Construction and Installation Agreement, No. 97-341-SVC, dated April 2, 1997 between TCI Cable Management Corporation and RELTEC Corporation.

123.         Value Added Reseller Agreement, No. 01-047-VAR, dated February 15, 2001, between Marconi Communications, Inc. and TDB Communications, Inc. (as amended).

124.         Purchase Agreement, No. 96-107-PUR, dated April 1, 1997, between RELTEC Corporation and Alcatel Telecom (as amended).

125.         Contract Order, No. LFO 258874, No. 99-551-SVC, dated December 1, 1999, between Marconi Communications, Inc. and E.I. Dupont de Nemours and Company.

126.         General Purchase Agreement, No. 00-655-GPA, dated November 1, 2003, between Lucent Technologies Inc. and Marconi Communications, Inc. (as amended).

127.         ARAB Republic of Egypt National Telecommunications Organization, Contract No. 10/93/4, dated May 20, 1993, between The Arab Republic of Egypt National Telecommunication Organization, Cairo, Arab Republic of Egypt and Reliance Comm/Tec Corporation, Transmission Systems Group.

128.         Value Added Reseller Agreement, No. 00-505-VAR, dated December 15, 2000, between Marconi Communications, Inc. and Madison Communications, LLC (as amended).

129.         Agreement, dated March 23, 1993, between SETEL and Reliance Comm/Tec Corporation (as amended).

130.         Contract No. SKB/00-0133/DW To Supply, Install and Startup a Centralized Maintenance System of the Subscriber Network for Krakow between Telekomunikacja Polska S.A. and Marconi Communications Polska Sp zo.o.

131.         Contract No. SKB/00-090/DW to Supply, Install and Startup a Centralized Maintenance System Of the Subscriber Network for Katowice between Telekomunikacja Polska S.A. and Marconi Communications Polska SP zo.o.

132.         Contract No. PL-011039367/98/0191, undated between RELTEC Corporation and RELTEC Polska Sp.zO.O and Telekomunikacja Polska S.A.

133.         Agreement NR PL-011039367/96/0111, dated July 25, 1996, between RELTEC Corporation and Telekomunikacja Polska S.A.

134.         Supplier Agreement, Agreement No. SA1019-S, dated May 24, 1994, between IBM New Zealand Limited and Reliance Comm/Tec Corporation.

135.         Automated Loop Test System Supply Agreement, dated March 28, 1990, between The Puerto Rico Telephone Company and Reliance Comm/Tec Corporation.

136.         Contract, dated May 26, 1999, between The Puerto Rico Telephone Company, Inc. and RELTEC Communications, Inc.

137.         Contract No. SIC/060/Q-TEL/93, dated July 9, 1995, between Qatar Public Telecommunications Corporation and Reliance Comm/Tec Test Systems.

138.         Agreement for Provisioning of Interface, Implementation and Maintenance of, and License to, Centralized Testing Platform, dated December 30, 1995, between Rochester Telephone Corp. and RELTEC Corporation.

139.         OEM Sales Agreement, dated November 17, 1994, between Communications Technology Corporation and Reliance Comm/Tec Corporation.

140.         Agreement for Provisioning of Interfacing Implementation, Training, and Maintenance of, and License to, Line Test System Controller Platform, dated July 1, 1998, between Great Plains Communications Inc. and RELTEC Communications, Inc.

141.         Statement of Work, Contract No. 04-0078-SUP, dated as of March 18, 2004, between Marconi Communications, Inc. and Puerto Rico Telephone Company.

142.         Value Added Reseller Agreement (Marconi Power Products), No. 00-493-VAR, between Marconi Communications Inc. and A&R Telecom, dated as of November 6, 2000 (as amended).

143.         Service Agreement, No. 04-0011-SVC, between Marconi Communications, Inc. and Advanced Cardiovascular Systems, Inc., dated as of May 4, 2004.

144.         Purchase Order Acknowledgment No. 31134, Agreement No. 03-0596-PUR, dated July 21, 2003, by and between Alcatel USA Marketing, Inc. and Marconi Communications, Inc.

145.         Purchase Agreement, Agreement No. 01-1182-MPA, dated August 29, 2001, between Marconi Communications, Inc. and North Allegheny School District.

146.         Purchase Order, dated June 29, 2001, between Marconi Communications, Inc. and Los Angeles County Internal Service Division.

147.         OEM Purchase and Sale Agreement, No. 020519, effective December 22, 1998, by and between Nortel Networks Inc. and Marconi Communications Inc.

148.         Value Added Reseller Agreement, No. 99-643-VAR, dated March 16, 2000, by and between Marconi Communications, Inc. and Somera Communications (as amended).

149.         Agreement To Supply, Install and Startup a Centralized Maintenance System of the Subscriber Network for Krakow, No. SKB/00-0133/DW, between Telekomunikacja Polska S.A. and Marconi Communications Polska Sp zoo.

150.         General Agreement for Engineering, Construction, Installation or Maintenance of Telephone Plant, No. 04-0004-GPA, between Verizon Services Corp. and Marconi Communications, Inc., dated as of February 1, 2003.

151.         * System Purchase Agreement, No. 01-355-PUR, dated as of October 29, 2001, between Grande Communications, Inc. and Marconi Communications, Inc. (The rights and obligations of MCI under this Contract not related to the Business were assigned to Advanced Fibre Access Corporation pursuant to the Consent to Assignment Agreement, dated February 20, 2004, between Marconi Communications, Inc. and Grande Communications, Inc.)

152.         * Letter Agreement, No. 01-355-LOA, dated as of December 16, 2002, from Grande Communications, Inc. (William Morrow) to Marconi Communications, Inc.

153.         Agreement, No. 00-206-GPA, dated June 15, 2000, between NewPath Holdings, Inc. and Marconi Communications, Inc.

154.         Intercompany Agreement, No. 01-428-SUB, dated April 30, 2001, between Halifax Corporation and Marconi Communications, Inc.

155.         Intercompany Agreement, No. 99-606-SVC, dated October 28, 1999, between Halifax Corporation and Marconi Communications, Inc. (as amended).

156.         Intercompany Agreement, No. 00-204-SUB, dated June 5, 2000, between Halifax Corporation and Marconi Communications, Inc.

157.         Statement of Work (SOW) for Maintenance Services, effective January 1, 2004, between Marconi Communications, Inc. and Puerto Rico Telephone Company.

158.         Contract Number 038177, No. 01-138-PUR, dated February 17, 2000, between “BT” British Telecommunications plc and Marconi Communications.

159.         Value Added Reseller Agreement, No. 98-231-VAR, dated June 1, 1998, between RELTEC Communications Inc. and DRC, Inc.

160.         Purchase Agreement, No. C951505P0003, No. 95-172-PUR, dated June 27, 1995, between GTE Communication Systems Corporation and Reliance Comm/Tec Corporation, Reliable Electric Division (as amended).

161.         Purchase Order No. 244-0315-01, No. 03-0723-EF&I, and Terms and Conditions of J.A. Jones Management Services.

162.         Support – Maintenance Agreement for Remote Test Heads, No. 98-417-TST, dated August 1, 1998, between RELTEC Communications, Inc. and Telecom New Zealand Limited.

163.         Value Added Reseller Agreement, No. 98-550-VAR, dated August 20, 1998, between RELTEC Communications Inc. and Cell-Tel International, Inc.

164.         Value Added Reseller Agreement, No. 92-119-VAR, dated June 1, 1992, between Coastcom and Custom Design Telephone Systems (as amended).

165.         Purchase Agreement No. RG61364, No. 94-108-GPS-A3, dated July 1, 1994, between Ameritech Services, Inc. and Reliance Comm/Tec Corp. (as amended).

166.         Supplemental Agreement, No. 98-142-SPL, dated March 1, 1998, between Ameritech Services, Inc. and RELTEC Communications, Inc.

167.         Supply Agreement, No. 00-054-GPA, dated April 12, 2001, between AT&T Wireless Services and Marconi Communications, Inc.

168.         Subcontract Agreement between Marconi Communications Limited and MCI (consent required to assign pursuant to the Support Services Agreement, dated January 28, 2004, between Marconi Communications Limited and Jersey Telecom).

169.         Services Agreement, No. 02-0897-MNT, dated August 2, 2002 between Marconi Communications, Inc. (d/b/a Marconi Services) and University of Kansas.

170.         Professional Services Agreement, No. 01-1482-SVC, dated December 20, 2001, between Public Utility District No. 1 of Chelan County and Marconi Communications, Inc.

171.         Purchase Order placed pursuant to Los Angeles Terms & Conditions of Purchase, No. 01-821-RFQ, No. 31009417, dated July 13, 2001, between Marconi Communications, Inc. and County of Los Angeles.

172.         Master Purchase Agreement, No. 01-041-GPA, dated December 6, 2000, between FORE Systems, Inc. d/b/a Marconi Communications and Media.Net Communications, Inc.

173.         Repair and Replacement Services Agreement, No. 01-1175-MNT, dated June 3, 2002 between Motorola, Inc. and Marconi Communications, Inc.

174.         Services Agreement, No. F01M120022, No. 01-446-SVC, dated May 3, 2001, by and between United Services Automobile Association and Marconi Communications, Inc. (d/b/a Marconi Services).

175.         Ameritech Supplemental Agreement, No. 97-157-SPL, dated January 13, 1997, between Ameritech Services, Inc. and RELTEC Corporation (as amended).

176.         Ericcson Specific Purchase Agreement RBS 884 Micro Outdoor Enclosure Agreement # READ-98-1812, No. 98-250-PUR, dated October 31, 1998 (effective Oct. 23, 1998 to Oct. 22, 2001), between Ericsson Radio Systems AB and RELTEC Communications Inc.

177.         Ericcson SPA RBS 884 1900 Micro Enclosure Agreement # READ-98:1811, No. 98-785-PUR, dated February 22, 1998 (effective Feb. 15, 1999 to Feb. 14, 2002), between Ericsson Radio Systems AB and RELTEC Communications, Inc.

178.         Lucent Technologies Master Construction Agreement, No. 98-664-SVC, dated January 28, 1999, between Lucent Technologies, Inc. and RELTEC CDTS, Inc.

179.         Lucent Technologies Subcontract Agreement, No. 98-290-SUB, dated May 7, 1998, between Lucent Technologies Inc. and RELTEC CDTS, Inc.

180.         MCI Worldcom Network Services RFQ, No. 98-737-RFP, dated August 16, 1999 (effective August 1, 1999), between MCI Worldcom Network Services, Inc. and Marconi Communications, Inc.

181.         Unisys Corporation Regional Contractor Agreement, No. 99-380-SVC, dated April 8, 1999, between Unisys Corporation and RELTEC CDTS, Inc.

182.         MCI Master Agreement Provisions Maintenance Agreement MCI Agreement, No. 20-810933, No. 97-355-MNT, dated July 1, 1997, between MCI Telecommunications Corporation and Custom Design Telephone Systems, Inc. (as amended).

183.         Task Order Subcontract Agreement, No. S0020, No. 00-476-SUB, dated November 27, 2000, between American Systems Corporation and Marconi Communications, Inc.

184.         IBM Subcontractor Agreement, No. 98-373-SUB, dated July 17, 1998, between International Business Machines Corporation and RELTEC Corp.

185.         Master Subcontractor Agreement, No. 00-517-SUB, dated March 22, 2001, between Marconi Communications, Inc. and Siemens Enterprise Networks LLC.

186.         Product Purchase Agreement, No. 03-0179-GPA & No. C0403950, dated November 1, 2003, between Marconi Communications, Inc. and Telesector Resources Group Inc. d/b/a Verizon Services Group.

187.         Services Agreement, dated October 1, 2003, between Radiomóvil Dipsa, S.A. de C.V. and Marconi Mexico.

188.         Services Agreement, dated February 18, 2004, between Radiomóvil Dipsa, S.A. de C.V. and Marconi Mexico.

189.         Services Agreement, dated October 1, 2003, between Radiomóvil Dipsa, S.A. de C.V. and Marconi Mexico.

190.         Agency agreement entered into by and between Marconi Mexico and Ms. Zolia Rosa Vite Vargas.

191.         Licitacion Publica 6931 T, Adquisicion de 300 Sistemas (Plataforma) de Acceso Multiservicios Integrados (IMAP) para La Red Acceso Del SNT), Contract No. 6931 T, dated June 30, 2003, between Instituto Costarricense de Electricidad, Costa Rica and Marconi Colombia, S.A.

192.         Adquisicion de Listones Para Distribuidor Mural Licitacion Publica 7188,  No. 7188, dated August 6, 2003, between Instituto Costarricense de Electricidad, Costa Rica and Marconi Colombia, S.A.

193.         Equipment Supply Agreement, dated March 25, 2003, between Pegaso Comunicaciones y Sistemas, S.A. de C.V. and Marconi Mexico.

Vendor Contracts.

1.             Development Agreement, No. 94-102-DEV, dated August 15, 1994, between AMP, Inc. and Reliance Comm/Tec Corporation.

2.             * Master Terms of Service, No. 03-0560-T&C, dated March 20, 2000, between Sun Microsystems, Inc. and Marconi Communications, Inc.

3.             Manufacturing and Supply Agreement, No. 02-1130-MFG, dated February 18, 2002, between WeiLi Magnetics, a division of Pulse Engineering, Inc. and Marconi Communications, Inc. (as amended).

4.             Supply Agreement – Distribution/Inventory Management, No. 00-258-GPA, dated June 2, 2000, between Questron Distribution Logistics, Inc. and Marconi Communications, Inc.

5.             Supply Agreement – Distribution/Inventory Management, No. 99-257-SPY, dated August 1, 1999, between Questron Technologies, Inc. and Marconi Communications, Inc.

6.             Contract Labor Agreement, No. 02-0995-LBR, dated November 13, 2002, between Lan-Communications Inc. and Marconi Communications, Inc.

7.             Contract Labor Agreement, No. 03-0697-SUB, dated January 29, 2004, between Advance Technologies Communication Services, Inc. and Marconi Communications, Inc.

8.             * Agreement for Training Services, No. 01-273-IND, dated April 6, 2001, between Productivity Point International, Inc. and Marconi Communications, Inc.

9.             * Agreement, No. 00-129-LOA, dated April 14, 2000, between Primary Network Communications, Inc. and Marconi Communications, Inc.

10.           Bellcore Master Agreement for Technical Auditing Services, No. 92-101-SVC, dated April 2, 1992, between Bell Communications Research, Inc. and Reliance Comm/Tec Corporation (as amended and as supplemented by Addendums 2, 4 & 7).

11.           Service Agreement, No. 00-355-MNT, dated June 29, 2000, between Finn-Power International, Inc. and Marconi Electronics (a/k/a Marconi Communications, Inc.).

12.           * Independent Contractor Agreement, No. 01-199-IND, February 26, 2001, between Jigsaw Solutions, Ltd. and Marconi Communications, Inc.

13.           Supply Agreement, Distribution/Inventory Management, No. 00-397-PUR, January 17, 2001, between Kent Electronics and Marconi Communications, Inc.

14.           Copper Mountain Master Service Agreement, No. 00-046-SVC, dated April 24, 2000, between Marconi Communications, Inc. and Copper Mountain.

15.           Principal Member Agreement, No. 00-127-OTH, dated April 27, 2001, between Center for Power Electronics Systems at Virginia Tech and Marconi Communications, Inc.

16.           OEM Purchase Agreement, No. 00-060-OEM, dated March 29, 2000, between Dantherm HMS, Inc. and Marconi Communications, Inc.

17.           Purchase Agreement, No. 98-764-PUR, executed December 24, 1998, between Hi Country Wire & Telephone, Ltd. and RELTEC Communications, Inc.

18.           Contract Labor Agreement, No. 02-1003-LBR, dated November 1, 2002, between Marconi Communications, Inc. and Selectek, Inc.

19.           Contract Labor Agreement, No. 02-0999-LBR, dated October 22, 2002, between PK Diversified Group Inc. and Marconi Communications, Inc.

20.           Asset Purchase Agreement and Manufacturing and Supply Agreement, No. 02-0380-GPA, dated November 28, 2001, between EPCOS, Inc. and Marconi Communications, Inc. (as amended).

21.           Agreement for Quality Assurance Assessment Services, No. 00 020-SVC, dated February 16, 2000, between Underwriters Laboratories Inc. and Marconi Communications, Inc.

22.           Electronic Data Access and Exchange Agreement, No. 02-0959-EDI, dated September 8, 2003, between United Parcel Service General Services Co. and Marconi Communications, Inc.

23.           Agreement for Software Services, No. 97-345-SVC, dated August 1, 1997, between RELTEC Corporation and USNetworks, Inc.

24.           Development and Distribution Agreement, No. 93-150-OTH, dated October 29, 1993, between Reliance Comm/Tec Corporation and Telemax Corporation.

25.           Carrier Agreement, No. 03-0236-SVC, dated September 8, 2003, between Marconi Communications, Inc. and United Parcel Service, Inc.

26.           Preventive Maintenance Agreement, No. 98-208-MNT, dated May 1, 2000, between Vadakin Refrigeration and Air Conditioning Inc. and Marconi Communications, Inc.

27.           Preventive Maintenance Agreement, No. 01-318-MNT, dated May 1, 2001, between Vadakin Refrigeration and Air Conditioning Inc. and Marconi Communications, Inc.

28.           Generic Requirements Participation Agreement, No. 2OSPMA, No. 02-0562-OTH, dated June 17, 2002, between Marconi Communications, Inc. and Telcordia Technologies, Inc.

29.           Distributable Technical Analysis/Professional Services – Service Order by Telcordia Technologies, No. 01-223-OTH.

30.           Consulting and Confidentiality Agreement, No. 01-280-CON, dated April 9, 2001, between Telwares Communications, LLC and Marconi Communications, Inc.

31.           Terms and Conditions for Sale of Lucent Equipment, No. 98-441-T&C, dated August 24, 1998, between RELTEC Communications, Inc. and Lucent Technologies Inc.

32.           Mitel Elite VAR Agreement, No. 99-200-VAR, dated April 1, 1999, between Mitel, Inc. and RELTEC/CDTS.

33.           Purchase Agreement, No. 01-004-SVC, dated as of January 23, 2001, between National Waste Paper Company and Marconi Communications, Inc.

34.           Travel Agency Agreement, No. 97-130-OTH, dated September 1, 1997, between Abbey Travel, Ltd. and RELTEC Corporation.

35.           Contract Labor Agreement, No. 02-1007-LBR, dated October 12, 2002, between Ace-Tech Communications, Inc. and Marconi Communications, Inc.

36.           Contract Labor Agreement, No. 02-0992-LBR, dated October 22, 2002, between ADEX Corporation and Marconi Communications, Inc.

37.           Waterford Metals Metal Scrap Recovery Agreement, No. 98-261-SVC, dated April 15, 1998, between Waterford Metals and RELTEC Communications, Inc.

38.           Contract Labor Agreement, No. 02-1006-LBR, dated October 22, 2002, between Wolf Communications LLC and Marconi Communications, Inc.

39.           Contract Labor Agreement, No. 02-0994-LBR, dated as of October 10, 2002, between Global Telecommunications, Inc. and Marconi Communications, Inc.

40.           Contract Labor Agreement, No. 02-1000-LBR, dated October 22, 2002, between Raize Staffing Solutions, LLC and Marconi Communications, Inc.

41.           Contract Labor Agreement, No. 02-1001-LBR, dated as of October 22, 2002, between Rightech, Inc. and Marconi Communications, Inc.

42.           Contract Labor Agreement, No. 02-1002-LBR, dated October 1, 2002, between Marconi Communications, Inc. and SAL-TECH, INC.

43.           Manufacturing Agreement, No. 03-0096-MFG, dated December 29, 2003, between Marconi Communications, Inc. and Solectron Corporation.

44.           Contract Labor Agreement, No. 02-0998-LBR, dated October 16, 2002, between Marconi Communications, Inc. and New Wave People, Inc.

45.           Contract Labor Agreement, No. 02-0993-LBR, dated October 1, 2002, between Marconi Communications, Inc. and Ajilon Communications LLC.

46.           Network Service Agreement (United States/Canada), No. 97-359-EDI, dated May 14, 1997 between Reliable Electric Division, RELTEC Services and Sterling Commerce (America), Inc.

47.           Distribution, Marketing, Sales and Services Agreement, No. 00-548-DEV, dated July 13, 2001, between Active Power, Inc. and Marconi Communications, Inc.

48.           Supplier Consignment Program, No. 01-1458-PUR, dated January 1, 2002, between Aerovox Incorporated and Marconi Communications, Inc.

49.           Network to Network Master Agreement, No. 01-034-LSE, dated July 5, 2000, between Voicenet and Marconi Communications, Inc.

50.           OEM Supply Agreement, No. 99-371-OEM, dated January 1, 1999, between Walker and Associates, Inc., and RELTEC Communications, Inc.

51.           Yellow Transportation, Inc. Exact Express Master Service Agreement, No. 02-0958-M&S, dated December 10, 2002, between Yellow Transportation, Inc. and Marconi Communication Inc.

52.           University Research Agreement, No. 98-164-DEV, dated as of March 27, 1998, between RELTEC Corporation and Rensselaer Polytechnic Institute.

53.           Purchase Agreement, No.00-223-PUR, dated January 12, 2001, between Marconi Communications, Inc. and IPG Photonics Corporation.

54.           Sales Monitoring, No. 03-0722-OTH, dated October 21, 2003, between Marconi Communications, Inc. and Safe Harbor Security, Inc.

55.           Softmart Letter Agreement, No. 99-701-SWL, dated November 4, 1999, between Marconi Communications. Inc. and Softmart.

56.           Installation and Service Agreement, No. 99-347-SVC, dated June 7, 1999, between Sonitrol Systems of Toronto and Marconi Communications Canada Inc.

57.           Teaming Agreement, No. 00-507-OTH, dated October 4, 2000, between Cellular Realty Advisors, Inc. and Marconi Communications, Inc.

58.           OEM Supply Agreement, No. 01-1368-OEM, dated October 1, 2001, between Channell Commercial Corporation and Marconi Communications, Inc.

59.           Limited Agency Agreement, No. 01-366-OTH, dated April 17, 2001, between Connecticut General Benefit Payments, Inc., LINA Benefit Payments, Inc. and Equicor, Inc. and Connecticut General Life Insurance Company, Life Insurance Company of North America, CIGNA Life Insurance Company of New York and Equicor, Inc. and Marconi Communications, Inc.

60.           Value Added Reseller Agreement (Marconi Power Products), No. 00-651-VAR, dated December 1, 2000, between Marconi Communications, Inc. and Miller-Eads Telecom Inc. (as amended).

61.           Shelter Services Agreement, No. 00-1000-PUR, dated May 30, 2000, between Elamex, S.A. de C.V., Elamex de Juarez, S.A. de C.V. and Marconi Communications, Inc.

62.           Control System Service Agreement, No. 01-926-MNT, dated July 31, 2001, between Energy Management Specialists, Inc. and Marconi Communications, Inc.

63.           Independent Contractor Agreement, No. 00-303-IND, dated May 16, 2000, between Marconi Communications, Inc. and Apex Solutions, Inc. (as amended).

64.           Contract Labor Agreement, No. 01-278-LBR, dated March 15, 2001, between Marconi Communications, Inc. and International Fibercom, Inc.

65.           Contract Labor Agreement, No. 01-1123-LBR, dated August 20, 2001, between Marconi Communications, Inc. and MGA Employee Services, Inc.

66.           Reseller Agreement, No. 03-0015-OTH, dated March 13, 2003, between Marconi Communications, Inc. and Modern Telecom Systems.

67.           Contract Labor Agreement, No. 02-0997-LBR, dated October 22, 2002, between Marconi Communications, Inc. and MODIS, INC.

68.           Services and Supply Contract, No. 02-1107-SVC, dated January 17, 2003, between Marconi Communications, Inc. and FirstEnergy Solutions Corp.

69.           Contract Labor Agreement, No. 01-018-LBR, dated December 12, 2000, between Marconi Communications, Inc. and Global Innovations LLC.

70.           Contract Labor Agreement, No. 00-650-LBR, dated November 27, 2000, between ADEX Corporation and Marconi Communications, Inc.

71.           Contract Labor Agreement, No. 00-719-LBR, dated December 11, 2000, between Epic Solutions, LLC and Marconi Communications, Inc.

72.           Contract, No. G94ACDE-PT0039, dated August 23, 1994, between Posts & Telecommunications Technology Import & Export Corporation and Reliance Comm/Tec Corporation.

73.           Supply Agreement between NYNEX Cablecomms Limited and RELTEC Corporation.

74.           Development Agreement, dated September 19, 1994, between Plexus Consultoria Y Proyectos and Reliance Comm/Tec Corporation.

75.           Contract Labor Agreement, No. 00-681-LBR, dated December 11, 2000, between PK Diversified Group and Marconi Communications, Inc.  and Exhibit C for Transmission and DC Power dated June 26, 2002.

76.           OEM Supply Agreement, No. 99-668-OEM, dated September 18, 2000, between Channell Commercial Corporation and Marconi Communications, Inc.

77.           Natural Gas Supply Agreement, No. 04-0257-OTH, dated March 31, 2004, between Exelon Energy Company and Marconi Communications, Inc.

78.           Electronic Purchase Agreement, No. 94-147-EDI, dated June 2, 1994, between American Telephone and Telegraph Company and Reliable Electric Company (n/k/a Marconi Communications, Inc.).

79.           Labor Contractor Agreement, No. 98-703-LBR, dated September 8, 1998, between Modis, Inc. and RELTEC Communications, Inc.

80.           Development & Supply Agreement, No. 635-9600369, dated June 17, 1996, between Qualcomm Incorporated and RELTEC Corporation.

81.           Labor Contractor Agreement, No.98-795-LBR, dated December 15, 1998, between US Com and RELTEC Communications, Inc.

82.           General Procurement Agreement, No. 91-109-GPS, dated June 1, 1991, between US West Business Resources, Inc. and Reliance Comm/Tec Corporation.

83.           OEM Sales Agreement, dated December 1, 1994, between Communications Technology Corporation and Reliance Comm/Tec Corporation.

84.           Contract Labor Agreement, No. 01-100-LBR, dated January 26, 2001, between Marconi Communications, Inc. and Performance Communications, LLC.

85.           Contract Labor Agreement, No. 00-575-OTH, dated October 26, 2000, between Marconi Communications, Inc. and Rex Electric, Inc.

86.           Contract Labor Agreement, No. 00-709-LBR, dated December 15, 2000, between Marconi Communications, Inc. and Rightech Inc.

87.           Contract Labor Agreement, No. 00-545-LBR, dated October 4, 2000, between Marconi Communications, Inc. and Willetta G. Lewis (Sal-Tech Communications Inc.).

88.           Contract Labor Agreement, No. 01-482-LBR, dated May 16, 2001, between Marconi Communications, Inc. and Sal-Tech Communications.

89.           Contract Labor Agreement, No. 01-014-LBR, dated January 11, 2001, between Marconi Communications, Inc. and Selectek.

90.           Contract Labor Agreement, No. 00-563-LBR, dated October 1, 2000, between Marconi Communications, Inc. and SpectraSite Communications Technical Services.

91.           Contract Labor Agreement, No. 01-068-LBR, dated January 1, 2001 between Marconi Communications, Inc. and SpectraSite Network Services – Technical Services Company.

92.           Contract Labor Agreement, No. 00-676-LBR, dated December 5, 2000, between Marconi Communications, Inc. and Speed Telecommunications, Inc.

93.           Contract Labor Agreement, No. 01-102-LBR, dated January 30, 2001, between Marconi Communications, Inc. and Wolf Communications, LLC.

94.           Agreement for Reproduction and Distribution Services for BellSouth Central Office Equipment Records, No. 01-1221-PUR, dated July 1, 2001, between QC Data Inc. and Marconi Communications, Inc.

95.           Agreement for Reproduction and Distribution Services for BellSouth Central Office Equipment Records, No. 02-0083-PUR, dated January 23, 2002, between QC Data Inc. and Marconi Communications, Inc.

96.           On-Site Training Proposal, 01-096-OTH, dated December 6, 2000, between Marconi Communications, Inc. and Internet Security Systems, Inc.

97.           Contract Labor Agreement, No. 01-112-LBR, dated February 8, 2001, between Marconi Communications, Inc. and Raize Solutions.

98.           Contract Labor Agreement, 01-025-LBR, dated January 8, 2001, between Marconi Communications, Inc. and TEKsystems Inc.

99.           Contract Labor Agreement, 01-108-LBR, dated December 20, 2000, Marconi Communications, Inc. and Telecom Procurement Services, Inc.

100.         Contract Labor Agreement, 00-649-LBR, dated November 2, 2000, between Marconi Communications, Inc. and TerraLink Communications, Inc.

101.         Contract Labor Agreement, 01-055-LBR, dated January 5, 2001, between Marconi Communications, Inc. and AllCom Telecommunications, Inc.

102.         Contract Labor Agreement, No. 00-702-LBR, dated as of December 13, 2000, between Marconi Communications, Inc. and Ace-Tech Communications, Inc.

103.         Developer’s Kit Sample Agreement, 02-0651-OTH, dated August 2, 2002, between 3M Touch Systems, Inc. and Marconi Communications, Inc.

104.         Contract Labor Agreement, No.02-0335-LBR, dated as of April 4, 2002, between Marconi Communications, Inc. and Cochran Communications Services.

105.         Contract Labor Agreement, No. 00-686-LBR, dated as of January 30, 2001, between Marconi Communications, Inc. and Comforce Telecom, Inc.

106.         Manufacturing and Supply Agreement, dated February 1, 2001 by and between Royal Telecom Protection, LLC and Marconi Communications, Inc.

107.         Contract Labor Agreement, No. 00-677-LBR, dated November 29, 2000, by and between Marconi Communications, Inc. and Allied Technical Services Inc.

108.         Contract Labor Agreement, No. 01-191-LBR, dated May 9, 2001, by and between Marconi Communications, Inc. and Nissie Com.

109.         Affirmative Action Planning Outsourcing Agreement, No. 01-698-SVC, dated May 7, 2001, between Marconi Communications, Inc. and Peopleclick, Inc. (as amended).

110.         Agreement for Professional Services, No. 98-604-CON, dated October 9, 1998, by and between RELTEC Communications, Inc. and VaultNet, Inc.

111.         Security Services Agreement, No. 96-133-SVC, dated July 30, 1996, by and between RELTEC Canada Inc. and Burns International Security Services Limited.

112.         Telco Systems OEM Agreement, No. 94-160-OEM, dated September 20, 1994, between Telco Systems, Inc. and Reliance Electric, Ltd. (n/k/a Marconi Commuications Canada Inc.).

113.         Services Agreement, dated April 12, 2004, by and between Aerotek CE and Marconi Communications, Inc.

114.         Relocation Services Agreement, No. 03-0739-SVC, dated November 3, 2003, between American International Relocation Solutions, LLC and Marconi Communications, Inc.

115.         Agreement between Telcordia Technologies, Inc. and Marconi Communications Inc. Relating to Battery Monitoring Technology, No. 03-0715-SWL, dated April 8, 2004.

116.         Subcontract Agreement, No. 96-279-SUB, between Electro Componentes Mexicana, S.A. de C.V. and RELTEC Corporation (n/k/a Marconi Communications, Inc.), dated April 15, 1997.

117.         Subcontract Agreement, dated November 27, 1996, between IBM World Trade Corporation and RELTEC Corporation.

118.         Professional Services Agreement, No. 98-136-CON, dated February 27, 1998, between RELTEC Communications, Inc. and Integrated Systems, Inc.

119.         Certification Agreement, No. 01-1114-OTH, dated April 18, 2001, between Marconi Communications, Inc. and Intertek Testing Services NA Inc.

120.         Transportation Agreement, No. 96-500-OTH, dated October 18, 1996 between Roadway Express, Inc., Reimer Express Lines Ltd., and GEC North American Companies (as amended).

121.         Services Agreement, No. 00-139-SVC, dated as of January 1, 1998, between RELTEC Foreign Holdings, Inc. and RELTEC Do Brasil LTDA.

122.         Contractor Agreement, No. 02-0269-OTH, dated May 14, 2002, between Marconi Communications, Inc. and Lante Corporation.

123.         General Construction Subcontract, No. 02-0283-EFI, dated November 22, 2002, between Bechtel Corporation and Marconi Communications, Inc.

124.         Services Subcontract, No. 01-077-SUB-1, No. 24445-400-HCO-E00X-00015, dated June 6, 2001, between Bechtel Corporation and Marconi Communications, Inc.

125.         Services Subcontract, No. 01-077-SUB-2, No. 24445-400-HC0-E00X-00014, dated June 6, 2001, between Bechtel Corporation and Marconi Communications, Inc. (as amended).

126.         Services Subcontract, No. 01-077-SUB-3, No. 24445-700-HC0-E00X-00010, dated June 6, 2001, between Bechtel Corporation and Marconi Communications, Inc.

127.         Services Subcontract, No. 01-077-SUB-4, No. 24445-300-HC0-E00X-00010, dated June 6, 2001, between Bechtel Corporation and Marconi Communications, Inc.

128.         Services Subcontract, No. 01-077-SUB-5, No. 24445-100-HC0-E00X-00011, dated June 6, 2001, between Bechtel Corporation and Marconi Communications, Inc.

129.         Services Subcontract, No. 01-077-SUB-6, No. 24445-600-HC0-E00X-00017, dated June 6, 2001, between Bechtel Corporation and Marconi Communications, Inc.

130.         General Construction Services Subcontract, No. 02-0889-EFI, No. 24782-002-HC2-UB00-00012, dated August 16, 2002, between Bechtel Corporation and Marconi Communications, Inc. (as amended).

131.         Contract Labor Agreement, No. 01-042-LBR, dated January 02, 2001, between Marconi Communications, Inc. and Outsource One.

132.         Contract Labor Agreement, No. 01-001-LBR, dated January 9, 2001, between Marconi Communications, Inc. and TAD Telecom, LLC.

133.         Professional Third Party Training and Training Assessment Agreement, No. 01-367-OTH, dated January 1, 2002, between Marconi Communications, Inc. and Telephony Quest.

134.         Kent Electronics Purchase Agreement, No. 00-372-PUR, dated January 17, 2002, between Marconi Communications, Inc. and Kent Electronics.

135.         QC Data – EF&I Agreement, No. 04-001-EFI, dated March 1, 2004 (effective January 1, 2004), between Marconi Communications, Inc. and QC Data, Inc.

136.         Right-Tech EF&I Labor Contract, No. 02-1001-LBR, dated October 22, 2002, between Marconi Communications, Inc. and Rightech, Inc.

137.         Spectrum Control, Inc. Purchase Agreement, No. 03-0083-PUR, dated May 1, 2003, between Spectrum Control, Inc. and Marconi Communications, Inc.

138.         Contract Labor Agreement, No. 02-0996-LBR, dated October 2, 2002, between Marconi Communications, Inc. and MGA Employee Services, Inc.

139.         Master Subcontract Agreement No. MO990156PR, No. 99-543-SUB, dated August 11, 1999, between Marconi Communications, Inc. and Southwestern Bell Telephone Company.

Distributor Contracts.

1.             General Distributor Agreement, No. 98-313-DST, dated May 1, 1998, between Famous Telephone Supply Co. and RELTEC Communications, Inc. (as amended).

2.             General Distributor Agreement, No. 98-318-DST, dated May 1, 1998, between Potelcom Supply and RELTEC Communications, Inc. (as amended).

3.             General Distributor Agreement, No. 00-135-DST, between Arion and Marconi Communications, Inc.

4.             General Distributor Agreement, No. 98-309-DST, dated May 1, 1998, by and between RELTEC Communications, Inc. and Cable Plus.

5.             Distributor Agreement, No. 99-737-SRP, effective June 1, 1999, between COLTEL and Marconi Communications, Inc.

6.             General Distributor Agreement, No. 98-311-DST, dated May 1, 1998, between CSSA and RELTEC Communications, Inc. (as amended) (The rights and obligations of MCI under this Contract not related to the Business were assigned to Advanced Fibre Access Corporation pursuant to the Consent to Assignment Agreement, by and between Marconi Communications, Inc., Advanced Fibre Access Corporation and CSSA.)

7.             General Distributor Agreement, No. 98-312-DST, dated May 1, 1998, between RELTEC Communications, Inc. and Dakota Electric Supply Co. (as amended). (The rights and obligations of MCI under this Contract not related to the Business were assigned to Advanced Fibre Access Corporation pursuant to the Consent to Assignment Agreement, dated February 2, 2004, by and between Marconi Communications, Inc., Advanced Fibre Access Corporation and Dakota Electric Supply Co.)

8.             General Distributor Agreement, No. 98-316-DST, dated May 1, 1998, between Litecomm Supply Company and RELTEC Communications, Inc.

9.             General Distributor Agreement, No. 99-504-DST, dated August 26, 1999, between KES and Marconi Communications, Inc. (as amended).

10.           General Distributor Agreement, No. 98-315-DST, dated May 1, 1998, between KGP Telecommunications and RELTEC Communications, Inc. (as amended).

11.           General Distributor Agreement, No. 02-0135-DST, dated March 1, 2002, between Marconi Communications, Inc. and SCS, Limited.

12.           General Distributor Agreement, No. 98-317-DST, dated May 1, 1998, between RELTEC Communications, Inc. and NCP.

13.           Distributor Agreement, No. 02-1200-DST, dated May 25, 2002, between Acumuladores Duncan C.A. and Marconi Communications, Inc.

14.           General Distributor Agreement, No. 98-743-DST, dated October 1, 1998, between Vikimatic Inc. and RELTEC Communications, Inc.

15.           General Distributor Agreement, No. 98-321-DST, dated May 1, 1998, between Walker & Associates, Inc. and RELTEC Communications, Inc. (as amended). (The rights and obligations of MCI under this Contract not related to the Business were transferred to Advanced Fibre Access Corporation pursuant to the Consent to Assignment Agreement, dated February 5, 2004, by and between Marconi Communications, Inc., Advanced Fibre Access Corporation and Walker & Associates, Inc.)

16.           General Distributor Agreement, No. 98-314-DST, dated May 1, 1998, between GoldCom, Inc. and RELTEC Communications, Inc.

17.           Distributor Agreement, No. 02-0136-DST, February 1, 2003, between Alltel Communications Products, Inc. and Marconi Communications, Inc.

18.           General Distributor Agreement, No. 98-306-DST, September 1, 1998, between Alltel Supply, Inc. and RELTEC Communications, Inc. (The rights and obligations of MCI under this Contract not related to the Business were assigned to Advanced Fibre Access

Corporation pursuant to the Consent to Assignment Agreement, by and between Marconi Communications, Inc., Advanced Fibre Access Corporation and Alltel Communications Products, Inc.)

19.           General Distributor Agreement, No. 98-310-DST, dated May 1, 1998, between RELTEC Communications, Inc. and Clifford of Vermont, Inc.

20.           Distributor Agreement, No. 99-742-DST, between Marconi Communications, Inc. and Clorex Sistemas de Energia S.A.

21.           General Distributor Agreement, No. 00-450-DST, dated April 3, 2002, between Marconi Communications, Inc. and Codale Electric Supply, Inc.

22.           General Distributor Agreement, No. 00-260-DST, dated August 1, 2000, between Marconi Communications, Inc. and Sunbelt Telecommunications, Inc.

23.           General Distributor Agreement, No. 98-549-DST, dated May 1, 1998, between Marconi Communications, Inc. and Anixter, Inc. (as amended) (The rights and obligations of MCI under this Contract not related to the Business were assigned to Advanced Fibre Access Corporation pursuant to the Consent to Assignment Agreement, by and between Marconi Communications, Inc., Advanced Fibre Access Corporation and Anixter, Inc.)

24.           Ericsson Distribution Agreement, No. 02-1038-DST, dated December 5, 2003, between LM Ericsson Limited and Marconi Communications, Inc.

25.           General Distributor Agreement, dated December 1, 1994, between Communications Supply Company and Reliance Comm/TEC Corporation.

26.           General Distributor Agreement, dated April 1, 1994, between TWCOMCORP and Reliance Comm/Tec Corporation.

27.           General Distributor Agreement, dated March 19, 1996, between Wireless Installation Services and RELTEC Corporation.

28.           General Distributor Agreement, dated as of February 3, 1993, between Reliance Comm/Tec Corporation and Energy Electric Cable, Inc.

29.           General Distributor Agreement, dated November 26, 1991, between GENCAB of Canada and Reliance Electric, Ltd. Telecom Division.

30.           General Distributor Agreement, No. 98-307-DST, dated May 1, 1998, between Anicom, Inc. and RELTEC Communications, Inc.

31.           General Distributor Agreement, No. 01-1193-DST, dated October 1, 2001, between Marconi Communications, Inc. and Global Energy & Technology, Inc.

32.           General Distributor Agreement, No. 98-495-VAR, dated November 23, 1998, between TESSCO Technologies Incorporated and RELTEC Communications, Inc.

33.           General Distributor Agreement, dated May 1, 1998, between Power & Telephone Supply Company, Inc. and RELTEC Communications, Inc.

34.           OEM/Distributor Agreement, No. 97-339-OEM, dated October 14, 1997, between Siemens Telecom Network and RELTEC Corporation. (The rights and obligations of MCI under this Contract not related to the Business were assigned to Advanced Fibre Access Corporation pursuant to the Consent to Assignment Agreement, dated February 27, 2004, by and between Marconi Communications, Inc., Advanced Fibre Access Corporation and Siemens Information & Communications Networks, Inc.)

35.           General Distributor Agreement, dated January 15, 1997, between RELTEC Corporation and North Supply Company and RELTEC Corporation (as amended).

Intellectual Property Licenses.

1.             Software Licensing Agreement, dated June 15, 1992, between American Telephone & Telegraph and Reliance Comm/Tec Corporation; Technical Information Agreement, dated June 15, 1992, between American Telephone & Telegraph and Reliance Comm/Tec Corporation.

2.             Hyperion Software License Agreement, No. 95-175-LIC, dated June 27, 1995, between Hyperion Software Corporation and Reliance Comm/Tec Corporation.

3.             Software License Agreement, License No: SLA 52103.4 No. 99-902-SWL, dated January 5, 1999, between RELTEC Communications, Inc. and Integrated Systems, Inc.

4.             License Agreement, No. 96-415-TCL, dated July 30, 1996, by and between Johnson Controls Battery Group, Inc. and RELTEC Corporation.

5.             Contract No.  95-174-LIC, dated October 20, 1995, between Vertex Inc. and Reliance Comm/Tec.

6.             Software License Agreement, Contract No. 98-609-LIC, dated February 28, 1997, between Integrated Systems, Inc. (n/k/a Wind River Systems, Inc.) and RELTEC Corporation (as amended).

7.             OEM License Agreement, No. 00-369-TCL, dated September 19, 2000, between Echelon Corporation and Marconi Communications, Inc.

8.             Customer Agreement for Licensed Products, No. 99-850-SWL, dated August 31, 1999, between Marconi Communications, Inc. and Parametric Technology Corporation. (The rights and obligations of MCI under this Contract not related to the Business were assigned to Advanced Fibre Access Corporation pursuant to the Consent to Assignment Agreement, dated February 19, 2004, by and between Marconi Communications, Inc., Advanced Fibre Access Corporation and Parametric Technology Corporation.)

9.             Subscription and License Agreement for Telcordia Copyrighted Publications Contract No. 4MAGR1, No. 04-0120-OTH, dated May 18, 2004, between Telcordia Technologies and Marconi Communications, Inc.

10.           *Cross License Agreement, dated February 20, 2004, by and among Marconi IP, Marconi Communications, Inc., Marconi Corporation plc, Marconi UK Intellectual Property Limited, Marconi Communications SpA, Marconi Communications GmbH, Advanced Fibre Access Corporation, and, with respect to Section 6.15 thereto only, Advanced Fibre Communications, Inc.

IT Contracts.

1.             Agreement to Enter Partnership, No. 99-101-OTH-2, No. 99-101-SVC, dated November 3, 1999, between KII Telecommunications Partners and Marconi Communications, Inc.

2.             Agreement to Enter Partnership, No. 99-101-OTH-1, No. 99-10-SVC, dated March 10, 1999, between KII Telecommunications Partners and RELTEC Communications, Inc.

3.             Participation Agreement and Irrevocable Guaranty, No. 99-101-OTH, dated December 17, 1999, between AT&T Corp. and Marconi Communications, Inc. and is consented to by K-II Telecommunications Partners, Inc.

4.             Software License Agreement, dated March 26, 1999, between ACTA Technology, Inc. and RELTEC Communications, Inc.

5.             Software License Agreement, No. 99-695-SWL, dated June 30, 1999, between Software Experts, Inc. (d/b/a GETPAID Software) and Marconi Communications, Inc.

6.             IBM Lotus International Passport Advantage Agreement, No.99-698-SWL, dated July 24, 1998 between IBM Lead Company and Reltec Corporation.

7.             RedBrick License Agreement and Maintenance and Support Agreement, dated March 19, 1999, between SYSIX Technologies and RELTEC Communications, Inc.

8.             Microsoft Select Master Agreement, No. 01-04759, dated November 25, 1997 between RELTEC Corporation and Microsoft Corporation; Addendum A to Microsoft Select Master Agreement, dated July 1, 1998.

9.             Corporate License Agreement No. 98-183-LIC, dated May 6, 1998, between Reltec Corporation and Novell.

10.           Vertex Inc. End-User License, Contract No. 96-414-LIC, dated November 27, 1996, between Vertex Inc. and Reltec Corporation.

11.           Trial Software License Agreement, Contract No. 01-1006-SWL, dated September 10, 2001, between Vertex Inc. and Marconi Communications, Inc.

12.           Software License Agreement, No. 00-010-SWL, dated March 21, 2000, between EMC Corporation and Marconi Communications, Inc. (as amended).

13.           Software End User License Agreement, No. 97-351-LIC, dated November 3, 1997, between Extensity Software, Inc. and RELTEC Corporation.

14.           Enterprise System License Agreement, No. 97-360-LIC, dated December 17, 1997, between GE Information Services, Inc. and RELTEC Corporation (as amended).

15.           License Agreement, No. 99-694-SWL,dated December 21, 1999, by and between IXOS Software, Inc. and Marconi Communications, Inc.; Consulting Services Agreement, dated December 21, 1999, by and between IXOS Software, Inc. and Marconi Communications, Inc. Software Maintenance Agreement, No. 99-694-SWL, dated December 21, 1999, by and between IXOS Software, Inc. and Marconi Communications, Inc.

16.           Software License Agreement No. 99-124-LIC, dated April 22, 1999, between Mercury Interactive Corporation and RELTEC.

17.           License Agreement, No. 99-192-LIC, dated March 25, 1999, between Pinnacle SoftCom Corporation and RELTEC.

18.           SAP America, Inc. R/3 Software End-User Value License Agreement, No. 99-689-SWL, dated April 4, 1997, between SAP America, Inc. and RELTEC Corporation (as amended).

19.           Non-Exclusive License Agreement No. 99-419-DEV dated August 26, 1999 between Marconi Communications, Inc. and Symmetry Corporation.

20.           Master Agreement (MA-01-02), dated March 31, 2002, by and between Dun & Bradstreet, Inc. and Marconi Communications, Inc.

21.           [CSC Outsourcing Arrangement.  Consents required in relation to the CSC Outsourcing Arrangement to be determined with the finalization of the information technology transition arrangements.]

22.           Remote Access Environment (UUNet) services provided by MCI (f/k/a Worldcom) to Marconi Communications, Inc. for PC Remote Access. (MCI has not been able to locate a true and complete copy of this Contract and has therefore not made available a true and complete copy to the Purchasers.)

23.           Master Agreement, No. MA-01-02, dated March 31, 2002, by and between Dun & Bradstreet, Inc. and Marconi Communications, Inc. (as amended).

24.           ATL Products under Software Maintenance and Support Agreement; Coverage dates: February 1, 2004 - January 31, 2005

25.           Bottom Line under Software Maintenance and Support Agreement; Coverage dates: February 1, 2004 - January 31, 2005

26.           Cadre Computers (Checkpoint Software) under Software Maintenance and Support Agreement; Coverage dates: January 1, 2004 - December 31, 2004

27.           CIM Concepts under Software Maintenance and Support Agreement; Coverage dates: January 1, 2004 - December 31, 2004

28.           HP (Omniback Software) under Software Maintenance and Support Agreement; Coverage dates: April 1, 2004 - March 31, 2005

29.           Network Associates under Software Maintenance and Support Agreement; Coverage dates: April 1, 2004 - March 31, 2004

30.           Brio Maintenance and Support Agreement, No. 99-693-MNT, dated April 1, 1999, between Brio Technology Inc. and RELTEC Communications Inc. (3.95.36)

31.           Software License Agreement, No. 481684-9 between Connectria and Marconi Communications Inc.

32.           In addition to the IT Contracts set forth above, the Sellers license from licensors certain software set forth below. (MCI has not been able to locate true and complete copies of the Contracts relating to the software tools set forth below and has therefore not made available to the Purchaser true and complete copies of such Contracts.)

Software Tool

CSS Horizon Web-site.

Quantum Software

Secure id

33.           All Contracts used by any Service Provider (as defined in the Transition Services Agreement) to provide Services (as defined in the Transition Services Agreement) to the applicable Purchaser, or used by the applicable Purchaser to receive any Services under the Transition Services Agreement, except for those Contracts identified in the Transition Services Agreement as requiring Consent of the counter-parties in connection with the transactions contemplated by the Transition Services Agreement (which Contracts are incorporated herein by reference).

Other Contracts.

1.             NG Cue Development & Supply Agreement, No. 02-914-DEV, dated February 4, 2004, by and between Marconi Communications Canada Inc. and Hy-Grade Precast Concrete.

2.             Ramp Driving Access Application Agreement, No. 02-1106-OTH, dated December 13, 2002, between Marconi Communications, Inc. and Port of Seattle.

3.             Agreement, No. 02-0841-OTH, dated June 20, 2002, between Marconi Communications, Inc. and Isocore Corporation.

4.             Asset Purchase Agreement and Bill of Sale, dated February 1, 2002, between Marconi Communications, Inc. and Royal Telecom Protection, LLC.

5.             Strategic Alliance Agreement, dated January 26, 2004, between Marconi Communications, Inc. and Harris Corporation (subsequently assigned by Harris Corporation to Fluke Networks).

6.             Equity Transfer Contract, dated November 22, 2003, by and among Marconi Communications, Inc., LinTech Limited and Guangdong Telecom Industry Group Corporation.

7.             Vital Networks and Joint Marketing Agreement, No. 00-169-OTH, dated September 8, 2000, between VITAL Network Services LLC and Marconi Communications, Inc.

8.             Documentation and Training Agreement, No. 02-0507-OTH, dated March 21, 2003, between Ciena Corporation and Marconi Communications, Inc.

9.             Electronic Data Interchange Trading Partner Agreement, No. 92-117-EDI, dated June 1, 1992, between U S West Business Resources, Inc. and the Reliance Comm/Tec Companies named therein.

10.           Electronic Data Interchange Trading Partner Agreement, No. 98-218-EDI, dated December 1, 1998, between Ameritech Services, Inc. and RELTEC Communications.

11.           Electronic Data Interchange Trading Partner Agreement, No. 97-170-EDI, dated August 26, 1996, by and between RELTEC Corporation and Bourns, Inc.

12.           Electronic Data Interchange Trading Partner Agreement, No. 91-113-EDI, dated June 1, 1993, between Reliance Comm/Tec Corporation and Philips Components Discrete Products.

13.           Electronic Data Interchange Trading Partner Agreement, No. 97-159-EDI, dated September 10, 1997, between Allegheny Ludlum Corporation and RELTEC Corporation.

Real Property Leases.

1.             Office lease agreement, dated December 5, 1996, by and between Duke Realty Limited Partnership and RELTEC Corporation, as amended by that certain First Lease Amendment dated September 10, 1997, by that certain Second Lease Amendment dated February 25, 1998, by that certain Third Lease Amendment dated August 28, 1998 and by that certain Fourth Lease Amendment dated September 20, 2002.

2.             Agreement of Lease, dated April 27, 2004, by and between DA Avalon Center, LLC and Marconi Communications, Inc.

3.             Lease, dated August 31, 1999, by and between McKeon, Ltd. and Marconi Communications, Inc.

4.             Lease, dated December 17, 2003, by and between Burger Investments FLP and Marconi Communications, Inc.

5.             Lease Agreement, dated August 16, 1997, by and between LaSalle National Trust N.A. and RELTEC Corporation, as amended by that certain First Lease Amendment dated February 1, 1998.

6.             Business Park Lease, dated March 6, 1995, by and between Fife Business Park and Reliance Comm/Tec Corporation.

7.             Industrial Space Lease Agreement, dated July 22, 1997, by and between McShane Corporation and RELTEC Corporation, as amended by that certain First Amendment to Lease dated February 18, 1998 and by that certain Second Amendment to Lease dated May 30, 2001.

8.             Commercial Lease Agreement, dated October 22, 2002, by and between Lincoln Development, LLC and Marconi Communications, Inc.

9.             Lease Agreement, dated May 21, 2003, by and between Salem Business Park, L.L.C. and Marconi Communications, Inc.

10.           Lease, dated February 22, 2003, by and between Northern Ohio Associates Limited Partnership and Marconi Communications, Inc.

11.           Lease, dated January 21, 2003, by and between Chapin Warehousing, Inc. and Marconi Communications, Inc.

12.           Lease Agreement, dated October 9, 2002, by and between The Don G. Mercer Family Trust d/b/a Mercer Properties and Marconi Communications, Inc.

13.           Lease, dated May 10, 2004, by and between Fossil Creek Crown Partners, Ltd. and Fossil Creek Crown Investments, Inc. and Marconi Communications, Inc.

14.           Lease, dated December     2003, by and between Frank J.T. Strano and Marconi Communications, Inc.

15.           Lease, dated April 1, 2003, by and between Inmobiliaria y Constructora Jame, S.A. de C.V and Marconi México.

16.           Lease, dated August 1, 2003, by and between Inmobiliaria y Constructora Jame, S.A. de C.V and Marconi México.

17.           Lease, dated September 1, 2002, by and between Inmobiliaria Quetzal, S.A. de C.V and Marconi México.

18.           Lease, dated November 1, 2002, by and between Mrs. Ma. Daisy Hasbun Cassis and Marconi México.

19.           Lease, dated November 1, 2002, by and between Mrs. Sandra Hasbun Hasbun and Marconi México.

20.           Lease, dated November 1, 2003, by and between Banco Mercantil del Norte, S.A., Institución de Banca Múltiple, Grupo Financiero Banorte and Marconi México.

21.           Lease, dated October 15, 1999, by and between Inmobiliaria Lizme, S.A. de C.V. and Reltec de México, S.A. de C.V. (currently Marconi Mexico).

Personal Property Leases.

1.             Master Equipment Lease Agreement, No. 00-076-LSE, dated July 17, 1998, between RELTEC Corporation and Forsythe/McArthur Associates, Inc. (as amended).

2.             Master Lease Agreement, No. 27341 and Lease Schedule, No. 01-354-LSE, dated January 29, 2001, between Marconi Communications, Inc. and Center Capital Corporation.

3.             Citicorp Dealer Finance Master Equipment Lease Agreement, No. 01-833-LSE, dated August 1, 2001, between Citicorp Del-Lease, Inc. and Marconi Communications, Inc.

4.             Equipment Lease, No. 95-400-LSE, dated December 11, 1995, between PHH Financial Services, Inc. and RELTEC Corporation.

a.             Equipment Lease- Schedule 11, No. 95-400-LSE-S11, dated December 11, 1995, between PHH Financial Services, Inc. and RELTEC Corporation.

b.             Equipment Lease- Schedule 13, No. 95-400-LSE-S13, dated December 11, 1995, between PHH Financial Services, Inc. and RELTEC Corporation.

c.             Equipment Lease- Schedule 8, No. 95-400-LSE-S8, dated December 11, 1995, between PHH Financial Services, Inc. and RELTEC Corporation.

5.             Operating Lease No. 2742, No. 92-175-LSE, dated September 23, 1992, between PHH FleetAmerica Corporation and Reliance Electric Company.

6.             Master Lease Agreement, No. 01-200-LSE, dated April 3, 2001, between Marconi Communications, Inc. and Steelcase Financial Services Inc. (as amended).

7.             Master Lease Agreement, No. 96-281-LSE, dated March 6, 1996, by and between RELTEC Corporation and Hewlett-Packard Corporation (as amended).

a.             Equipment Schedule TF-24971A, dated December 3, 2003, between Marconi Communications, Inc. and Hewlett-Packard Financial Services Co.

b.             Equipment Schedule TF-24972A, dated December 3, 2003, between Marconi Communications, Inc. and Hewlett-Packard Financial Services Co.

c.             Equipment Schedule TF-24973A, dated December 3, 2003, between Marconi Communications, Inc. and Hewlett-Packard Financial Services Co.

d.             Equipment Schedule TF-24974A, dated December 3, 2003, between Marconi Communications, Inc. and Hewlett-Packard Financial Services Co.

e.             Equipment Schedule TF-24975A, dated December 3, 2003, between Marconi Communications, Inc. and Hewlett-Packard Financial Services Co.

f.              Equipment Schedule TF-24976A, dated December 3, 2003, between Marconi Communications, Inc. and Hewlett-Packard Financial Services Co.

g.             Equipment Schedule TF-24977A, dated December 3, 2003, between Marconi Communications, Inc. and Hewlett-Packard Financial Services Co.

h.             Equipment Schedule TF-24978A, dated December 3, 2003, between Marconi Communications, Inc. and Hewlett-Packard Financial Services Co.

i.              Equipment Schedule TF-24979A, dated December 3, 2003, between Marconi Communications, Inc. and Hewlett-Packard Financial Services Co.

j.              Equipment Schedule TF-24721A, dated December 3, 2003, between Marconi Communications, Inc. and Hewlett-Packard Financial Services Co.

k.             Equipment Schedule TF-31025A, dated December 3, 2003, between Marconi Communications, Inc. and Hewlett-Packard Financial Services Co.

8.             Master Lease Agreement, dated April 10, 1997, between RELTEC Corporation and National City Leasing Corporation.

a.             Equipment Schedule No. 1 to Master Lease Agreement No. 07249, dated April 10, 1997, between National City Corporation and RELTEC Corporation.

b.             Equipment Schedule No. 3 to Master Lease Agreement No. 07249, dated April 10, 1997, between National City Corporation and RELTEC Corporation.

c.             Equipment Schedule No. 7 to Master Lease Agreement No. 07249, dated April 10, 1997, between National City Corporation and RELTEC Corporation.

d.             Equipment Schedule No. 8 to Master Lease Agreement No. 07249, dated April 10, 1997, between National City Corporation and RELTEC Corporation.

e.             Equipment Schedule No. 10 to Master Lease Agreement No. 07249, dated April 10, 1997, between National City Corporation and RELTEC Corporation.

f.              Equipment Schedule No. 17 to Master Lease Agreement No. 07249, dated April 10, 1997, between National City Corporation and RELTEC Corporation.

g.             Equipment Schedule No. 20 to Master Lease Agreement No. 07249, dated April 10, 1997, between National City Corporation and RELTEC Corporation.

h.             Equipment Schedule No. 29 to Master Lease Agreement No. 07249, dated April 10, 1997, between National City Corporation and RELTEC Corporation.

i.              Equipment Schedule No. 30 to Master Lease Agreement No. 07249, dated April 10, 1997, between National City Corporation and RELTEC Corporation.

j.              Equipment Schedule No. 31 to Master Lease Agreement No. 07249, dated April 10, 1997, between National City Corporation and RELTEC Corporation.

k.             Equipment Schedule No. 32 to Master Lease Agreement No. 07249, dated April 10, 1997, between National City Corporation and RELTEC Corporation.

l.              Equipment Schedule No. 33 to Master Lease Agreement No. 07249, dated April 10, 1997, between National City Corporation and RELTEC Corporation.

9.             Master Lease Agreement No. 99-330, LSE, dated November 1, 1999, between Dell Financial Services L.P and Marconi Communications, Inc.

10.           Lease Agreement, No. 34566.1, between Image Financial Services and Marconi Communications Canada Inc. (for C2058 ImagePrinter Colour System).

11.           Lease Agreement between Image Financial Services and Marconi Communications Canada Inc. (for 5300T Digital System).

12.           Lease Contract, between CISC Capital Inc. and Marconi Communications Canada Inc. (for Canon Image Runner 8500).

13.           Lease Contract, dated April 2003, between CBSC Capital Inc. and Marconi Communications Canada Inc. (for Canon2050P Fax).

14.           Lease Contract, between CBSC Capital Inc. and Marconi Communications Canada Inc. (for Canon Image Runner 2200 and LC 710 Fax).

15.           Lease Contract, between CBSC Capital Inc. and Marconi Communications Canada Inc. (for GP200S Attachment).

16.           Lease Agreement between IKON Office Solutions and Marconi Communications Canada Inc. (for Canon Imager 2220N).

17.           Lease Agreement, dated March 19, 2004, between Ryder Finance Corporation and Marconi Communications Canada Inc.

18.           Rental Agreement, dated November 3, 2002, between CIT and Marconi Communications Canada Inc.

19.           Agreement, No. 6219706, between Pitney Bowes and Marconi Communications Canada Inc. (for mail machine, including scale and meter).

20.           Rental Agreement between RELTEC Canada Inc. and OE London Inc. (for Canon 9000S Facsimile).

21.           Lease agreement, dated June 18, 2001, entered into by and between Xerox Mexicana, S.A. de C.V. and Marconi México.

22.           Lease agreement, dated June 9, 1998, entered into by and between Xerox Mexicana, S.A. de C.V. and Productos Reltec de México, S.A. de C.V. (currently Marconi México).

23.           Lease agreement, dated February 23, 1998, entered into by and between Xerox Mexicana, S.A. de C.V. and Productos Reltec de México, S.A. de C.V. (currently Marconi México).

24.           Lease agreement, dated September 30, 2000, entered into by and between Ikon México, S.A. de C.V. and Marconi Mexico. (MCI has not made available to the Purchasers a true and complete copy of this Contract.)

25.           Customer Agreement, dated January 24, 2003, between Marconi Communications, Inc. and Oce-USA, Inc.

Schedule 4.4(a)
Annual Management Accounts

U.S.$ (millions)

Statement of Operating Profit for Year Ended March 31, 2004

Sales	$378.8
Cost of Sales	$302.4
Gross Profit	$76.4
Operating Expenses	$52.7

Operating PBIT	$23.7

Statement of Assets and Liabilities to be Transferred Pursuant to this Agreement as of March 31, 2004

Net Accounts Receivable	$47.6
Net Inventory	54.0
Prepaids & Other Current Assets	3.7
Fixed Assets	45.2

Total Assets	$150.5

Net Accounts Payable	42.4
Accrued Compensation & Benefits	11.7
General Warranty	2.5
Other Current Liabilities	3.6
Restructure Reserves	7.7

Total Liabilities	$67.9

Net Assets	$82.6

Schedule 4.4(b)(i)
Deviations from UK GAAP

1.             The Management Accounts do not include (A) normal recurring year-end adjustments that have not been and will not be material in amount and (B) applicable footnotes.

2.             With respect to Fixed Assets, a provision of $1.9 million is recorded as of 3/31/04 as a valuation allowance against the Lorain, Ohio facility.

3.             In February 2004, MCI completed the sale of its North American Access Business to AFC.  In connection with this sale, MCI and AFC entered into a General Purchase Agreement pursuant to which the OPPS Business sells products to AFC’s North American Access Business.  The Statement of Operating Profit for Year Ended March 31, 2004 has been prepared as if this General Purchase Agreement had been in place for the entire fiscal year.  Therefore, the intercompany sales to the North American Access Business when it was owned by MCI have been recognized on the Statement of Operating Profit for Year Ended March 31, 2004 as third-party sales based on the pricing levels and other terms set forth in the General Purchase Agreement.

4.             The Statement of Assets and Liabilities to be Transferred Pursuant to this Agreement as of March 31, 2004 excludes all assets and liabilities of the following benefit plans and arrangements: (A) Marconi USA Employees’ Retirement Plan, (B) RELTEC Corporation Retirement Plan, (C) Reliance Comm/Tec Corporation Supplemental Retirement Plan, effective August, 1995, (D) Reliance Comm/Tec Corporation Special Retirement Program for Elected Officers effective August, 1995, (E) retiree medical obligations under Supplement A to the Marconi Total Rewards Program, (F) pension and other obligations described in paragraphs 1 and 2 of Schedule Mexico-1, (G) Pension Plan for the Salaried and Management Employees of Marconi Communications Canada Inc. and (H) Pension Plan for the Hourly Employees of Marconi Communications Canada Inc.

5.             The Statement of Operating Profit for Year Ended March 31, 2004 excludes all charges associated with the Business restructure cost.  The Statement of Assets and Liabilities to be Transferred Pursuant to this Agreement as of March 31, 2004 includes a restructure reserve accrual of $7.7 million as related to the Business.

6.             The Management Accounts do not include any adjustments related to Marconi’s acquisition of RELTEC.

Schedule 4.4(b)(ii)
Exceptions to Annual Balance Sheet and June Balance Sheet

Neither the Annual Balance Sheet nor the June Balance Sheet includes any assets or liabilities related to the following benefit plans and arrangements: (A) Marconi USA Employees’ Retirement Plan, (B) RELTEC Corporation Retirement Plan, (C) Reliance Comm/Tec Corporation Supplemental Retirement Plan, effective August, 1995, (D) Reliance Comm/Tec Corporation Special Retirement Program for Elected Officers effective August, 1995, (E) retiree medical obligations under Supplement A to the Marconi Total Rewards Program, (F) pension and other obligations described in paragraphs 1 and 2 of Schedule Mexico-1, (G) Pension Plan for the Salaried and Management Employees of Marconi Communications Canada Inc., (H) Pension Plan for the Hourly Employees of Marconi Communications Canada Inc., (I) Savings and Investment Plan for the Employees of Marconi Communications Canada Inc. including the plan text described in the third bullet of Schedule Canada-3 and (J) the savings plans described in paragraphs 9 and 10 of Schedule Mexico-1.

Schedule 4.4(c)
Calculation of Benchmark Amount

U.S.$ (millions)

	Annual Balance Sheet	Remove Restructure	Remove Fixed Assets	EMR Agreed Adjustment	Remove Warranty	Working Capital
Net Accounts Receivable	$47.6					$47.6
Net Inventory	$54.0					$54.0
Prepaids & Other Current Assets	$3.7					$3.7
Fixed Assets	$45.2		(45.2)			—
Total Assets	$150.5		(45.2)			$105.3
Accounts Payable	$42.4					$42.4
Accrued Compensation & Benefits	$11.7			1.3		$13.0
General Warranty	$2.5				(2.5)	—
Other Current Liabilities	$3.6					$3.6
Restructure Reserves	$7.7	(7.7)				—
Total Liabilities	$67.9	(7.7)		1.3	(2.5)	$59.0
Net Assets / Benchmark Amount	$82.6	7.7	(45.2)	(1.3)	2.5	$46.3

Schedule 4.5
No Adverse Effects or Changes

Deviations from the Ordinary Course of Business since March 31, 2004

1.                                       The Business has completed its roll out of SAP in Mexico.

2.                                       The restructuring of the Services component of the Business remains ongoing as described in greater detail in the North American Services Project: REBOUND Update Presentation, dated April 8, 2004, provided to the Purchasers.

3.                                       The Business closed its Greenville, Mississippi facility which resulted in layoffs of certain employees of the Business, among other activities that are customary with the closing of a facility.

4.                                       The Sellers have commenced implementing their restructuring plans, including laying off employees and incurring restructuring expenses, all as previously discussed with the Purchasers.

(a) Potential Business Material Adverse Effects since March 31, 2004

1.                                       The prices of steel and copper, commodities used by the Business, have increased materially since March 31, 2004.

2.                                       The pending consolidation of AT&T Wireless and Cingular has led to a slow down in purchases by these parties of products and services of the Business, which has resulted in decreased revenues and increased inventory levels of the Business.

3.                                       The Business has agreed to price reductions for products and services sold to the following customers:

a.                                       Cellco Partnership (d/b/a Verizon Wireless) (Approximately 30% price reduction)

b.                                      Cingular Wireless LLC (Approximately 5% price reduction)

c.                                       Pegaso Comunicaciones y Sistemas S.A. de C.V. (d/b/a Telefonica) (Approximately 8% price reduction)

(b) Deviations from Accounting Methods since March 31, 2004

None.

(c) Recent Employee related agreements and increases in Employee compensation since March 31, 2004

1.                                       Items 1 – 18 under the heading “Pre-Closing Severance Agreements” and Items 1 – 20 under the heading “Post-Closing Severance Agreements” set forth on Schedule 4.17(a) are incorporated herein by reference.

2.                                       The Sellers are endeavoring to implement a merit review program pursuant to which compensation for certain senior management employees may be increased.

(d) Capital Expenditures since March 31, 2004

1.                                       Repair work on the east elevator in Plant 1 of the Lorain facility is being conducted and will continue through July, 2004.

(e) Labor Disputes since March 31, 2004

None.

(f) Mergers or Consolidations since March 31, 2004

None.

(g) Acceleration of Product Delivery since March 31, 2004

None.

(h) Damage, Destruction or Other Casualty Loss since March 31, 2004

Item 13 under the “Pending and Threatened Proceedings and Claims against the Sellers” heading of Schedule 4.11 is incorporated herein by reference.

Schedule 4.6
Title to Assets

The Assets owned by MCI and Marconi IP are subject to the Liens set forth below.

1.                                       The Assets owned by MCI and Marconi IP are subject to a global security interest (the “Global Security Interest”) under the Indenture.

a.                                       The Global Security Interest was created under certain security agreements, including (i) the Security Agreement, dated as of May 19, 2003, between Marconi Communications, Inc. (as pledgor) and The Law Debenture Trust Corporation p.l.c. (as secured party), and (ii) the Security Agreement, dated as of May 19, 2003, between Marconi Intellectual Property (Ringfence) Inc. (as pledgor) and The Law Debenture Trust Corporation p.l.c. (as secured party).

b.                                      The Global Security Interest is evidenced by the UCC financing statements set forth below:

i.                                          File No. 3127555-4, filed on May 19, 2003 with the Delaware Department of State, UCC Filing Section (debtor is Marconi Communications, Inc.; secured party is The Law Debenture Trust Corporation p.l.c.).

ii.                                       File No. 3127516-6, filed on May 19, 2003 with the Delaware Department of State, UCC Filing Section (debtor is Marconi Intellectual Property (Ringfence, Inc.); secured party is The Law Debenture Trust Corporation p.l.c.).

2.                                       Patent License Agreement, dated May 19, 2003, by and among Marconi Intellectual Property (Ringfence) Inc. and Marconi Corporation plc and Marconi Communications, Inc. (as amended on July 1, 2003). (This Contract will not be transferred to the Purchasers at the Closing and has not been provided to Purchaser.)

3.                                       Patent Assignment, dated as of May 19, 2003, by and among Marconi Communications, Inc. and Marconi Intellectual Property (Ringfence) Inc. (as amended on June 30, 2003). (This Contract will not be transferred to the Purchasers at the Closing and has not been provided to Purchaser.)

4.                                       Intellectual Property License, dated May 19, 2003, between Marconi Corporation plc and certain of its subsidiaries. (This Contract will not be transferred to the Purchasers at the Closing and has not been provided to Purchaser.)

5.                                       Research and Development Cost Sharing Agreement, dated April 1, 1999 (as amended by Deeds of Variation dated March 31, 2003 and May 19, 2003). (This Contract will not be transferred to the Purchasers at the Closing and has not been provided to Purchaser.)

6.                                       Copyright Request, No. 02-0065-OTH, dated January 28, 2002, between Raytheon and Marconi Communications, Inc. (relating to rights granted to Raytheon to use Marconi’s trademark in certain limited circumstances).

7.                                       License Agreement, dated April 1, 2002, by and between Marconi Corporation plc and Alcatel. (This Contract is a Group Contract which will not be transferred to the Purchasers at the Closing.  MCI has not made available to the Purchasers a true and complete copy of this Contract. However, at the Closing, Marconi will grant a sublicense to a Purchaser pursuant to the Sublicense.)

8.                                       License Agreement, dated January 1, 2001, by and between Marconi Corporation plc and Lucent Technologies GRL Corp.  (This Contract is a Group Contract which will not be transferred to the Purchasers at the Closing. MCI has not made available to the Purchasers a true and complete copy of this Contract.)

9.                                       License Agreement, dated January 1, 2000, by and between Marconi Corporation plc and IBM Corp. (This Contract is a Group Contract which will not be transferred to the Purchasers at the Closing.  However, the Purchasers have the right, subject to the terms thereof, to seek their own license under this agreement.)

10.                                 * Cross License Agreement, dated February 20, 2004, by and among Marconi IP, Marconi Communications, Inc.  Marconi Corporation plc, Marconi UK Intellectual Property Limited, Marconi Communications SpA, Marconi Communications GmbH, Advanced Fibre Access Corporation, and, with respect to Section 6.15 thereto only, Advanced Fibre Communications, Inc.

11.                                 Pursuant to the General Purchase and Consignment Agreement, dated December 11, 2001, between Marconi Communications, Inc. and Airpax Corporation, LLC (“Airpax”), Airpax consigns inventory of certain of its products to MCI for eventual purchase by MCI.  Airpax holds a lien on this inventory until payment for such by MCI.

Schedule 4.7
Sufficiency of Assets

1.                                       The Excluded Assets described in Section 2.4(a), (e), (j), (r) and (s) of the Agreement are an exception to the representation set forth in Section 4.7 of the Agreement.

2.                                       The following Group Contracts are an exception to the representation set forth in Section 4.7 of the Agreement.

a.                                       License Agreement, dated January 1, 2000, by and between Marconi Corporation plc and IBM Corp. (also listed at Schedule 1.1C). (This Contract is a Group Contract which will not be transferred to the Purchasers at the Closing.  However, the Purchasers have the right, subject to the terms thereof, to seek their own license under this agreement.)

b.                                      License Agreement, dated January 1, 2001, by and between Marconi Corporation plc and Lucent Technologies GRL Corp. (also listed at Schedule 1.1C). (MCI has not made available to the Purchaser a true and complete copy of this Contract.)

c.                                       License Agreement, dated April 1, 2002, by and between Marconi Corporation plc and Alcatel (also listed at Schedule 1.1C). (This Contract is a Group Contract which will not be transferred to the Purchasers at the Closing.  MCI has not made available to the Purchasers a true and complete copy of this Contract. However, at the Closing, Marconi will grant a sublicense to a Purchaser pursuant to the Sublicense.)

d.                                      Agreement, dated December 1, 1999, by and between Marconi plc and the Lemelson Medical, Education and Research Foundation, Limited Partnership (also listed at Schedule 1.1C).  (This Contract is a Group Contract which will not be transferred to the Purchasers at the Closing.  MCI has not made available to the Purchasers a true and complete copy of this Contract.)

e.                                       Corporate Incentive Agreement, 03-0656-OTH, dated November 17, 2003, between Marconi Communications, Inc. and US Airways, Inc. (as amended).

f.                                         Corporate Incentive Agreement, dated August 19, 2002, between Marconi Communications, Inc. and US Airways, Inc. (as amended).

g.                                      Framework Procurement Agreement, No. 01-937-LSE, between Marconi Global Services and IKON Management Services.

h.                                      United Airlines Corporate Volume Agreement, dated October 9, 2000, between Marconi Communications and United Airlines (as amended).

i.                                          Memorandum of Understanding, No.01-1026-MOU, dated October 2000, between Marconi Communications, Inc. and Marconi Communications Limited.

j.                                          Cash Collateral Agreement (with Interest), No. 02-0068-OTH, dated January 31, 2002, between D.L. Peterson Trust and PHH Vehicle Management Services, LLC, and Marconi Communications, Inc.

k.                                       Agreement, No. 03-0640-OTH, dated November 5, 2003, between The Hertz Corporation and Marconi Communications, Inc.

l.                                          Federal Express Corporate Pricing Program Agreement, dated May 20, 2004, by Marconi Inc. and Federal Express Corporation, by its agent, FedEx Corporate Services, Inc.

m.                                    Master Services Agreement, No. 02-1009-SVC, dated August 25, 2003, between UPS Supply Chain Solutions, Inc. and Marconi Communications, Inc.

n.                                      Teleconferencing Services Agreement, No. 02-0011-SVC, dated February 1, 2002, between Marconi Communications, Inc. and SBC Global Services, Inc. (as amended).

o.                                      Corporate Travel Agreement, No. 03-0081-OTH, dated March 3, 2003, between Marconi Communications, Inc. and American Airlines, Inc.

p.                                      Limited Travel Agency Agreement, dated January 1, 2003, by American Airlines, Inc., Marconi Communications, Inc. and Abbey Travel.

q.                                      Limited Travel Agency Agreement, dated January 1, 2003, by American Airlines, Inc., Marconi Communications, Inc. and Gateway Travel Mgt.

r.                                         Data Release Authorization letter, dated January 18, 2003, from Marconi Communications, Inc. to Gateway Travel Management.

s.                                       Hyperion Software License Agreement, No. 95-175-LIC, dated June 27, 1995, between Hyperion Software Corporation and Reliance Comm/Tec Corporation

t.                                         All of the Shared Contracts set forth on Schedule 1.1I.

3.                                       From time to time MCI engages certain outside counsel and other professional advisors for the benefit of the Business.

4.                                       The items set forth on Schedule 4.14(a) are incorporated herein by reference.

5.                                       Patent License Agreement, dated May 19, 2003, by and among Marconi Intellectual Property (Ringfence) Inc. and Marconi Corporation plc and Marconi Communications, Inc. (as amended on July 1, 2003) (MCI has not made available to the Purchasers a true and complete copy of this Contract.)

6.                                       Patent Assignment, dated as of May 19, 2003, by and among Marconi Communications, Inc. and Marconi Intellectual Property (Ringfence) Inc. (as amended on June 30, 2003).

(MCI has not made available to the Purchasers a true and complete copy of this Contract.)

7.                                       Intellectual Property License, dated as of May 19, 2003, between Marconi Corporation plc and certain of its subsidiaries. (MCI has not made available to the Purchasers a true and complete copy of this Contract.)

8.                                       Research and Development Cost Sharing Agreement, dated April 1, 1999, (as amended by Deeds of Variation dated March 31, 2003 and May 19, 2003). (MCI has not made available to the Purchasers a true and complete copy of this Contract.)

9.                                       Relationship Agreement, dated May 16, 2003, by and between Marconi Corporation plc and Marconi Communications, Inc. (as amended and supplemented). (MCI has not made available to the Purchasers a true and complete copy of this Contract.)

10.                                 Intercompany Terms and Conditions among Marconi Communications, Inc. and certain of its Affiliates (relating to the sale of equipment, software, services and support services), dated May 16, 2003. (MCI has not made available to the Purchasers a true and complete copy of this Contract.)

11.                                 License Agreement, dated September 25, 1992, by and between Reliance Comm/Tec Corporation and Reliance Electric Limited.  (MCI has not made available to the Purchasers a true and complete copy of this Contract.)

12.                                 License Agreement, effective as of January 1, 2001, by and between Marconi Communications, Inc. and Marconi Communications de Mexico S.A. de C.V.

Schedule 4.8
Real Property

 “Owned Real Property”

Owned by MCI.

1.                                       The property located in Lorain, OH commonly known as 1122 F Street, Lorain, OH and comprised of the following properties:

a.                                       Plant 1: 1122 “F” Street.

b.                                      Plant 2: 1313 “G” Street.

c.                                       Plant 3: 1350 “G” Street.

d.                                      Plant 4: 1522 Iowa Avenue.

e.                                       Plant 5: 1580 Iowa Avenue, 1225 Colorado Avenue.

f.                                         Merit Building (Maintenance Shop): 1135 “G” Street.

g.                                      The wooden building (FCC Building) connected by the tunnel to Plant 1: 1117 “G” Street.

h.                                      The fenced parking lot: 1603 Iowa Avenue.

The Transferred Owned Real Property located at 1122 F. Street, Lorain, OH is subject to those exceptions set forth on Schedule B – Section 2 of that certain ALTA Title Commitment issued by Chicago Title Insurance Company, Commitment #24510510 with an effective date of May 27, 2004, subject to the marked notes set forth on said commitment attached as Exhibit J to the Agreement.

The aforesaid property is subject to the threatenend proceeding set forth as Item 13 under the “Pending and Threatened Proceedings and Claims against the Sellers” heading of Schedule 4.11.

2.                                       325 Welcome Center Blvd., Welcome, NC.

The Transferred Owned Real Property located at 325 Welcome Center Blvd., Welcome, NC is subject to those exceptions set forth on Schedule B – Section 2 of that certain ALTA Title Commitment issued by Chicago Title Insurance Company, NBU #020401769 with an effective date of May 26, 2004, subject to the marked notes set forth on said commitment attached as Exhibit J to the Agreement.

3.                                       104 Wiley Road, LaGrange, GA.

The Transferred Owned Real Property located at 104 Wiley Road, LaGrange, GA is subject to those exceptions set forth on Schedule B – Section 2 of that certain ALTA Title Commitment issued by Chicago Title Insurance Company, NBU #020401848 with an effective date of June 5, 2004, subject to the marked notes set forth on said commitment attached as Exhibit J to the Agreement.

Owned by Marconi Canada.

1.                                       122 Edward St., St. Thomas, Ontario, Canada (subject to the Liens set forth below).

a.                                       The reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown (as such term is used and understood under the laws and customs of Canada) of any real property or any interest therein or in any comparable grant in jurisdictions other than Canada, provided they do not materially reduce the value of the Asset so affected or materially interfere with its use in the operation of the Business;

b.                                      Liens given to a public utility or any Governmental Authority when required by such utility or Governmental Authority in connection with the operation of the Business or the ownership of the Assets, provided that the Liens do not materially reduce the value of the Asset so affected or materially interfere with its use in the operation of the Business, provided that such Liens do not secure indebtedness for borrowed money and that all amounts due at or prior to Closing are paid as of the Closing;

c.                                       Servicing agreements, development agreements, site plan agreements, and other agreements including, without limitation, any obligations to deliver letters of credit and other security as required, with Governmental Authorities pertaining to the use or development of any of the Assets, provided they are complied with and do not materially reduce the value of any Asset so affected or materially interfere with its use in the operation of the Business; and

d.                                      Applicable municipal and other governmental restrictions, including municipal by-laws and regulations, affecting the use of land or the nature of any structures which may be erected on the land, provided such restrictions have been complied with and do not materially reduce the value of the Asset so affected or materially interfere with its use in the operation of the Business.

“Leased Real Property”

The Transferred Real Property Leases set forth on Schedule 4.3(b) under the heading “Real Property Leases” and all of the Items on Schedule 7.10 require Consent of the landlord to assign the applicable Transferred Real Property Lease, and the assignment of such Transferred Real Property Lease without the consent of the applicable landlord may (i) result in a default or an event of default under such Transferred Real Property Lease set forth on Schedule 4.3(b) under the heading “Real Property Leases” and on Schedule 7.10, (ii) give the landlord under such Transferred Real Property Lease a right to terminate such Transferred Real Property Lease, and/or (iii) require payment to such landlord under such Transferred Real Property Lease.

Leased by MCI.

1.                                       5900 Landerbrook, Mayfield Heights, OH.

a.                                       Office lease agreement, dated December 5, 1996, by and between Duke Realty Limited Partnership and RELTEC Corporation, as amended by that certain First Lease Amendment dated September 10, 1997, by that certain Second Lease Amendment dated February 25, 1998, by that certain Third Lease Amendment dated August 28, 1998 and by that certain Fourth Lease Amendment dated September 20, 2002.

2.                                       3145 Avalon Ridge Place, Suite 100, Norcross, GA.

a.                                       Agreement of Lease, dated April 27, 2004, by and between DA Avalon Center, LLC and Marconi Communications, Inc.

3.                                       38727 Taylor Woods Parkway, North Ridgeville, OH.

a.                                       Lease, dated August 31, 1999, by and between McKeon, Ltd. and Marconi Communications, Inc.

4.                                       801 W. Mineral Avenue, Suite 203, Littleton, CO.

a.                                       Lease, dated December 17, 2003, by and between Burger Investments FLP and Marconi Communications, Inc.

5.                                       1019 Entry Drive, Bensenville, IL.

a.                                       Lease Agreement, dated August 16, 1997, by and between LaSalle National Trust N.A. and RELTEC Corporation, as amended by that certain First Lease Amendment dated February 1, 1998.

6.                                       5113 Pacific Hwy East, Suites 1 to 5, Fife, WA.

a.                                       Business Park Lease, dated March 6, 1995, by and between Fife Business Park and Reliance Comm/Tec Corp.

7.                                       4350 Weaver Parkway, Warrenville, IL.

a.                                       Industrial Space Lease Agreement, dated July 22, 1997, by and between McShane Corporation and RELTEC Corporation, as amended by that certain First Amendment to Lease dated February 18, 1998 and by that certain Second Amendment to Lease dated May 30, 2001.

8.                                       1100 Rock Creek Elementary Dr., Sts 1 & 2, O’Fallon, MO.

a.                                       Commercial Lease Agreement, dated October 22, 2002, by and between Lincoln Development, LLC and Marconi Communications, Inc.

9.                                       3374 Old Lexington Road, Winston-Salem, NC.

a.                                       Lease Agreement, dated May 21, 2003, by and between Salem Business Park, L.L.C. and Marconi Communications, Inc.

10.                                 1400 Lowell Street, Elyria, OH 44035.

a.                                       Lease, dated February 22, 2003, by and between Northern Ohio Associates Limited Partnership and Marconi Communications, Inc.

11.                                 39111 Centre Ridge Road, North Ridgeville, OH.

a.                                       Lease, dated January 21, 2003, by and between Chapin Warehousing, Inc. and Marconi Communications, Inc.

12.                                 349 W. Main Street, Hendersonville, TN.

a.                                       Lease Agreement, dated October 9, 2002, by and between The Don G. Mercer Family Trust d/b/a Mercer Properties and Marconi Communications, Inc.

13.                                 3960 Sandshell Drive, Fossil Creek Center, Ft. Worth, TX.

a.                                       Lease, dated May 10,          2004, by and between Fossil Creek Crown Partners, Ltd. and Fossil Creek Crown Investments, Inc. and Marconi Communications, Inc.

14.                                 Meadowbrook Industrial, Toccoa, GA.

a.                                       Oral, month-to-month lease.

15.                                 397 N. Main Street, Manchester, CT.

a.                                       Lease Agreement, dated December      2003, by and between Frank J.T. Strano and Marconi Communications, Inc.

16.                                 The following properties owned or leased by MCI or its Affiliates, previously used in the Business, are no longer used for or held for use by the Business and are not being transferred to the Purchasers:

a.                                       2100 Reliance Parkway, Bedford, TX;

b.                                      Corporate Drive, Windsor Locks, CT

c.                                       956 N. Broadway Extended, Greenville, MS;

d.                                      38683 Taylor Woods Parkway, North Ridgeville, OH (and related lease of the adjacent parking lot)

e.                                       8616 Freeport Parkway, Irving, TX

f.                                         The undeveloped land located at the corner of Sterling Road and Freeport Parkway, Irving, TX

Leased by Marconi Canada.

1.                                       39 Burwell Rd., St. Thomas, Ontario, Canada.

a.                                       Lease, dated, January 14, 2004, by and between 1330452 Ontario Limited and Marconi Communications Canada Inc.

Leased by Marconi Mexico.

1.                                       Metepec 112, San Andrés Atoto, Municipio Naucalpan de Juárez, Estado de México (Warehouse).

a.                                       Lease, dated April 1, 2003, by and between Inmobiliaria y Constructora Jame, S.A. de C.V and Marconi México.

2.                                       Metepec 110, San Andrés Atoto, Municipio Naucalpan de Juárez, Estado de México (Plant IV).

a.                                       Lease, dated August 1, 2003, by and between Inmobiliaria y Constructora Jame, S.A. de C.V and Marconi México.

3.                                       Calle Cuatro No. 1, Fraccionamiento Industrial Alce Blanco, Naucalpan de Juárez, Estado de México; No. 1 (Plant II); No. 1-A (Plant II); No. 1-C (Plant II.5); No. 1-D (Plant III); No.1-E (TOCCOA).

a.                                       Lease, dated September 1, 2002, by and between Inmobiliaria Quetzal, S.A. de C.V and Marconi México.

4.                                       San Andrés Atoto No. 165-A-B-C-D (Plant 1/IV).

a.                                       Lease, dated November 1, 2002, by and between Mrs. Ma. Daisy Hasbun Cassis and Marconi México.

5.                                       Av. Primero de Mayo No. 230, Naucalpan Estado de México (EF&I).

a.                                       Lease, dated November 1, 2002, by and between Mrs. Sandra Hasbun Hasbun and Marconi México.

6.                                       Av. Primero de Mayo No. 232, Naucalpan Estado de México (EF&I).

a.                                       Lease, dated November 1, 2003, by and between Banco Mercantil del Norte, S.A., Institución de Banca Múltiple, Grupo Financiero Banorte and Marconi México.

7.                                       Amargura No. 60, Colonia Parques de la Herradura en Huixquilucan, Estado de México (Corporate & Commercial Offices).

a.                                       Lease, dated October 15, 1999, by and between Inmobiliaria Lizme, S.A. de C.V. and RELTEC de México, S.A. de C.V. (currently Marconi Mexico).

Schedule 4.9
Equipment; Leased Personal Property

Equipment Owned by the Sellers.

1.                                       The attached spreadsheets listing the equipment owned by the Sellers are incorporated herein by reference.

Personal Property Leased by MCI.

1.                                       Master Equipment Lease Agreement, No. 00-076-LSE, dated July 17, 1998, between RELTEC Corporation and Forsythe/McArthur Associates, Inc. (as amended).

2.                                       Master Lease Agreement, No. 27341 and Lease Schedule, No. 01-354-LSE, dated January 29, 2001, between Marconi Communications, Inc. and Center Capital Corporation.

3.                                       Citicorp Dealer Finance Master Equipment Lease Agreement, No. 01-833-LSE, dated August 1, 2001, between Citicorp Del-Lease, Inc. and Marconi Communications, Inc.

4.                                       Equipment Lease, No. 95-400-LSE, dated December 11, 1995, between PHH Financial Services, Inc. and RELTEC Corporation.

a.                                       Equipment Lease- Schedule 11, No. 95-400-LSE-S11, dated December 11, 1995, between PHH Financial Services, Inc. and RELTEC Corporation.

b.                                      Equipment Lease- Schedule 13, No. 95-400-LSE-S13, dated December 11, 1995, between PHH Financial Services, Inc. and RELTEC Corporation.

c.                                       Equipment Lease- Schedule 8, No. 95-400-LSE-S8, dated December 11, 1995, between PHH Financial Services, Inc. and RELTEC Corporation.

5.                                       Operating Lease No. 2742, No. 92-175-LSE, dated September 23, 1992, between PHH FleetAmerica Corporation and Reliance Electric Company.

6.                                       Master Lease Agreement, No. 01-200-LSE, dated April 3, 2001, between Marconi Communications, Inc. and Steelcase Financial Services Inc. (as amended).

7.                                       Master Lease Agreement, No. 96-281-LSE, dated March 6, 1996, by and between RELTEC Corporation and Hewlett-Packard Corporation (as amended).

a.                                       Equipment Schedule TF-24971A, dated December 3, 2003, between Marconi Communications, Inc. and Hewlett-Packard Financial Services Co.

b.                                      Equipment Schedule TF-24972A, dated December 3, 2003, between Marconi Communications, Inc. and Hewlett-Packard Financial Services Co.

c.                                       Equipment Schedule TF-24973A, dated December 3, 2003, between Marconi Communications, Inc. and Hewlett-Packard Financial Services Co.

d.                                      Equipment Schedule TF-24974A, dated December 3, 2003, between Marconi Communications, Inc. and Hewlett-Packard Financial Services Co.

e.                                       Equipment Schedule TF-24975A, dated December 3, 2003, between Marconi Communications, Inc. and Hewlett-Packard Financial Services Co.

f.                                         Equipment Schedule TF-24976A, dated December 3, 2003, between Marconi Communications, Inc. and Hewlett-Packard Financial Services Co.

g.                                      Equipment Schedule TF-24977A, dated December 3, 2003, between Marconi Communications, Inc. and Hewlett-Packard Financial Services Co.

h.                                      Equipment Schedule TF-24978A, dated December 3, 2003, between Marconi Communications, Inc. and Hewlett-Packard Financial Services Co.

i.                                          Equipment Schedule TF-24979A, dated December 3, 2003, between Marconi Communications, Inc. and Hewlett-Packard Financial Services Co.

j.                                          Equipment Schedule TF-24721A, dated December 3, 2003, between Marconi Communications, Inc. and Hewlett-Packard Financial Services Co.

k.                                       Equipment Schedule TF-31025A, dated December 3, 2003, between Marconi Communications, Inc. and Hewlett-Packard Financial Services Co.

8.                                       Master Lease Agreement, dated April 10, 1997, between RELTEC Corporation and National City Leasing Corporation.

a.                                       Equipment Schedule No. 1 to Master Lease Agreement No. 07249, dated April 10, 1997, between National City Corporation and RELTEC Corporation.

b.                                      Equipment Schedule No. 3 to Master Lease Agreement No. 07249, dated April 10, 1997, between National City Corporation and RELTEC Corporation.

c.                                       Equipment Schedule No. 7 to Master Lease Agreement No. 07249, dated April 10, 1997, between National City Corporation and RELTEC Corporation.

d.                                      Equipment Schedule No. 8 to Master Lease Agreement No. 07249, dated April 10, 1997, between National City Corporation and RELTEC Corporation.

e.                                       Equipment Schedule No. 10 to Master Lease Agreement No. 07249, dated April 10, 1997, between National City Corporation and RELTEC Corporation.

f.                                         Equipment Schedule No. 17 to Master Lease Agreement No. 07249, dated April 10, 1997, between National City Corporation and RELTEC Corporation.

g.                                      Equipment Schedule No. 20 to Master Lease Agreement No. 07249, dated April 10, 1997, between National City Corporation and RELTEC Corporation.

h.                                      Equipment Schedule No. 28 to Master Lease Agreement No. 07249, dated April 10, 1997, between National City Corporation and RELTEC Corporation.

i.                                          Equipment Schedule No. 29 to Master Lease Agreement No. 07249, dated April 10, 1997, between National City Corporation and RELTEC Corporation.

j.                                          Equipment Schedule No. 30 to Master Lease Agreement No. 07249, dated April 10, 1997, between National City Corporation and RELTEC Corporation.

k.                                       Equipment Schedule No. 31 to Master Lease Agreement No. 07249, dated April 10, 1997, between National City Corporation and RELTEC Corporation.

l.                                          Equipment Schedule No. 32 to Master Lease Agreement No. 07249, dated April 10, 1997, between National City Corporation and RELTEC Corporation.

m.                                    Equipment Schedule No. 33 to Master Lease Agreement No. 07249, dated April 10, 1997, between National City Corporation and RELTEC Corporation.

9.                                       Master Lease Agreement, No. 00-010-LSE, between EMC Corporation and Marconi Communications Inc. (as subsequently assigned to Fleet Business Credit Corporation), as amended.

Personal Property Leased by Marconi Canada.

1.                                       Lease Agreement, No. 34566.1, between Image Financial Services and Marconi Communications Canada Inc. (for C2058 ImagePrinter Colour System).

2.                                       Lease Agreement between Image Financial Services and Marconi Communications Canada Inc. (for 5300T Digital System).

3.                                       Lease Contract, between CBSC Capital Inc. and Marconi Communications Canada Inc. (for Canon Image Runner 8500).

4.                                       Lease Contract, between CBSC Capital Inc. and Marconi Communications Canada Inc. (for Canon Image Runner 2200 and LC 710 Fax).

5.                                       Lease Agreement, dated March 19, 2004, between Ryder Finance Corporation and Marconi Communications Canada Inc.

6.                                       Customer Agreement, dated January 24, 2003, between Marconi Communications, Inc. and Oce-USA, Inc.

Personal Property Leased by Marconi Mexico

1.                                       Lease agreement, dated June 18, 2001, entered into by and between Xerox Mexicana, S.A. de C.V. and Marconi México.

2.                                       Lease agreement, dated June 9, 1998, entered into by and between Xerox Mexicana, S.A. de C.V. and Productos Reltec de México, S.A. de C.V. (currently Marconi México).

3.                                       Lease agreement, dated February 23, 1998, entered into by and between Xerox Mexicana, S.A. de C.V. and Productos Reltec de México, S.A. de C.V. (currently Marconi México).

4.                                       Lease agreement, dated September 30, 2000, entered into by and between Ikon México, S.A. de C.V. and Marconi Mexico. (MCI has not made available to the Purchasers a true and complete copy of this Contract.)

Schedule 4.10(a)

Material Customers

List of Top Customers

[***]

Material Adverse Changes since March 31, 2004

[***]

Written Complaints since January 1, 2004

[***]

1.                                       Schedule 4.24 is incorporated herein by reference.

[*** indicates that text has been deleted which is the subject of a confidential information request.  The text has been filed separately with the SEC.]

Schedule 4.10(b)

Certain Customers

Verizon Entities

1.                                       NYNEX Mobile Technical Services Company

2.                                       NYNEX Cablecomms Limited

3.                                       GTE Communication System Corporation

4.                                       Bell Atlantic Network Services, Inc.

5.                                       Telesector Resources Group, Inc. (d/b/a Verizon Services Group)

6.                                       Cellco Partnership (d/ba/ Verizon Wireless)

7.                                       Verizon Corporate Sourcing and Verizon Services Corporation

8.                                       Verizon Networks Integration Corporation

AFC Entities

1.                                       Advanced Fibre Communications, Inc.

2.                                       Advanced Fibre Access Corporation

AT&T Wireless Entities

1.                                       AT&T Wireless Services, Inc.

2.                                       Bechtel Corporation (Becthel Corporation provides project management services to AT&T Wireless, including the purchase of products and services on behalf of AT&T Wireless.  Bechetel Corporation is not an affiliate of AT&T Wireless.)

Qwest Entities

1.                                       Qwest Communications Corporation

2.                                       Qwest Business Resources, Inc.

3.                                       US West Communications Group

4.                                       US West Business Resources, Inc.

SBC Entities

1.                                       Southwestern Bell Telephone Company

2.                                       Ameritech Services, Inc.

3.                                       Ameritech Information Systems, Inc.

4.                                       Southern New England Telephone Company

5.                                       Pacific Bell

6.                                       Nevada Bell

7.                                       SBC Services, Inc.

8.                                       SBC Global Services, Inc.

Sprint Entities

1.                                       Sprint North Supply Company

2.                                       Sprint Products Group

3.                                       North Supply Company

4.                                       Sprint/United Management Company

5.                                       Sprint Products Group

AT&T Entities

1.                                       AT&T Corporation

2.                                       AT&T Communications

3.                                       TCG/CERFnet Corporation

4.                                       Teleport Communications Group, Inc.

5.                                       AT&T Local Services

6.                                       American Telephone and Telegraph Company

BellSouth Entities

1.                                       BellSouth Telecommunications, Inc.

2.                                       BellSouth Services, Inc.

Cingular Wireless Entity

1.                                       Cingular Wireless LLC

Schedule 4.10(c)

Material Suppliers

1.                                       Apsco, Inc.

2.                                       Solectron Corporation

3.                                       Mid-South Electronics, Inc.

There are no written Contracts in place with either Apsco, Inc. (“Apsco”) or Mid-South Electronics, Inc. (“Mid-South”).  The Business purchases products and services from each of Apsco and Mid-South on a purchase order basis.  Furthermore, Apsco and Mid-South supply products and services to the Business pursuant to certain written business parameters regarding purchase order terms and proposed forecasts (but such written business parameters have not been executed by any party and are not legally binding on any party).

Material Adverse Changes since March 31, 2004

None.

Schedule 4.10(d)

Material Distributors

Unless noted otherwise, one or more of the Sellers has entered into written contracts with the following:

1.                                       Graybar Electric Company (though there is not a signed contract in place, the parties conduct business under a signed pricing discount schedule)

2.                                       Anixter, Inc.

3.                                       Power & Telephone Supply Company

4.                                       Nolan Power Group

5.                                       Swift Industrial Power

6.                                       Power Product Services

7.                                       Costa Enterprises

8.                                       Sprint North Supply Company

9.                                       Bazy Trading & Contracting Co.  (Saudi Arabia)

10.                                 Raymond H. Burrell (UK)

11.                                 American Telecommunication Inc., Chile S.A.  (Chile)

12.                                 Convertel S.A.  (Costa Rica)

13.                                 Comco de Puerto Rico (Puerto Rico & Caribbean)

Schedule 4.11

Proceedings

Pending and Threatened Proceedings and Claims against the Sellers.

1.                                       Richard J. Piwkowski v. Marconi Communications, Inc. (Case No. 02-CV-F-1998), filed in Lyndhurst Municipal Court, Cuyahoga County, Ohio (Note:  This matter has been transferred to the Court of Common Pleas, Cuyahoga County, Ohio).

Richard J. Piwkowski, a Former Employee (“Piwkowski”), claims that MCI owes him (a) $3,914.98 for a salary increment and/or “hot skills” premium relating to the third quarter of 2001, (b) $3,875.00 for certain incidental relocation expenses incurred by him and (c) certain other amounts for compensatory damages, punitive damages, attorneys fees, interest and other relief.  MCI disputes these claims, and MCI has filed a counter-claim against Piwkowski alleging that Piwkowski breached his Separation Agreement and General Release with MCI by filing the instant action against MCI.  MCI seeks damages arising from Piwkowski’s breach of contract.

2.                                       Earle W. Noyes & Sons v. Marconi Communications, Inc., filed in the U.S. District Court, District of Maine.

On or about April 22, 2003, MCI contracted with Earl W. Noyes & Sons (“Noyes”) for the transportation of a shipment of batteries by Noyes from Portland, Maine to US Cellular’s facility in Merrimack, New Hampshire.  On or about April 24, 2003, while Noyes was unloading the shipment in Merrimack, New Hampshire, a battery was damaged.  MCI made a demand to Noyes for the damage to the subject shipment in the amount of $25,102.00 (including consequential damages).  Noyes requested a judgment declaring, among other things, that Noyes’ liability, if any, to MCI with respect to the damage to the subject shipment be limited to $5.00 per pound per article.  MCI has requested that the court dismiss Noyes’ claim with prejudice, and MCI has also filed a counterclaim requesting a judgment declaring that Noyes is not entitled to a limitation on liability and that MCI is entitled to actual and consequential damages.

3.                                       Claim by Square D Company that MCI is misusing a certain product.

MCI contacted Square D regarding product safety concerns for Square D’s KA4WB walking beam product assembly when it was discovered that after a few attempts to simultaneously move the breakers to the “ON” position, both breakers could lock into the “ON” position.  Square D Company sent two letters to MCI, dated September 25, 2003 and September 26, 2003, stating that MCI’s method of testing Square D’s KA4WB walking beam product assembly (a) may cause degradation of the assembly’s product life and (b) such degradation could cause certain property damage and potentially bodily injury or even death by the end user.  Marconi sent a revised product safety data sheet to its customers advising of the problem.

4.                                       In early 2004, MCI sent letters to each of Charles Industries and Al McGovern (a former employee of the Business now employed by Charles Industries), alleging that Mr. McGovern was in possession of certain confidential and proprietary materials of MCI and was using certain other confidential and proprietary information of MCI in a manner that was in breach of Mr. McGovern’s obligations to MCI.  Mr. McGovern responded to these letters in March 2004 by returning certain information to MCI.  Charles Industries responded to these letters by claiming Mr. McGovern was no longer in violation of any obligations owing to MCI and by alleging that Ed Leon (a former employee of Charles Industries now employed by MCI in connection with the Business) was in breach of a non-compete that Mr. Leon had with Charles Industries.  Neither party has taken any further action since Charles Industries’ response letter.

5.                                       Charge of discrimination against MCI by Tymichal R. Howell, a Former Employee (“Howell”) (Charge No. 110-2004-01920), filed with the U.S. Equal Employment Opportunity Commission on April 13, 2004.

In October 2003, MCI terminated Howell (formerly employed by MCI as an assembler at MCI’s LaGrange, Georgia facility) due to Howell’s violations of MCI’s attendance policy.  Howell claims that he was discriminated against by MCI because of his race and sex in violation of Title VII of the Civil Rights Act of 1964, as amended. MCI filed its position statement in this matter in June 2004.

6.                                       Notice of Workwell Health and Safety Audit, dated July 9, 2003, issued by Workplace Safety & Insurance Board to Marconi Communications Canada Inc.

In a notice issued by the Workwell Health & Safety Insurance Board (the “Workwell Board”) to Marconi Communications Canada Inc., dated July 9, 2003, the Workwell Board advised Marconi Communications Canada Inc. that it was selected to undergo a workwell audit based on its workplace insurance record.  This audit is to take place prior to June 30, 2004 though the audit has not yet been scheduled.

7.                                       Grievances of Communications, Energy and Paperworkers Union of Canada, Local 573.

a.                                       Grievance 010904 (Stephanie King):  Employee claims that Marconi Communications Canada Inc. owes her one day’s compensation due to the fact that another employee with less seniority worked overtime during a holiday.  Marconi Communications Canada Inc. denies this claim.  This grievance has been submitted to arbitration.

b.                                      Grievance 011904 (Wayne Copland, Cathy Gleeson, April Campbell, Bruno St. Jean):  Employees claim that they were not properly paid for work performed on December 29, 2003 and December 30, 2003 in accordance with Articles 10 and 10:03 under the Agreement between Marconi Communications Canada Inc. and Communications, Energy and Paperworkers Union of Canada and its Local 573

(December 7, 2003 – December 6, 2006).  Marconi Communications Canada Inc. denies this claim.  This grievance has been submitted to arbitration.

8.             James Garcia v. Marconi Communications, Inc. (Case No. 2004CV4191), filed in District Court, Denver County, State of Colorado.

James Garcia, a Former Employee (“Garcia”), claims that MCI owes him certain wages and compensation under the provisions of a sales incentive plan that Garcia was subject to during his employment with MCI from October 2000 to August 2002.  Garcia claims that amounts offered to him by MCI as compensation for his employment were incorrect and that additional sums are due and owing to him under the sales incentive plan.  Garcia’s claims for relief include damages, costs and attorneys’ fees, interest, a 50% (of unpaid wages) penalty under the Colorado Wage Claim Act and other relief.  The parties have agreed to settle this matter for approximatley $21,000.  The parties are endeavoring to finalize the settlement documents.

9.             Bankruptcy preference claim involving 360 Networks.

Preference action filed in amount of $3.1M for power system sales made during the preference period.  Discovery deadline is currently mid-September.  MCI offered to settle this claim for $400,000.  360 Networks counteroffered a settlement in the amount of $2.9M.  No further settlement discussions are scheduled prior to the first depositions, which are tentatively scheduled for late July 2004.

10.           Bankruptcy preference claim involving Metricom.

Marconi sold configured cabinets to Metricom.  Chapter 11 action filed in July, 2001 asserting $4.7M in avoidable preference payments to MCI by Metricom.  Currently in settlement discussions w/trustee.  In May 2004, MCI offered to settle matter for $500,000.  Offer was rejected by Metricom and counteroffer made in amount of $3,400,000.   MCI has offered to submit to court-sponsored mediation.  Metricom has not yet responded to this offer.

11.           Robert Hall v. Marconi Corporation, a/k/a Marconi Communications, and Trent Rundell (Case No. 4CV138482), filed in the Common Pleas Court of Lorain County, Ohio.

Robert Hall (“Hall”), a former employee of MCI filed a complaint on May 20, 2004, claiming that his termination of employment with MCI was based on his having a disability.

12.           The City of North Ridgeville, Ohio has made a tax abatement claim against MCI on account of MCI’s closure of a facility in North Ridgeville.  The City is seeking to recover the taxes that MCI would have paid if the facility had not been qualified for certain enterprise zone tax status.  MCI believes there are factors mitigating the City’s claim.

13.           The Lorain Metropolitan Housing Authority (“LMHA”) made a threat of an eminent domain action against MCI related to a parking lot at MCI’s Lorain, Ohio facility. In response, MCI offered LMHA an alternative proposal to meet the LMHA’s needs.  Though MCI and LMHA have had discussions on MCI’s alternative proposal, a formal agreement on this matter has not yet been reached.

14.           Rockwell Automation, the entity from which the Business was spun off in 1995, claims that the transfer of certain leased personal property allegedly used in the Business was not properly documented in connection with the spin-off.  In 2003, Rockwell Automation sent MCI a series of letters to formally transfer these personal property leases to the Business and to have the Business reimburse the lessors of the equipment for certain past due lease payments.  MCI has not agreed to accept these personal property leases or to pay the past due lease payments, in part because MCI has evidence that it did make certain disputed lease payments to a third party administrative agent.

15.           The attached spreadsheet listing workers’ compensation claims are incorporated herein by reference.

16.           The matter summarized at Item 10 under the “Proceedings and Claims initiated by the Sellers” heading of this Schedule 4.11 is incorporated herein by reference.

Proceedings and Claims initiated by the Sellers.

1.                                       Richard J. Piwkowski v. Marconi Communications, Inc. (Case No. 02-CV-F-1998), filed in Lyndhurst Municipal Court, Cuyahoga County, Ohio. (summarized at Item 1 under the “Pending and Threatened Proceedings and Claims against the Sellers” heading of this Schedule 4.11).

2.                                       Earle W. Noyes & Sons v. Marconi Communications, Inc., filed in the U.S. District Court, District of Maine (summarized at Item 2 under the “Pending and Threatened Proceedings and Claims against the Sellers” heading of this Schedule 4.11).

3.                                       Claim by Square D (summarized at Item 3 under the “Pending and Threatened Proceedings and Claims against the Sellers” heading of this Schedule 4.11).

4.                                       Claim by Charles Industries (summarized at Item 4 under the “Pending and Threatened Proceedings and Claims against Sellers” heading of this Schedule 4.11).

5.                                       Claims by MCI against Degree Controls, Inc. (“Degree C”) with respect to defective ECUs manufactured by Degree C.

MCI and Degree C are currently cooperating to replace and retrofit certain defective ECU 107713 and 107714 units manufactured by Degree C.  MCI is seeking compensation in addition to that support that Degree C has already pledged to provide in a letter from Degree C addressed to MCI, dated June 10, 2002.  Among other things, MCI has requested that Degree C transfer and assign to MCI any rights Degree C may have against any insurer that may provide coverage for losses relating in any manner to the ECU failures.

6.                                       Claims by MCI against TE Technology, Inc. with respect to certain warranty issues and cancellation charges.

MCI claims that TE Technology, Inc. (“TE Technology”) has breached certain warranty obligations since certain thermoelectric coolers delivered to MCI by TE Technology have failed due to defective Comair-Rotron fans (mold #21).  Furthermore, MCI contends that it is not obligated to pay to TE Technology certain charges/fees relating to MCI’s cancellation of open purchase orders for thermoelectric coolers. MCI has not taken any further action on this matter in approximately one year.

7.                                       MCI claims that Lisa Beller, a Former Employee (“Beller”), is obligated to pay MCI $41,079.38 in tuition reimbursement funds.  (Beller’s Educational Assistance Agreement with MCI provides that if Beller voluntarily leaves MCI within 24 months of date of completion of her coursework, Beller agrees to promptly refund tuition money that had been paid to her.)

8.                                       See the Bankruptcy claims of MCI related to the Business attached hereto as Annex A to Schedule 4.11

9.                                       Telecom Procurement Services, Inc. (“TPS”) performed work as a subcontractor on behalf of MCI for Verizon for interconnection work between two frames located in the central office at Journal Square, New Jersey.  Shortly after TPS completed this work, Verizon informed MCI that the interconnection work was done incorrectly.  At Verizon’s request, MCI validated that the interconnection work had been done incorrectly and initiated corrective action using internal resources of MCI.  MCI claims that, pursuant to the warranty provisions of the Subcontracting Agreement, dated March 15, 2001, between MCI and TPS, TPS is obligated to reimburse MCI for the expenses incurred by MCI in performing this corrective action.  Accordingly, MCI (a) has withheld $39,424.11 from TPS for PO#4500467922 (for work performed by TPS at Bowie, Maryland) and (b) further claims that TPS is obligated to pay to MCI $140,926.89.

10.                                 In November 2000, Marconi Mexico sold certain equipment to Signacom, S.A. de C.V. (“Signacom”), which then sold this same equipment to one of its customers.  Signacom claims that Marconi Mexico delayed the shipment of the equipment to Signacom causing Signacom’s customers to withhold payment.  Signacom has not paid Marconi amounts due for the equipment.  Marconi Mexico estimates to file a lawsuit against Signacom for the recovery of $57,428.85.

Settlement Agreements.

1.                                       Negotiated Settlement Agreement, dated February 12, 2004, regarding Equal Employment Opportunity Claim by Tammy J. Benroth.

2.                                       Settlement Agreement and Release, dated July 10, 2002, between Marconi Communications, Inc. and FM Corporation.

3.                                       Creditor Settlement Agreement and Release, dated July 9, 2003, between Marconi Communications, Inc. and P-Com Networking Services, Inc.

4.                                       Settlement Agreement and Release, dated August 13, 2001, between Marconi Communications, Inc. and Woltcom Inc.

5.                                       Settlement Agreement and General Release, dated July 7, 2003, between Marconi Communications, Inc. and Natalie Coon.

6.                                       Settlement Agreement and General Release, dated October 9, 2003, between Marconi Communications, Inc. and Susan E. Demaso.

7.                                       Settlement Agreement and Release, dated October 30, 2002, between Marconi Communications, Inc. and APSCO International.

8.                                       Settlement Agreement and Release, dated February 26, 2003, between Marconi Communications, Inc. and AESCO Electronics.

9.                                       Settlement Agreement and Release, No. 99-307-SVC, dated February 2, 2000, between City of Sturgis and Marconi Communications.

10.                                 FM Corporation Settlement Agreement and Release, No. 04-0196-OTH, dated January 23, 2004, between FM Corporation and Marconi Communications, Inc.

11.                                 Settlement Agreement and Release, No. 04-0212-OTH, dated March 11, 2004, between Marconi Communications, Inc. and United States Cellular Corporation.

12.                                 Settlement Agreement and Release, No. 04-0301-OTH, dated April 24, 2004, by and among Christine C. Shubert, Chapter 7 Trustee of the Estates of Winstar Communications, Inc., et al. and Marconi Communications, Inc. and Marconi Communications Optical Networks Corp.

13.                                 Settlement Agreement and Release of All Claims, dated June 20, 2001, between Marconi Communications, Inc. and Marion Tetrick.

14.                                 Release and Settlement of All Claims, dated October 17, 2001, between Gary A. Railey and Marconi Communications, Inc.

15.                                 Complete Settlement and Release, dated March 29, 2002, between Marconi Communications, Inc. and Lorain County Child Support Enforcement Agency.

16.                                 Release of All Claims, dated February 13, 2002, between Anthony Leggiere and Marconi Communications, Inc.

17.                                 Conciliation Agreement between the U.S. Department of Labor Office of Federal Contract Compliance Programs and Marconi Communications.

18.                                 Settlement and Release, dated May 9, 2002, between Diana Hoye and Marconi Communications, Inc.

19.                                 Settlement Agreement and Release, dated June, 2004, between GE Supply Logistics LLC and MCI.

20.                                 General Release and Settlement Agreement, dated November 20, 2001, by and between Marcus Evans and MCI.

21.                                 Settlement Agreement with Nipper/VanNieuwenhuyzen.

22.                                 Order, dated September 25, 2003, by the District Court, County of El Paso, State of Colorado, approving Stipulation, dated September 15, 2003, entered into with regard to Marconi Communications, Inc. v. Travis Crowley (Case Number 02CV4114), filed in District Court, County of El Paso, State of Colorado.

23.                                 Conciliation Agreement, dated July 30, 2002, between Adolph Gajdos and MCI.

24.                                 Settlement Agreement and Release, dated August 2, 2001, between Marconi Communications, Inc. and Hallbro Communications.

Schedule 4.11 – Annex A
Bankruptcy Matters

Communication Dynamics, Inc. (Clifford, Inc.)

The Bayard Firm
222 Delaware Avenue
Suite 900
Wilmington, DE 19801
(302) 655-5000

White & Case, LLP
First Union Financial Center
200 South Biscayne Blvd.
Miami, FL 33131
(305) 371-2700

	Filed 9/23/02 Case No. 02-12753 (MWF)	USBC District of Delaware	Chapter 11 Proof of Claim filed 2/7/03 ($65,000.00)	• POC filed by C. Finnegan. • Claim pending

ICG Communications, Inc. Gregg M. Galardi Skadden, Arps, Slate, Meagher & Flom P.O. Box 636 Wilmington, DE 19899 Tel: (302) 651-3000	Filed 11/14/00 Case No. 00-04238	USBC District of Delaware	Chapter 11 Proof of Claim filed 4/25/01 ($943,571.77) Claims Bar Date: 4/30/01

•             Debtor has objected to scheduled claims and scheduled claims have been disallowed. Filed Claim has not been objected to. No action to be taken.

•             Disclosure Statement filed 9/26/02.

•             2nd Amended Plan confirmed 10/9/02.

•             Matter transferred to BI, 5/4/04

•             Recovery likely to be in-kind or 0% in cash.

Layerone, Inc. H. DeWayne Hale Baker & McKenzie 2300 Trammel Crow Center 2001 Ross Avenue Dallas, TX 75201 Tel: (214) 978-3000	Filed 7/6/01 Case No. 01-35623-BJH-11	N.D. Texas, Dallas Division	Chapter 11 Proof of Claim filed 8/13/01 ($9,959.17), Claim No. 22 Claims Bar Date: 11/5/01	• Claim still pending

Mpower Holding Corporation

Pauline K. Morgan
M. Blake Cleary
Timothy E. Lengkeek
Young Conaway Stargatt & Taylor, LLP
The Brandywine Building
1000 West Street, 17th Floor
P.O. Box 391
Wilmington, DE 19899-0391
Tel: (302) 571-6600
Fax: (302) 571-1253

	Filed 4/8/02 Case No. 02-11047 (PJW)	USBC District of Delaware	Chapter 11 Proof of Claim filed 5/31/02 ($5,148.00)	• Plan confirmed 7/17/02.

Telco Services, Inc. Jill Abrams Much, Shelist, Freed, Deneberg, & Ament 200 North LaSalle St. Chicago, IL 60601 Tel: (312) 346-3100	Filed 10/1/01 Case No. 01-34078	USBC Northern District of Illinois, Eastern Division	Converted to Chapter 7 (9-25-02) [239] Proof of Claim filed 3/5/02 ($112,446.32) Claim #173 Claims Bar Date: 3/8/02 Stipulated Claim: $26,533.82	• Stipulation and Order granting Marconi timely filed claim 12/13/02 [265] • Matter transferred to BI 5/4/04

Schedule 4.12(a)
List of Patents and Trademarks

1.                                       The items set forth on Schedule 1.1M and Schedule 1.1P are incorporated herein by reference.

2.

[***]

[*** indicates that text has been deleted which is the subject of a confidential information request.  The text has been filed separately with the SEC.]

Schedule 4.12(b)(i)
Administrative Actions

Administrative Actions for Transferred Patents

7/1/2004 - 12/31/2004

TITLE	COUNTRY	APPLN. NO./ PATENT NO.	FILING DATE/ ISSUE DATE	STATUS
Data Transmission Pedestal With Internal Service Line Passage	Canada	2392646	07/05/2002	07/05/2004 Annuity Due
Terminal Block Housing Design	Spain	144021	07/06/1999	07/06/2004 Annuity Due
Pedestal Closure Assembly With Locking Mechanism	Canada	2316506	08/22/2000	07/09/2004 Response Due
Latching Mechanism For Mounting Plate of Pedestal Closure Assembly	Canada	2316572	08/22/2000	07/13/2004 Response Due
Small Scale Chip Cooler Assembly	PCT	US03/00457	01/08/2003	07/14/2004 National Stage Filing Deadline
EMI Shielded Telecommunications Enclosure	Canada	2314202	07/21/2000	0721/2004 Maintenance Fee Due
Pedestal Closure Assembly	Canada	2315581	07/29/2003	08/04/2004 Annuity Due
Pedestal Closure Assembly With Locking Mechanism	U.S.	6182846	02/06/2001	08/06/2004 Maintenance Fee
EMI Shielded Telecommunications Enclosure	Canada	2314202	07/21/2000	08/13/2004 Final Fee Due
Top Cover For Electronic Equipment Enclosure	Canada	2316563	08/21/2000	08/21/2004 Annuity Due
Pedestal Closure Assembly With Locking Mechanism	Canada	2316506	08/22/2000	08/22/2004 Annuity Due
Latching Mechanism For Mounting Plate of Pedestal Closure Assembly	Canada	2316572	08/22/2000	08/22/2004 Annuity Due
Grounding Bracket For Electrical Equipment Closure	Canada	2316507	08/25/2000	08/25/2004 Annuity Due
Modular Terminal Block Assembly	Mexico	203927	08/24/2001	08/24/2004 Working Due
Pedestal Closure Assembly	U.S.	6198041	03/06/2001	09/06/2004 Maintenance Fee Due
Insulation Displacement Connector	U.S.	09/548038	04/12/2000	09/09/2004 Response to Final
Line Protector For A Communications Circuit	U.S.	5195015	06/16/1993	09/16/2004 Maintenance Fee Due
Modular Terminal Block Assembly	Australia	699921	09/18/1996	09/18/2004 Annuity Due

TITLE	COUNTRY	APPLN. NO./ PATENT NO.	FILING DATE/ ISSUE DATE	STATUS
Modular Terminal Block Assembly	Canada	2229571	09/18/1996	09/18/2004 Annuity Due
Modular Terminal Block Assembly	Sweden	0852827	3/27/2002	09/18/2004 Annuity Due
Modular Terminal Block Assembly	UK	0852827	3/27/2002	09/18/2004 Annuity Due
Surge Protection Cartridge	PCT	PCT/US03/09446	3/26/2003	10/2/2004 Chapter I Due (Extended)
Surge Protection Cartridge	PCT	PCT/US03/09446	3/26/2003	10/2/2004 National Stage Filing Deadline
Insulation Displacement Connector	US	09/548038	4/12/2000	10/9/2004 Response to final & w/1 mo. ext.
Insulation Displacement Connector	US	09/548038	4/12/2000	11/9/2004 Response to final w/2 mo. ext.
Pedestal Closure Assembly	US	10/712612	1/13/2003	11/13/2004 Foreign Filing due
Quarter Turn Slide Lock Assembly	US	10/712226	1/13/2003	11/13/2004 Foreign Filing due
Filter System for An Electronic Equipment Closure	US	10/722810	1/26/2003	11/26/2004 Foreign Filing Due
Terminal Block with Reduced Dielectric Material	US	6238234	5/29/2001	11/29/2004 Tax 3.5 due
Telecommunications Equipment Pedestal	Germany	49911402.7	2/15/2000	12/7/2004 Maintenance deadline
Telecommunications Equipment Pedestal	Brazil	5902542.5	12/7/1999	12/7/2004 Tax due
Telecommunications Equipment Pedestal	UK	2088625	6/7/1999	12/7/2004 Renewal Tax due
Insulation Displacement Connector	US	09/548038	4/12/2000	12/9/2004 Response to final w/3 mo. ext.
Latching Mechanism for Mounting Plate of Pedestal Closure Assembly	US	6244635	6/12/2001	12/12/2004 Tax 3.5 due
Grounding Bracket for Electrical Equipment Enclosure	US	6252166	6/26/2001	12/26/2004 Tax 3.5 due
Power Supply System Including Thermal Current Limiting Protection	US	5,640,059	17-Jun-1997	12/17/2004 7.5 Year Maintenance fee due
Variable Bandwith Control For Power Factor Correction	US	5,619,405	08-Apr-1997	10/8/2004 3.5 Year Maintenance fee due
Circuitry To Maintain Proper Current Transformer Operation	US	5,610,508	11-Mar-1997	9/11/2004 7.5 Year Maintenance fee due

Active Current Limiter	US	6,215,633	10-Apr-2001	10/10/2004 3.5 Year Maintenance fee due
Power Factor Correction Circuit For High Voltage Inputs	US	10/646,849	03-May-2004	9/9/2004 Issue Fee due
Power Distribution Circuit Board With Bullet Connectors	CA	2,427,275	30-Oct-2001	10/30/2004 Maintenance fee due
Conversion Of Synchronous/Asynchronous Signals	US	5,640,433	17-Jun-1997	12/17/2004 7.5 Year Maintenance fee due

This Schedule 4.12(b)(i) as set forth above lists all administrative actions that must be taken in connection with the Transferred Patents.  With respect to all registrations and applications for registration for the Transferred Trademarks, Schedule 4.12(b)(i) will be updated no later than 3 days from the date of this Agreement to include all administrative actions that must be taken by the Purchasers within one hundred eighty (180) days after the Closing Date, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates, for the purposes of maintaining, perfecting or preserving or renewing such Transferred Trademarks; provided, however, in no event shall Schedule 4.12(b)(i) (as updated) include anything which could reasonably cause the Purchasers to incur any material liability or expense in connection with such Transferred Trademarks (except for routine registration, maintenance, renewal fees, annuity fees and taxes) or otherwise adversely affect Sellers’ title thereto.

Administrative Actions for Transferred Registered Trademarks

The list of actions set forth below was provided to the Purchasers on July 9, 2004.

Mark	Country	Appl. No.	Reg. No.	Filing Date	Grant Date	Action Required	Due Date for the Action
LORAIN	U.S.	175,590	774,878	22AU1963	11AU1964	Renewal	11AU2004
LORAIN	Canada	365,332	202,166	12JE1973	04OC1974	Renewal	04OC2004

Schedule 4.12(b)(ii)
Delinquencies in Prosecution, Filing, Maintenance and Renewal Fees

The Sellers failed to renew the Canadian registered mark “Reliable” (Reg. No. 196947) (set forth on Schedule 1.1P) by the January 25, 2004 due date.  However, since there is a six-month grace period during which renewal fees can be paid, this mark did not lapse.  The fees to renew this mark were remitted on June 18, 2004.

Schedule 4.12(c)
Ownership of Transferred Intellectual Property

1.

[***]

2.

[***]

[*** indicates that text has been deleted which is the subject of a confidential information request.  The text has been filed separately with the SEC.]

Schedule 4.12(d)
Inbound Licenses

[***]

Software Tool

Brio

Merkur

Unified Mailbox

CSS Horizon Web-site

[*** indicates that text has been deleted which is the subject of a confidential information request.  The text has been filed separately with the SEC.]

Schedule 4.12(e)
Infringements, Claims and Liens

1.

[***]

2.

[***]

3.                                       The Global Security Interest described in Schedule 4.6 is incorporated herein by reference.

[*** indicates that text has been deleted which is the subject of a confidential information request.  The text has been filed separately with the SEC.]

Schedule 4.13
Contracts

Schedule 4.13(a) – Collective Bargaining Agreements.

1.                                       Agreement between Marconi Communications Canada Inc. (St. Thomas, Ontario) and Communications, Energy and Paperworkers Union of Canada (CEP) and its Local 573 (December 7, 2003 – December 6, 2006).

2.                                       Labor Contract between Marconi Communications of Mexico, S.A. of C.V. and Trade Union of Workers From the Metallurgy Industry and Similars in the State of Mexico (2004).

3.                                       Labor Contract between Marconi Communications Exportel, S.A. de C.V. and Union Trade of Workers from the Metallurgy Industry and Similars in the State of Mexico (2003-2005).

Schedule 4.13(b) – Distribution Contracts, etc.

Sales Representative Agreements.

1.                                       Sales Representative Agreement, No. REP04-99/0272-SMD, No. 02-0104-SRP, dated June 1, 2001, between Marconi Communications, Inc. and South Manila Development Corporation (as amended).

2.                                       Sales Representative Agreement, No. 04-0252-SRP, dated April 1, 2004, between Marconi Communications, Inc. and Rob Watt and Associates.

3.                                       Authorized Sales Representative and Distribution Agreement, dated March 1, 2003, between Raymond H. Burrell Associates Limited and Marconi Communications, Inc.

4.                                       Sales Representative Agreement, No. 03-0930-SRP, effective December 1, 2003, between Consultoria y Proytectos para Telecomunicaciones, S.A. de C.V. and Marconi Communications, Inc.

5.                                       Sales Representative Agreement, No. 03-0933-SRP, dated December 1, 2003, between Marconi Communications, Inc. and Giles & Giles.

6.                                       Authorized Sales Representative Agreement, No. 86-0200-SRP, dated August 18, 1986, between Marconi Communications, Inc. (f/k/a Reliance Comm/Tec Corporation, which took assignment of this agreement from Reliance Electric Company) and American Telecommunication, Inc. Chile S.A. (f/k/a North Supply Chile) (as amended).

7.                                       Sales Representative Agreement, No. 03-0931-SRP, dated December 1, 2003, between Advanced Communications Technologies, Inc. and Marconi Communications, Inc.

8.                                       Sales Representative Agreement, No. 03-0646-SRP, dated August 5, 2003, between Vidar, Inc. and Marconi Communications, Inc.

9.                                       Agent Agreement, No. 02-1117-OH, dated January 23, 2002, between Jose Luis Hernandez Villafana and Marconi Communications, Inc.

10.                                 Authorized Sales Representative Agreement, No. 02-0545-SRP, dated June 28, 1995, between P.T. Sumber Sakti Eka Utamade and Reliance Comm/Tec Corporation.

11.                                 Sales Representative Agreement, dated November 11, 2003, between Imagineering Intl. Ltd. and Marconi Communications, Inc. (as amended).

12.                                 Authorized Sales Representative Agreement, dated June 1, 2000, between Reliance Electric Company and Rocis, Inc. (as amended).

13.                                 Sales Representative Agreement, No. 04-0254-SRP, dated April 1, 2004, between Marconi Communications, Inc. and Rhys Owen Consulting.

14.                                 Sales Representative Agreement, No. 04-0248-SRP, dated November 1, 2004, between Marconi Communications, Inc. and J.R. Schmidt & Associates.

15.                                 Sales Representative Agreement, No. 04-0188-SRP, dated April 1, 2004, between Marconi Communications, Inc. and WKW Associates, LLC.

16.                                 Sales Representative Agreement, No. 04-0242-SRP, dated April 1, 2004, between Marconi Communications, Inc. and Advanced Communications Technologies, Inc.

17.                                 Sales Representative Agreement, No. 04-0244-SRP, dated April 1, 2004, between Marconi Communications, Inc. and Cody & Associates.

18.                                 Sales Representative Agreement, No. 04-0245-SRP, dated April 1, 2004, between Marconi Communications, Inc. and Thomas Dowell & Associates.

19.                                 Sales Representative Agreement, No. 04-0249-SRP, dated April 1, 2004, between Marconi Communications, Inc. and Lorand, LLC.

20.                                 Sales Representative Agreement, No. 04-0250-SRP, dated April 1, 2004, between Marconi Communications, Inc. and Private Network Technologies.

21.                                 Sales Representative Agreement, No. 04-0251-SRP, dated April 1, 2004, between Marconi Communications, Inc. and Professional Sales Agents, Inc.

22.                                 Agreement, No. 03-0932-SRP, dated November 21, 2003, between Marconi Communications, Inc. and Browning & Associates.

23.                                 Sales Representative Agreement, dated November 25, 2003, between Marconi Communications, Inc. and Rhys Owen Consulting.

24.                                 Sales Representative Agreement, dated as of May 19, 2003, between Rhys Owen Consulting and Marconi Communications, Inc.

25.                                 Sales Representative Agreement between MCI and Enersys, SRL. (MCI has not made available to the Purchasers a true and complete copy of this Contract.)

26.                                 Sales Representative Agreement, No. 04-0243-SRP, dated April 1, 2004, between Marconi Communications, Inc. and Browning & Associates.

27.                                 Sales Representative Agreement, No. 04-0246-SRP, dated April 1, 2004, between Marconi Communications, Inc. and Eagle Marketing.

28.                                 Sales Representative Agreement, No. 04-0247-SRP, dated November 25, 2003, between Marconi Communications, Inc. and Giles & Giles, Inc.

29.                                 Sales Representative Agreement, No. 04-0258-SRP, dated April 1, 2004, between Marconi Communications, Inc. and FedForce, LLC.

Value Added Reseller Agreements.

1.                                       Resale Purchase Agreement, No. 01-1452-VAR, dated June 25, 2002, between Marconi Communications, Inc. and Verizon Network Integration Corp.

2.                                       Agreement, No. 98-132-VAR, dated July 1, 1998, between RELTEC Communications, Inc. and Sprint North Supply Company (as amended).

3.                                       Value Added Reseller Agreement, No. 01-195-VAR, dated April 2, 2001, between Atlantic and Pacific Telcom, Inc. and Marconi Communications, Inc.

4.                                       Value Added Reseller Agreement, No. 04-0165-VAR, dated April 1, 2004, between Power Solutions and Marconi.

5.                                       Value Added Reseller Agreement, No. 00-538-VAR, dated September 29, 2000, between Power Product Services and Marconi Communications, Inc. (as amended).

6.                                       Value Added Reseller Agreement (Marconi Power Products), No. 00-441-VAR, dated September 29, 2000, between Kentech, Incorporated and Marconi Communications, Inc. (as amended).

7.                                       Value Added Reseller Agreement, No. 00-491-VAR, dated November 9, 2000, between ETAK Systems and Marconi Communications, Inc. (as amended).

8.                                       Value Added Reseller Agreement, No. 00-516-VAR, dated September 29, 2000, between Marconi Communications, Inc. and Corban Communications Inc. (as amended).

9.                                       Value Added Reseller Agreement, No. 98-231-VAR, dated June 1, 1998, between RELTEC Communications, Inc. and DRC, Inc.

10.                                 Value Added Reseller Agreement, No. 01-908-VAR, dated July 1, 2001, between Marconi Communications, Inc. and J&M Schaefer Inc. (as amended).

11.                                 Value Added Reseller Agreement, No. 03-0209-VAR, dated September 17, 2003, between Marconi Communications, Inc. and Maya Telecom.

12.                                 Authorized Systimax SCS Value Added Reseller and Authorized Installer 1998 Lucent Technologies NCS Product Revenue Commitment, No.99-358-VAR, dated February 13, 1998 between Lucent Technologies and RELTEC/Custom Design Telephone Systems, Inc.

13.                                 Value Added Reseller Agreement, No. 00-687-VAR, dated December 20, 2000, between Marconi Communications, Inc. and Skyler Electric Company (as amended).

14.                                 Comdial Executech Dealer Agreement, No. 92-120-VAR, dated May 14, 2002, between Custom Design Telephone Systems, Inc. and Comdial Executech.

15.                                 Value Added Reseller Agreement, No. 00-526-VAR, dated September 29, 2000, between Marconi Communications, Inc. and Telamon Technologies Corporation (as amended).

16.                                 Value Added Reseller Agreement, No. 00-492-VAR, dated November 16, 2000, between Marconi Communications, Inc. and Telecom Power Systems, Inc. (as amended).

17.                                 Value Added Reseller Agreement, No. 00-584-VAR, dated as of February 1, 2001, between Marconi Communications, Inc. and Nolan Battery (as amended).

18.                                 Value Added Reseller Agreement, No. 00-440-VAR, dated September 29, 2000, between Marconi Communications, Inc. and Integrated Power Sources, Inc. (as amended).

19.                                 Value Added Reseller Agreement, No. 98-550-VAR, dated August 20, 1998, between RELTEC Communications, Inc. and Cell-Tel International, Inc.

20.                                 Value Added Reseller Agreement, No. 92-119-VAR, dated June 1, 1992, between Coastcom and Custom Design Telephone Systems (as amended).

21.                                 Value Added Reseller Agreement, No. 04-0016-VAR, dated January 23, 2004, between Marconi Communications, Inc. and Packaged Electrical Power, 1-A Limekiln Pike.

22.                                 Value Added Reseller Agreement, No. 01-434-VAR, dated February 12, 2001, between Eastern Independent Telecommunications Ltd. and Marconi Communications Canada Inc.

23.                                 Value Added Reseller Agreement, No. 01-950-VAR, dated August 24, 2001 between Marconi Communications, Inc. and Strata, Inc. (as amended).

24.                                 Value Added Reseller Agreement, No. 01-309-VAR, dated May 30, 2001 between Marconi Communications, Inc. and Swift Industrial Power (as amended).

25.                                 Value Added Reseller Agreement, No. 01-047-VAR, dated February 15, 2001, between Marconi Communications, Inc. and TDB Communications, Inc. (as amended).

26.                                 Value Added Reseller Agreement, No. 00-505-VAR, dated December 15, 2000, between Marconi Communications, Inc. and Madison Communications, LLC (as amended).

27.                                 Value Added Reseller Agreement (Marconi Power Products), No. 00-493-VAR, dated November 6, 2000, between Marconi Communications, Inc. and A&R Telecom.

28.                                 Mitel Elite VAR Agreement, No. 99-200-VAR, dated April 1, 1999, between Mitel, Inc. and RELTEC CDTS, Inc.

29.                                 Value Added Reseller Agreement (Marconi Power Products), No. 00-651-VAR, dated December 1, 2000, between Marconi Communications, Inc. and Miller-Eads Telecom Inc. (as amended).

30.                                 Dealer Agreement, No. 94-161-VAR, dated March 21, 1994, between Cortelco, Inc. and Custom Design Telephone Systems.

31.                                 Value Added Reseller Agreement, No. 04-494-VAR, dated October 20, 2000, between Marconi Communications, Inc. and Costa Enterprises (as amended).

32.                                 Value Added Reseller Agreement, dated March 16, 2000, by and between Marconi Communications, Inc. and Somera Communications (as amended).

33.                                 Reseller Agreement, No. 03-0015-OTH, dated March 13, 2003, between Marconi Communications, Inc. and Modern Telecom Systems.

Distributor Agreements.

1.                                       General Distributor Agreement, No. 98-313-DST, dated May 1, 1998, between Famous Telephone Supply Co. and RELTEC Communications, Inc. (as amended).

2.                                       General Distributor Agreement, No. 98-318-DST, dated May 1, 1998, between Potelcom Supply and RELTEC Communications, Inc. (as amended).

3.                                       General Distributor Agreement, No. 98-307-DST, dated May 1, 1998, between Anicom, Inc. and RELTEC Communications, Inc.

4.                                       General Distributor Agreement, No. 98-549-DST, dated May 1, 1998, by and between Marconi Communications, Inc. and Anixter (as amended). (The rights and obligations of MCI under this Contract not related to the Business were assigned to Advanced Fibre Access Corporation pursuant to the Consent to Assignment Agreement, by and between Marconi Communications, Inc., Advanced Fibre Access Corporation and Anixter, Inc.)

5.                                       General Distributor Agreement, No. 00-135-DST, between Arion and Marconi Communications, Inc.

6.                                       General Distributor Agreement, No. 98-309-DST, dated May 1, 1998, by and between RELTEC Communications, Inc. and Cable Plus.

7.                                       General Distributor Agreement, No. 98-311-DST, dated May 1, 1998, between CSSA and RELTEC Communications, Inc. (as amended). (The rights and obligations of MCI under this Contract not related to the Business were assigned to Advanced Fibre Access Corporation pursuant to the Consent to Assignment Agreement, by and between Marconi Communications, Inc., Advanced Fibre Access Corporation and CSSA.)

8.                                       General Distributor Agreement, No. 98-312-DST, dated May 1, 1998, between RELTEC Communications, Inc. and Dakota Electric Supply Co. (as amended). (The rights and obligations of MCI under this Contract not related to the Business were assigned to Advanced Fibre Access Corporation pursuant to the Consent to Assignment Agreement, dated February 2, 2004, by and between Marconi Communications, Inc., Advanced Fibre Access Corporation and Dakota Electric Supply Co.)

9.                                       Litecomm General Distributor Agreement, No. 98-316-DST, dated May 1, 1998, between Litecomm Supply Company and RELTEC Communications, Inc.

10.                                 General Distributor Agreement, No. 99-504-DST, dated August 26, 1999, between KES and Marconi Communications, Inc. (as amended).

11.                                 General Distributor Agreement, No. 02-0135-DST, dated March 1, 2002, between Marconi Communications, Inc. and SCS Limited.

12.                                 Distributor Agreement, dated June 1, 1999, between Marconi Communications, Inc. and PYS Digital, C.A.

13.                                 Distributor Agreement, No. 02-0499-DST, dated July 30, 2003, between Marconi Communications, Inc. and TVC Communications, Inc.

14.                                 General Distributor Agreement, No. 98-317-DST, dated May 1, 1998, between RELTEC Communications, Inc. and NCP.

15.                                 Distributor Agreement, No. 02-1200-DST, dated May 25, 2002, between Acumuladores Duncan C.A. and Marconi Communications, Inc.

16.                                 General Distributor Agreement, No. 98-743-DST, dated October 1, 1998, between Vikimatic Inc. and RELTEC Communication Inc.

17.                                 General Distributor Agreement, No. 98-321-DST, dated May 1, 1998, between Walker & Associates, Inc. and RELTEC Communications, Inc. (as amended). (The rights and obligations of MCI under this Contract not related to the Business were transferred to Advanced Fibre Access Corporation pursuant to the Consent to Assignment Agreement, dated February 5, 2004, by and between Marconi Communications, Inc., Advanced Fibre Access Corporation and Walker & Associates, Inc.)

18.                                 General Distributor Agreement, No. 98-314-DST, dated May 1, 1998, between GoldCom, Inc. and RELTEC Communications, Inc. (as amended).

19.                                 General Distributor Agreements, No. 98-304-DST, dated September 2, 1999 and March 6, 2001, between Graybar Electric Company and RELTEC Communications, Inc.

20.                                 Distributor Agreement, No. 02-0136-DST, dated February 1, 2003, between Alltel Communications Products, Inc. and Marconi Communications, Inc. (as amended).

21.                                 General Distributor Agreement, No. 98-306-DST, dated September 1, 1998, between Alltel Supply, Inc. and RELTEC Communications, Inc.

22.                                 General Distributor Agreement, No. 98-310-DST, dated May 1, 1998, between RELTEC Communications, Inc. and Clifford of Vermont, Inc.

23.                                 Distributor Agreement, No. 99-742-DST (undated), between Marconi Communications, Inc. and Clorex Sistemas de Energia S.A.

24.                                 General Distributor Agreement, No. 00-450-DST, dated April 3, 2002, between Marconi Communications, Inc. and Codale Electric Supply, Inc. (as amended).

25.                                 General Distributor Agreement, No. 00-260-DST, dated August 1, 2000, between Marconi Communications, Inc. and Sunbelt Telecommunications, Inc.

26.                                 Distribution Agreement, No. 02-1038-DST, dated December 5, 2003, between LM Ericsson Limited and Marconi Communications, Inc.

27.                                 General Distributor Agreement, No. 01-1193-DST, dated October 1, 2001, between Marconi Communications, Inc. and Global Energy & Technology, Inc.

28.                                 General Distributor Agreement, dated February 1, 1992, between Communications Supply Company and Reliance Comm/TEC Corporation.

29.                                 General Distributor Agreement, dated November 26, 1991, between GENCAB of Canada and Reliance Electric, Ltd. Telecom Division.

30.                                 General Distributor Agreement, dated April 1, 1994, between TWCOMCORP and Reliance Comm/Tec Corporation.

31.                                 General Distributor Agreement, dated March 19, 1996, between Wireless Installation Services and RELTEC Corporation.

32.                                 General Distributor Agreement, No. 98-319-DST, dated May 1, 1998, between Power & Telephone Supply Company, Inc. and RELTEC Communications, Inc. (as amended). (The rights and obligations of MCI under this Contract not related to the Business were assigned to Advanced Fibre Access Corporation pursuant to the Consent to Assignment Agreement, dated February 10, 2004, by and between Marconi Communications, Inc., Advanced Fibre Access Corporation and Power & Telephone Supply Company, Inc.)

33.                                 OEM/Distributor Agreement, No. 97-339-OEM, dated October 14, 1997, between Siemens Telecom Network and RELTEC Corporation. (The rights and obligations of MCI under this Contract not related to the Business were assigned to Advanced Fibre Access Corporation pursuant to the Consent to Assignment Agreement, dated February 27, 2004, by and between Marconi Communications, Inc., Advanced Fibre Access Corporation and Siemens Information & Communications Networks, Inc.)

34.                                 General Distributor Agreement, dated as of February 3, 1993, between Reliance Comm/Tec Corporation and Energy Electric Cable, Inc.

35.                                 Reseller Agreement, No. 02-1098-DST, dated July 24, 2003, between Marconi Communications, Inc. and Marconi Communications Federal, Inc.

36.                                 General Distributor Agreement, dated January 15, 1997, between North Supply Company and RELTEC Corporation (as amended).

37.                                 Development and Distribution Agreement, No. 93-150-OTH, dated October 29, 1993, between Reliance Comm/Tec Corporation and Telemax Corporation.

38.                                 Distribution, Marketing, Sales and Services Agreement, No. 00-548-DEV, dated July 13, 2001, between Active Power, Inc. and Marconi Communications, Inc.

39.                                 Distributor Agreement, dated May 25, 2002, between Marconi Communications, Inc. and Acumuladores Duncan C.A.

40.                                 Distributor Agreement, No. 99-901-SRP, effective June 1, 1999, between COMCO de Puerto Rico and Marconi Communications, Inc.

41.                                 Distributor Agreement, No. 99-737-SRP, effective June 1, 1999, between COLTEL and Marconi Communications, Inc.

42.                                 Distribution Agreement, dated June 9, 1986, by and between Reliance Electric Company and Electroteks (PTE.) Ltd.

43.                                 General Distributor Agreement, No. 98-315-VAR, dated May 1, 1998, between KGP Telecommunications and RELTEC Communications, Inc. (as amended).

44.                                 General Distributor Agreement, No. 98-495-VAR, dated November 23, 1998, between TESSCO Technologies Incorporated and RELTEC Communications, Inc.

45.                                 Distributor Agreement (undated) between Marconi Communications, Inc. and Retrac.

46.                                 Distributor Agreement between MCI and TCC Peru. (MCI has not been able to locate a true and complete copy of this Contract and has therefore not made available a true and complete copy to the Purchasers.)

47.                                 [Distributor / Sales Representative] Agreement between MCI / Marconi Mexico] and BMP Ingenieros.  (MCI has not been able to locate a true and complete copy of this

Contract and has therefore not made available a true and complete copy to the Purchasers.)

48.                                 [Distributor / Sales Representative] Agreement between [MCI / Marconi Mexico] and Vimaco. (MCI has not been able to locate a true and complete copy of this Contract and has therefore not made available a true and complete copy to the Purchasers.)

49.                                 Distributor Agreement, dated June 1, 2000, between Marconi Communications, Inc. and Perfitemp (as modified and as assigned by Marconi Communications, Inc. to Marconi Colombia, S.A.).

50.                                 Agency agreement entered into by and between Marconi Mexico and Ms. Zolia Rosa Vite Vargas.

Schedule 4.13(c) – Contracts relating to Loans, Guarantees, etc.

Set forth below are Contracts to which a Seller or one of its Affiliates is the lender:

1.                                       Promissory Note, dated September 24, 2003, issued by Praveen Kishorepuria in favor of Marconi Communications, Inc. (relating to FICA withholding amounts).

Schedule 4.13(d)(i) – Material Contracts with Affiliates of any Seller.

1.                                       Reseller Agreement, No. 02-1098-DST, dated July 24, 2003, between Marconi Communications, Inc. and Marconi Communications Federal, Inc.

2.                                       Marconi Communications Limited and MCI currently are operating under an oral subcontract arrangement in regards to services provided under the Support Services Agreement, dated January 28, 2004, between Marconi Communications Limited and Jersey Telecom. (The Subcontract Agreement between Marconi Communications Limited and MCI will be executed in the near future and an unexecuted version has been provided to the Purchasers).

3.                                       Purchase Order No. MC/2617/NOR-1764 (1), dated March 29, 2004, between Marconi Colombia, S.A. and Marconi Mexico.

4.                                       Purchase Order No. 4500559915, dated May 17, 2004, between Marconi Communications (Lorain) (as supplier) and Marconi Mexico

5.                                       Purchase Order No. 4500561491, dated May 24, 2004, between Marconi Communications (Lorain) (as supplier) and Marconi Mexico.

6.                                       Purchase Order No. 4500562727, dated May 31, 2004, between Marconi Communications (Lorain) (as supplier) and Marconi Mexico.

7.                                       Purchase Order No. 4500564367, dated June 8, 2004, between Marconi Communications (Lorain) (as supplier) and Marconi Mexico.

8.                                       Purchase Order No. 4500565492, dated June 14, 2004, between Marconi Communications (Lorain) (as supplier) and Marconi Mexico

9.                                       Purchase Order No. 4500565564, dated June 14, 2004, between Marconi Communications (Lorain) (as supplier) and Marconi Mexico.

10.                                 Purchase Order No. 4500566056, dated June 16, 2004, between Marconi Communications (Lorain) (as supplier) and Marconi Mexico.

11.                                 Purchase Order No. 4500568851, dated June 30, 2004, between Marconi Communications (Lorain) (as supplier) and Marconi Mexico.

12.                                 Purchase Order No. 4500568982, dated June 30, 2004, between Marconi Communications (Lorain) (as supplier) and Marconi Mexico.

13.                                 Purchase Order No. 4500569006, dated June 30, 2004, between Marconi Communications (Lorain) (as supplier) and Marconi Mexico.

14.                                 Purchase Order No. 4500569425, dated July 1, 2004, between Marconi Communications (Lorain) (as supplier) and Marconi Mexico.

15.                                 Purchase Order No. 4500569431, dated July 1, 2004, between Marconi Communications (Lorain) (as supplier) and Marconi Mexico.

16.                                 Purchase Order No. 4500569549, dated July 2, 2004, between Marconi Communications (Lorain) (as supplier) and Marconi Mexico.

17.                                 Purchase Order No. 4500556200, dated April 29, 2004, between Marconi Communications (Chicago) (as supplier) and Marconi Mexico.

18.                                 Purchase Order No. 4500560539, dated May 19, 2004, between Marconi Communications (Chicago) (as supplier) and Marconi Mexico.

19.                                 Purchase Order No. 4500562085, dated May 26, 2004, between Marconi Communications (Chicago) (as supplier) and Marconi Mexico.

20.                                 Purchase Order No. 4500564373, dated June 8, 2004, between Marconi Communications (Chicago) (as supplier) and Marconi Mexico.

21.                                 Purchase Order No. 4500564753, dated June 9, 2004, between Marconi Communications (Chicago) (as supplier) and Marconi Mexico.

22.                                 Purchase Order No. 4500565193, dated June 11, 2004, between Marconi Communications (Chicago) (as supplier) and Marconi Mexico.

23.                                 Purchase Order No. 4500566971, dated June 21, 2004, between Marconi Communications (Chicago) (as supplier) and Marconi Mexico.

24.                                 Purchase Order No. 4500567340, dated June 22, 2004, between Marconi Communications (Chicago) (as supplier) and Marconi Mexico.

25.                                 Purchase Order No. 4500567869, dated June 24, 2004, between Marconi Communications (Chicago) (as supplier) and Marconi Mexico.

26.                                 Purchase Order No. 4500568869, dated June 30, 2004, between Marconi Communications (Chicago) (as supplier) and Marconi Mexico.

Schedule 4.13(d)(ii) – Material Contracts with any officer or director of any Seller.

1.                                       The applicable items disclosed on Schedule 4.17(a) are incorporated herein by reference.

Schedule 4.13(e) – Contracts and/or Purchase Orders with suppliers that have in the aggregate a commitment of more than $100,000 on an annual basis.

Open PO Summary (June 29, 2004)
Descending $of PO Commitments

Supplier	No. of POs Open	Executed Agreements
SOLECTRON	55

Manufacturing Agreement between The Network Components Division of Marconi Communications and Solectron Corporation, No. 03-0096-MFG, dated December 29, 2003, between Marconi Communications and Solectron Corporation.

APSCO	140
APSCO INTERNATIONAL	180
GNB INDUSTRIAL BATTERY CO.	3
EXIDE TECHNOLOGIES	15
GE SUPPLY LOGISTICS, LLC	642
SERVICIOS INTEGRALES de MANUFACTURA	40
QUESTRON DIST.DE MEX.SA D CV	423
CANADIAN SHUNT INDUSTRIES	37	Manufacturing and Supply Agreement, dated February 1, 2001 by and between Royal Telecom Protection, LLC and Marconi Communications Inc.
ROYAL TELECOM PROTECTION	59
APW MCLEAN	12
TASHJIAN TOWERS	27
MID-SOUTH ELECTRONICS, INC.	70
DANCO METAL PRODUCTS INC.	224
EBM INDUSTRIES	36
DANTHERM, INC.	25	OEM Purchase Agreement, No. 00-060-OEM, dated March 29, 2000, between Dantherm HMS, Inc. and Marconi Communications Inc.
GENPRO, S.A. DE C.V.	10
CE+T	24
TYCO ELECTRONICS	92
AMERICAN ROLL FORMED PRODUCTS CORP	68
POWERLINK WIRE AND CABLE	108
DEGREE CONTROLS, INC.	16
ROYAL DIE & STAMP CO	27
EAST PENN MANUFACTURING CO.	2
HPL STAMPINGS, INC.	66
WIEGEL TOOL WORKS, INC.	35
EAST PENN BATTERIES LATIN	9

CONTACT INDUSTRIES, INC.	19
TRU-FAB	183
TELECT	13
SARGENT METAL FABRICATORS	35

Candian Suppliers to Marconi Canada
HAAS ENTERPRISES INC	171

Mexico Suppliers to Marconi Mexico
GALVAK SA, DE CV	6

1.                                       Information Technology Services provided by Les Stadel pursuant to purchase orders. (Information Technology Services provided by Les Stadel to Advanced Fibre Communications, Inc. are paid by Advanced Fibre Communications, Inc. pursuant to the Transition Services Agreement, dated January 5, 2004, by and between Advanced Fibre Access Corporation, Advanced Fibre Communications, Inc. and Marconi Communications, Inc.)

2.                                       MCI retains the services of the at-will contractors set forth below:

a.                                       Rich Horwath

b.                                      Rich Pipala

c.                                       Mike Kurchak

d.                                      Bob Morrison

3.                                       Purchase Order No. H56780, dated April 24, 2004, between Tashjian Towers (as supplier) and Marconi Mexico.

4.                                       Purchase Order No. H55155, dated April 24, 2004, between Questron Dist. de México, S.A. de C.V. (as supplier) and Marconi Mexico.

5.                                       Purchase Order No. 4500564367, dated June 8, 2004, between Marconi Communications (Lorain) (as supplier) and Marconi Mexico.

6.                                       Purchase Order No. 4500566971, dated June 21, 2004, between Marconi Communications (Chicago) (as supplier) and Marconi Mexico.

7.                                       Purchase Order No. 4500567869, dated June 24, 2004, between Marconi Communications (Chicago) (as supplier) and Marconi Mexico.

8.                                       Purchase Order No. 4500562954, dated June 1, 2004, between East Penn Batteries Latin (as supplier) and Marconi Mexico.

9.                                       Purchase Order No. 4500567385, dated June 22, 2004, between GNB Industrial Battery Co. (as supplier) and Marconi Mexico.

10.                                 Purchase Order No. 4500569418, dated July 1, 2004, between GNB Industrial Battery Co. (as supplier) and Marconi Mexico.

Schedule 4.13(f) – Contracts involving Partnerships, Joint Ventures, etc.

1.                                       Strategic Alliance Agreement, dated January 26, 2004, between Marconi Communications, Inc. and Harris Corporation (subsequently assigned by Harris Corporation to Fluke Networks).

2.                                       Agreement, No. 03-0026-OEM, dated May 1, 2003, between Marconi Communications and Metallic Power, Inc.

Schedule 4.13(g) – Acquisitions or Dispositions.

None.

Schedule 4.13(h) – Non-Competition Covenants and Other Restrictive Covenants.

1.                                       Equity Transfer Contract, dated November 22, 2003, by and among Marconi Communications, Inc., LinTech Limited and Guangdong Telecom Industry Group Corporation.

2.                                       Agreement, No. 03-0026-OEM, dated May 1, 2003, between Marconi Communications and Metallic Power, Inc.

Schedule 4.13(i) – Right of First Refusal or Option to Purchase or Acquire Assets.

None.

Schedule 4.14
Permits

Schedule 4.14(a).

1.                                       In most U.S. jurisdictions, pursuant to National Electrical Code 2002 (the “NEC Exemption”), MCI is exempt from obtaining contractor licenses (of the type set forth in Item 3 of Schedule 4.14(b)) for performing work relating to the Business in telecommunications facilities.  However, the County of San Francisco asserts that the NEC Exemption does not apply to the activities carried out by the Business, and therefore, MCI has applied for 16 Permits with the County of San Francisco with respect to certain projects being carried out in San Francisco.  MCI has not received these Permits.  It is possible that other jurisdictions in the U.S. will also assert that the NEC Exemption does not apply to the activities carried out by the Business.

Schedule 4.14(b).

1.                                       Certain of the Sellers hold certain tax registrations and other tax permits in certain jurisdictions in which such Sellers conduct the Business.  Such permits are not transferable and therefore will not be transferred to the Purchasers in connection with the transactions contemplated by the Agreement.

2.                                       Federal Communications Commission renewal of certification of the measurement facility of MCI located at 1122 F Street, Lorain, OH 44052 dated November 8, 2002 (Registration Number 90768).

3.                                       MCI or, as applicable, certain Current MCI Employees, hold contractor licenses to perform certain types of work relating to the Business (e.g., electrical, telecommunications, construction) in the following states.

State	License Type	Expiration Date
Arizona	L-67 Low Voltage Communications Systems License	7/31/05
California	C-10 Telecommunications Systems License	10/31/05
Colorado	Electrical Contractor License	2/28/05
New Mexico	E507 Telecommunications System License	2/28/05
Rhode Island	Telecom License	4/30/05
Connecticut	T-1 and E-1 Licenses	Unknown

4.                                       In most U.S. jurisdictions, MCI is exempt from obtaining contractor licenses of the type set forth in Item 3 of this Schedule 4.14(b)) pursuant to National Electrical Code 2002.  Reference is made to Item 1 of Schedule 4.14(a).

5.                                       United States Bonds Listing.

MCI is required to post bonds in favor of the beneficiaries set forth below.

Country	Issuer of Bond Bank	Indemnifying Co	Contracting Co	Reference	Beneficiary. Tender/Contract	Local Value	Curr	Original Issue Date
US	North American Insurance Co’s		MCI	Guarantee	State of Iowa	50,000	USD	8/28/03
US	North American Insurance Co’s	MCI	MCI	K05902344	State of Arizona	45,000	USD	10/19/01
US	North American Insurance Co’s	MCI	MCI	K05902332	State of West Virginia	11,500	USD	12/30/01
US	North American Insurance Co’s	MCI	MCI	206704526	State of California	10,000	USD	4/7/99
US	North American Insurance Co’s	MCI	MCI	K05903130	State of California	10,000	USD	12/1/00
US	North American Insurance Co’s	MCI	MCI	K05902617	State of California	10,000	USD	7/1/01
US	North American Insurance Co’s	MCI	MCI	KO6619757	Village of Lansing, IL	10,000	USD	11/10/00
US	North American Insurance Co’s	MCI	MCI	K05997434	State of New Mexico	5,000	USD	4/24/01
US	North American Insurance Co’s	MCI	MCI	K05903014	State of Washington	4,000	USD	7/31/01

6.                                       Mexico Bonds Listing.

MCI and Marconi Mexico, as applicable, are required to post bonds in favor of the beneficiaries set forth below.

Country	Issuer of Bond Bank	Indemnifying Co	Contracting Co	Reference	Beneficiary. Tender/Contract	Local Value	Curr
Mexico	Afianzadora Insurgentes, S.A. deC.V.	Marconi Mexico	Marconi Mexico	FV-60975	Sainco, S.A. de Instal Control	1142140	MXN
Mexico	Afianzadora Sofimex, S.A.	Marconi Mexico	Marconi Mexico	641781	Union Presforzadora S.A. de C.V.	49026.68	MXN
Mexico	Afianz Insgts	Marconi Mexico	Marconi Mexico	JT335835	Tesoreria de la Federacion	14127.17	MXN
Chile	Bsch Ny	Marconi Mexico	MCI	7940150	Entel	100000	USD

7.                                       Authorization dated June 24, 1991, for Marconi Mexico to perform temporary importations to produce exportation articles PITEX/91-240 (“PITEX Authorization”)

8.                                       Authorization dated November 13, 2001, for Marconi Mexico to carry out a Programa de Exportación de Maquila.

9.                                       Authorization dated February 28, 2001, for Marconi Mexico to perform a Programa de Promoción Sectorial.

10.                                 Marconi Mexico and Marconi Exportel, as applicable, hold the following permits.

Facility	Source	Facility Number	Permit Number	Status	Issue Date	Expiration Date	Issuing Agency
Marconi Communications de México, S.A. de C.V. (San Andrés Atoto)	State Land Use License		DGDU/098/243/2001	Secured	April 24, 2001	April 24, 2002	Minicipality of Naucalpan
	Operating license		A 07093	Secured	December 28, 2001	December 31, 2002	Municipality of Naucalpan
	Operating license for administrative offices and storage room		13691	Secured	May 24, 2004	December 31, 2004	Municipality of Naucalpan
	Operating license for the establishment		05190	Secured	December 18, 2003.	December 31, 2004	Municipality of Naucalpan

Marconi Communications de México S.A. de C.V. (Las Armas)	Operating license		05277	Secured	December 18, 2003	December 31, 2004	Municipality of Naucalpan

Marconi Communications Exportel, S.A. de C.V. (MCE)	Operating license		Illegible number	Secured	December 18, 2003	December 31, 2004	Municipality of Naucalpan

Schedule 4.15
Insurance

None.

Schedule 4.17(a)
Employee Benefit Plans and Employment Agreements

Employee Incentive Plans.

1.                                       Marconi Employee Stock Purchase Plan for Employees in North America, effective as of October 10, 2000 (participation suspended, effective as of January 1, 2002). (Seller Benefit Plan)

2.                                       Marconi Corporation plc Employee Share Option Plan, effective as of June 30, 2003. (Seller Benefit Plan)

3.                                       In 1999, certain Employees received stock appreciation rights from The General Electric Company, p.l.c. in substitution for options held by such employees to purchase shares of stock of RELTEC Corporation.  As of the date of the Agreement, the stock appreciation rights are believed to have virtually no or very little value. (Seller Benefit Plan)

4.                                       Non-qualified Stock Option Agreements dated August 3, 1998 between certain Employees and RELTEC Corporation for the purchase of its stock.  As of the date of the Agreement, the stock is believed to have virtually no or little value. (Seller Benefit Plan)

5.                                       Non-qualified Stock Option Agreements between certain Employees and RELTEC Holdings, Inc. for the purchase of shares of its stock.  As of the date of the Agreement, the stock is believed to have virtually no or little value. (Seller Benefit Plan)

6.                                       Non-qualified Stock Option Agreements dated August 1, 1995 between certain Employees and K-Tec Holdings, Inc. for the purchase of its stock.  As of the date of the Agreement, the stock is believed to have virtually no or little value. (Seller Benefit Plan)

7.                                       Phantom Option Scheme Grant Letter dated April 4, 2000 between Marconi Communications, Inc. and William Pagett. (Seller Benefit Plan)

8.                                       Outside Plant, Power and Services Annual Incentive Plan 2004/2005. (Business Plan)

9.                                       Network Components Sales Incentive Plan 2004/2005. (Business Plan)

10.                                 Fixed Value Incentive Plan 2003/2004. (Business Plan)

11.                                 Marconi Communications Incorporated North America Business Unit Head Annual Incentive Plan, dated August 27, 2003 for David J. Smith. (Seller Benefit Plan)

Pension Benefit Plans.

1.                                       Marconi USA Employees’ Retirement Plan, effective as of December 31, 1999. (Seller Benefit Plan)

2.                                       Marconi USA Wealth Accumulation Plan, effective as of April 1, 2002. (Seller Benefit Plan)

3.                                       RELTEC Corporation Retirement Plan (as Amended and Restated Effective December 31, 1999). (Seller Benefit Plan)

4.                                       Reliance Comm/Tec Corporation Supplemental Retirement Plan for Key Employees, effective August, 1995. (Seller Benefit Plan)

5.                                       Reliance Comm/Tec Corporation Special Retirement Program for Elected Officers, effective August, 1995. (Seller Benefit Plan)

Welfare Benefits Plans.

1.                                       Marconi Total Rewards Plan (this plan incorporates, without limitation, all of the Sellers’ medical programs, dental programs, vision programs, prescription drug programs, life insurance programs, long-term disability programs, short-term disability programs and dependent care and flexible spending arrangements). (Seller Benefit Plan)

2.                                       Marconi Communications, Inc. Involuntary Separation Plan. (Seller Benefit Plan)

3.                                       The Seller maintains unemployment and workman’s compensation programs in accordance with the Laws of the applicable states. (Seller Benefit Plan)

Pre-Closing Severance Agreements.

(Copies of Pre-Closing Severance Agreements have not been available to the Purchasers.)

[***]

Post-Closing Severance Agreements.

[***]

Retention Bonus Plan.

[***]

[*** indicates that text has been deleted which is the subject of a confidential information request.  The text has been filed separately with the SEC.]

Special Incentive Plans.
(Copies of Special Incentive Plans have not been available to the Purchasers.)

1.                                       Special Incentive Plan letter agreement dated June 30, 2004 between Marconi Corporation plc and Dave Smith. (Business Plan)

2.                                       Marconi North America Special Executive Incentive Plan for David J. Smith dated June 9, 2004. (Business Plan)

Employee Agreements.

1.                                       Service Agreement dated December 1, 2001 between Marconi Communications, Inc. and David Smith. (Business Plan)

2.                                       Letter Agreement dated November 7, 2003 between Rich Towers and Marconi Communications, Inc. (Business Plan)

Employee Handbooks, Personnel Policies, Etc.

1.                                       Vacation Policy – Salaried and Management Employees effective January 1, 2001. (Business Plan)

2.                                       Hourly Employees’ Vacation Policy effective January 1, 2001. (Business Plan)

3.                                       Network Components Sales Employees’ Vacation Policy effective January 1, 2004. (Business Plan)

4.                                       303 Vacation Benefits effective February 12, 2001. (Business Plan)

5.                                       Marconi Communications Employee Handbook (Facility: Power Products, Lorain, Ohio), issued on February 12, 1999. (Business Plan)

6.                                       Marconi Communications Employee Handbook (Facility: Warrenville), issued on January 1, 1999. (Business Plan)

7.                                       Marconi Hourly Employee Handbook (Facility: Welcome, North Carolina), last revised in January, 2003. (Business Plan)

8.                                       Marconi Communications Employee Handbook (Facility: LaGrange), issued on April 1, 2002. (Business Plan)

Contractor Agreements.

1.                                       Contractor Agreement, dated August 14, 2003, between Marconi Communications, Inc. and Systems Research, Inc. (Business Plan)

2.                                       Services Agreement, dated April 12, 2004, by and between Aerotek CE and Marconi Communications, Inc. (Business Plan)

3.                                       Purchase Order, dated April 30, 2004, between Butler Technical Group and Marconi Communications, Inc. (regarding Dennis Litlefiar Pro-E Designer). (Business Plan)

4.                                       Services Agreement, dated March 1, 2004, by and between Technical Search Consultants and Marconi Communications, Inc. (Business Plan)

5.                                       Relocation Services Agreement, dated November 3, 2003, between American International Relocation Solutions, LLC and Marconi Communications, Inc. (Business Plan)

6.                                       Employment Placement Agreement dated May 29, 2003 between Marconi Communications and Ablest Staffing Services. (Business Plan)

7.                                       Contractor Engagement letter (BECO, Inc.), dated October 28, 2003) for Michael Ferguson (PSO/E Designer) (Business Plan)

8.                                       Contractor Agreement (CadStar International), dated September 2, 2003 for Manley Thomas (Pro/E Designer). (Business Plan)

9.                                       Contractor Agreement (Aerotek), dated April 19, 2004 for Karin Hughes (Pro/E Designer). (Business Plan)

10.                                 Contractor Agreement (Aerotek), dated May 3, 2004 for Brian Whiteside (Pro/E Autocad Designer). (Business Plan)

11.                                 Contractor Agreement (Manpower), dated May 1, 2003 for Jeff Wheatly (Electronics Tech). (Business Plan)

12.                                 Contractor Agreement (Technical Search Consultants), dated March 1, 2004 for Bob Morrison (Software Engineer). (Business Plan)

13.                                 Contractor Agreement (Kelley Services), dated October 20, 2003 for Waynette Newlin (Customer Service/Billings). (Business Plan)

14.                                 Contractor Agreement (Manpower), dated May 1, 2003 for Rich Horwath (PLM). (Business Plan)

15.                                 Contractor Agreement (Hunter Technical Services), dated May 10, 2004 for Jim Larson (Eng. Services - REI). (Business Plan)

16.                                 Contractor Agreement (Hunter Technical Services), dated May 10, 2004 for Jim Samples (Eng. Services - REI). (Business Plan)

17.                                 Contractor Agreement (Hunter Technical Services), dated May 10, 2004 for Dale Streeter (Eng. Services - REI). (Business Plan)

18.                                 Contractor Agreement (Manpower), dated April 1, 2002 for Rich Pipala (Cost Reduction). (Business Plan)

19.                                 Contractor Agreement (Aerotek), dated January 1, 2004 for Fred Yezek (Quality Engineer). (Business Plan)

20.                                 Contractor Agreement (Ajilon Communications), dated September 2, 2003 for Rex Gallatin (Quality Facilitator). (Business Plan)

21.                                 Contractor Agreement (Office Team), dated September 12, 2003 for Hannah Lloyd (Engineering Support). (Business Plan)

22.                                 Contractor Agreement (Adex), dated March 13, 2003 for Mike Kutyba (Engineering Support). (Business Plan)

23.                                 Independent Contactor Agreement dated August 25, 2003 for Neal Jennings (BellSouth Pioneer). (Business Plan)

24.                                 Independent Contactor Agreement dated August 25, 2003 for Jesse Joubert (BellSouth Pioneer). (Business Plan)

25.                                 Independent Contactor Agreement dated August 25, 2003 for Bob Tilley (BellSouth Pioneer). (Business Plan)

26.                                 Independent Contactor Agreement dated August 25, 2003 for Bob Usher (BellSouth Pioneer). (Business Plan)

27.                                 Independent Contactor Agreement dated April 1, 2004 for Travis Philips (Field Services). (Business Plan)

28.                                 Independent Contactor Agreement dated April 1, 2003 for Dick Powell (Verizon Pioneer). (Business Plan)

29.                                 Independent Contactor Agreement dated April 1, 2004 for Jason Guzman (Verizon Pioneer). (Business Plan)

30.                                 Independent Contactor Agreement dated March 1, 2001 for Juan Escada (Verizon Pioneer). (Business Plan)

31.                                 Independent Contactor Agreement dated October 1, 2003 for WKW (Verizon Pioneer). (Business Plan)

Deal Agreements.
(Copies of Deal Agreements have not been made available to the Purchasers.)

[***]

[*** indicates that text has been deleted which is the subject of a confidential information request.  The text has been filed separately with the SEC.]

Schedule 4.17(b)
Compliance With Laws; Liabilities

1.                                       Various operational failures of the Marconi USA Wealth Accumulation Plan (the “Plan”) relating to the merger of other plans sponsored by controlled group members into the Plan as described in a request for a VCP compliance statement by Greensboro Associates, Inc. to the Internal Revenue Service dated December 15, 2003.

2.                                       Potential vesting issues related to possible partial termination of the Plan as described in a request for determination on qualification of the Plan by Greensboro Associates, Inc. to the Internal Revenue Service dated June 28, 2004.

3.                                       Any issues raised by the holding in Cooper v. IBM Personal Pension Plan, 274 F.Supp.2d 1010 (S.D. Ill. 2003), any further proceedings relating thereto or any other court decisions relating to cash balance plans.

Schedule 4.17(c)
Post-Employment Liabilities and Plans

1.                                       Individuals listed on Schedule 11.7 (Recipients of Retiree Medical Benefits under Supplement A to the Marconi Total Rewards Plan).

2.                                       Marconi Communications, Inc. Involuntary Separation Plan (subsidized COBRA premium).

Schedule 4.17(e)
Contingent Entitlements

1.                                       Letter agreement dated November 7, 2003 between Marconi Communications and Rich Towers.

2.                                       Non-qualified stock option agreement dated August 1, 1995 between certain individuals and K-Tec Holdings, Inc. and CMT Associates, L.P. (Marconi plc stock options – former parent which is liquidating).

3.                                       Non-qualified stock option agreement between certain individuals and RELTEC Holdings, Inc. (Marconi plc stock options – former parent which is liquidating).

4.                                       Non-qualified stock option agreement dated August 3, 1998 between certain individuals and RELTEC Corporation (Marconi plc stock options – former parent which is liquidating).

5.                                       Service Agreement dated December 1, 2001 between Marconi Communications Inc. and David Smith.

6.                                       Special Incentive Plan letter agreement dated June 30, 2004 between Marconi Corporation plc and Dave Smith.

7.                                       Marconi North America Special Executive Incentive Plan for David J. Smith dated June 9, 2004.

8.                                       Individuals listed on Schedule 4.17(a) with respect to Post-Closing Severance Agreements.

9.                                       Individuals listed on Schedule 4.17(a) with respect to letter agreements under the Retention Bonus Plan.

10.                                 Individuals listed on Schedule 4.17(a) with respect to Deal Agreements.

11.                                 The following participants in the Marconi Fixed Value Incentive Plan:

Bob Ashcroft
Dusty Becker
Tom Cindel
Dennis DelCampo
Bob Kinross
Steve McKinney
Mark Pentz
Dan Rippeth

12.                                 Marconi Corporation plc Employee Share Option Plan (David Smith).

Schedule 4.18
Employment and Labor Matters

1.                                       Certain Current Canadian Employees are covered by that certain Agreement between Marconi Communications Canada Inc. (St. Thomas, Ontario) and Communications, Energy and Paperworkers Union of Canada (CEP) and its Local 573 (December 7, 2003 – December 6, 2006).

2.                                       Certain Current Mexican Employees are covered by that certain Labor Contract between Marconi Communications of Mexico, S.A. of C.V. and Trade Union of Workers From the Metallurgy Industry and Similars in the State of Mexico (2004).

3.                                       Certain Current Mexican Employees are covered by that certain Labor Contract between Marconi Communications Exportel, S.A. de C.V. and Union Trade of Workers from the Metallurgy Industry and Similars in the State of Mexico (2003-2005).

4.                                       Item 7 under the heading “Pending and Threatened Proceedings and Claims against Sellers” on Schedule 4.11 is incorporated herein by reference.

Schedule 4.19
Taxes

None.

Schedule 4.20
No Defaults or Violations

Defaults under Material Contracts.

1.                                       The matters set forth on Schedule 4.11 are incorporated herein by reference.

2.                                       MCI and Metallic Power, Inc. (“MPI”) entered into an Agreement, dated May 1, 2003, pursuant to which MPI was to develop zinc regenerative fuel cells (“ZRFCs”) which were to then be sold to MCI along with related supporting products.  MCI was to develop a converter and enclosure for the ZRFCs and combine the ZRFCs with such converter and enclosure to form an outside plant power system for distribution to customers.  Due to delays in development of the ZRFCs, MPI failed to meet its delivery obligations under the terms of the agreement.  After these delays, MCI notified MPI that it would need additional time to restart its portion of the development, and thus would not be able to meet its purchase obligations under the terms of the agreement.  MCI and MPI have verbally agreed to void any monetary penalty that may exist due to the parties’ failure to meet their obligations under the agreement.  Discussions are also underway as to the possibility of MCI and MPI entering into a new agreement to replace the previous agreement.

Noncompliance with Laws.

1.                                       The matters set forth on Schedule 4.11 are incorporated herein by reference.

2.                                       MCI may have received payments from WorldCom that are subject to bankruptcy preference claims under the U.S. Bankruptcy Code. As of the date of the Agreement, MCI has not been formally notified of any preference claims by WorldCom.

Written notices as to Noncompliance with Laws.

The matters set forth on Schedule 4.11 are incorporated herein by reference.

Schedule 4.21(a)
Environmental Matters

1.                                       All matters discussed in URS Phase I Environmental Site Assessment (“ESA”), dated December 18, 2001 for 1019 Entry Drive, Bensenville, IL 60106.

2.                                       All matters discussed in URS Phase I ESA, dated January 23, 2002 for 1001 Entry Drive, Bensenville, IL 60106.

3.                                       All matters discussed in Gabriel Environmental Services Phase I ESA performed for Water Saver Faucet, dated June 26, 1997 for 1001 Entry Drive, Bensenville, IL 60106.

4.                                       All matters discussed in Pioneer Environmental, Inc. Corrective Action Completion Report and related documents, dated December 6, 1996 for 1001 Entry Drive, Bensenville, IL 60106.

5.                                       All matters discussed in Wastewater Sampling Data, Permits, Explanations of Permit Excursions and Plans for Correction, Application for IEPA Air Permit, Toxic Organic Management Plan, and other Sampling, Permit, and Regulator Compliance Materials for Bensenville, Illinois operations.

6.                                       All matters discussed in Chemical Recovery Systems Superfund Site in Elyria, Ohio – First De Minimis Settlements by Administrative Consent Order, dated September 30, 2003.

7.                                       All matters discussed in URS Phase I ESA, Limited Asbestos Survey, and Limited Environmental Compliance Audit, dated February 17, 2003 for Lorain, Ohio operations.

8.                                       All matters discussed in documents related to a request for contribution regarding Ford Road CERCLA Site in Elyria, Ohio.

9.                                       All matters discussed in EDP Consultant, Inc. Phase I ESA, dated November 13, 1996 for Mayfield Heights, Ohio operations.

10.                                 All matters discussed in documents related to the UST Diesel Fuel Release and Remediation at Landerbrook Corporate Center in Mayfield Heights, Ohio (10.7.3 & 10.7.10).  On or about July 1, 2003, a spill of diesel fuel occurred at MCI’s Mayfield Heights, Ohio Data Center Facility.  The Ohio EPA agent who responded to our call advised that a Citation for Contamination to the waters of the State of Ohio would be issued.  However, due to the response and cleanup there would be no monetary penalty.  To date, MCI has not received the citation.

11.                                 All matters discussed in National Pollutant Release Inventory and Report, dated July 4, 2003 for St. Thomas, Canada operations.

12.                                 All matters discussed in Non-Hazardous Waste Audit by Green Lane Environmental Group Ltd. for St. Thomas, Canada operations.

13.                                 All matters discussed in Sewer Discharge By-Law and Sampling Results, dated February 26, 2004 for St. Thomas Canada operations.

14.                                 All matters discussed in Transaction Screening for the Lease of 39 Barwell St., dated June 2000 for St. Thomas, Canada operations.

15.                                 All matters discussed in Waste Audit by Marsh Canada Limited conducted in 2000 for St. Thomas, Canada operations.

16.                                 All matters discussed in Groundwater Report to Ministry of Environment, dated October 3, 2003 for St. Thomas, Canada operations.

17.                                 All matters discussed in Dillion Consulting Sampling of Monitoring Well Network Reports for Years 1998, 1999, 2000, and 2002 for St. Thomas, Canada operations.

18.                                 All matters discussed in documents related to Administrative Procedure instituted against Marconi Communications S.A. de C.V., according to the minutes of the inspection visit number 15-057-0050/99-EX, and resolved and closed on September 23, 2003, by means of resolution 1444/02-D, issued by the General Attorneys Office for the Protection of the Environment.

19.                                 All matters discussed in Ohio State Fire Marshal Notification for Underground Storage Tanks documents for Lorain, Ohio facility, dated April 28, 1986.

20.                                 All matters discussed in ES&C Closure Report, Reltec Lorain Products Division, Plant 1 Printed Circuit Laboratory, Lorain Ohio, dated June 1997.

21.                                 All matters discussed in URS Phase I Environmental Site Assessment, 1019 Entry Drive in Bensenville, Illinois, prepared for Marconi PLC, Cleveland, Ohio, dated January 23, 2002.

22.                                 All matters discussed in Dames & Moore Report of Phase I Environmental Site Assessment and Environmental Compliance Review in Welcome, North Carolina for Reltec, dated July 6, 1998.

23.                                 All matters discussed in Trigon Engineering Consultants, Inc. Phase I Environmental Site Assessment 101 ± Acre Site, Welcome Business Center, Davidson County, North Carolina for The Chapman Company, dated April 8, 1996.

24.                                 All matters discussed in GETCO Remedial Action Report for Landerbrook Corporate Center, Mayfield Heights, Ohio, completed for Marconi Communications, dated August 20, 2003.

25.                                 All matters discussed in Roux Associates, Inc. Phase II Environmental Site Assessment, Wiley Road Site, LaGrange, Georgia, dated April 17, 1995.

26.                                 All matters discussed in Willmer Engineering, Inc. Report of Phase I Environmental Evaluation of Undeveloped Tracts in Industrial Park IV, LaGrange, Georgia, for Troup County Chamber of Commerce, dated April 5, 1992.

27.                                 All matters discussed in Dames & Moore Report of Phase I Environmental Site Assessment and Limited Asbestos Survey Reliance Comm Tec Facility, Lorain, Ohio for Rockwell International Corporation, dated March 1, 1995.

28.                                 All matters discussed in Dames & Moore Final Report of Phase I Environmental Site Assessment and Limited Asbestos Survey – Reliance Exportel, S.A. De C.V. Facility, Naucalpan, Mexico for Rockwell International Corporation, dated February 28, 1995.

29.                                 All matters discussed in Dames & Moore Final Report of Phase I Environmental Site Assessment and Limited Asbestos Survey – Productos Lorain De Mexico S.A. De C.V. Facility, Naucalpan, Mexico for Rockwell International Corporation, dated February 28, 1995.

30.                                 All matters discussed in Annual Underground Storage Tank Renewal documents, Mayfield Heights, Ohio, dated June 9, 2004.

31.                                 All matters discussed in Dames & Moore Report of Phase II Subsurface Investigation Reliance Comm/Tec, Lorain, Ohio, for Rockwell International Corporation, dated March 15, 1995.

32.                                 All matters discussed in Dames & Moore PCB Soil Remediation & Groundwater Analyses, Lorain Products Facility, Lorain, Ohio for Rockwell International, dated July 6, 1995.

33.                                 All matters discussed in Dames & Moore Phase I and Phase II Environmental Assessment at Former Sherwin Williams Facility, LaGrange, Georgia for Reltec, dated September 13, 1996.

34.                                 All matters discussed in Phase One, Inc. Phase I Environmental Site Assessment for Sherwin-Williams LaGrange Automotive Distribution Center, LaGrange, Georgia, dated April 1996.

35.                                 All matters discussed in Dames & Moore Report of Additional Subsurface Investigation, Removal of Emergency Spill UST, and Dry Sump Installation, Reliance Comm/Tec Facility, St. Thomas, Ontario, Canada for Rockwell International Corporation, dated August 8, 1995.

36.                                 All matters discussed in Dames & Moore Report of Phase II Subsurface Investigation – Reliance Comm/Tec Facility, St. Thomas, Ontario, Canada for Rockwell International Corporation, dated March 21, 1995.

37.                                 All matters discussed in Dames & Moore Phase I Environmental Site Assessment and Limited Asbestos Survey, Reliance Comm/Tec Facility, St. Thomas, Ontario, Canada for Rockwell International Corporation, dated March 1, 1995.

38.                                 All matters discussed in the April 21, 2002 letter from John Nadzan at Marconi to Tony Becker at Ohio EPA canceling three permitted air emission sources for the Lorain, Ohio facility including Transformer Bake Oven, Transformer Varnish Impregnation Tanks, and Plibrico Incinerator.

39.                                 All matters discussed in Asbestos Survey, Reliance Comm/Tec Facility, Lorain, Ohio, dated July 11, 1990.

40.                                 All matters discussed in Dames & Moore Groundwater Sampling and Well Abandonment Report, Reltec Facility, Lorain, Ohio, dated April 17, 1997.

41.                                 All matters discussed in PCB Waste Storage information documents, St. Thomas, Ontario – 122 Edward Street Property.

42.                                 All matters discussed in the 1999 OSHA Inspection and Response, Welcome, North Carolina.

43.                                 All matters discussed in Transaction Screening Questionnaire and related documents for St. Thomas, Ontario – 39 Burwell Street Facility.

Schedule 4.21(b)
Environmental Permits

Facility	Source	Facility Number	Permit Number	Status	Issue Date	Expiration Date	Issuing Agency (Name and Address)
Lorain, Ohio	Air Permits *						Ohio EPA Division of Air Pollution Control
	Gas Boiler Plant #4 (US Radiator)	247080061	B001	Registered	N/A	N/A	2110 East Aurora Road
	American Standard Boiler, Gas Fired Plant #1	247080061	B004	Registered	N/A	N/A	Twinsburg, OH 44087
	National Boiler, Gas Fired #41 DWG BP52D (National)	247080061	B006	Registered	N/A	N/A	Kristen Switzer
	Small Gas Boiler (.864-10 Exp. 6 BTU/HR) #11 BP52D (American Standard)	247080061	B007	Registered	N/A	N/A	330-963-1107
	Gas Fired Boiler, Space Heat #20 BP52D (National)	247080061	B010	Registered	N/A	N/A	Erik Bewley
	2.9 MBH Gad and #2 Oil Fired Boiler #2A-BP52D (North American)	247080061	B013	Registered	N/A	N/A	330-963-1251
	5.20 MBH Gad and #2 Oil Fired Boiler #19A-BP52D	247080061	B015	Registered	N/A	N/A
	5.23 MBH Gad and #2 Oil Fired Boiler #50-BP52D	247080061	B016	Registered	N/A	N/A
	Powder Paint Line and Bake Oven	247080061	K002	Registered	N/A	N/A
	No. 2 Fuel Oil Storage Tank (above ground) DWG#30 BP52D	247080061	T002	Registered	N/A	N/A
	Conveyor, Washing Machine (3 Stage), Dry Off Oven (Interad, Acme Fab & GLA)	247080061	K001	Registered	N/A	N/A
	Silkscreen Department 177 Plant #3	247080061	K004	Registered	N/A	N/A
	Trumph 2000 Watt Metal Cutting CO2 Laser	247080061	P008	Registered	N/A	N/A

* Note: All above air permits are on registration status with the Ohio EPA.  Registration indicates that they are not serious emitters of air pollutants and do not require monitoring or renewal.  Therefore, there are no issue or expiration dates associated with these.

Hazardous Waste (Small Quantity Generator)	OHD066038670	Active	N/A		Ohio EPA Division of Hazardous Waste Management
Lazaras Govt. Center
P.O. Box 1049
Columbus, OH 43215-1049
614-644-2917

Liquid Nitrogen Tank, (above ground)		Active	2/15/2004	2/15/2005	Lorain Fire Department
1350 Broadway
Lorain, OH 44052
440-204-2221

Diesel Fuel Tank (<600 gal)		Active	2/15/2004	2/15/2005	Same as Above
Industrial Wastewater Discharge Permit	3361-7	Active	5/1/2003	5/1/2005	City of Lorain Utilities Department
1106 First Street
Lorain, OH 44052
Mr. Marc Jones

Facility	Source	Facility Number	Permit Number	Status	Issue Date	Expiration Date	Issuing Agency (Name and Address)
440-288-0281 x 32

Mayfield Heights, OH	Underground Storage Tank Registration	19221-0001	18008830-R00009	Active	7/1/04	6/30/05	State Fire Marshal Bureau of Testing and Registration 6606 Tussing Rd. P.O. Box 529 Reynoldsburg, OH 43068 (614) 752-7126

LaGrange, GA	Industrial Wastewater Discharge Permit		290	Active	2/24/2004	2/23/2007	Anne S. Westmoreland
City of LaGrange
P.O. Box 430
LaGrange, GA 30241
706-883-2150

	Stormwater Discharge Permit (State of GA General Permit Coverage)		GAR000000		6/1/2003	5/31/2008	Chip Scroggs
Georgia EPD
Non Point Source Program
4220 International Pkwy
Atlanta, GA 30354
404-675-1632

Welcome, NC	Hazardous Waste (Small Quantity Generator)		NCR000137240				NC Dept. of Environment and Natural Resources
Division of Waste Management
Hazardous Waste Section
401 Oberlin Road
Suite 150
Raleigh, NC 27605
919-733-2178

	Stormwater Discharge Permit (Certificate of Coverage # NCG030460)		NCG030000	Active	9/1/2002	8/31/2007	NC DENR
Division of Water Quality
1617 Mail Service Center
512 N. Salisbury St
Raleigh, NC 27604
919-733-7015

	Industrial Wastewater Discharge Permit		#0038	Active	5/31/2004	5/31/2009	Ms. Gisele Comer
City of Lexington Utilities Department

Facility	Source	Facility Number	Permit Number	Status	Issue Date	Expiration Date	Issuing Agency (Name and Address)
28 West Center Street
Lexington, NC 27292
336-357-7889

St. Thomas Canada	Hazardous Waste Generator		ONO148500	Active		N/A
	Air Emission Discharge “Certificate of Approval”		6494-57TKZ4	Active	3/8/02	**N/A	The Ministry of Environment and Energ
Director of Environmental Assessment and Approvals Branch
2 St. Clair Ave. West
Floor 12 A
Tronto, Ontario M4v 1LS
1-800-461-6290

** Note: Certificate of approvals do not have an expiration date and remain in active status.  Any changes to the operation require a permit modification application.  A modification was applied for the air permit at this facility on 4/26/2004 which is pending acceptance.

N/A

Dave Thompson, Abatement Officer
Groundwater Reporting					Ministry of Environment
London Regional Office
London, Ont N6E 1L5
1-519-873-5029

Industrial Wastewater Discharge Permit	N/A	Active	Permanent	N/A	John F. Mansell
St. Thomas Wastewater Inspector
London Regional Office
659 Exerter Rd.
London, Ont. N5P 3V7
1-519-63801-16

Facility	Source	Facility Number	Permit Number	Status	Issue Date	Expiration Date	Issuing Agency (Name and Address)
Marconi Communications de México, S.A. de C.V. (San Andrés Plant)	Atmospheric Emissions		5355038320100200EA-NAUC	Annual Renewal	April 28, 2004	January, 2005	Municipality of Naucalpan
	Generator of Hazardous Wastes Registry			Permanent	August 27, 2001 and March 4, 2002.	N/A	SEMARNAT/DGGIMAR
	Generator of Non Hazardous Wastes Registry		5355038320100200-RNP-NAUC	Annual Renewal	July 7, 2003	N/A	Municipality of Naucalpan
	Sanitary Wastewater Discharge Authorization		5355038320100200A1-NAUC	Secured	March 25, 2003	N/A	Municipality of Naucalpan
	Industrial Wastewater Discharge Registry		535503820100200A2-NAUC	Secured	April 28, 2004	N/A	Municipality of Naucalpan
	Pressurized Vessels Registry		2972	Secured	June 12, 2002	5 years as of date of issuance	Delegation of the STPS in the State of Mexico
	Pressurized Vessels Registry		2971	Secured	June 12, 2002	5 years as of date of issuance	Delegation of the STPS in the State of Mexico
	Pressurized Vessels Registry		7422	Secured	December 2, 2003	5 years as of date of issuance	Delegation of the STPS in the State of Mexico
	Pressurized Vessels Registry		7423	Secured	December 2, 2003	5 years as of date of issuance	Delegation of the STPS in the State of Mexico

Marconi Communications Exportel, S.A. de C.V. (MCE)	Atmospheric Emmissions		533703831000840-EA-NAUC	Secured	May 2, 2003	May, 2004	Municipality of Naucalpan
	Generator of Hazardous Wastes Registry			Permanent	May 9, 2003	N/A	SEMARNAT/DGGIMAR
	Generator of Non Hazardous Wastes Registry		5337038310900840-RNP-NAUC	Secured	July 7, 2003	June, 2004	Municipality of Naucalpan

Facility	Source	Facility Number	Permit Number	Status	Issue Date	Expiration Date	Issuing Agency (Name and Address)
	Wastewater Discharge Registry		5337038320200667A1-NAUC 5337038320200667A2-NAUC	Secured	October 10, 2003	N/A	Municipality of Naucalpan
	Certificate of Safety Conditions		5875/2003	Secured	September 24, 2003	September 24, 2004	Municpality of Naucalpan
	Pressurized Vessels Registry		7424	Secured	December 2, 2003	5 years as of date of issuance	Delegation of the STPS in the State of Mexico
	Pressurized Vessels Registry		7425	Secured	December 2, 2003	5 years as of date of issuance	Delegation of the STPS in the State of Mexico

Marconi Communications Exportel, S.A. de C.V. (Las Armas Plant)	Atmospheric Emmissions		5337038320200667EA-NAUC	Secured	September 21, 2001	N/A	Municipality of Naucalpan
	Generator of Non Hazardous Wastes Registry		5348938320100667R-NAUC	Secured	November 22th, 2001	N/A	Municipality of Nauclapan
	Wastewater Discharge Registry		5348938320100667A1-NAUC	Secured	February 6[t], 2002	N/A	Municipality of Naucalpan

Schedule 4.22

Effect of Transactions

None.

Schedule 4.24
Recalls

Those items set forth below and marked with an asterisk (*) are product recalls involving personal safety issues.

PCN Number	Date Issued	Product(s) Effected:	Description:

Power Related
PCN486530400	5/18/2001	486530400	Converter boards inside PCU assembly manufacturered with incorrect tolerance on the heatsink mounting assembly.
PCN500567A1	6/1/2001	586501600, 586502300, 586503500

Marconi DGU Power supply 500567 with date codes 9848 to 0101 have a higher than expected failure rate due to an on board converter module A1, which has been identified by our vender to have a capacitor that can prematurely fail.

PCN025093	7/23/2001	584110100, 582122200, 582122300, 582120900, 582121900, 582121100, 582121300, 582122100, 588704000, 588700701, 588700701, 588703600, 588701101, 588703800	MCA’s with firmware revision 3.0.1 to 4.4.7 may have momentary alarms that last 1 to 3 seconds in duration.
PCNLLP018542	3/14/2002	545402000, 547202100, 547501800, 548104300, 548202900	This change is being implemented to allow the RL Rectifier line to restart after a High Voltage Shutdown / Restart sequence or the loss of commercial AC voltage.
PCN032935	9/23/2002	586501600, 586502300, 586503500

Marconi DGU monitoring products that are equipped with part number 58650XX0027 and 58650XX0030 and the unit is programmed to use the VI command for plant voltage and plant current the unit may exhibit a software bug that will latch the unit in a reset condition.

PCN514038	5/12/2003	582120000

582120000 Vortex systems equipped with more than three panels with LVD require LVD control card part number 514038 and MCA software revision number 04.06.01 or higher. Some systems have been found to have shipped with the original LVD control card part number 486384500 and MCA software revision lower than 04.06.01

PCN Number	Date Issued	Product(s) Effected:	Description:

PCNLLS016437	5/30/2003	A2F50 (A8CAB/BD)

Eliminate rectifier oscillations caused by performance differences in CA324 and LM224 op amps in units shipped between June 01, 2002 and July 05, 2002. 13 units total shipped from St.Thomas, Ontario. Rectifier cards using the LM224 op amp require different values for C32 and C33 capacitors to function within specifications.

PCN2003-2996	6/16/2003	486523001, 486523401, 486523406

Where lug (245366800) on transformer 443201900 was not properly installed on the orange wire.The lug and the insulation of the wire were damaged due to incorrect crimping. In many of the cases the lug was broken in half inside the insulated lug.

LLP PCN035746	7/28/2003	486527801, 486531001

The rectifiers identified in the below mentioned serial number range have experienced higher than normal field returns from improperly cooled Power MOSFET within the rectifier. This condition occurs at high output (greater than 180A) operation.

LLP035761A	8/6/2003	581125000 List RD

A circuit card used the Vortex Power System, spec #581125000, may have a firmware bug that causes intermittent momentary alarms to be generated. Also, this card may have incorrect switch settings resulting in its reporting as a system shunt as opposed to a battery shunt. This card is found only in the List RD, 2000 amp manual/low voltage battery disconnect.

Outside Plant Related
* BS0101	3/28/2001	PTS Cabinets	Possible miswiring in some units can result in potential backfeed to the AC side if a generator is connected.
ANSG023	6/13/2002	MESA Cabinets	Environmental Control Unit (ECU) has a connectorized cable assembly which could potentially short causing the heat exchanger fan(s) to fail
PSB0201	8/19/2002	MESA cabs

Batteries in MESA 98 cabinets (i.e. cabinet design that includes battery drawers) may overheat and get into a thermal runaway condition as a result of damage to the battery heater thermostat. If the thermostat has not failed, the field technician should order a cover, free of charge, from Marconi as a preventive action.

PCN Number	Date Issued	Product(s) Effected:	Description:

PSB0202	9/13/2002	MHP

Marconi Mobile Home Posts (MHP36) are occasionally damaged during end use assembly. A workshop performs assembly of NID’s to the MHP36 for BellSouth, occasionally stripe out a NID mounting hole during the assembly process. Current resolution is to return a damaged MHP36 to Marconi for rework or replacement which incurs additional costs in shipping and in the ability to fulfill BellSouth orders.

BS0301	4/23/2003	MESA Cabinets	Replaced unpainted fan duct w/painted fan duct and add shield to cover exposed metal edges of duct - reroute cables onto a cable ladder -move cable from vertical channel edges and add edge trim -
PSB0302	9/8/2003	MESA Cabinets

CBA #2 wired incorrectly. P301 and P302 plugs reversed. Cables and jacks marked correctly, plugs transposed. Problem with intershelf cables having to be replaced due to connector problems and other defects. - Go out and check field cabs - check continuity on all Litespan cables and VF cable

BS0304	10/10/2003	CAD12ONU

To correct rivets loosening, a recess in the molded cap is being removed. A longer rivet will be used. To use up existing inventory, a flat washer will be used to fill the recess. The temporary use of the washer will be eliminated upon consumption of existing stock.

PSB0303	11/21/2003	FiberSeal12B

The grommet used in the base of the FiberSeal was molded to the incorrect durometer (hardness). During the period of August 8 – September 24, 2003 the supplier of this grommet supplied parts that did not meet specification requirements and was undetected during the manufacturing process.

QW0302002	11/21/2003	Building Entrance	Incoming cable stub 710 splice connector mis-wired from factory
SBC0301	12/15/2003	MESA Cabinets	Add rain gutters to cabinet solar shield in factory and field.

Schedule 5.3

Purchaser Consents; Authority

1.                                       In order for the applicable Purchaser to substitute Marconi Costa Rica, S.A. as the employer of Claudio Muñoz, such Purchaser must register with the Costa Rican social security administration (“Caja Costarricense del Seguro Social”).  Furthermore, the applicable Purchaser must appoint a representative in Costa Rica, register such appointment with the Public Registry of Costa Rica, and complete a form and file it with the Caja Costarricense del Seguro Social.

Schedule 6.2
Preservation of Business

Without limiting the general right of the Sellers to operate the Business in the ordinary course of business and in a manner consistent with past practice, from the date of the Agreement until the Closing Date, the Sellers shall be permitted to engage in the following activities relating to the Business without the prior written consent of the Purchasers:

1.             Continue activities in connection with closure of facilities per previously disclosed rationalization plans, including facilities located in Greenville, Mississippi.

2.             Continue repair work on the east elevator in Plant 1 of the Lorain facility.

3.             Between the date of the Agreement and the Closing Date, the Sellers shall be permitted to continue to implement their restructuring plans (other than with respect to the operation of the Business in Mexico) including laying off employees and incurring restructuring expenses, all as previously discussed with the Purchasers.

4.             MCI shall be permitted to enter into a subcontract agreement with Marconi Communications Limited. (Agreement to be executed in the near future) (MCI and Marconi Communications Limited currently are operating under an oral subcontract arrangement in regards to services provided under the Support Services Agreement, dated January 28, 2004, between Marconi Communications Limited and Jersey Telecom.)

5.             MCI may enter into a supply agreement with Metals USA Carbon Flat Rolled, Inc with similar terms as the current draft of the supply agreement. (The current draft of this supply agreement has been provided to the Purchasers.)

6.             Marconi may enter into severance agreements with the following individuals on terms substantially similar to the severance agreements already entered into with other Marconi employees, which agreements are set forth on Schedule 4.17(a) under the heading “Post-Closing Severance Agreements”:

[***]

7.             MCI may increase the compensation of their employees based on a merit review of such employees.

8.             Liquidate or otherwise cause the contract to be a fully paid up guaranteed annuity contract for all benefits covered by the contract and use plan’s assets to fund the Mass Mutual annuity contract 1063 under the RELTEC Plan.

[*** indicates that text has been deleted which is the subject of a confidential information request.  The text has been filed separately with the SEC.]

9.             Make any changes to the memorandum of understanding among the Pension Benefit Guaranty Corporation, Marconi Corporation plc and Marconi plc as negotiated by Sellers; provided, however, that the Sellers shall not agree to any changes to the memorandum of understanding that would cause any Purchaser to have any obligation under the memorandum of understanding without the consent of the applicable Purchaser.

10.           MCI shall be permitted to negotiate and enter into definitive settlement agreements with respect to the matters described at Items 1, 2, 5, 8 and 11 under the heading “Pending and Threatened Proceedings and Claims against the Sellers” of Schedule 4.11.

11.           MCI shall be permitted to enter into settlement with respect to the preference claims described at Items 9 and 10 under the heading “Pending and Threatened Proceedings and Claims against Sellers” on Schedule 4.11.

12.           MCI shall be permitted to negotiate and enter into definitive supply agreements with Apsco, Inc. consistent with similar Contracts of the Business.

13.           MCI shall be permitted to negotiate and enter into definitive supply agreements with GE Supply consistent with similar Contracts of the Business.

14.           MCI shall be permitted to negotiate and enter into definitive supply agreements with Mid-South Electronics, Inc. consistent with similar Contracts of the Business.

15.           MCI shall be permitted to negotiate and enter into a definitive agreement relating to the provision of services to Verizon East.

16.           Between the date of the Agreement and the Closing, the Sellers shall be permitted to continue to implement its restructuring plans (other than with respect to the operations of the Business in Mexico), including laying off employees and incurring restructuring expenses, all as previously discussed with the Purchasers.

Schedule 6.13

CSC Third Party Agreements

[***]

[*** indicates that text has been deleted which is the subject of a confidential information request.  The text has been filed separately with the SEC.]

Schedule 7.10

Required Consents

1.                                       Office lease agreement, dated December 5, 1996, by and between Duke Realty Limited Partnership and RELTEC Corporation, as amended by that certain First Lease Amendment dated September 10, 1997, by that certain Second Lease Amendment dated February 25, 1998, by that certain Third Lease Amendment dated August 28, 1998 and by that certain Fourth Lease Amendment dated September 20, 2002.

2.                                       Lease, dated April 1, 2003, by and between Inmobiliaria y Constructora Jame, S.A. de C.V and Marconi México.

3.                                       Lease, dated August 1, 2003, by and between Inmobiliaria y Constructora Jame, S.A. de C.V and Marconi México.

4.                                       Lease, dated September 1, 2002, by and between Inmobiliaria Quetzal, S.A. de C.V and Marconi México.

5.                                       Lease, dated November 1, 2002, by and between Mrs. Ma. Daisy Hasbun Cassis and Marconi México.

6.                                       Lease, dated November 1, 2002, by and between Mrs. Sandra Hasbun Hasbun and Marconi México.

7.                                       Lease, dated November 1, 2003, by and between Banco Mercantil del Norte, S.A., Institución de Banca Múltiple, Grupo Financiero Banorte and Marconi México.

Schedule 11.7
Recipients of Retiree Medical Benefits under
Supplement A to the Marconi Total Rewards Program

NAME	EMPL ID
Adams,Mary	22321
Akins,Loretta	00317
Albright,Mary	22318
Alcazar,Berta	00708
Allen,Nell	22317
Allen,Virginia	22319
Alvarez,Eneida E.	00885
Amato,Pasquale	22356
Anderson,Mary Nell	05864
Antosiak,Joe	22325
Aponte-Rodriguez,Myriam	03915
Arizmendi,Jessie	22332
Asimou,Mary	22322
Athineos,Ketty	00274
Atkinson,Alex J.	07356
Babcock,Philip J.	01385
Babich,Margaret	22333
Baker,Leroy S.	00509
Banks,Bobbie Jo	06054
Barnes,Benny K	00158
Barr,Elizabeth A.	04078
Barrientos,Nora	00295
Barton,Barbara J.	05931
Basinski,Ursula	22327
Bazarian,Albert	07600
Beall,Charles	23777
Bearden,John D.	00027
Beckler,Frederic J	06324
Beene,Gerald W.	00334
Bennett,Louis C	00528
Bernal,Domingo B	00369
Berstling,Thomas S	00607
Bettin,David W.	02012
Bey,Elizabeth H.	00768
Blake,Teodozja	22344
Blaz,Josephine	22395
Blumeier,Edna	22345
Blumenberg,James E	03079
Boden,Phyllis	22346
Boerwinkle,John D	00105
Boland,Leroy J	03314
Booker,Alice M	03003
Bornhofer,Edward G.	02040
Bornhofer,Karen M.	02037
Bowers,Tera E.	00673
Boyd,Melba S.	00745
Boyer,Clayton G	00746
Boyter,Takako N.	03596
Brannan,Ulmer P	00444
Bransztet,Julie	22348
Brey,William A.	06035
Brooks,Mary	22408
Burke,Lillian	22349
Burns,Doris	23782
Burtze,Mary	22352
Bustamante,Lydia	00919
Butcher,Jerry L	07980
Buyher,Hilda	22414
Camino,Nicholas A	04006
Canon,Wanda	22355
Capasso,Norma J	04322
Carver,Denis J	00256
Cellozzi,Fran	22357
Chambers,Jack Wayne	04437
Cheek,Dorothy M.	04604
Chen,William I.H.	04207
Cherni,Eileen R	03274
Chernin,Marilyn B.	05384
Chevalier,Donald A	01096
Cornelius,Margaret	22358
Cortes,Ramon	01660
Coursey,Beatrice J	23604
Cox,Charlestine Wellington	05416
Craig,Betty	22343
Crawford,Harold L	07553
Crawford,Hazel	22361
Crawford,James F.	07768
Crews,Joe H.	01812
Damasiewicz,Jean	22363
Dasko,Beverly A.	02030
Dasko,Thomas	22341
Davis,Carolyn L	00902
Davis,Jackie W.	02590
Davoli,Alina	22480
Deal,Prudence G.	05861
Delarosa,Margaret	00402
Demyan,Anna	22367
Dennis,Ronald J	00241
deSnoo,Cornelis H	22347
Dieterich,Marie	22384
Dillon,Belva	22387
Diluciano,Donald J	00770
Dirks,Robert B.	07949
Dobbins,Hattie	03043
Doyle,James A	22389
Doyle,Richard J.	04965

NAME	EMPL ID
Drag,Edward	02246
Drag,Stella	05133
Dugan,Leota	22391
Duncan,Hoyde E.	08855
Durnell,Mary	22394
Dzierzyk,Frances	22396
Edwards,Paul G	00272
Ehasz,Marianne H	02170
Ellis,Keith F.	07228
Elrod,Jewell	04507
Elverman,Charlene K.	02013
Espinoza,Josephine	22397
Estes,Katherine B.	03140
Evangelisti,John L	01294
Everett,Dorothy M	00912
Falbo,Giuseppe	22360
Ferguson,Jack J.	07575
Findish,Carol A	02496
Fischer,Robert J.	02011
Fisher,Thomas M.	07336
Flecha,Diego	22369
Flores,Margaret	22479
Ford Jr,Clyde O	03070
Fore,Martha M	22400
Fresh,Laurel	22477
Fry,Robert E	22373
Fulton,Doris	24294
Gascoigne,Treva	22406
Gawne,Freeda M	00595
Gearhart,James E.	00362
George,Alpha Lea	01880
Glick,Walter	22407
Glinkerman,Glenda	00039
Glowacki,Anne C	22412
Gomez,Mary G.	02344
Gosling,James A	00149
Greenfield,Vivian	22417
Gresko,Mildred	22419
Grob,Mary	22421
Gulett,Hilda M	00143
Gurnack,Dalbert W	00187
Haag,Richard L	00147
Hall,Brenda J.	00056
Hall,Fayetta	03991
Hambel,Viola	05800
Harkacz,Peter	22378
Harp,Loretta F.	04003
Harrison,Minnie L.	04623
Hartenfeld,Anna	22475
Hatheway,Richard	06208
Hayes,Christean H.	02032
Helbig,Gertrude	22423
Hennen,Maryann	03549
Hess,Judith A	00806
Hewlett,Wanda L	01434
Holder,Leila J	01450
Holt,Annie L	03020
Horak,Carl A	00458
Hritsko,Catherine I	22435
Huddleston,Erma	22474
Hughes,James S	06936
Hummel,Kenneth L	00430
Hurd,Evelyn D.	00052
Hurley,Helen	22436
Hyde,Norman A.	01392
Izak,Magdolena	22437
Jarosz,E Jewell	03046
Jasinski,Veronica	22438
Johns,Richard S	00574
Joyce,Barry L.	05004
Jubick,Anna	22445
Kaczay,Nicholas	22513
Kallas,Marjorie R	01003
Kammiller,Neil A	00172
Kazimirow,Zinaida	22448
Keese,Richard E.	00420
Kiser,Corene A	01396
Kiskamp,John C	00122
KisselbachIII,Paul C	07660
Klayum,Milton A.	07029
Klekota,Julia	22450
Koczan,Emilia	22439
Koleno,Gary	00250
Koletsos,Peter K.	07075
Komlosi,Roberta	22451
Koos,Magdolna	22428
Kordsmeier,Herman J.	07661
Korzan,Irene	22452
Koscho,Margaret	22381
Kramer,Carol	02825
Kremzar,Christine	22455
Krol,Bruno	22458
Kucinski,James M.	07275
Kukuloff,Nadine	22463
Kulasevig,Elizabeth J	24037
Lance,Shirley A.	06062
Lee,Harold E	02276
Lemay,Gerald F.	02024
Leschinger,Matthew	07277
Leuthold,Kenneth R	04525
Lewis,Shirley E.	00092
Lewitch,Diane J.	02034
Liebfried,David R	00570
Lilly,Dorothy I	01601
Lloyd,Rosa L	03023
Long,Margaret M.	00192
Lopez,Esperanza	06080
Luethy,Myrna J.	05448
MacArtney,Mathilda	22468
MacKnauer,Lela	22469

NAME	EMPL ID
Mahar,Marylou	02225
Mannarelli,Mario	01428
Marcucci,Anthony G	06323
Marrero,Candida	01683
Martin,Chrystal	24038
Martincak,Thomas A	03528
Martinez,Reinaldo	01028
Maynard,Sheila K.	06069
Maziarz,Sophie	22470
McCollum,JoAnn P	05858
McCollum,Roberta	02677
Mccuen,Joan	02052
McFadden,Thomas F	00174
McGee,Mary F	05819
McIntyre,Barbara C.	04691
McKinney,Cozette	22331
McMahan,Catherine E	05301
McNeal,Dorothy J	03501
Melton,Mary K	05409
Meredith,Darrell	07683
Merlick,Jerry L	01362
Mesko,Robert	01069
Michael,Inez	22335
Miller,Mary A	00485
Miller,Rita D	04592
Miller,Walter M.	07922
Mills,Marie	22338
Minear,Mary L	00910
Mitchell,Teresa	22339
Mohr,Ruthanne	02014
Moore,Mary P	05917
Morgan,Rodger D	00269
Morrison,Patrick E.	04356
Morriss,James W.	03531
Nagy,Cecilia	22425
Nagy,Joseph	01006
Naranjo,Amelia	00201
Nemes,Betty	22351
Nguyen,Cecilia Suong	03631
Nicolau,Rosemarie	24039
Nikora,Lewis R	00524
Nikora,Lois A	02363
Nisenboum,Linda L	01873
Niskey,Delores F	03241
Northam,William C	06328
Norton,Benjamin G	00011
Novak,John	22422
Obst,Howard R.	01516
Odom,Mary	22359
Ohlhausen,Lucille	22516
Olah,Gilbert A	00313
Oleksy,Wladyslaw L	01849
Opalenik,John E	00131
Orlando,Dominick	00144
Osburn,Sally J	00825
Osidach,Anneliese	02221
Page,Robert J	00463
Pappas,Peggy	02672
Paradissis,Kyriakos K	00299
Paradissis,Pantelis P	00160
Parham,Pauline	22362
Parker,Irene	22364
Pavelka,Richard E	06322
Pember,Carolyn	22366
Pence,Alice J.	00371
Pepon,Susan	22368
Pereira,Juan C	23899
Pereira,Oristela M.	00136
Perichak,Rose	22420
Pettit,Linda S.	04733
Phillips,Joan	22370
Phillips,Martha J	01296
Phillips,Rita M.	01575
Pikey,Margaret	22372
Pipala,Richard W.	07339
Pippert,Doris J	04756
Pixley,Mabelle	22374
Plato,Katherine M	03944
Plow,Robert J	00153
Poe,Robert	05928
Potyrala,Kenneth R	00312
Preston,Nell	24545
Prieto,Rick L.	07452
Provenza,Eugene S	00357
Pullin,Ethel	22375
Purcell,James H	06214
Radyk,Birdie	22376
Rak,Lucille	22377
Rash,Homer F	06327
Raymond,Dale A	06326
Reaser,Harold	22441
Reed,Susan	22418
Renfrow,Wally G.	00391
Richards,Lyna E	00976
Riddle,James E.	07492
Rivera,Elba I	02691
Rodriguez,Olga	00179
Roig,George R	00762
Romey,Clara E	00080
Romey,Ronald G	00520
Rook,Charles	22442
Rosemark,Mary Jean	02326
Rosenthal,Bennie E	03072
Rosin,Charlotte	22385
Ross,Geneva	00419
Russell,James	22416
Sakal,Joanne S	00028
Sanders,Patricia	00367
Sapecki,Maria	22386
Savinsky,Carol A	03460

NAME	EMPL ID
Scagliozzo,Philip P	00315
Scagliozzo,Sam	22443
Schneeweis,Terry	02009
Schooley,Norma I	02407
Schooley,Wanda M	00619
Schrank,Ronnie	00012
Scott,Eunice	00807
Scott,Tommy J.	01379
Scrivens,Edward A	00705
Sedlacek,William S.	07037
Sentzel,Stefania	22388
Seskar,Mary Ann	00324
Shaffer,Pauline	22409
Shannon,Martha	02661
Shawver,Jeannene J	00462
Sheffler,Dudley P.	07974
Shultz,Norma	22340
Siemens,Richard E.	07400
Simo,Lois	22399
Sinclair,David C	04374
Sirse,Franziska	22393
Sispera,Anna	22401
Slater,Marlene R	04123
Smith,Douglas A	00286
Smith,Gladys	22403
Smith,Joel C	04236
Smolka,Anne	22405
Solomon,William M	00282
Soltesz,Marta	22390
Sparaino,Mary	22410
Spikes,Henry D.	01264
St Aubin,Joyce E	00142
St Aubin,Vera	22415
Staszak,Mona	22429
Steiner,James E.	01608
Stevens,George W.	07669
Stiglin,Johanna	22430
Stowell,Eunice	22431
Strokin,Tamara	22432
Studnicka,James W.	01728
Sturgeon,Buddy J	00725
Su,My Ngoc	04494
Suffi,Luciano	07401
Sultzbaugh,Inez	22433
Suprun,George	00303
Sutton,Pearlie M	03013
Swann,Clara M	03110
Szabo,Irene	22456
Szanto,Terry D	00443
Szuja,Natalia	22459
Tappan,Eddie	22461
Taylor,Joan	05816
Taylor-Conrad,Helen	22467
Teaman,Margaret B	22471
Thiery,John L	00242
Thomas,Charlotte A	02929
Thornton,Alma	22473
Thurmond,Martha W	04523
Todorov,Agapi	02899
Tokas,Robert J	01029
Tomazic,Susan	22476
Torocsik,Maria	22478
Toth,Albert	22336
Toth,Zelma	22334
Towns,David M.	04165
Traylor,Loretta L	00644
Turbyfill,Jennie R	05822
Ulcar,Josephine	01409
Unger,John J.	07364
Urso,Gilda	22481
Vargo,Flora	22482
Vasu,Deloris	22484
Vest,Billie M.	06065
Vetroczky,Margaret	22485
Vollmer,Sharon A	00024
Vukelich,Anne	22486
Wajand,Jakob	22487
Waldecki,Lucille	22488
Waldecki,Pamela J	02947
Washtak,Donald	22329
Watling,Kathleen F	00230
Webber,Ruth	22489
Wehman,Alan W	00175
Weiner,David A.	06341
Weitzel,Mildred	22490
White,Donald G.	02296
Wicker,Betty L	00610
Wilkerson,Welton F	05918
Williams,Joann	06060
Williams,Louise A	03062
Wilson,Eva Cleo	06056
Wilson,Neta Joyce	06067
Winze,Robert J.	01654
Wlaszyn,Ada	22328
Wood,James R	06184
Woods,Mary	22326
Wright,Betty	22324
Wright,Harold O	00189
Younger,Mary E.	06036
Younglas,Russell D	00065
Zanni,Beatrice	22323
Zgola,Ann V	00518
Zicarelli,Elaine B	06337
Ziga,Eleanor	22491
Zilko,Stephen P	00132

SURVIVING SPOUSES OF EMPLOYEES

NAME	EMPL ID	SPOUSE
Baker,Bettina	22492	Leroy
Bennett,Dorothy A	24007	Louis
Brannan,Edith	22501	Ulmer
Cherni,Ronald	22508	Eileen
Dennis,Carolyn M	24036	Ronald
Dirks,Diane	22500	Robert
Edwards,Marion	22444	Paul
Gurnack,Lottie	22495	Dalbert
Hess,Roy T	24187	Judith
Johns,Janet	23918	Richard
Kammiller,Susan	23818	Neil
Klayum,Esther	22506	Milton
Liebfried,Norma J	24021	David
Mannarelli,Julie	22497	Mario
Martinez,Celestina E	24480	Reinaldo
Miller,Geraldine	24193	Walter
Morrison,Louise D	24535	Patrick
Obst,Maryan C	22511	Howard
Olah,Gladys	22453	Gilbert
Opalenik,Delores	23945	John
Paradissis,Beverly A	24014	Pantelis
Poe,Sandra S	24538	Robert
Rodriguez,Amado	23821	Olga
Scagliozzo,Elaine S	22515	Philip
Schneeweis,Cynthia M	24027	Terry
Scrivens,Carol	23616	Edward
Solomon,Jean R	24482	William
Sturgeon,Sue A	23947	Buddy
Weiner,Eileen K	24056	David
Wilson,Gerald	23798	Eva Cleo
Zilko,Barbara	23971	Stephen

Schedule 11.9
List of Account Balances

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